Exhibit 10.1

EXECUTION VERSION

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

This FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of November 18, 2024 (the “Amendment Effective Date”), among HLEND HOLDINGS E, L.P., a Delaware limited partnership, as the borrower (the “Borrower”), HPS CORPORATE LENDING FUND, a Delaware statutory trust, as the collateral manager (in such capacity, the “Collateral Manager”) and as the equityholder (in such capacity, the “Equityholder”), EACH OF THE LENDERS PARTY HERETO (together with its respective successors and assigns in such capacity, each a “Lender,” collectively, the “Lenders”), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as the administrative agent (together with its successors and assigns in such capacity, the “Administrative Agent”), U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as the collateral agent (together with its successors and assigns in such capacity, the “Collateral Agent”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as the document custodian (together with its successors and assigns in such capacity, the “Document Custodian”).

WHEREAS, the Borrower, the Collateral Manager, the Equityholder, the Lenders, the Administrative Agent, the Collateral Agent and the Document Custodian are party to the Loan and Security Agreement, dated as of March 28, 2024 (as amended, modified, waived, supplemented, restated or replaced from time to time, the “Loan and Security Agreement”); and

WHEREAS, the parties hereto desire to amend the Loan and Security Agreement, in accordance with the provisions thereof and subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.1. Defined Terms. Terms used but not defined herein have the respective meanings given to such terms in the Loan and Security Agreement.

ARTICLE II

Amendments

SECTION 2.1. Amendments to Loan and Security Agreement.

(a) As of the Amendment Effective Date, the Loan and Security Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages attached as Appendix A hereto.

(b) As of the Amendment Effective Date, the Schedules and Exhibits to the Loan and Security Agreement are hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages attached as Appendix B hereto.

ARTICLE III

Representations and Warranties

SECTION 3.1. Each of the Borrower, the Equityholder and the Collateral Manager, respectively, hereby represents and warrants (as to itself) to the Administrative Agent that, as of the Amendment Effective Date, (i) no Default, Event of Default, Change of Control or, solely with respect to the Collateral Manager, no Collateral Manager Termination Event has occurred and is continuing and (ii) the representations and warranties of the Borrower, the Equityholder and the Collateral Manager contained in the Loan and Security Agreement are true and correct in all material respects (or, if qualified by materiality or Material Adverse Effect or any similar term, in any respect) on and as of such day (other than any representation and warranty that is made as of a specific date).

ARTICLE IV

Conditions of Effectiveness

SECTION 4.1. This Amendment shall become effective as of the Amendment Effective Date upon:

(a) the execution and delivery of this Amendment by each party hereto;

(b) the Administrative Agent’s receipt of a legal opinion of Dechert LLP counsel to the Borrower in form and substance reasonably satisfactory to the Administrative Agent covering such matters as the Administrative Agent may reasonably request;

(c) the Administrative Agent shall have received (A) certified copies of the resolutions of the board of managers (or similar items) of the Borrower approving this Amendment and the transactions contemplated hereby, certified by its secretary or assistant secretary or other authorized officer and (B) certificates dated as of a recent date from the Secretary of State of the State of Delaware or other appropriate authority, evidencing the good standing of the Borrower; and

(d) each of the Administrative Agent and the Lenders shall have received all fees due and payable to such Person.

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ARTICLE V

Miscellaneous

SECTION 5.1. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 5.2. Severability Clause. In case any provision in or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality, and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisidiction, shall not in any way be affected or impaired thereby.

SECTION 5.3. Ratification. Except as expressly amended hereby, the Loan and Security Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Amendment shall form a part of the Loan and Security Agreement for all purposes. This Amendment shall not constitute a novation of the Loan and Security Agreement.

SECTION 5.4. Headings. The headings of the Articles and Sections in this Amendment are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

SECTION 5.5. Counterparts and Electronic Signatures. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts (including by facsimile, PDF or electronic mail transmission), each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. This Amendment shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature, (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the UCC, in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature.

SECTION 5.6.  Direction. By executing this Amendment, the Borrower, the Administrative Agent, the Collateral Manager, the Equityholder and the Lenders each hereby consent to and direct the Collateral Agent and Document Custodian to execute and deliver this Amendment. Each of the parties hereto hereby agree that in executing and delivering this Amendment, each of the Collateral Agent and the Document Custodian shall be afforded the same rights, protections, immunities and indemnities afforded to it under the Loan and Security Agreement.

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SECTION 6.7.  Limited Recourse. The provisions of Section 12.11 of the Loan and Security Agreement are incorporated herein mutatis mutandis.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the Amendment Effective Date.

HLEND HOLDINGS E, L.P., as the Borrower

By: HLEND Holdings E GP, LLC, its general partner

By: HPS Corporate Lending Fund, its manager

By:	/s/ Robert Busch
Name: Robert Busch
Title: Chief Financial Officer and Principal Accounting Officer

[Signature Page to Amendment No. 1 to LSA]

HPS CORPORATE LENDING FUND, as the Collateral Manager

By:	/s/ Robert Busch
Name: Robert Busch
Title: Chief Financial Officer and Principal Accounting Officer

[Signature Page to Amendment No. 1 to LSA]

HPS CORPORATE LENDING FUND, as the Equityholder

By:	/s/ Robert Busch
Name: Robert Busch
Title: Chief Financial Officer and Principal Accounting Officer

[Signature Page to Amendment No. 1 to LSA]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Administrative Agent

By:	/s/ R. Beale Pope
Name: R. Beale Pope
Title: Managing Director

[Signature Page to Amendment No. 1 to LSA]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ R. Beale Pope
Name: R. Beale Pope
Title: Managing Director

[Signature Page to Amendment No. 1 to LSA]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely as the Collateral Agent

By:	/s/ Elaine Mah
Name: Elaine Mah
Title: Senior Vice President

[Signature Page to Amendment No. 1 to LSA]

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as the Document Custodian

By:	/s/ Kenneth Brandt
Name: Kenneth Brandt
Title: Vice President

[Signature Page to Amendment No. 1 to LSA]

APPENDIX A

Amendments to Loan and Security Agreement

EXECUTION VERSION

CONFORMED THROUGH FIRST AMENDMENT DATED NOVEMBER 18, 2024

$~~300,000,000~~750,000,000

LOAN AND SECURITY AGREEMENT

by and among

HPS CORPORATE LENDING FUND,

(Collateral Manager)

HLEND HOLDINGS E, L.P.,

(Borrower)

HPS CORPORATE LENDING FUND,

(Equityholder)

EACH OF THE LENDERS FROM TIME TO TIME PARTY HERETO,

(Lenders)

WELLS FARGO BANK, NATIONAL ASSOCIATION,

(Administrative Agent)

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

(Collateral Agent)

and

U.S. BANK NATIONAL ASSOCIATION,

(Document Custodian)

Dated as of March 28, 2024

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	ARTICLE III

	CONDITIONS TO CLOSING AND ADVANCES

Section 3.1	Conditions to Closing.	94
Section 3.2	Conditions Precedent to All Advances and Acquisitions of Loans.	97
Section 3.3	Custodianship; Transfer of Loans and Permitted Investments.	~~95~~99

	ARTICLE IV

	REPRESENTATIONS AND WARRANTIES

Section 4.1	Representations and Warranties of the Borrower.	101
Section 4.2	Representations and Warranties of the Borrower Relating to this Agreement and the Collateral.	111
Section 4.3	Representations and Warranties of the Collateral Manager.	111
Section 4.4	Representations and Warranties of the Collateral Agent.	114
Section 4.5	Representations and Warranties of the Equityholder.	~~110~~115

	ARTICLE V

	GENERAL COVENANTS

Section 5.1	Affirmative Covenants of the Borrower.	116
Section 5.2	Negative Covenants of the Borrower.	122
Section 5.3	Affirmative Covenants of the Collateral Manager.	124
Section 5.4	Negative Covenants of the Collateral Manager.	127
Section 5.5	Affirmative Covenants of the Collateral Agent.	129
Section 5.6	Negative Covenants of the Collateral Agent.	129
Section 5.7	Covenants of the Equityholder and the Seller.	~~125~~130

	ARTICLE VI

	COLLATERAL ADMINISTRATION

Section 6.1	Appointment of the Collateral Manager.	131
Section 6.2	Duties of the Collateral Manager.	131
Section 6.3	Authorization of the Collateral Manager.	137
Section 6.4	Collection of Payments; Accounts.	138
Section 6.5	Realization Upon Defaulted Loans.	139
Section 6.6	Collateral Manager Compensation.	139
Section 6.7	Expense Reimbursement.	139
Section 6.8	Reports; Information.	140
Section 6.9	Annual Statement as to Compliance.	141
Section 6.10	The Collateral Manager Not to Resign.	142
Section 6.11	Collateral Manager Termination Events.	~~137~~142

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EXHIBITS

EXHIBIT A-1	Form of Funding Notice
EXHIBIT A-2	Form of Repayment Notice
EXHIBIT A-3	Form of Reinvestment Notice
EXHIBIT A-4	Form of Borrowing Base Certificate
EXHIBIT A-5	Form of Approval Notice
EXHIBIT B	Form of Officer’s Certificate as to Solvency
EXHIBIT C	Form of Officer’s Closing Certificate
EXHIBIT D	Form of Release of Underlying Instruments
EXHIBIT E	Form of Assignment of Underlying Instruments
EXHIBIT F	Form of Joinder Supplement
EXHIBIT G	Form of Section 2.13 Certificate
EXHIBIT H	RESERVED
EXHIBIT I	Form of Loan Checklist
EXHIBIT J	Form of Document Custodian Report

SCHEDULES

SCHEDULE I	Legal Names
SCHEDULE II	Loan Schedule
SCHEDULE III	Agreed-Upon Procedures
SCHEDULE IV	Closing Date Participation Interests and First Amendment Closing Date Participation Interests

ANNEXES

ANNEX A	Addresses for Notices
ANNEX B	Commitments

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LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (as amended, modified, waived, supplemented, restated or replaced from time to time, this “Agreement”) is made as of March 28, 2024, by and among:

(1) HPS CORPORATE LENDING FUND, a Delaware statutory trust, as Collateral Manager (the “Collateral Manager”);

(2) HLEND HOLDINGS E, L.P., a Delaware limited partnership, as borrower (the “Borrower”);

(3) HPS CORPORATE LENDING FUND, a Delaware statutory trust, as equityholder (the “Equityholder”);

(4) EACH OF THE LENDERS FROM TIME TO TIME PARTY HERETO (together with its respective successors and assigns in such capacity, each a “Lender” and, collectively, the “Lenders”);

(5) WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Wells Fargo”), as the administrative agent hereunder (together with its successors and assigns in such capacity, the “Administrative Agent”);

(6) U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but as the collateral agent (together with its successors and assigns in such capacity, the “Collateral Agent”); and

(7) U.S. BANK NATIONAL ASSOCIATION, a national banking association, not in its individual capacity but as the document custodian (together with its successors and assigns in such capacity, the “Document Custodian”).

RECITALS

WHEREAS, the Borrower has requested that the Lenders extend credit hereunder by providing Commitments and making Advances (each as defined below) from time to time prior to the Reinvestment Period End Date (as defined below) for the general business purposes of the Borrower;

WHEREAS, the Borrower has requested that the Collateral Manager act as the collateral manager of the Borrower and manage the Collateral (as defined below);

WHEREAS, the Borrower and the Lenders have requested that U.S. Bank Trust Company, National Association act as the Collateral Agent and that U.S. Bank National Association act as the Document Custodian hereunder, with all covenants and agreements made by the Borrower herein being for the benefit and security of the Secured Parties, and the Collateral Agent and the Document Custodian accept such appointments and agree to perform the duties and obligations of the Collateral Agent and the Document Custodian, respectively, pursuant to the terms hereof; and

WHEREAS, the Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, based upon the foregoing Recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Certain Defined Terms.

Certain capitalized terms used throughout this Agreement are defined in this Section 1.1. As used in this Agreement and its schedules, exhibits and other attachments, unless the context requires a different meaning, the following terms shall have the following meanings:

“1940 Act”: The United States Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

“Account”: Any of the Canadian Dollar Account, the Collateral Account, the Euro Account, the GBP Account, the Australian Dollar Account, the Collection Account, the Principal Collection Account, the Interest Collection Account, the Unfunded Exposure Account and any sub-accounts thereof deemed appropriate or necessary by the Collateral Agent or Securities Intermediary for convenience in administering such accounts.

“Accreted Interest”: Interest accrued on a Loan that is added to the principal amount of such Loan instead of being paid as it accrues.

“Accrual Period”: With respect to (a) the first Payment Date, the period from and including the Closing Date to and including the Determination Date immediately preceding the first Payment Date, and (b) any subsequent Payment Date, the period from but excluding the Determination Date preceding the previous Payment Date to and including the Determination Date preceding the current Payment Date (or, in the case of the final Accrual Period, to and including the Collection Date).

“Adjusted Borrowing Value”: For any Eligible Loan, on any date of determination, an amount equal to the Assigned Value for such Eligible Loan on such date multiplied by the Outstanding Balance of such Loan; provided that, the parties hereby agree that the Adjusted Borrowing Value of any Loan that is no longer an Eligible Loan shall be zero.

“Administrative Agent”: Wells Fargo, in its capacity as administrative agent, together with its successors and assigns, including any successor appointed pursuant to Section 11.6.

“Administrative Expenses”: All fees, expenses and indemnification payments (other than such amounts specified in Section 2.7(a)(1), (a)(2), (a)(3), (a)(5) and (a)(8)(A), Section 2.7(b)(1), (b)(2), (b)(3), (b)(5) and (b)(8) and Section 2.8(1), (2), (3), (5) and (6)(ii)) due or accrued and payable by the Borrower to any Person pursuant to any provision of any Transaction Document.

“Advance”: The meaning specified in Section 2.1(a).

“Advance Date”: With respect to any Advance, the date on which such Advance is made.

“Advances Outstanding”: On any date of determination, the aggregate principal amount of all Advances outstanding on such day, after giving effect to all repayments of Advances and the making of new Advances on such day; provided that, in each case, other than as explicitly set forth herein, if such Advances and repayments are denominated in an ~~Available~~Alternative Currency ~~other than Dollars~~, Advances Outstanding shall be measured in respect of the equivalent in Dollars of such amounts, determined by the ~~Collateral Manager~~Administrative Agent using the ~~Applicable Exchange Rate~~Spot Rate (as determined as of the most recent Revaluation Date).

“Affected Party”: The Administrative Agent, the Lenders, and each of their respective permitted assigns.

“Affiliate”: With respect to a Person, means any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person, or is a director or officer of such Person; provided that for purposes of determining whether any Loan is an Eligible Loan or any Obligor is an Eligible Obligor, the term Affiliate shall not include any Affiliate relationship which may exist solely as a result of direct or indirect ownership of, or control by, a common Financial Sponsor. For purposes of this definition, “control,” when used with respect to any specified Person means the possession, directly or indirectly, of the power to (x) vote 20.0% (or, solely in the case of clause (c) of the definition of “Eligible Obligor,” 49.0%) or more of the voting securities of such Person or (y) to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agented Loan”: Any Loan which is agented by a Person (other than the Borrower) on behalf of each lender that is at any time party to the related Underlying Instruments.

“Aggregate Borrowing Base”: As of any Measurement Date, an amount equal to the least of:

(a) the sum of (i) the sum of the products, for each Eligible Loan (converted into Dollars using the Applicable Exchange Rate, if applicable) as of such date, of (A) the Applicable Percentage for each such Eligible Loan as of such date and (B) the Adjusted Borrowing Value of each such Eligible Loan as of such date plus (ii) the amount on deposit in the Principal Collection Account and the Principal Collections on deposit in the Canadian Dollar Account, the Euro Account, the GBP Account and the Australian Dollar Account (converted into Dollars using the Applicable Exchange Rate, if applicable) as of such date minus (iii) the Unfunded Exposure Required Amount (converted into Dollars using the Applicable Exchange Rate, if applicable) plus (iv) the amount on deposit in the Unfunded Exposure Account and the amounts designated as Unfunded Exposure Collections in the Canadian Dollar Account, the Euro Account, the GBP Account and the Australian Dollar Account (converted into Dollars using the Applicable Exchange Rate, if applicable);

(b) (i) the aggregate Adjusted Borrowing Value of all Eligible Loans (converted into Dollars using the Applicable Exchange Rate, if applicable) as of such date minus (ii) the Minimum Equity Amount plus (iii) the amount on deposit in the Principal Collection Account and the Principal Collections on deposit in the Canadian Dollar Account, the Euro Account, the GBP Account and the Australian Dollar Account (converted into Dollars using the Applicable Exchange Rate, if applicable) as of such date minus (iv) the Unfunded Exposure Required Amount (converted into Dollars using the Applicable Exchange Rate, if applicable) plus (v) the amount on deposit in the Unfunded Exposure Account and the amounts designated as Unfunded Exposure Collections in the Canadian Dollar Account, the Euro Account, the GBP Account and the Australian Dollar Account (converted into Dollars using the Applicable Exchange Rate, if applicable); and

(c) (i) the Facility Amount minus (ii) the greater of (x) zero and (y) the Unfunded Exposure Amount (converted into Dollars using the Applicable Exchange Rate, if applicable) minus the amount on deposit in the Unfunded Exposure Account and the amounts designated as Unfunded Exposure Collections in the Canadian Dollar Account, the Euro Account, the GBP Account and the Australian Dollar Account (converted into Dollars using the Applicable Exchange Rate, if applicable).

“Agreement”: The meaning specified in the Preamble.

“Alternative Currency”: Each Available Currency other than Dollars.

“Alternative Currency Equivalent”: Subject to Section 2.5, for any amount, at the time of determination thereof, with respect to any amount expressed in Dollars, the equivalent of such amount thereof in the applicable Alternative Currency as determined by the Administrative Agent in its sole discretion by reference to the most recent Spot Rate (as determined as of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

“Anti-Corruption Laws”: (a) The U.S. Foreign Corrupt Practices Act of 1977, as amended; (b) the U.K. Bribery Act 2010, as amended; and (c) any other anti-bribery or anti-corruption laws, regulations or ordinances in any jurisdiction in which the Borrower, the Collateral Manager, the Seller, the Equityholder or any of their respective Subsidiaries or Related Parties is located or doing business.

“Anti-Money Laundering Laws”: Applicable laws or regulations in any jurisdiction in which the Borrower, the Collateral Manager, the Seller, the Equityholder or any of

their respective Subsidiaries or Related Parties are located or doing business that relates to money laundering or terrorism financing, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.

“Applicable Exchange Rate”: With respect to any ~~Available~~Alternative Currency ~~(other than Dollars)~~ on any date of determination (x) for an actual currency exchange completed by the Collateral Agent upon the written direction of the Collateral Manager, the applicable ~~currency-Dollar~~currency-Dollar spot rate obtained by the Borrower (or the Collateral Manager on its behalf) ~~on~~at the time of such ~~date~~exchange through customary banking channels or (y) ~~if the Borrower (or the Collateral Manager on its behalf) fails to obtain a spot rate pursuant to clause (x)~~for all other purposes, the applicable currency~~-~~ Dollar spot rate provided ~~(either by publication or otherwise provided or made available to the Administrative Agent)~~ on the Thomson Reuters screen for such currency (i) if such date is a Determination Date, at the end of such day or (ii) otherwise, at the end of the immediately preceding Business Day.

“Applicable Law”: For any Person or property of such Person, all existing and future laws, rules, regulations (including temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority which are applicable to such Person or property (including, without limitation, predatory lending laws, usury laws, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Federal Truth in Lending Act, and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System), and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

“Applicable Percentage”: (a) In the case of a Broadly Syndicated Loan, 72.5%, (b) in the case of a First Lien Middle Market Loan, 70.0%, (c) in the case of a Recurring Revenue Loan or a Bond, 55.0%, (d) in the case of a First Lien Last Out Loan, 45.0% and (e) in the case of a Second Lien Loan, 35.0%.

“Applicable Prime Rate”: With respect to any Loan, the prime or base rate applicable to such Loan pursuant to the Underlying Instruments for such Loan.

“Applicable Reference Rate”: (a) With respect to ~~any~~ Advances denominated in Dollars, Daily Simple SOFR, (b) with respect to any Advances denominated in Canadian Dollars, ~~Daily Simple~~Term CORRA for the applicable Interest Period, (c) with respect to any Advances denominated in GBP, Daily Simple SONIA~~,~~ or (d) with respect to any Advances denominated in Euros~~, EURIBOR or (e) with respect to any Advances denominated in~~ and Australian Dollars, the ~~Bank Bill~~applicable Eurocurrency Rate for the applicable Interest Period.

“Applicable Spread”: As defined in the Fee Letter.

“Approval Notice”: An approval notice substantially in the form of Exhibit A-5 hereto.

“Approval Rate”: (a) If less than ten (10) Eligible Loans (or Loans that would have been Eligible Loans but for the lack of an Approval Notice) have been submitted to the

Administrative Agent, the Approval Rate shall be deemed to be 100.0% or (b) otherwise, with respect to the most recent ten (10) Eligible Loans (or Loans that would have been Eligible Loans but for the lack of an Approval Notice) submitted by the Borrower for approval by the Administrative Agent, (i) the number of such Loans approved by the Administrative Agent with an Assigned Value (as of the date of inclusion) of 85.0% or greater divided by (ii) ten (10).

“Approved Jurisdictions”: Australia, Austria, Belgium, Bermuda, Canada, Cayman Islands, Channel Islands, Denmark, Finland, France, Germany, Republic of Ireland, Isle of Man, Jersey, Luxembourg, the Netherlands, Norway, Sweden, Switzerland, the United Kingdom and the United States and any other country added with the prior written consent of the Administrative Agent in its sole discretion.

“Approved Prospective Lender”: Any Person to whom an assignment can be made in accordance with Section 12.16 that (a) does not require the Borrower’s consent in accordance with Section 12.16 or (b) has received the consent of the Borrower in accordance with Section 12.16.

“Approved Subsidiary”: A Subsidiary of the Borrower that is (a) a tax blocker Subsidiary that has jointly and severally Guaranteed the Obligations hereunder, (b) any entity owned by a tax blocker Subsidiary described in the immediately preceding clause (a) and (c) any Person whose Equity Securities were acquired by the Borrower or the Equityholder in a workout or restructuring of a Loan.

“Approved Valuation Firm”: (a) Any of Duff & Phelps Corp., FTI Consulting, Inc., Lincoln International LLC and Valuation Research Corp. and (b) any other nationally recognized accounting firm or valuation firm approved by the Administrative Agent in its sole discretion.

“Assigned Value”: With respect to each Loan, as of any date of determination, the lower of (i) the Purchase Price of such Loan and (ii) the value of such Loan (expressed as a percentage of par) as determined by the Administrative Agent in its sole discretion as of the date upon which such Loan is acquired by the Borrower, in each case as indicated in the Approval Notice for the relevant Loan (the “Initial Assigned Value”), subject to the following terms:

(a) If an Assigned Value Adjustment Event with respect to such Loan occurs, the “Assigned Value” may be amended at any time thereafter by the Administrative Agent, in its sole discretion (but subject to the following clauses).

(b) If (i) the Net Senior Leverage Ratio or the Cash Interest Coverage Ratio, as the case may be, of any Loan for which the Assigned Value has been decreased due to an Assigned Value Adjustment Event improves to a level that is equal to or better than the level that existed as of the date on which such Loan was acquired by the Borrower or as of the date of the applicable Assigned Value Adjustment Event, (ii) the Net Senior Leverage Ratio of any Loan decreases to a level that is at least 1.00x lower than the level that existed as of the date on which such Loan was acquired by the Borrower or (iii) in the case of any Loan for which the Assigned Value has been decreased solely due to an Assigned Value Adjustment Event of the type described in clause (d) of the definition thereof, the Obligor under such Loan cures the delivery requirements thereunder, then the Borrower may present such Loan to the Administrative Agent and request in writing that the Administrative Agent reevaluate the Assigned Value of such Loan.

(c) Solely with respect to the occurrence of an Assigned Value Adjustment Event of the type described in clause (f) of the definition thereof, immediately after giving effect to any such reevaluation, the Assigned Value shall not be lower than the lower of (x) the original Assigned Value and (y) such value that would result in the Facility Attachment Ratio for such Loan (based upon such Loan’s Net Senior Leverage Ratio) being lower than the “Minimum Facility Attachment Ratio” specified therefore in accordance with the grid below; provided that, for the avoidance of doubt, the below grids shall not be applicable to Recurring Revenue Loans:

Broadly Syndicated Loans, First Lien Middle Market Loans and Bonds

Net Senior Leverage Ratio	Minimum Facility Attachment Ratio
Less than 4.25x	2.90x

Greater than or equal to 4.25x and less than 5.00x	2.80x

Greater than or equal to 5.00x and less than 6.00x	2.70x

Greater than or equal to 6.00x and less than 7.00x	2.60x

Greater than or equal to 7.00x and less than 8.00x	2.40x

Greater than or equal to 8.00x	0.00x

First Lien Last Out Loans

Net Senior Leverage Ratio	Minimum Facility Attachment Ratio
Less than 5.00x	Facility Attachment Ratio as of the date of acquisition of such Loan

Greater than or equal to 5.00x and less than 6.00x	Facility Attachment Ratio as of the date of acquisition of such Loan less 0.25x

Greater than or equal to 6.00x and less than 7.00x	Facility Attachment Ratio as of the date of acquisition of such Loan less 0.50x

Greater than or equal to 7.00x	0.00x

Second Lien Loans

Net Total Leverage Ratio	Minimum Facility Attachment Ratio
Less than 5.00x	Facility Attachment Ratio as of the date of acquisition of such Loan

Greater than or equal to 5.00x and less than 6.00x	Facility Attachment Ratio as of the date of acquisition of such Loan less 0.25x

Greater than or equal to 6.00x and less than 7.00x	Facility Attachment Ratio as of the date of acquisition of such Loan less 0.50x

Greater than or equal to 7.00x	0.00x

Designated Loans

Net Total Leverage Ratio	Minimum Facility Attachment Ratio
Less than 6.00x	The lesser of (x) the Facility Attachment Ratio as of the date of acquisition of such Loan and (y) 2.00x

Greater than or equal to 6.00x	0.00x

(d) Following the occurrence of an Assigned Value Adjustment Event, if such Loan is a Broadly Syndicated Loan (subject to satisfaction of the criteria set forth in the definition thereof at the time of such revaluation solely for this clause (d)), the Assigned Value shall be the lower of its Purchase Price and the value determined in accordance with the following (or, if higher, the value determined by the Administrative Agent in its sole discretion):

(i) the value (expressed as a percentage of par) assigned to such Loan through bid-side quotes determined by any two (2) of LoanX Mark It Partners, Loan Pricing Corporation or another nationally recognized pricing service or broker-dealer selected by the Collateral Manager;

(ii) if the Administrative Agent, in its reasonable discretion, determines that the value assigned pursuant to the foregoing clause (i) (excluding any such value that is based on a quote depth of not less than two (2) bids) is not current, accurate or available, or does not represent a bona fide trading level, the value for such Loan (expressed as a percentage of par) shall be the average of the bid-side quotes determined by three (3) independent broker-dealers active in the trading of such loan or, if only two (2) such bid-side quotes can be obtained, the average of the bid-side quotes of such two (2) bids or, if only one (1) such bid-side quote can be obtained, such bid-side quote;

(iii) if no price can be arrived at by the means described above in clauses (i) and (ii), the value for such Loan (expressed as a percentage of par) shall be the price provided by the Borrower in a bona fide bid in writing (via standard emails sent by broker-dealers engaged in trading such loans) from a dealer; and

(iv) if no price can be arrived at by the means described above in clauses (i), (ii) and (iii), the Assigned Value shall be determined by the Administrative Agent in its sole discretion.

(e) On any Business Day, the Borrower may request that the Administrative Agent reevaluate the Assigned Value of any Loan, which the Administrative Agent may do in its sole discretion.

(f) At the time of approval of each Loan, the Administrative Agent in its sole discretion shall designate any applicable Loan as a “Designated Loan” for purposes of determining the Assigned Value of such Loan in reference to the Minimum Facility Attachment Ratios set forth in this definition of “Assigned Value”.

(g) Following any reduction to the Assigned Value of a Loan pursuant to clause (d) (to the extent failure to deliver the applicable “loan level” financial reporting package has not continued for more than forty five (45) days beyond the permitted reporting time period pursuant to the requirements of the underlying Eligible Loan documentation) or clauses (e) through (g) of the definition of “Assigned Value Adjustment Event” (other than any such Assigned Value Adjustment Event resulting from a Material Modification pursuant to clause (a) of the definition thereof), if the Borrower disagrees with the Administrative Agent’s determination of the Assigned Value of such Loan, the Borrower may (at its expense) retain an Approved Valuation Firm during the applicable Assigned Value Challenge Cap Notice Period to value such Loan, and if the value determined by such Approved Valuation Firm is greater than the Administrative Agent’s determination of the Assigned Value, such Approved Valuation Firm’s valuation shall become the Assigned Value of such Loan; provided that (i) the Assigned Value of such Loan shall be the value assigned by the Administrative Agent until such Approved Valuation Firm has determined its value; provided that, while any Assigned Value Challenge Cap Notice Period is continuing, no Event of Default shall be deemed to occur as a result of any such adjustment to Assigned Value; (ii) the Borrower shall promptly notify the Administrative Agent that it has retained an Approved Valuation Firm to value such Loan, and such Approved Valuation Firm shall provide its value determination within fifteen (15) Business Days after the end of the applicable Assigned Value Challenge Cap Notice Period; (iii) in no event may the Assigned Value of any Loan determined by an Approved Valuation Firm exceed the applicable Assigned Value Challenge Cap; and (iv) the Borrower may only challenge such determination of its Assigned Value if, after giving effect to such challenge (without duplication in the event any Loan is subject to more than one dispute in any calendar quarter), the aggregate Outstanding Balance of Eligible Loans subject to such a challenge does not exceed 50.0% of the aggregate Outstanding Balance of Eligible Loans subject to Assigned Value Adjustment Events pursuant to clauses (d) through (g) of the definition of “Assigned Value Adjustment Event” (other than any such Assigned Value Adjustment Event resulting from a Material Modification pursuant to clause (a) of the definition thereof) in the calendar quarter in which such challenge occurs (it being understood and agreed that all such calculations shall be based on the higher of the Outstanding Balances of the applicable Eligible Loans as of the first day of such quarter and the applicable calculation date).

(h) At any time, the Borrower may request a revaluation of any Eligible Loan with an Assigned Value less than 100% (whether or not an Assigned Value Adjustment Event has occurred and is continuing with respect to such Eligible Loan) and the Administrative Agent may adjust the applicable Assigned Value to the lesser of (i) its discretionary Assigned Value (not to be less than the existing Assigned Value) and (ii) 100%; provided that, any such increase in the applicable Assigned Value may be conditioned on a reset of the Cash Interest Coverage Ratio and/or the Net Senior Leverage Ratio as of such date for the related Eligible Loan.

(i) For the avoidance of doubt, nothing shall prohibit the Administrative Agent from reducing the Assigned Value in accordance with the foregoing clauses of this definition on Loans previously subject to Assigned Value challenges in subsequent periods for loans subject to ongoing Assigned Value Adjustment Events or any new Assigned Value Adjustment Events; provided that any such adjustment shall be subject to the dispute rights set forth in the foregoing clauses of this definition.

“Assigned Value Adjustment Event”: With respect to any Eligible Loan, each occurrence of any one or more of the following events after the related Funding Date:

(a) an Obligor payment default in the payment of principal or interest under such Loan (after giving effect to any applicable grace or cure periods, but in any case not to exceed five (5) Business Days);

(b) the occurrence of an Insolvency Event with respect to the related Obligor;

(c) (x) the Collateral Manager determines in accordance with the Collateral Manager Standard that such Eligible Loan is on non-accrual status or not collectable or (y) any or all of the principal amount due under such Eligible Loan is reduced or forgiven;

(d) the failure to deliver a “loan level” financial reporting package no later than sixty (60) days after the end of each applicable quarter (other than the last quarter of any fiscal year) or one hundred and fifty (150) days after the end of each fiscal year; except that, if the Underlying Instruments provide for a longer period for providing such financial reporting package after the end of any quarter or fiscal year, and such longer period is communicated to and approved by the Administrative Agent in its sole discretion prior to the acquisition of such loan by either Borrower, the number of days indicated in this clause (d) shall continue until the end of such longer period; provided further that, with respect to any annual reporting package, such longer period shall not exceed one hundred eighty (180) days after the end of any such fiscal year;

(e) other than with respect to any Recurring Revenue Loan, the Cash Interest Coverage Ratio for any Relevant Test Period of the related Obligor with respect to such Loan is both (i) less than 1.50x and (ii) 85.0% or less of the Original Cash Interest Coverage Ratio (or, if applicable, the Cash Interest Coverage Ratio as of the related Recurring Revenue Reclassification Date); provided that in connection with any Revenue Recognition Implementation or any Operating Lease Implementation, the Administrative Agent (with the consent of the Collateral Manager, which consent shall not be unreasonably withheld, delayed or conditioned) may retroactively adjust the Cash Interest Coverage Ratio for any Loan as determined on the date such Loan was acquired by the Borrower;

(f) other than with respect to any Recurring Revenue Loan, the Net Senior Leverage Ratio (or, with respect to any Second Lien Loan or Designated Loan, the Net Total Leverage Ratio) for any Relevant Test Period of the related Obligor with respect to such Loan is both (i) greater than 3.50x and (ii) greater than 1.00x higher than such ratio as calculated on the date such Loan was acquired by the Borrower (or, if applicable, the Net Senior Leverage Ratio or Net Total Leverage Ratio as of the related Recurring Revenue Reclassification Date); provided that in connection with any Revenue Recognition Implementation or any Operating Lease Implementation, the Administrative Agent (with the consent of the Collateral Manager, which consent shall not be unreasonably withheld, delayed or conditioned) may retroactively adjust the Net Senior Leverage Ratio for any Loan as determined on the date such Loan was acquired by the Borrower;

(g) the occurrence of a Material Modification with respect to such Loan that is not approved in writing by the Administrative Agent in its sole discretion;

(h) solely with respect to Recurring Revenue Loans, the Recurring Revenue Loan Gross Leverage Ratio with respect to such Eligible Loan increases by greater than 10.0% from such ratio at the time the asset was first acquired by the Borrower;

(i) solely with respect to Recurring Revenue Loans, either (i) the recurring revenue covenants for such Eligible Loan fail to be replaced with traditional cash flow leverage lending covenants by the Recurring Revenue Loan Covenant Flip Scheduled Date or (ii) the Recurring Revenue Loan Covenant Flip Scheduled Date is extended; or

(j) solely with respect to Recurring Revenue Loans, such Eligible Loan fails to maintain a liquidity amount (x) of at least 1.20x greater than the applicable “liquidity covenant” (or such comparable definition) in the applicable Underlying Instruments or (y) if such “liquidity covenant” (or such comparable definition) is not available in the applicable Underlying Instruments, determined by the Administrative Agent on the applicable Approval Notice for such Eligible Loan.

For the avoidance of doubt, an Eligible Loan shall not cease to be an Eligible Loan solely as a result of a change in Assigned Value pursuant to an Assigned Value Adjustment Event, but shall remain an Eligible Loan at the new Assigned Value.

“Assigned Value Challenge Cap”: With respect to any Loan subject to an Assigned Value Adjustment Event, the Assigned Value that existed immediately prior to the start of the related Assigned Value Challenge Cap Notice Period.

“Assigned Value Challenge Cap Notice Period”: With respect to any Loan, the period commencing on the date that the Administrative Agent provides notice to the Borrower and the Collateral Manager of a reduction in the Assigned Value of such Loan as a result of an Assigned Value Adjustment Event pursuant to clause (d), (e), (f) or (g) (other than a Material Modification under clause (a) of the definition of “Material Modification”) of the definition thereof and ending on the thirtieth (30th) day following delivery of such Assigned Value Notice.

“Assigned Value Notice”: A notice (which may be sent by e-mail) which shall be delivered by the Administrative Agent to the Borrower, the Lenders, the Collateral Manager and the Collateral Agent following any re-determination of an Assigned Value under this Agreement, specifying the value of a Loan determined in accordance with terms of the definition of “Assigned Value” in this Section 1.1.

“Australian Dollar Account”: Collectively, each Securities Account and any sub-accounts created and maintained on the books and records of the Securities Intermediary for the deposit of Australian Dollars in the name of the Borrower and subject to the Lien of the Collateral Agent for the benefit of the Secured Parties.

“Australian Dollar Borrowing Base”: As of any Measurement Date, an amount equal to the aggregate sum of (i) the sum, for each Eligible Loan denominated in Australian Dollars as of such date, of the Adjusted Borrowing Value of each such Eligible Loan as of such date plus (ii) the amount of Australian Dollars that are Principal Collections on deposit in the Australian Dollar Account as of such date minus (iii) the Unfunded Exposure Required Amount with respect to Eligible Loans denominated in Australian Dollars plus (iv) the amount of Australian Dollars that are Unfunded Exposure Collections on deposit in the Australian Dollar Account.

“Australian Dollars” or “AUD”: The lawful ~~money~~currency of Australia.

“Available Currency”: Dollars, Australian Dollars, Canadian Dollars, Euros and GBP.

“Available Funds”: With respect to any Payment Date, all amounts on deposit in the Collection Account (including, without limitation, any Collections) as of the last day of the related Accrual Period, other than (a) Excluded Amounts and (b) to the extent such amounts are not required to pay amounts specified in Sections 2.7(a)(1) through (6) (or their equivalent Sections in 2.7(b) and 2.8), amounts designated for the purchase of Eligible Loans pursuant to Section 2.14 for which the settlement date has not occurred.

~~“Bank Bill Rate”: For any day (a “BBSY Rate Day”), a rate per annum equal to the greater of (a) BBSY for the day (such day, a “BBSY Determination Day”) that is five (5) Business Days prior to (i) if such BBSY Rate Day is a Business Day, such BBSY Rate Day or (ii) if such BBSY Rate Day is not a Business Day, the Business Day immediately preceding such BBSY Rate Date, in each case, as such BBSY is published on the applicable Thomson Reuters screen page (or such other commercially available source providing such quotations as may be designated by Administrative Agent from time to time), and (b) the Floor. If by 5:00 p.m. (Melbourne time) on the second (2nd) Business Day immediately following any BBSY Determination Day, BBSY in respect of such BBSY Determination Day has not been published on the applicable Thomson Reuters screen page (or such other commercially available source providing such quotations as may be designated by Administrative Agent from time to time) and a Benchmark Replacement Date with respect to the Bank Bill Rate has not occurred, then BBSY for such BBSY Determination Day will be BBSY as published in respect of the first preceding Business Day for which such BBSY was published on the applicable Thomson Reuters screen page (or such other commercially available source providing such quotations as may be designated by Administrative Agent from time to time); provided that any BBSY determined pursuant to this sentence shall be utilized for purposes of calculation of the Bank Bill Rate for no more than three (3) consecutive BBSY Rate Days; provided that in no event shall the Bank Bill Rate determined pursuant to this sentence be less than the Floor. Any change in the Bank Bill Rate due to a change in BBSY shall be effective from and including the effective date of such change in BBSY without notice to the Borrower.~~

“Available Tenor”: As of any date of determination and with respect to any then-current Benchmark for any Available Currency, as applicable, if such Benchmark is a term rate,

any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.19(d).

“Bankruptcy Code”: The United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended from time to time.

“Base Rate”: For any day, the rate per annum (rounded upward, if necessary, to the next 1/100 of 1%) equal to the greatest of (a) the Floor, (b) the Federal Funds Rate in effect on such day plus 1⁄2 of 1% and (c) the Prime Rate in effect on such day.

~~“BBSY”: A rate equal to the Bank Bill Swap Reference Bid Rate as published on the applicable Thomson Reuters screen page (or such other commercially available source providing such quotations as may be designated by Administrative Agent from time to time) for a period of three (3) months.~~

~~“BBSY Determination Day”: The meaning specified in the definition of “Bank Bill Rate.”~~

~~“BBSY Rate Day”: The meaning specified in the definition of “Bank Bill Rate.”~~

“Benchmark”: Initially, with respect to an Available Currency, the Applicable Reference Rate; provided that if a Benchmark Transition Event with respect to such Applicable Reference Rate has occurred, then “Benchmark” means, with respect to the Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, such Available Currency, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to ~~such~~ Section 2.19.

“Benchmark Replacement”: With respect to any Benchmark Transition Event for any then-current Benchmark applicable to an Available Currency, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for such Benchmark, giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such Benchmark for syndicated credit facilities denominated in the applicable Available Currency at such time and (b) the related Benchmark Replacement Adjustment, if any; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for purposes of this Agreement and the other Transaction Documents.

“Benchmark Replacement Adjustment”: With respect to any replacement of any then-current Benchmark applicable to an Available Currency with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Available Currency at such time.

“Benchmark Replacement Date”: The earlier to occur of the following events with respect to the then-current Benchmark for any Available Currency:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been ~~determined and announced by or on behalf of the administrator~~or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) ~~or~~have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if ~~any other tenor~~such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, if such Benchmark is a term rate, the “Benchmark Replacement Date” will be deemed to have occurred with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event”: With respect to the then-current Benchmark for any Available Currency, the occurrence of one or more of the following events with respect to such Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide ~~any~~such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, the central bank for the Available Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by ~~or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or~~ the regulatory supervisor for the administrator of such Benchmark (or ~~such~~the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) ~~is~~or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, if such Benchmark is a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date”: Following the occurrence of a Benchmark Transition Event with respect to any then-current Benchmark for any Available Currency, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period”: With respect to any then-current Benchmark for any Available Currency, the period (if any) (x) beginning at the time that a Benchmark Replacement Date with respect to such Benchmark has occurred if, at such time, no Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 2.19(a) and (y) ending at the time that a Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 2.19(a).

“Beneficial Ownership Certification”: A certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.

“Beneficial Ownership Regulation”: 31 C.F.R. § 1010.230.

“BHC Act Affiliate”: The meaning assigned to the term “affiliate” in, and interpreted in accordance with, 12 U.S.C. § 1841(k).

“Bond”: A debt security (that is not a loan) that (i) cannot be by its terms be subordinated with respect to payments, (ii) is secured by a valid first priority perfected security interest on specified collateral, subject to any Liens permitted under the related Underlying Instruments for such debt security that are reasonable and customary for similar loans, including Liens securing obligations under working capital facilities and (iii) the value of the collateral securing the debt security on or about the time of purchase together with other attributes of the obligor (including, without limitation, its general financial condition, ability to generate cash flow available for debt service and other demands for that cash flow) is adequate (as determined by the Collateral Manager in good faith) to repay the debt security in accordance with its terms and to repay all other debt obligations of equal seniority secured by a first lien or security interest in the same collateral.

“Borrower”: The meaning specified in the Preamble.

“Borrower’s Notice”: Any (a) Funding Notice, (b) Reinvestment Notice or (c) Repayment Notice.

“Borrowing Base Certificate”: A certificate setting forth the calculation of each Borrowing Base as of each Measurement Date (other than, unless the Administrative Agent has requested the same, a Measurement Date specified in clause (iii), (iv) or (vi) of the definition thereof), in the form of Exhibit A-4, prepared by the Collateral Manager.

“Borrowing Base Deficiency”: A condition occurring on any Measurement Date on which the Advances Outstanding exceed the Aggregate Borrowing Base.

“Borrowing Base Deficiency (Currency)”: With respect to the Borrowing Base denominated in any Available Currency, a condition occurring on any Measurement Date on which, (a) as to the Canadian Dollar Borrowing Base, the Advances Outstanding in Canadian Dollars exceed the Canadian Dollar Borrowing Base, (b) as to the Dollar Borrowing Base, the Advances Outstanding in Dollars exceed the Dollar Borrowing Base, (c) as to the Euro Borrowing Base, the Advances Outstanding in Euros exceed the Euro Borrowing Base, (d) as to the GBP Borrowing Base, the Advances Outstanding in GBP exceed the GBP Borrowing Base or (e) as to the Australian Dollar Borrowing Base, the Advances Outstanding in Australian Dollars exceed the Australian Dollar Borrowing Base; provided that, on any Measurement Date other than a Payment Date, no Borrowing Base Deficiency (Currency) shall exist under any of the preceding clauses (a), (b), (c), (d) or (e) unless, in each case, the applicable Borrowing Base is exceeded by at least 2.5%.

“Borrowing Bases”: Collectively, the Aggregate Borrowing Base, the Canadian Dollar Borrowing Base, the Dollar Borrowing Base, the Euro Borrowing Base, the GBP Borrowing Base and the Australian Dollar Borrowing Base.

“Breakage Costs”: With respect to any Lender, any amount or amounts as shall compensate such Lender for any loss, cost or expense incurred by such Lender (as determined by the applicable Lender in such Lender’s sole discretion) as a result of a prepayment by ~~any~~the Borrower of Advances Outstanding or Interest. All Breakage Costs shall be due and payable hereunder on each Payment Date in accordance with Section 2.7 and Section 2.8. The determination by the applicable Lender of the amount of any such loss, cost or expense shall be delivered by the Administrative Agent to the Borrower pursuant to a written notice setting forth in reasonable detail the basis for and the computations of such loss, cost or expense, shall be in form satisfactory to the Administrative Agent and shall be conclusive absent manifest error. For the avoidance of doubt, no Breakage Costs shall be due ~~at any time that the Benchmark is~~in connection with a prepayment by the Borrower of any Daily Simple ~~SOFR~~RFR Advance.

“Broadly Syndicated Loan”: A Loan that (i) as of its date of acquisition by the Borrower, has an original Tranche Size of at least $350,000,000 and has EBITDA for the twelve calendar months preceding its date of acquisition by the Borrower of at least $75,000,000 (after giving pro forma effect to any acquisition in connection therewith), (ii) is not (and cannot by its terms become) subordinate in right of payment to any obligation of the related Obligor (excluding any Liens permitted under the related Underlying Instruments that are reasonable and customary for similar loans, and Liens accorded priority by law in favor of the United States or any state or agency thereof) in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings (other than any Liens permitted under the related Underlying Instruments that are reasonable and customary for similar loans, including Liens securing obligations under working capital facilities), (iii) is secured by a pledge of collateral, which security interest is validly perfected and first priority under Applicable Law (or, if agreed to by the Administrative Agent in its sole discretion, second priority under Applicable Law) (but subject to (x) any Liens permitted under the related Underlying Instruments that are reasonable and customary for similar loans, including Liens securing obligations under working capital facilities and (y) Liens accorded priority by law in favor of the United States or any state or agency thereof), (iv) as of its date of acquisition by the Borrower is rated (or has an Obligor that is rated) at least “B-” by S&P or “B3” by Moody’s and (v) with respect to which the Collateral Manager determines in good faith that the value of the collateral or the enterprise value securing the Loan on or about the time of origination equals or exceeds the outstanding principal balance of the Loan plus the aggregate outstanding balances of all other loans of equal or higher seniority secured by the same collateral.

“Business Day”: Any day (other than a Saturday or a Sunday) on which banks are not required or authorized to be closed in New York, New York; Florence, South Carolina; Houston, Texas; or the United States location of the Securities Intermediary’s, the Document Custodian’s or the Collateral Agent’s Corporate Trust Office; provided that, if any determination of a Business Day shall relate to an Advance bearing interest at (w) Daily Simple SOFR, the term “Business Day” shall also exclude any day that is not a U.S. Government Securities Business Day, (x) Term CORRA, the term “Business Day” shall also exclude any day ~~on which banks are not open for dealings in Canadian Dollar deposits in Canada~~that is not a CORRA Business Day, (~~x~~y)

Daily Simple SONIA, the term “Business Day” shall also exclude any ~~date on which banks are not open for dealings in GBP deposits in the London interbank market, (y) EURIBOR, the term “Business Day” shall also exclude any date on which banks are not open for dealings in Euro deposits in the euro interbank market and (z) Bank Bill~~day that is not a SONIA Business Day and (z) a Eurocurrency Rate, the term “Business Day” shall also exclude any ~~date on which the banks are not open for dealings in Australian Dollar deposits in the Australian interbank market~~day that is not a Eurocurrency Business Day. For avoidance of doubt, if the offices of the Collateral Agent are authorized by applicable law, regulation or executive order to close on any day but such offices remain open on such day, such day shall not be a “Business Day.”

“CanDeal”: The meaning specified in the definition of “Term CORRA Administrator”.

“Canadian Dollar Account”: Collectively, each Securities Account and any sub-accounts created and maintained on the books and records of the Securities Intermediary for the deposit of Canadian Dollars in the name of the Borrower and subject to the Lien of the Collateral Agent for the benefit of the Secured Parties.

“Canadian Dollar Borrowing Base”: As of any Measurement Date, an amount equal to the aggregate sum of (i) the sum, for each Eligible Loan denominated in Canadian Dollars as of such date, of the Adjusted Borrowing Value of each such Eligible Loan as of such date plus (ii) the amount of Canadian Dollars that are Principal Collections on deposit in the Canadian Dollar Account as of such date minus (iii) the Unfunded Exposure Required Amount with respect to Eligible Loans denominated in Canadian Dollars plus (iv) the amount of Canadian Dollars that are Unfunded Exposure Collections on deposit in the Canadian Dollar Account.

“Canadian Dollars” or “CAD”: The lawful currency for the time being of Canada.

“Capital Stock”: Any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, partnership, statutory trust or a limited liability company, any and all similar ownership interests in a Person (other than a corporation), and any and all warrants, rights or options to purchase any of the foregoing.

“Cash Interest Coverage Ratio”: With respect to any Loan for any Relevant Test Period, either (a) the meaning of “Cash Interest Coverage Ratio” or comparable definition set forth in the Underlying Instruments for such Loan, or (b) in the case of any Loan with respect to which the related Underlying Instruments do not include a definition of “Cash Interest Coverage Ratio” or comparable definition, the ratio of (i) EBITDA to (ii) Cash Interest Expense of such Obligor as of such Relevant Test Period, as calculated by the Collateral Manager (on behalf of the Borrower) in good faith using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor as required pursuant to the applicable Underlying Instruments; provided that, the Cash Interest Coverage Ratio for any Loan as of the date such Loan is acquired by the Borrower may be calculated on a pro forma basis by the Collateral Manager in good faith and in accordance with the Collateral Manager Standard.

“Cash Interest Expense”: With respect to any Obligor for any period, the amount which, in conformity with GAAP, would be set forth opposite the caption “interest expense”

(exclusive of any Accreted Interest that, according to the term of the Underlying Instruments, can never be converted to cash interest that is due and payable prior to maturity) or any like caption reflected on the most recent financial statements delivered by such Obligor to the Borrower for such period.

“Certificated Security”: The meaning specified in Section 8-102(a)(4) of the UCC.

“Change of Control”: The occurrence of any of the following events with respect to the Borrower, the Equityholder or the Collateral Manager, as applicable: (a) with respect to the Borrower, the Equityholder ceases to own, of record, beneficially and directly, 100% of the Capital Stock of the Borrower or (b) with respect to the Equityholder, the Collateral Manager, HPS Advisors, LLC, or a Qualified HPS Affiliate ceases to be the sole investment adviser to, and otherwise control the investment management and investment policies of, the Equityholder (for purposes of this definition, “control,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management, actions or policies of a Person, whether through voting rights, ownership rights, by contract or otherwise).

“Clearing Agency”: An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Clearing Corporation”: The meaning specified in Section 8-102(a)(5) of the UCC.

“Closing Date”: March 28, 2024.

“Closing Date Participation Interest”: A Participation Interest granted by the Equityholder to the Borrower in and to each Loan identified on Schedule IV hereto on or after the Closing Date and on which a Lien is granted therein by the Borrower to the Collateral Agent pursuant to this Agreement.

“Code”: The Internal Revenue Code of 1986, as amended from time to time.

“Collateral”: All of the Borrower’s right, title and interest in, to and under (in each case, whether now owned or existing, or hereafter acquired or arising) all “Accounts” (as defined in the UCC), General Intangibles, Instruments and Investment Property and:

(a) all Loans, Permitted Investments and Equity Securities, all payments thereon or with respect thereto and all contracts to purchase, commitment letters, confirmations and due bills relating to any Loans, Permitted Investments or Equity Securities;

(b) the Accounts and all cash and Financial Assets credited thereto and all income from the investment of funds therein;

(c) all Transaction Documents;

(d) all funds held in the Collateral Accounts (other than Excluded Amounts);

(e) all accounts, accessions, profits, income benefits, proceeds, substitutions and replacements, whether voluntary or involuntary, of and to any of the property of the Borrower described in the preceding clauses; and

(f) any and all other property of any type or nature owned by it.

provided, that the “Collateral” shall not include (A) amounts paid to (or on behalf of) the Borrower pursuant to Section 2.7(a)(12), Section 2.7(b)(12) or Section 2.8(11) or any account or accounts owned by the Borrower used solely for the purpose of holding such amounts or (B) any assets received by way of workouts and restructurings on assets owned by the Borrower that would otherwise be included as Collateral but for the express terms of (x) any contractual obligations applicable to such asset or property or (y) Applicable Law (other than to the extent that any such term would be rendered ineffective pursuant to Applicable Law) that, in each case, prohibits the grant to the Collateral Agent, for the benefit of the Secured Parties, of a security interest in and to such asset or property; provided that the Borrower shall use commercially reasonable efforts to sell, transfer or dispose of any such assets excluded from Collateral pursuant to this clause (B).

“Collateral Account”: Collectively, each Securities Account and any sub-accounts created and maintained on the books and records of the Securities Intermediary entitled “Collateral Account” in the name of the Borrower and subject to the Lien of the Collateral Agent for the benefit of the Secured Parties.

“Collateral Agent”: U.S. Bank Trust Company, National Association, not in its individual capacity, but solely as Collateral Agent, its successor in interest pursuant to Section 7.3 or such Person as shall have been appointed Collateral Agent pursuant to Section 7.5.

“Collateral Agent Fee”: The fees, expenses and indemnities payable to the Collateral Agent and Securities Intermediary set forth as such in the Collateral Agent and Document Custodian Fee Letter and as provided for in this Agreement or any other Transaction Document.

“Collateral Agent and Document Custodian Fee Letter”: The fee schedule of the Collateral Agent and the Document Custodian as accepted and acknowledged by the Borrower.

“Collateral Agent Termination Notice”: The meaning specified in Section 7.5.

“Collateral Database”: The meaning specified in Section 7.2(b)(x).

“Collateral Management Fee”: The fee payable to the Collateral Manager on each Payment Date in arrears in respect of each Accrual Period pursuant to Sections 2.7(a)(2) and (b)(2) or Section 2.8(2), as applicable, unless deferred or waived in accordance with Section 6.6, which fee shall be equal to the product of (a) the average of the sum of the Adjusted Borrowing Value of each Loan as of (x) the first day of such Accrual Period and (y) as of the last day of such Accrual Period multiplied by (b) a rate equal to 0.50% per annum.

“Collateral Manager”: The meaning specified in the Preamble.

“Collateral Manager Standard”: The meaning specified in Section 6.2(e).

“Collateral Manager Termination Event”: The occurrence of any one of the following:

(a) any failure by the Collateral Manager to deposit (or caused to be deposited) into the Collection Account any Collections received by it in accordance with Section 2.9(a) and the same continues unremedied for three (3) Business Days (or, to the extent such failure is due to an administrative error by the Collateral Agent, for five (5) Business Days following the earlier of (i) the date on which written notice of such error shall have been given to the Collateral Manager and (ii) the date on which a Responsible Officer of the Collateral Manager acquires actual knowledge thereof);

(b) any failure on the part of the Collateral Manager to duly observe or perform (in accordance with the Collateral Manager Standard) in any material respect (or, if qualified by materiality or Material Adverse Effect or any similar term, in any respect) the covenants or agreements of the Collateral Manager set forth in any Transaction Document to which the Collateral Manager is a party which failure continues unremedied (if such failure can be remedied) for a period of thirty (30) days after the earlier to occur of (i) the date on which written notice of such failure shall have been delivered to the Collateral Manager by any Lender or the Borrower, and (ii) the date on which a Responsible Officer of the Collateral Manager acquires knowledge thereof;

(c) an Insolvency Event shall occur with respect to the Collateral Manager;

(d) the occurrence of a Change of Control with respect to the Collateral Manager;

(e) any failure by the Collateral Manager to deliver any Required Report or any other reports or other information required to be delivered by it under the express terms of this Agreement (to the extent actually in the possession of the Borrower or the Collateral Manager) within five (5) Business Days after the date such report is required to be made or given, as the case may be, in each case under the terms of this Agreement;

(f) any representation, warranty or certification made by the Collateral Manager in any Transaction Document or in any certificate delivered pursuant to any Transaction Document shall prove to have been incorrect in any material respect (or, if qualified by materiality or Material Adverse Effect or any similar term, in any respect) when made which continues to be unremedied for a period of thirty (30) days after the earlier to occur of (i) the date on which written notice of such inaccuracy shall have been given to the Collateral Manager by any Lender or the Borrower and (ii) the date on which a Responsible Officer of the Collateral Manager acquires knowledge thereof;

(g) the rendering against the Collateral Manager of one or more final judgments, decrees or orders by a court of competent jurisdiction for the payment of money in excess of $25,000,000, individually or in the aggregate, solely to the extent such payments are not covered by insurance, and the Collateral Manager shall not have either

(i) satisfied, discharged or provided for the discharge of any such judgment, decree or order dismissed within sixty (60) days or (ii) perfected a timely appeal of such judgment, decree or order and caused the execution of same to be stayed during the pendency of the appeal;

(h) the failure of the Collateral Manager to make any payment when due (after giving effect to any related grace period) under one or more agreements in an aggregate amount in excess of $25,000,000, individually or in the aggregate, or the occurrence of any event if the effect of such event is to accelerate or permit the acceleration of such amount of such recourse debt, whether or not waived;

(i) the occurrence of an Event of Default;

(j) HPS Corporate Lending Fund or a Qualified HPS Affiliate ceases to be the Collateral Manager or otherwise assigns its rights or obligations as “Collateral Manager” to any Person without the prior written consent of the Administrative Agent; or

(k) measured as of the last day of any fiscal quarter of the Equityholder, the Equityholder fails to maintain the asset coverage ratio required for a “business development company” under the 1940 Act and the same continues to be unremedied on the last day of the immediately following fiscal quarter of the Equityholder.

“Collateral Manager Termination Notice”: The meaning specified in Section 6.11.

“Collection Account”: Collectively, the Interest Collection Account and the Principal Collection Account.

“Collection Date”: The date on which the Obligations have been irrevocably paid in full in accordance with Section 2.3(b) and Section 2.7 or 2.8, as applicable, and the Commitments have been irrevocably terminated in full pursuant to Section 2.3(a) or as a result of the end of the Reinvestment Period.

“Collections”: (a) All cash collections and other cash proceeds of any Loan, including, without limitation or duplication, any Interest Collections, Principal Collections, amendment fees, late fees, prepayment fees, waiver fees or other amounts received in respect thereof (but excluding any Excluded Amounts) and (b) earnings on Permitted Investments or otherwise in any Account.

“Commitment”: With respect to each Lender, (a) prior to the end of the Reinvestment Period, the commitment of such Lender to make Advances in accordance herewith prior to the Reinvestment Period End Date, in an amount not to exceed the Facility Amount and, for each Lender, the amount opposite such Lender’s name set forth on Annex B hereto or on Schedule I to the Joinder Supplement relating to each such Lender, (b) on or after the end of the Reinvestment Period, its Pro Rata Share of the Advances Outstanding and (c) on or after the Termination Date, zero.

“Commitment Reduction Fee”: With respect to any reduction of the Facility Amount pursuant to Section 2.3(a), an amount equal to the product of (a) the amount of such reduction multiplied by (b)(x) from the six-month anniversary of the Closing Date to the one-year anniversary of the Closing Date, 2.00%, (y) from the one-year anniversary of the Closing Date to the two-year anniversary of the Closing Date, 1.00% and (z) otherwise, 0.0%.

“Concentration Denominator”: As of any date of determination, the aggregate Adjusted Borrowing Value of all Eligible Loans as of such date plus the amount on deposit in the Principal Collection Account and the Principal Collections on deposit in the Canadian Dollar Account, the Euro Account and the GBP Account (converted into Dollars using the Applicable Exchange Rate, if applicable) as of such date.

“Conforming Changes”: With respect to the use or administration of any Benchmark or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “~~Accrual Period”~~U.S. Government Securities Business Day,” the definition of “CORRA Business Day,” the definition of “SONIA Business Day,” the definition of “Eurocurrency Business Day,” the definition of “Accrual Period,” the definition of “Interest Period,” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters) that the Administrative Agent decides (in consultation with the Borrower) may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides (in consultation with the Borrower) is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).

“Connection Income Taxes”: Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Contractual Obligation”: With respect to any Person, any provision of any securities issued by such Person or any mortgage, deed of trust, contract, undertaking, agreement, instrument or other document to which such Person is a party or by which it or any of its property is bound or to which either is subject.

“Control”: The possession, directly or indirectly, of either or both of (a) the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise and/or (b) 50% or more of the equity interests in a Person.

“Controlled Affiliate”: Any Affiliate of the Borrower or the Equityholder that is not a special purpose subsidiary structured to be bankruptcy-remote on terms such that reputable counsel of national standing could render a substantive non-consolidation opinion with respect thereto.

“Corporate Trust Office”: The applicable designated corporate trust office of the Collateral Agent, the Securities Intermediary or the Document Custodian, as applicable, specified on Annex A hereto, or such other address within the United States as the Collateral Agent may designate from time to time by at least thirty (30) days prior written notice to the Administrative Agent.

“CORRA”: A rate equal to the Canadian Overnight Repo Rate Average as administered by the CORRA Administrator.

~~“CORRA Adjustment”: A percentage equal to 0.32138 (32.138 basis points) per annum.~~

“CORRA Administrator”: The Bank of Canada ~~(or any~~, or a comparable or successor administrator~~)~~ approved by the Administrative Agent.

“CORRA Business Day”: Any day (other than a Saturday or a Sunday) on which banks are not required or authorized to be closed in Toronto.

~~“CORRA Administrator’s Website”: The website of the CORRA Administrator, currently at https://www.bankofcanada.ca, or any successor source for the Canadian Overnight Repo Rate Average identified as such by the CORRA Administrator from time to time.~~

~~“CORRA Determination Day”: The meaning specified in the definition of “Daily Simple CORRA.”~~

~~“CORRA Rate Day”: The meaning specified in the definition of “Daily Simple CORRA.”~~

“Covenant Compliance Period”: The period beginning on the Closing Date and ending on the date on which all Commitments have been terminated and the Obligations have been paid in full (other than contingent indemnification and reimbursement obligations for which no claim giving rise thereto has been asserted).

“Covered Party”: Any Secured Party that is one of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b), or any subsidiary of such a covered bank to which 12 C.F.R. Part 47 applies in accordance with 12 C.F.R. §47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).

~~“Daily Simple CORRA”: For any day (a “CORRA Rate Day”), a rate per annum equal to the greater of (a) the sum of (x) CORRA for the day (such day, a “CORRA Determination Day”) that is five (5) Business Days prior to (i) if such CORRA Rate Day is a Business Day, such CORRA Rate Day or (II) if such CORRA Rate Day is not a Business Day, the Business Day immediately preceding such CORRA Rate Day, in each case, as such CORRA is published by the~~

~~CORRA Administrator on the CORRA Administrator’s Website, plus (y) the CORRA Adjustment and (b) the Floor. If by 5:00 p.m. (Toronto time) on the first (1st) Business Day immediately following any CORRA Determination Day, CORRA in respect of such CORRA Determination Day has not been published on the CORRA Administrator’s Website and a Benchmark Replacement Date with respect to Daily Simple CORRA has not occurred, then CORRA for such CORRA Determination Day will be CORRA as published in respect of the first preceding Business Day for which such CORRA was published on the CORRA Administrator’s Website; provided further that CORRA as determined pursuant to this proviso shall be utilized for purposes of calculation of Daily Simple CORRA for no more than three (3) consecutive CORRA Rate Days; provided that in no event shall Daily Simple CORRA determined pursuant to this sentence be less than the Floor. Any change in Daily Simple CORRA due to a change in CORRA shall be effective from and including the effective date of such change in CORRA without notice to Borrower.~~

“Daily Simple RFR Advance”: Any Advance that bears interest at a rate based on Daily Simple SOFR or Daily Simple SONIA.

“Daily Simple SOFR”: For any day (a “SOFR Rate Day”), a rate per annum equal to the greater of (a) SOFR for the day (such day, a “SOFR Determination Day”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website, and (b) the Floor. If by 5:00 p.m. on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Day, SOFR in respect of such SOFR Determination Day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Day will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days; provided further that in no event shall Daily Simple SOFR determined pursuant to this sentence be less than the Floor. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Daily Simple SONIA”: For any day (a “SONIA Rate Day”), a rate per annum equal to the greater of (a) SONIA for the day (such day, a “SONIA Determination Day”) that is five (5) SONIA Business Days prior to (i) if such SONIA Rate Day is a SONIA Business Day, such ~~SOFR~~SONIA Rate Day or (ii) if such SONIA Rate Day is not a SONIA Business Day, the SONIA Business Day immediately preceding such SONIA Rate Day, in each case, as such SONIA is published by the SONIA Administrator on the SONIA Administrator’s Website, and (b) the Floor. If by 5:00 p.m. (London time) on the second (2nd) SONIA Business Day immediately following any SONIA Determination Day, SONIA in respect of such SONIA Determination Day has not been published on the SONIA Administrator’s Website and a Benchmark Replacement Date with respect to Daily Simple SONIA has not occurred, then SONIA for such SONIA Determination Day will be SONIA as published in respect of the first preceding SONIA Business

Day for which such SONIA was published on the SONIA Administrator’s Website; provided that any SONIA determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SONIA for no more than three (3) consecutive SONIA Rate Days; provided further that in no event shall Daily Simple SONIA determined pursuant to this sentence be less than the Floor. Any change in Daily Simple SONIA due to a change in SONIA shall be effective from and including the effective date of such change in SONIA without notice to the Borrower.

“Default”: Any event that, with the giving of notice or the lapse of time, or both, would become an Event of Default.

“Default Right”: The meaning assigned to that term in, and interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender”: Any Lender that (i) has failed to fund any portion of the Advances required to be funded by it hereunder within one (1) Business Day of the date required to be funded by it hereunder, (ii) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three (3) Business Days of the date when due, unless such amount is the subject of a good faith dispute, (iii) has notified the Borrower, the Administrative Agent or any other Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply or has failed to comply with its funding obligations under this Agreement or generally under other agreements in which it commits or is obligated to extend credit or (iv) has, other than pursuant to an Undisclosed Administration, become or is insolvent or has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.

“Delayed Draw Loan”: Any Loan that is fully committed on the initial funding date of such Loan and is required to be fully funded in one or more installments on draw dates to occur after the initial funding of such Loan but which, once all such installments have been made, has the characteristics of a term loan; provided that such loan shall only be considered a Delayed Draw Loan for so long as any future funding obligations remain in effect and only with respect to any portion which constitutes a future funding obligation.

“Designated Loan”: Any Loan that the Administrative Agent, in its sole discretion, designates on the related Approval Notice as a “Designated Loan”.

“Determination Date”: The last day of each calendar month.

“DIP Loan”: Any Loan (a) with respect to which the related Obligor is a debtor-in-possession as defined under the Bankruptcy Code, (b) which has the priority allowed pursuant to Section 364 of the Bankruptcy Code and (c) the terms of which have been approved by a court of competent jurisdiction (the enforceability of which is not subject to any pending contested matter or proceeding).

“Discretionary Sale”: The meaning specified in Section 2.14(c).

“Disqualified Institution”: Any (a) (i) Person (including a fund or “business development company”) that devotes a significant portion of its business resources on credit lending, (ii) hedge fund or (iii) specialty finance company, (b) any Person controlled by, or controlling, or under common control with, a Person referred to in clause (a) above or (c) any Person that serves as an investment advisor with discretionary investment authority to a Person referred to in clause (a) above; provided that, in no event shall the term “Disqualified Institution” include any commercial bank or investment bank.

“Disruption Event”: The occurrence of any of the following with respect to an Available Currency: (a) any Lender shall have notified the Administrative Agent, the Collateral Agent, the Collateral Manager and the Borrower of a determination by such Lender that it would be contrary to law or to the directive of any central bank or other Governmental Authority (whether or not having the force of law) to obtain such Available Currency in the applicable interbank market to fund any Advance, (b) any Lender shall have notified the Administrative Agent, the Collateral Agent, the Collateral Manager and the Borrower of the inability, for any reason, of such Lender to determine the Benchmark then-applicable to such Available Currency, (c) any Lender shall have notified the Administrative Agent, the Collateral Agent, the Collateral Manager and the Borrower of a determination by such Lender that the rate at which deposits of such Available Currency are being offered to such Lender in the applicable interbank market does not accurately reflect the cost to such Lender of making, funding or maintaining any Advance, or (d) any Lender shall have notified the Administrative Agent, the Collateral Agent, the Collateral Manager and the Borrower of the inability of such Lender, as applicable, to obtain such Available Currency to make, fund or maintain any Advance.

“Document Custodian”: U.S. Bank National Association, not in its individual capacity, but solely as Document Custodian, its successor in interest pursuant to Section 13.7 or such Person as shall have been appointed Document Custodian pursuant to Section 13.10.

“Document Custodian Fee”: The fees, expenses (including all reasonable and documents fees and disbursements of counsel) and indemnities set forth as such in the Collateral Agent and Document Custodian Fee Letter and as provided for in this Agreement or any other Transaction Document.

“Document Custodian Report”: The meaning specified in Section 13.2(b)(ii).

“Document Custodian Termination Notice”: The meaning specified in Section 13.9.

“Dollar Borrowing Base”: As of any Measurement Date, an amount equal to the aggregate sum of (i) the sum, for each Eligible Loan denominated in Dollars as of such date, of the Adjusted Borrowing Value of each such Eligible Loan as of such date plus (ii) the amount of Dollars on deposit in the Principal Collection Account as of such date minus (iii) the Unfunded Exposure Required Amount with respect to Eligible Loans denominated in Dollars plus (iv) the amount of Dollars on deposit in the Unfunded Exposure Account.

“Dollar Equivalent”: Subject to Section 2.5, for any amount, at the time of determination thereof: (a) with respect to any amount denominated in Dollars, such amount; and

(b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent at such time in its sole discretion by reference to the most recent Spot Rate for such Alternative Currency (as determined as of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

“Dollars” and “$”: The lawful currency of the United States.

“EBITDA”: With respect to the Relevant Test Period with respect to the related Loan, the meaning of “EBITDA,” “Adjusted EBITDA” or any comparable definition in the Underlying Instruments for such Loan, and in any case that “EBITDA,” “Adjusted EBITDA” or such comparable definition is not defined in such Underlying Instruments, an amount, for the Obligor on such Loan and any parent that is obligated pursuant to the Underlying Instruments for such Loan and such Obligor’s subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP and also on a pro forma basis as determined by the Collateral Manager in good faith and in accordance with the Collateral Manager Standard in case of any acquisitions) equal to earnings from continuing operations for such period plus (a) interest expense, (b) income and franchise taxes, (c) depreciation and amortization for such Relevant Test Period (to the extent deducted in determining earnings from continuing operations for such period), (d) amortization of intangibles (including, but not limited to, goodwill, financing fees and other capitalized costs) and, to the extent not otherwise included in the foregoing clause (c), other non-cash charges and organization costs, (e) extraordinary losses in accordance with GAAP, (f) one-time, non-recurring non-cash charges consistent with the compliance statements and financial reporting packages provided by the Obligors, (g) any other customary add-backs for similarly situated obligors the Collateral Manager deems to be appropriate in accordance with the Collateral Manager Standard and (h) any other item the Borrower (or the Collateral Manager) and the Administrative Agent mutually deem to be appropriate; provided that, with respect to any Obligor for which four full fiscal quarters of financial data are not available, EBITDA shall be determined for such Obligor based on annualizing the financial data from the reporting periods actually available.

“Elevation”: An elevation of a Participation Interest in accordance with the terms of the related participation agreement.

“Elevation Date”: The date on which an Elevation occurs with respect to a Participation Interest.

“Eligible Loan”: Each Loan (A) for which the Administrative Agent and the Document Custodian have received (or, in accordance with the definition of “Required Loan Documents,” will receive) the related Required Loan Documents; (B) with respect to which the Administrative Agent has executed an Approval Notice in its sole discretion on or prior to the applicable date such Loan is first included in the Collateral; and (C) that satisfies each of the following eligibility requirements (unless the Administrative Agent in its sole discretion agrees to waive any such eligibility requirement with respect to such Loan):

(a) such Loan is a Broadly Syndicated Loan, First Lien Middle Market Loan, a Recurring Revenue Loan, a First Lien Last Out Loan or a Second Lien Loan;

(b) such Loan is denominated and payable in an Available Currency (or any other currency approved by the Administrative Agent in its sole discretion) and does not permit the currency in which such Loan is payable to be changed other than to an Available Currency;

(c) the acquisition (including the manner of acquisition, ownership, enforcement and disposition) of such Loan did not and will not subject the Borrower or the Seller to any withholding tax unless the Obligor thereon is required under the terms of the related Underlying Instrument to make “gross-up” payments that cover the full amount of such withholding tax on an after-tax basis;

(d) the acquisition of such Loan will not cause the Borrower or the pool of Collateral to be required to register as an investment company under the 1940 Act;

(e) such Loan is not a DIP Loan ~~or a PIK Loan~~;

(f) such Loan is not principally secured by real estate;

(g) such Loan is in the form of and is treated as indebtedness of the related Obligor for U.S. federal income tax purposes;

(h) as of the date such Loan is first included as part of the Collateral, such Loan is not delinquent in any payments required to be paid thereunder;

(i) as of the date such Loan is first included as part of the Collateral, to the knowledge of the Borrower, (x) such Loan and any Underlying Assets (or, with respect to clause (ii), the acquisition thereof or the pledge thereof by the Borrower) (i) have not, and will not, be used by the related Obligor in any manner or for any purpose that would result in any material risk of liability being imposed upon the Borrower or any Secured Party under any Applicable Law, and (ii) comply in all material respects with, and will not violate, any Applicable Law and (y) will not cause the Administrative Agent or any Lender to fail to comply with any request or directive (whether or not having the force of law) from any banking or other Governmental Authority having jurisdiction over the Administrative Agent or such Lender;

(j) (A) to the knowledge of the Borrower, the Obligor with respect to such Loan (and each other material guarantor of such Obligor’s obligations thereunder) had full legal capacity to execute and deliver the related Underlying Instruments and (B) such Loan, together with the Underlying Instruments related thereto, (i) is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor and each guarantor thereof, enforceable against such Obligor and each such guarantor in accordance with its terms, subject to usual and customary bankruptcy, insolvency and equity limitations, (ii) as of the related date of acquisition, is not subject to, or the subject of any assertions in respect of, any material litigation, dispute or offset, and (iii) contains provisions substantially to the effect that the Obligor’s and each guarantor’s payment obligations thereunder are absolute and unconditional without any right of rescission, setoff, counterclaim or defense for any reason against the Seller, the Borrower or any assignee;

(k) as of the date such Loan is first included as part of the Collateral, all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority or any other Person required to be obtained, effected or given in connection with the making, acquisition, transfer or performance by the relevant Borrower of such Loan and any related collateral have been duly obtained, effected or given and are in full force and effect;

(l) such Loan and the Underlying Instruments related thereto (giving effect to the provisions of Section 9-406 and 9-408 of the UCC), are eligible to be sold, assigned or transferred to the Borrower and to have a security interest therein granted to the Collateral Agent, as agent for the Secured Parties, and neither the sale, transfer or assignment of such Loan to the Borrower, nor the granting of a security interest hereunder to the Collateral Agent, violates, conflicts with or contravenes (and are permitted by) any Applicable Law, the related Underlying Instruments or any contractual or other restriction, limitation or encumbrance;

(m) if such Loan is a Noteless Loan, a copy of the register is available for review by the Borrower (and the Borrower shall provide upon request to the Administrative Agent upon the Borrower’s receipt from the related underlying agent);

(n) such Loan has an original term to stated maturity that does not exceed eight (8) years;

(o) the Underlying Instruments for such Loan do not contain a confidentiality provision that restricts or purports to restrict the ability of the Administrative Agent to exercise its rights under this Agreement or that would prohibit the Collateral Agent, the Administrative Agent or any Lender from exercising any right hereunder or accessing all information with regard to such Loan, so long as the Administrative Agent or Collateral Agent, as applicable, has agreed to customary confidentiality provisions;

(p) the Obligor with respect to such Loan is an Eligible Obligor;

(q) such Loan is Registered;

(r) such Loan is not a participation interest unless it is a Participation Interest with an Elevation Date no later than sixty (60) days after the date such Participation Interest is first included in the Collateral;

(s) [reserved];

(t) as of the date such Loan is first included as part of the Collateral, such Loan (A) is not an Equity Security and (B) does not provide by its terms for the conversion or exchange into an Equity Security;

(u) such Loan is not Margin Stock or principally secured by, and does not constitute, Margin Stock;

(v) the Borrower has valid title to, and is the sole owner of, such Loan and the Borrower has granted to the Collateral Agent for the benefit of the Secured Parties a valid and perfected first priority (subject to Permitted Liens) security interest in the Loan and the related Underlying Instruments; provided that, with respect to any Participation Interest purchased by the Borrower, the Borrower shall not be the record owner of the underlying Loan until the Elevation Date of such Participation Interest;

(w) as of the date such Loan is first included as part of the Collateral, such Loan is not a debt obligation whose repayment is subject to material non-credit related risk (for example, a Loan the payment of which is expressly contingent upon the nonoccurrence of a catastrophe) as reasonably determined by the Collateral Manager in accordance with the Collateral Manager Standard;

(x) as of the date such Loan is first included as part of the Collateral, (i) such Loan is current on all interest and principal payments under the terms of the related Underlying Instrument and (ii) there has been no (a) “event of default” (as defined in the related Underlying Instrument) or (b) any other default, breach, violation or event permitting acceleration under the terms of any such Loan that, in each of the foregoing cases, has not been cured or waived, unless otherwise approved by the Administrative Agent in writing;

(y) as of the date such Loan is first included as part of the Collateral, such Loan is not subject to an offer of exchange, redemption, conversion or tender by its Obligor, or by any other Person, for cash, equity securities or any other type of consideration;

(z) such Loan provides for (i) periodic payments of accrued and unpaid interest in cash and on a current basis no less frequently than semi-annually ~~(other than with respect to any~~and in a minimum amount of no less than the amounts identified in clauses (ii)(A) through (ii)(C) of the definition of Partial PIK Loan~~)~~ and (ii) the full amount of principal payable in cash no later than its stated maturity;

(aa) [reserved];

(bb) the funding obligations for such Loan and the loan agreement under which such Loan was created have been fully satisfied and all sums available thereunder have been fully advanced, or if such Loan is a Revolving Loan or Delayed Draw Loan (i) as of the date such Loan is first included as part of the Collateral, the Borrower shall have (or shall have caused to be) deposited into the Unfunded Exposure Account an amount in Dollars equal to the Unfunded Exposure Required Amount and (ii) the Unfunded Exposure Required Amount with respect to such Loan shall not create a Borrowing Base Deficiency;

(cc) there are no proceedings pending or threatened (i) wherein the related Obligor, any other party obligated with respect to such Loan or any Governmental Authority has alleged that such Loan or any related Underlying Instrument is illegal or unenforceable or (ii) asserting the insolvency of the related Obligor;

(dd) such Loan (i) was owned by the Borrower on the Closing Date or thereafter purchased by the Borrower at the Collateral Manager’s direction; provided that, if such Loan is acquired by the Borrower from the Seller, (x) such Loan was sourced or originated in the ordinary course of business by the Seller or an Affiliate under the customary procedures of the Seller or such Affiliate, as applicable, and (y) the Seller has caused its master computer records to be marked to indicate that such Loan has been sold to the Borrower and (ii) is being serviced by the Collateral Manager in accordance with the Collateral Manager Standard;

(ee) such Loan is not an extension of credit to the related Obligor for the purpose of (1) making any past due principal, interest or other payments due on such Loan, (2) preventing such Loan (or any other indebtedness of the related Obligor) from becoming past due or (3) preventing such Loan from defaulting;

(ff) (x) the Underlying Assets for such Loan are primarily located in an Approved Jurisdiction unless otherwise approved in writing by the Administrative Agent in its sole discretion (other than any underlying Collateral that is in addition to the primary underlying Collateral with respect to which such Loan was principally underwritten) and (y) the Underlying Instruments for such Loan are governed by the laws of an Approved Jurisdiction;

(gg) such Loan has not been repaid, prepaid, satisfied, contractually subordinated (other than with respect to any First Lien Last Out Loan or Second Lien Loan) or rescinded, in each case, in full;

(hh) pursuant to the Underlying Instruments with respect to such Loan, either (i) such Loan is freely assignable to the Borrower and able to be pledged to the Collateral Agent, on behalf of the Secured Parties, without the consent of the Obligor or (ii) except with respect to any Participation Interest for which the Elevation Date has not yet occurred, all consents necessary for assignment of such Loan to the Borrower and pledge to the Collateral Agent for the benefit of the Secured Parties have been obtained;

(ii) [reserved];

(jj) such Loan has not been sold, transferred, assigned or pledged by the Borrower to any person other than the Collateral Agent for the benefit of the Secured Parties (subject to Permitted Liens);

(kk) [reserved];

(ll) no selection procedure intended to be adverse to the interests of the Secured Parties was utilized by the Borrower or any of its Affiliates in the selection of such Loan for inclusion in the Collateral;

(mm) after giving effect to the acquisition of such Loan, the sum of the Adjusted Borrowing Value of all Eligible Loans that are Partial PIK Loans does not exceed 35.0% of the Concentration Denominator;

(nn)  ~~(mm)~~ after giving effect to the acquisition of such Loan, the sum of the Adjusted Borrowing Value of all Eligible Loans that are Fixed Rate Loans and Bonds does not exceed 5.0% of the Concentration Denominator;

(oo)  ~~(nn)~~ after giving effect to the acquisition of such Loan, the sum of the Adjusted Borrowing Value of all Eligible Loans that are Second Lien Loans does not exceed the greater of (i) 15.0% of the Concentration Denominator and (ii) $~~30,000,000~~75,000,000 ; provided that, the Adjusted Borrowing Value for any Second Lien Loan shall not exceed $~~15,000,000~~37,500,000 ;

(pp) ~~(oo)~~ after giving effect to the acquisition of such Loan, the sum of the Adjusted Borrowing Value of all Eligible Loans with Obligors domiciled outside of the United States does not exceed the greater of (i) 20.0% of the Concentration Denominator and (ii) $~~45,000,000~~112,500,000 ;

(qq)  ~~(pp)~~ after giving effect to the acquisition of such Loan, the sum of the Adjusted Borrowing Value of all Eligible Loans denominated in an Available Currency other than Dollars does not exceed the greater of (i) 20.0% of the Concentration Denominator and (ii) $~~45,000,000~~112,500,000;

(rr)  ~~(qq)~~ after giving effect to the acquisition of such Loan, the sum of the Adjusted Borrowing Value of all Eligible Loans that are Recurring Revenue Loans does not exceed the greater of (i) 10.0% of the Concentration Denominator and (ii) $~~22,500,000~~56,250,000 ;

(ss)  ~~(rr)~~ after giving effect to the acquisition of such Loan, the sum of the Adjusted Borrowing Value of all Eligible Loans (i) made to any single Obligor and its Affiliates does not exceed $~~30,000,000~~75,000,000 , (ii) made to the second largest Obligors and its Affiliates does not exceed $~~22,500,000~~56,250,000 and (iii) made to all other Obligors and their Affiliates does not exceed $~~15,000,000~~37,500,000 ;

(tt) ~~(ss)~~ after giving effect to the acquisition of such Loan, the sum of the aggregate Outstanding Balance and Exposure Amounts of Eligible Loans that are Revolving Loans and the Exposure Amounts of Eligible Loans that are Delayed Draw Loans do not collectively exceed the greater of (i) 10.0% of the aggregate Outstanding Balance and Exposure Amounts of all Eligible Loans and (ii) $~~22,500,000~~56,250,000 ;

(uu) ~~(tt)~~ after giving effect to the acquisition of such Loan, the sum of the Adjusted Borrowing Value of all Eligible Loans that are First Lien Last Out Loans does not exceed the greater of (i) 10.0% of the Concentration Denominator and (ii) $~~22,500,000~~56,250,000; and

(vv)  ~~(uu)~~ after giving effect to the acquisition of such Loan, the sum of the Adjusted Borrowing Value of all Eligible Loans that are Participation Interests (other than Closing Date Participation Interests and First Amendment Closing Date Participation Interests) does not exceed (i) prior to the first anniversary of the Closing Date, 25.0% of the Concentration Denominator and (ii) on or after the first anniversary of the Closing Date, 15.0% of the Concentration Denominator.

With respect to clauses (mm) through (~~uu~~vv), only the portion of such assets that exceed the thresholds specified therein shall be deemed to be ineligible. For purposes of determining compliance with clause (B) of this definition of “Eligible Loan,” each Loan included on the list of Loans set forth on Schedule II hereto as of the Closing Date shall be deemed to be approved by the Administrative Agent.

“Eligible Obligor”: On any date of determination, any Obligor that satisfies each of the following eligibility requirements (unless the Administrative Agent in its sole discretion agrees to waive any such eligibility requirement with respect to such Obligor):

(a) is a business organization (and not a natural person) duly organized and validly existing under the laws of its jurisdiction of organization;

(b) is not a Governmental Authority;

(c) is not an Affiliate of (using, solely for this purpose, 49% in lieu of 20% in the definition of “Affiliate”), or otherwise controlled by, the Borrower, the Seller or the Collateral Manager (except to the extent warrants or other equity interests in such Obligor are granted to the Collateral Manager, the Equityholder or one or more of their Affiliates in connection with a restructuring of the relevant Loan);

(d) is domiciled and organized or incorporated in an Approved Jurisdiction;

(e) is a legal operating entity or a holding company;

(f) did not enter into the Loan primarily for personal, family or household purposes; and

(g) as of the date the related Loan is first included as part of the Collateral, such Obligor is not the subject of an Insolvency Event.

“EMU Legislation”: The legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Equityholder”: The meaning specified in the Preamble.

“Equityholder Loan”: Any Loan that is sold and/or contributed by the Equityholder to the Borrower pursuant to the Sale Agreement.

“Equityholder Purchased Loan Balance”: As of any date of determination, an amount equal to the Outstanding Balance of all Equityholder Loans acquired by the Borrower prior to such date.

“Equity Security”: Any stock or similar security, certificate of interest or participation in any profit sharing agreement, preorganization certificate or subscription,

transferable share, voting trust certificate or certificate of deposit for an equity security, limited partnership interest, interest in a joint venture, or certificate of interest in a business trust; any security future on any such security; or any security convertible, with or without consideration into such a security, or carrying any warrant or right to subscribe to or purchase such a security; or any such warrant or right; or any put, call, straddle, or other option or privilege of buying such a security from or selling such a security to another without being bound to do so.

“ERISA”: The United States Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated or issued thereunder.

“ERISA Affiliate”: (a) Any corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower, (b) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with the Borrower, or (c) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Borrower.

“Erroneous Payment”: The meaning specified in Section 11.8(a).

“Erroneous Payment Deficiency Assignment”: The meaning specified in Section 11.8(d).

“Erroneous Payment Return Deficiency”: The meaning specified in Section 11.8(d).

~~“EURIBOR”: For any day during the applicable Accrual Period with respect to each Advance denominated in Euros, the greater of (I) the Floor and (II) (a) the rate per annum appearing on Reuters Screen EURIBOR01 Page (or any successor or substitute page) as the euro interbank offered rate administered by the European Money Market Institute (or any other person which takes over the administration of that rate) for deposits in Euros at approximately 11:00 a.m., London time, for such day; provided that, if such day is not a Business Day, the immediately preceding Business Day, for a three -month maturity; and (b) if no rate specified in clause (II)(a) of this definition so appears on Reuters Screen EURIBOR01 Page (or any successor or substitute page), the interest rate per annum at which dollar deposits of €5,000,000 and for a three -month maturity are offered by the principal London office of Wells Fargo in immediately available funds in such interbank market at approximately 11:00 a.m., London time, for such day.~~

“EURIBOR”: The meaning specified in the definition of “Eurocurrency Rate”.

“Euro” and “€”: The lawful currency of each state so described in any EMU Legislation introduced in accordance with the EMU Legislation.

“Euro Account”: Collectively, each Securities Account and any sub-accounts created and maintained on the books and records of the Securities Intermediary for the deposit of Euros in the name of the Borrower and subject to the Lien of the Collateral Agent for the benefit of the Secured Parties.

“Euro Borrowing Base”: As of any Measurement Date, an amount equal to the aggregate sum of (i) the sum, for each Eligible Loan denominated in Euros as of such date, the Adjusted Borrowing Value of each such Eligible Loan as of such date plus (ii) the amount of Euros that are Principal Collections on deposit in the Euro Account as of such date minus (iii) the Unfunded Exposure Required Amount with respect to Eligible Loans denominated in Euros plus (iv) the amount of Euros that are Unfunded Exposure Collections on deposit in the Euro Account.

“Eurocurrency Business Day”: (a) For Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Euros, any TARGET Day and (b) for Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Australian Dollars, any day (other than a Saturday or Sunday) on which banks are open for business in Melbourne.

“Eurocurrency Rate”: For any Interest Period:

(a) with respect to Advances denominated in Euros, the greater of (i) the rate per annum equal to the Euro Interbank Offered Rate (“EURIBOR”) as administered by the European Money Markets Institute, or a comparable or successor administrator approved by the Administrative Agent, for a period of one month, at approximately 11:00 a.m. (Brussels time) on the applicable Eurocurrency Rate Determination Day and (ii) the Floor; and

(b) with respect to Advances denominated in Australian Dollars, the greater of (i) the rate per annum equal to the Bank Bill Swap Reference Bid Rate as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time), for a period of one month, at approximately 10:30 a.m. (Melbourne time) on the applicable Eurocurrency Rate Determination Day and (ii) the Floor.

“Eurocurrency Rate Determination Day”: With respect to any Interest Period, two (2) Eurocurrency Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in the applicable interbank market, as determined by the Administrative Agent; provided that to the extent that such market practice is not administratively feasible for the Administrative Agent, such other day as otherwise reasonably determined by the Administrative Agent).

“Events of Default”: The meaning specified in Section 9.1.

“Excepted Persons”: The meaning specified in Section 12.13(a).

“Exchange Act”: The United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Amounts”: (i) Any amount received in the Collection Account with respect to any Loan included as part of the Collateral, which amount is attributable to the payment of any Tax, fee or other charge imposed by any Governmental Authority on such Loan or on any Underlying Assets that was paid from amounts other than Collections, (ii) any interest or fees

(including origination, agency, structuring, management or other up-front fees) that are for the account of the Seller or any other Person from whom the Borrower purchased such Loan (including, without limitation, interest accruing prior to the date such Loan is purchased by the Borrower), (iii) any reimbursement of insurance premiums that were paid from amounts other than Collections, (iv) any escrows relating to Taxes, insurance and other amounts in connection with Loans which are held in an escrow account for the benefit of the Obligor and the secured party pursuant to escrow arrangements under Underlying Instruments or (v) any amount deposited into the Collection Account in error.

“Excluded Taxes”: Any of the following Taxes imposed on or with respect to an Affected Party or required to be withheld or deducted from a payment to an Affected Party, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Affected Party being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in the Obligations or Commitments pursuant to a law in effect on the date on which (i) such Lender acquires such interest (other than pursuant to an assignment effected in accordance with Section 2.12(g)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.13, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Affected Party’s failure to comply with Section 2.13(f) and (d) any withholding Taxes imposed under FATCA.

“Exposure Amount”: As of any date of determination, with respect to any Delayed Draw Loan or Revolving Loan, (i) the maximum commitment of such Delayed Draw Loan (excluding any original issue discount) or Revolving Loan under the terms of the applicable Underlying Instruments (and, for the avoidance of doubt, the commitment in respect of a Loan as to which the commitment to make additional advances has been terminated or expired shall be zero) minus (ii) the Outstanding Balance of such Delayed Draw Loan or Revolving Loan, as applicable, on such date of determination.

“Facility Amount”: The Maximum Facility Amount, as such amount may vary from time to time pursuant to Section 2.3 hereof or as otherwise agreed to by the Borrower, the applicable Lenders, the Collateral Manager and the Administrative Agent; provided that on or after the Reinvestment Period End Date, the Facility Amount shall mean an amount equal to the aggregate Advances Outstanding at such time.

“Facility Attachment Ratio”: With respect to any Eligible Loan, as of any date of determination, an amount equal to (i) with respect to any Broadly Syndicated Loan, First Lien Middle Market Loan or Bond, the product of (a) its First Out Attachment Ratio, (b) its Applicable Percentage and (c) its Assigned Value; (ii) with respect to any First Lien Last Out Loan, the sum of (a) its First Out Attachment Ratio and (b) the product of (A)(x) its Last Out Attachment Ratio less (y) its First Out Attachment Ratio, (B) its Applicable Percentage and (C) its Assigned Value, in each case, as of such date; (iii) with respect to any Second Lien Loan, the sum of (a) its Net Senior Leverage Ratio and (b) the product of (A)(x) its Net Total Leverage Ratio less (y) its Net

Senior Leverage Ratio, (B) its Applicable Percentage and (C) its Assigned Value, in each case, as of such date; and (iv) with respect to any Designated Loan, the product of (a) its Net Total Leverage Ratio, (b) its Applicable Percentage and (c) its Assigned Value.

“Facility Maturity Date”: ~~March  28~~November 16, 2029.

“FATCA”: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.

“FDIC”: The Federal Deposit Insurance Corporation, and any successor thereto.

“Federal Funds Rate”: For any period, a fluctuating interest per annum rate equal, for each day during such period, to the weighted average of the overnight federal funds rates as reported in Federal Reserve Board Statistical Release H.15(519) or any successor or substitute publication selected by the Administrative Agent (or, if such day is not a Business Day, for the next preceding Business Day), or, if for any reason such rate is not available on any day, the rate determined, in the sole discretion of the Administrative Agent, to be the rate at which overnight federal funds are being offered in the national federal funds market at 9:00 a.m. on such day.

“Fee Letter”: The collective reference to (i) the Fee Letter, dated as of the date hereof, from the Administrative Agent and the Lenders to the Borrower, as the same may be amended, restated, modified or supplemented from time to time and (ii) each other fee letter entered into between or among the Borrower, one or more Lenders, and/or the Administrative Agent.

“Fees”: All fees required to be paid by the Borrower pursuant to this Agreement and the Fee Letter.

“Financial Asset”: The meaning specified in Section 8-102(a)(9) of the UCC.

“Financial Sponsor”: Any Person, including any Subsidiary of such Person, whose principal business activity is acquiring, holding, and selling investments (including controlling interests) in otherwise unrelated companies that each are distinct legal entities with separate management, books and records and bank accounts, whose operations are not integrated with one another and whose financial condition and creditworthiness are independent of the other companies so owned by such Person.

“First Amendment Closing Date”: November 18, 2024.

“First Amendment Closing Date Participation Interest”: A Participation Interest granted by the Equityholder to the Borrower in and to each Loan identified on Schedule IV hereto on or after the First Amendment Closing Date and on which a Lien is granted therein by the Borrower to the Collateral Agent pursuant to this Agreement.

“First Lien Last Out Loan”: A Loan or note that would constitute a First Lien Middle Market Loan but that, at any time prior to and/or after an event of default under the related Underlying Instruments of such Loan, will be paid after one or more tranches of First Lien Middle Market Loans (excluding working capital facilities) issued by the same Obligor have been paid in full in accordance with a specified waterfall or other priority of payments; provided that, for the avoidance of doubt, a First Lien Last Out Loan shall not constitute a First Lien Middle Market Loan unless the Administrative Agent, in its sole discretion, designates a Loan that would otherwise constitute a First Lien Last Out Loan as a First Lien Middle Market Loan in the related Approval Notice.

“First Lien Middle Market Loan”: A Loan that is not a Broadly Syndicated Loan and (i) is not (and cannot by its terms become) subordinate in right of payment to any obligation of the related Obligor in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings (other than any Liens permitted under the related Underlying Instruments that are reasonable and customary for similar loans, including Liens securing obligations under working capital facilities), (ii) is secured by a pledge of collateral, which security interest is validly perfected and first priority under Applicable Law (but subject to (x) any Liens permitted under the related Underlying Instruments that are reasonable and customary for similar loans, including for working capital facilities, and (y) Liens accorded priority by law in favor of the United States or any state or agency thereof), and (iii) with respect to which the Collateral Manager determines in good faith that the value of the collateral securing the Loan, which may include the related enterprise value, on or about the time of origination equals or exceeds the outstanding principal balance of the Loan plus the aggregate outstanding balances of all other loans of equal or higher seniority secured by the same collateral; provided that, for the avoidance of doubt, a First Lien Last Out Loan shall not constitute a First Lien Middle Market Loan unless the Administrative Agent, in its sole discretion, designates a Loan that would otherwise constitute a First Lien Last Out Loan as a First Lien Middle Market Loan in the related Approval Notice.

“First Out Attachment Ratio”: With respect to any Eligible Loan, as of any date of determination, an amount equal to the “senior net leverage ratio” or any comparable term relating to any “first out” senior secured indebtedness in the Underlying Instruments for such Loan; provided that if the “senior net leverage ratio” or such comparable term is not defined in the Underlying Instruments, then the First Out Attachment Ratio shall be the ratio of such “first out” senior secured indebtedness (less Unrestricted Cash) to EBITDA, as calculated by the Collateral Manager in good faith using information from calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor as per the requirements of the Underlying Instruments. For the avoidance of doubt, “first out” senior secured indebtedness refers to all or any portion of such Eligible Loan that constitutes first lien senior secured indebtedness that is not (and cannot by its terms become) subordinate in right of payment to any obligation of the relevant Obligor in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, other than any Liens permitted under the related Underlying Instruments that are reasonable and customary for similar loans, including Liens securing obligations under working capital facilities (excluding any First Lien Last Out Loan or other first lien last out indebtedness within the capital structure).

“Fitch”: Fitch Ratings, Inc. or any successor thereto.

“Fixed Rate Loan”: An Eligible Loan under which the rate payable by the Obligor thereof is based on a fixed rate of interest.

“Floating Rate Loan”: An Eligible Loan other than a Fixed Rate Loan.

“Floor”: A rate of interest equal to 0.0%.

“Foreign Currency Advance Amount”: On any Measurement Date, an amount equal to the sum of (a) the Advances Outstanding in Euros, (b) the Advances Outstanding in GBP, (c) the Advances Outstanding in CAD and (d) the Advances Outstanding in AUD.

“Foreign Lender”: (a) If the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“Funding Date”: With respect to any Advance, the Business Day such Advance is funded following the receipt by the Administrative Agent and Collateral Agent of a Funding Notice and other required deliveries in accordance with Section 2.2.

“Funding Notice”: A notice in the form of Exhibit A-1 signed by an authorized Person on behalf of the Borrower requesting an Advance, including the items required by Section 2.2.

“GAAP”: Generally accepted accounting principles as in effect from time to time in the United States.

“GBP” and “£”: The lawful currency of the United Kingdom.

“GBP Account”: Collectively, each Securities Account and any sub-accounts created and maintained on the books and records of the Securities Intermediary for the deposit of GBP in the name of the Borrower and subject to the Lien of the Collateral Agent for the benefit of the Secured Parties.

“GBP Borrowing Base”: As of any Measurement Date, an amount equal to the aggregate sum of (i) the sum, for each Eligible Loan denominated in GBP as of such date, of the Adjusted Borrowing Value of each such Eligible Loan as of such date plus (ii) the amount of GBP that are Principal Collections on deposit in the GBP Account as of such date minus (iii) the Unfunded Exposure Required Amount with respect to Eligible Loans denominated in GBP plus (iv) the amount of GBP that are Unfunded Exposure Collections on deposit in the GBP Account.

“General Intangible”: The meaning specified in Section 9-102(a)(42) of the UCC.

“Governing Documents”: (a) With respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement, and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and, if applicable, any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Governmental Authority”: With respect to any Person, any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person, including any supranational bodies (such as the European Union and the European Central Bank).

“Guarantee Obligation”: As to any Person (the “guaranteeing person”), any obligation of the guaranteeing person to guarantee any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term “Guarantee Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The terms “Guarantee” and “Guaranteed” used as a verb shall have a correlative meaning. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

“Highest Required Investment Category”: (a) With respect to ratings assigned by Moody’s, “Aa2” or “P-1” for one-month instruments, “Aa2” and “P-1” for three-month instruments, “Aa2” and “P-1” for six-month instruments and “Aaa” and “P-1” for instruments with a term in excess of six-months, (b) with respect to rating assigned by S&P, “A-1+” for short-term instruments and “AAA” for long-term instruments, and (c) with respect to rating assigned by Fitch

(if such investment is rated by Fitch), “F-1+” for short-term instruments and “AAA” for long-term instruments.

“IFRS”: International Financial Reporting Standards.

“Increased Costs”: Any amounts required to be paid by the Borrower to an Indemnified Party pursuant to Section 2.12.

“Indebtedness”: With respect to (x) any Obligor if “Indebtedness” or any comparable definition is set forth in the Underlying Instruments for the related Loan, such definition or (y) otherwise, without duplication, (a) all indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of Property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument or other evidence of indebtedness customary for indebtedness of that type, (c) all obligations of such Person in respect of letters of credit, acceptances or similar instruments issued or created for the account of such Person, (d) all liabilities secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on any Property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (e) all indebtedness of such Person under any swap, hedge or other similar transaction and (f) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (e) above. The amount of any Indebtedness under clause (d) shall be equal to the lesser of (A) the stated amount of the relevant obligations and (B) the fair market value of the Property subject to the relevant Lien. The amount of any Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor. Notwithstanding the foregoing, “Indebtedness” does not include (x) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset or investment to satisfy unperformed obligations of the seller of such asset or investment, (y) a commitment arising in the ordinary course of business to make a future investment or fund subsequent draws under Revolving Loans, Delayed Draw Loans or the unfunded portion of any existing investment or (z) indebtedness of the Borrower on account of the sale by the Borrower of the first out tranche of any Loan that arises solely as an accounting matter under ASC 860, provided that such indebtedness (i) is nonrecourse to the Borrower and (ii) would not represent a claim against the Borrower in a bankruptcy, insolvency or liquidation proceeding of the Borrower, in each case in excess of the amount sold or purportedly sold.

“Indemnified Amounts”: The meaning specified in Section 10.1(a).

“Indemnified Parties”: The meaning specified in Section 10.1(a).

“Indemnified Taxes”: (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Transaction Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Independent Manager”: The meaning specified in Section 4.1(t)(xxv).

“Indorsement”: The meaning specified in Section 8-102(a)(11) of the UCC, and “Indorsed” has a corresponding meaning.

“Initial Assigned Value”: The meaning specified in the definition of “Assigned Value”.

“Insolvency Event”: With respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction over such Person or any substantial part of its property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree, order or appointment shall remain unstayed and in effect for a period of sixty (60) consecutive days; (b) the commencement by such Person of a voluntary case under any applicable Insolvency Law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, (c) the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or (d) the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Insolvency Laws”: The Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Insolvency Proceeding”: Any case, action or proceeding before any court or other Governmental Authority relating to any Insolvency Event.

“Instrument”: The meaning specified in Section 9-102(a)(47) of the UCC.

“Interest”: For each Accrual Period and the Advances Outstanding, the sum of the products (for each day during such Accrual Period) of:

IR x P x 1/D

where:

IR	=	the Interest Rate applicable on such day;

P	=	the Advances Outstanding on such day;

D	=	360 days (or, to the extent the Interest Rate is based on (i) the Base Rate, 365 or 366 days, as applicable~~).~~, or (ii) CORRA or SONIA, 365 days);

provided that, (i) no provision of this Agreement shall require the payment or permit the collection of Interest in excess of the maximum permitted by Applicable Law, and (ii) Interest shall not be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.

“Interest Collection Account”: Collectively, each Securities Account and any sub-accounts created and maintained on the books and records of the Securities Intermediary entitled “Interest Collection Account”, in the name of the Borrower and subject to the Lien of the Collateral Agent for the benefit of the Secured Parties.

“Interest Collections”: All (a) payments of interest and delayed compensation (representing compensation for delayed settlement) received in cash by or on behalf of the Borrower on the Collateral, including the accrued interest received in connection with a sale thereof, (b) principal and interest payments received by or on behalf of the Borrower on Permitted Investments purchased with Interest Collections, and (c) all amendment and waiver fees, late payment fees, prepayment fees, ticking fees and other fees received by the Borrower; provided that Interest Collections shall not include (x) Sale Proceeds representing accrued interest that are applied toward payment for accrued interest on the purchase of a Loan (including in connection with a Substitution) and (y) interest received in respect of a Loan (including in connection with any sale thereof), which interest was purchased with Principal Collections.

“Interest Period”: With respect to any Term Rate Advance, (x) in the case of the first Rollover Date for such Advance, the period commencing on and including the Funding Date of such Advance to but excluding such Rollover Date and (y) in the case of any subsequent Rollover Date, the one-month period commencing on and including the prior Rollover Date and ending on but excluding such Rollover Date; provided, that:

(a)  if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided further that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;

(b)  any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;

(c) no Interest Period shall extend beyond the Termination Date; and

(d)  there shall be no more than ten (10) Interest Periods in effect at any time.

“Interest Rate”: (a) The Benchmark plus (b) the Applicable Spread; provided that, (x) if a Lender shall have notified the Administrative Agent that a Disruption Event has occurred with respect to an Available Currency, then, with respect to the Advances owing to such Lender accruing interest at the Benchmark applicable to such Available Currency or (y) during a Benchmark Unavailability Period with respect to the then-current Benchmark for an Available Currency, “Interest Rate” with respect to the Advances Outstanding that bear interest at a rate based on such Benchmark shall mean the Base Rate plus the Applicable Spread until such Lender shall have notified the Administrative Agent that such Disruption Event or Benchmark Unavailability Period, as applicable, has ceased, at which time the Interest Rate shall again be equal to the Benchmark for such Available Currency for such date plus the Applicable Spread.

“Investment”: With respect to any Person, any direct or indirect loan, advance or investment by such Person in any other Person, whether by means of share purchase, capital contribution, loan or otherwise, excluding the acquisition of Loans, Permitted Investments and the acquisition of Equity Securities otherwise permitted by the terms hereof which are related to such Loans.

“Investment Property”: The meaning specified in Section 9-102(a)(49) of the UCC.

“Joinder Supplement”: An agreement among the Borrower, a Lender and the Administrative Agent in the form of Exhibit F to this Agreement (appropriately completed) delivered in connection with a Person becoming a Lender hereunder after the Closing Date, as contemplated by Section 2.1(c), a copy of which shall be delivered to the Collateral Agent and the Collateral Manager.

“Last Out Attachment Ratio”: With respect to any Eligible Loan, as of any date of determination, an amount equal to the Net Senior Leverage Ratio with respect to all or any portion of such Eligible Loan that constitutes first lien senior secured Indebtedness that is not (and cannot by its terms become) subordinate in right of payment to any obligation of the Obligor in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, other than any Liens permitted under the related Underlying Instruments that are reasonable and customary for similar loans, including Liens securing obligations under working capital facilities (including any First Lien Last Out Loan or other first lien last out Indebtedness within the capital structure).

“Lenders”: The meaning specified in the Preamble, including (i) Wells Fargo and (ii) each other financial institution which may from time to time become a Lender hereunder by executing and delivering a Joinder Supplement to the Administrative Agent, the Collateral Agent, the Collateral Manager and the Borrower as contemplated by Section 2.1(c).

“Lien”: Any mortgage, lien, pledge, charge, right, claim, security interest or encumbrance of any kind of or on any Person’s assets or properties in favor of any other Person. Notwithstanding the foregoing, “Lien” shall not include (i) customary restrictions on assignments or transfers thereof on customary and market-based terms pursuant to the Underlying Instruments relating to any Loan or (ii) in the case of any Equity Securities, customary drag-along, tag-along, right of first refusal and other similar rights in favor of other equity holders of the same issuer.

“Loan”: Any commercial loan, note or Bond (including any Participation Interest therein) (a) which is sourced or originated by the Seller or any of its Affiliates and which the Borrower acquires or (b) which the Borrower originates or acquires from a third party in the ordinary course of its business.

“Loan Checklist”: An electronic or hard copy, as applicable, of a checklist in the form of Exhibit I delivered by or on behalf of the Borrower to the Collateral Agent for each Loan of all related Required Loan Documents, which shall also specify whether such document is an original or a copy.

“Loan File”: With respect to each Loan, a file containing (a) each of the documents and items as set forth on the Loan Checklist with respect to such Loan and (b) duly executed originals or copies of any other relevant records relating to such Loans and the Underlying Assets pertaining thereto.

“Loan Schedule”: The schedule listing each Loan owned or scheduled to be acquired by the Borrower setting forth the information listed on Schedule II.

“Margin Stock”: “Margin Stock” as defined under Regulation U.

“Material Adverse Effect”: With respect to any event or circumstance, a material adverse effect on (a) the business, assets, financial condition or operations, of the Collateral Manager or the Borrower, (b) the validity or enforceability of this Agreement or any other Transaction Document or the validity, enforceability or collectability of the Loans generally or any material portion of the Loans, (c) the rights and remedies of the Collateral Agent, the Administrative Agent and the Lenders with respect to matters arising under this Agreement or any other Transaction Document, (d) the ability of each of the Borrower or the Collateral Manager, as applicable, to perform their respective obligations under any Transaction Document to which such entity is a party, or (e) the status, existence, perfection, priority or enforceability of the Collateral Agent’s Lien on the Collateral.

“Material Modification”: Any amendment or waiver of, or modification or supplement to, an Underlying Instrument governing an Eligible Loan executed or effected on or after the date on which such Eligible Loan is acquired by the Borrower, that:

(a) reduces, forgives or delays the stated maturity date or any scheduled amortization date of such Eligible Loan as and when due excluding any waiver of excess cash flow sweeps or other mandatory prepayments;

(b) delays or extends the required or scheduled amortization date in any way that increases the average life of such Eligible Loan;

(c) (i) waives one or more interest payments, (ii) permits any interest due in cash to be deferred or capitalized and added to the principal amount of such Eligible Loan (other than any deferral or capitalization already allowed by the terms of the related Underlying Instruments for any Partial ~~PIK Loan, or any such modification that does not result in such Loan constituting a~~ PIK Loan) or (iii) reduces the spread or coupon with respect to such Eligible Loan (other than by application of a pricing grid or as the result of the replacement of any benchmark rate of interest); provided that, no such reduction shall constitute a Material Modification if the Collateral Manager certifies (and the Administrative Agent provides its prior written consent in its sole discretion) that such reduction results from an increase in the credit quality of the related Loan;

(d) contractually or structurally subordinates such Eligible Loan by operation of a priority of payments, turnover provisions, the transfer of assets in order to limit recourse to the related Obligor or the granting of Liens (other than Permitted Liens) on any of the Underlying Assets securing such Eligible Loan;

(e) substitutes, alters or releases the Underlying Assets securing such Eligible Loan, and each such substitution, alteration or release materially and adversely affects the value of such Eligible Loan; or

(f) amends, waives, forbears, supplements or otherwise modifies in any way the definition of “Indebtedness”, “Net Senior Leverage Ratio,” “Net Total Leverage Ratio,” “Permitted Lien,” “Unrestricted Cash,” “Recurring Revenue” or “Cash Interest Coverage Ratio” or any applicable liquidity covenant with respect to a Recurring Revenue Loan (or any respective comparable definitions in its Underlying Instruments (including any adjustment to “EBITDA” or “Adjusted EBITDA” or any similar definition)) or the definition of any component thereof in a manner that is materially adverse to any Lender; provided that, in connection with any Revenue Recognition Implementation or any Operating Lease Implementation, (x) the Administrative Agent may waive any Material Modification resulting from such implementation pursuant to this clause (f) or (y) the Administrative Agent (with the consent of the Collateral Manager, which consent shall not be unreasonably withheld, delayed or conditioned) may retroactively adjust the Cash Interest Coverage Ratio, Net Senior Leverage Ratio or Net Total Leverage Ratio for any Loan as determined on the date such Loan was acquired by the Borrower.

“Maximum Facility Amount”: The aggregate Commitments as then in effect, as such amount may be reduced pursuant to Section 2.3 or as otherwise agreed to by the Borrower, the applicable Lenders, the Collateral Manager and the Administrative Agent.

“Measurement Date”: Each of (i) the Closing Date; (ii) the date of any Borrower’s Notice; (iii) the Business Day following the date that a Responsible Officer of the Collateral Manager has actual knowledge of the occurrence of any Assigned Value Adjustment Event; (iv) the Business Day following the date that the Assigned Value of any Loan is adjusted; (v) the date on which any Loan included in the latest calculation of any Borrowing Base fails to meet one or more of the criteria listed in the definition of “Eligible Loan” (other than any criteria thereof waived by the Administrative Agent); (vi) on or prior to each Reinvestment, Discretionary Sale, Substitution or Optional Sale pursuant to Section 2.14 and Section 3.2, as applicable; (vii) each Reporting Date; and (viii) each other date requested by the Administrative Agent.

“Minimum Equity Amount”: (a) On and after the first date on which the Adjusted Borrowing Value of all Eligible Loans equals or exceeds $~~260,000,000~~650,000,000, the greater of (i) $~~60,000,000~~150,000,000 and (ii) the Adjusted Borrowing Value of the three (3) largest Obligors and (b) prior to such time, the greater of $~~40,000,000~~100,000,000 and (ii) the Adjusted Borrowing Value of the three (3) largest Obligors (which, in each case, may be met either by contributions of cash or contributions of Loans in accordance with the criteria set forth herein).

“Moody’s”: Moody’s Investors Service, Inc., and any successor thereto.

“Multiemployer Plan”: A “multiemployer plan” as defined in Section 4001(a)(3) of ERISA that is or was at any time during the current year or the preceding five (5) years contributed to by the Borrower or any ERISA Affiliate on behalf of its employees.

“Net Senior Leverage Ratio”: With respect to any Loan for any Relevant Test Period, either (a) the meaning of “Net Senior Leverage Ratio” or comparable definition set forth in the Underlying Instruments for such Loan, or (b) in the case of any Loan with respect to which the related Underlying Instruments do not include a definition of “Net Senior Leverage Ratio” or comparable definition, the ratio of (i) the senior indebtedness (including, without limitation, such Loan) of the applicable Obligor as of the date of determination minus the Unrestricted Cash of such Obligor as of such date to (ii) EBITDA of such Obligor with respect to the applicable Relevant Test Period, as calculated by the Collateral Manager in good faith using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor in accordance with the requirements of the Underlying Instruments.

“Net Total Leverage Ratio”: With respect to any Loan for any Relevant Test Period either (a) the meaning of “Net Total Leverage Ratio” or any comparable definition set forth in the Underlying Instruments for such Loan, or (b) in the case of any Loan with respect to which the related Underlying Instruments do not include a definition of “Net Total Leverage Ratio” or comparable definition, the ratio of (i) indebtedness (including, without limitation, such Loan) of the applicable Obligor as of the date of determination minus Unrestricted Cash of such Obligor as of such date to (ii) EBITDA of such Obligor with respect to the applicable Relevant Test Period, as calculated by the Collateral Manager in good faith, using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor as per the requirements of the Underlying Instruments for such Loan.

~~“Non-Hardwired Currency”: Each Available Currency other than Dollars.~~

“Non-Usage Fee”: The meaning set forth in the Fee Letter.

“Noteless Loan”: A Loan with respect to which the Underlying Instruments either (i) do not require the Obligor to execute and deliver a promissory note to evidence the indebtedness created under such Loan or (ii) require execution and delivery of such a promissory note only upon the request of any holder of the indebtedness created under such Loan, and as to which the Borrower has not requested a promissory note from the related Obligor.

“Notice of Exclusive Control”: The meaning specified in the Securities Account Control Agreement.

“Obligations”: The unpaid principal amount of, and accrued interest (including, without limitation, interest accruing after the maturity of the Advances and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) on the Advances and all other payment obligations and liabilities of the Borrower to the Secured Parties, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, or out of or in connection with any Transaction Document, and any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all reasonable and documented fees and disbursements of counsel to the Administrative Agent, the Collateral Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of the Transaction Documents) or otherwise.

“Obligor”: With respect to any Loan, any Person or Persons obligated to make payments pursuant to or with respect to such Loan, including any guarantor thereof.

“OFAC”: The meaning assigned to such term in the definition of “Sanction”.

“Offer”: A tender offer, voluntary redemption, exchange offer, conversion or other similar action.

“Officer’s Certificate”: A certificate signed by a Responsible Officer of the Person providing the applicable certification, as the case may be.

“Operating Lease Implementation”: The implementation by an Obligor of IFRS 16/ASC 842.

“Opinion of Counsel”: A written opinion of counsel, which opinion and counsel are acceptable to the Administrative Agent in its reasonable discretion.

“Optional Sale”: The meaning specified in Section 2.14(d).

“Original Cash Interest Coverage Ratio”: With respect to any Loan, the Cash Interest Coverage Ratio for such Loan on the date such Loan was acquired by the Borrower.

“Other Connection Taxes”: With respect to any Affected Party, Taxes imposed as a result of a present or former connection between such Affected Party and the jurisdiction imposing such Tax (other than connections arising from such Affected Party having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Obligation or Transaction Document).

“Other Taxes”: All present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.12(g)).

“Outstanding Balance”: With respect to any Loan as of any date of determination, (a) if such Loan is denominated and payable in Dollars, the outstanding principal balance of any advances or loans owing to the Borrower from the related Obligor pursuant to the related Underlying Instruments as of such date of determination and (b) if such Loan is denominated and payable in an Available Currency other than Dollars, the equivalent in Dollars of the outstanding principal balance of any advances or loans, determined by the Collateral Manager using the Applicable Exchange Rate, owing to the Borrower from the related Obligor pursuant to the related Underlying Instruments as of such date of determination, in each case, exclusive of any interest and Accreted Interest. Principal payments received with respect to any Loan shall first reduce Accreted Interest and then the Outstanding Balance.

“Partial PIK Loan”: A Loan ~~that would constitute a PIK Loan without giving effect to the proviso~~which, as of its date of acquisition by the Borrower (i) allows for any portion of the interest accrued for a specified period of time or until the maturity thereof is, at the option of the Obligor or pursuant to conditions specified (in each case, under the related Underlying Instruments and without default), added to the principal balance of such Loan or otherwise deferred rather than being paid in cash and (ii) a portion of the interest accruing thereon that is contractually required to be paid in cash accrues at a rate equal to or in excess of (A) the applicable benchmark plus 2.25%, if such Loan is a Floating Rate Loan pursuant to the Underlying Instruments for such Loan, (B) the Applicable Prime Rate, if such Loan is a Floating Rate Loan with an interest rate based on the Applicable Prime Rate, and (C) 6.0%, if such Loan is a Fixed Rate Loan; provided that, any Partial PIK Loan that is a Floating Rate Loan and has a minimum contractual cash coupon of not less than the applicable benchmark plus 4.00% shall not be considered a Partial PIK Loan for purposes of clause (mm) in the definition ~~thereof~~of “Eligible Loan”.

“Participant Register”: The meaning specified in Section 12.16(d).

“Participation Interest”: An undivided 100% participation in a loan originated by a bank or financial institution that, at the time of acquisition, or the Borrower’s commitment to acquire the same, satisfies each of the following criteria: (i) such participation would constitute a Loan were it acquired directly, (ii) the selling institution is a lender on the loan, (iii) the aggregate participation in the loan granted by such selling institution to any one or more participants does not exceed the principal amount or commitment with respect to which the selling institution is a lender under such loan, (iv) such participation does not grant, in the aggregate, to the participant in such participation a greater interest than the selling institution holds in the loan or commitment that is the subject of the participation, (v) the entire purchase price for such participation is paid in full (without the benefit of financing from the selling institution or its affiliates) at the time of the Borrower’s acquisition (or, to the extent of a participation in the unfunded commitment under a Revolving Loan or Delayed Draw Loan, at the time of the funding of such loan), (vi) the participation provides the participant all of the economic benefit and risk of the whole or part of the loan or commitment that is the subject of the loan participation and (vii) such participation is documented under a Loan Syndications and Trading Association, Loan Market Association or similar agreement standard for loan participation transactions among institutional market participants. For the avoidance of doubt, a Participation Interest shall not include a sub-participation in any loan.

“Payment Date”: Quarterly on the 23rd day of each of January, April, July and October or, if such day is not a Business Day, the next succeeding Business Day, commencing in July 2024; provided that, the final Payment Date shall occur on the Collection Date.

“Payment Date Statement”: A statement prepared by the Collateral Agent and verified by the Collateral Manager prior to each Payment Date setting forth the calculation of each amount payable out of available Collections on such Payment Date pursuant to either Section 2.7 or Section 2.8, as applicable, together with the payment information for each recipient of such amounts.

“Payment Recipient”: The meaning specified in Section 11.8(a).

“Pension Plans”: The meaning specified in Section 4.1(v).

“Permitted Investments”: Negotiable instruments or securities or other investments, which may include obligations or securities of issuers for which the Collateral Agent or an Affiliate of the Collateral Agent (in its individual corporate capacity) provides services or receives compensation that (i) except in the case of demand or time deposits and investments in money market funds, are represented by instruments in bearer or registered form or ownership of which is represented by book entries by a Clearing Agency or by a Federal Reserve Bank in favor of depository institutions eligible to have an account with such Federal Reserve Bank who hold such investments on behalf of their customers and (ii) evidence:

(a) direct obligations of, and obligations fully guaranteed as to full and timely payment by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States);

(b) demand deposits, time deposits, bank deposit products of or certificates of deposit of depository institutions or trust companies incorporated under the laws of the United States or any state thereof and subject to supervision and examination by federal or state banking or depository institution authorities; provided that at the time of the Borrower’s investment or contractual commitment to invest therein, the commercial paper, if any, and short-term unsecured debt obligations (other than such obligation whose rating is based on the credit of a Person other than such institution or trust company) of such depository institution or trust company shall have a credit rating from each Rating Agency in the Highest Required Investment Category granted by such Rating Agency;

(c) commercial paper, or other short term obligations, having, at the time of the Borrower’s investment or contractual commitment to invest therein, a rating in the Highest Required Investment Category granted by each Rating Agency;

(d) demand deposits, time deposits or certificates of deposit that are fully insured by the FDIC and either have a rating on their certificates of deposit or short-term deposits from Moody’s and S&P of “P-1” and “A-1”, respectively, and if rated by Fitch, from Fitch of “F-1+”;

(e) investments in taxable money market funds or other regulated investment companies having, at the time of the Borrower’s investment or contractual commitment to invest therein, a rating of the Highest Required Investment Category from each Rating Agency (as applicable); or

(f) time deposits (having maturities of not more than 90 days) by an entity the commercial paper of which has, at the time of the Borrower’s investment or contractual commitment to invest therein, a rating of the Highest Required Investment Category granted by each Rating Agency.

“Permitted Liens”:

(a) With respect to the interest of the Seller or the Borrower in the Loans included in the Collateral: (i) Liens in favor of the Borrower created pursuant to the Sale Agreement, (ii) Liens in favor of the Collateral Agent created pursuant to this Agreement, (iii) Liens for Taxes if such Taxes shall not at the time be due and payable or if a Person shall currently be contesting the validity thereof in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of such Person (for the avoidance of doubt, this subsection (iii) shall not affect any determination as to whether a Default or an Event of Default under Section 9.1(p) has occurred) and (iv) restrictions on transfer of such Loans set forth in the applicable Underlying Instruments; and

(b) with respect to the interest of the Seller or the Borrower in the other Collateral (including any Underlying Assets): (i) materialmen’s, warehousemen’s, mechanics’ and other Liens arising by operation of law in the ordinary course of business for sums not due or sums that are being contested in good faith, (ii) purchase money security interests in certain items of equipment, (iii) Liens for Taxes if such Taxes shall not at the time be due and payable or if a Person shall currently be contesting the validity thereof in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of such Person, (iv) other customary Liens permitted by the applicable Underlying Instruments with respect thereto consistent with the Collateral Manager Standard, (v) Liens in favor of the Borrower created by the Seller or the Borrower, as applicable, under the Sale Agreement and transferred by the Borrower pursuant to this Agreement, (vi) Liens in favor of the Collateral Agent or the Securities Intermediary created pursuant to any Transaction Document or this Agreement, (vii) with respect to Agented Loans, Liens in favor of the lead agent, the collateral agent or the paying agent for the benefit of all holders of indebtedness of such Obligor, (viii) with respect to any Equity Security, any Liens granted (x) on such Equity Security to secure indebtedness of the related Obligor and/or (y) under any governing documents or other agreement between or among or binding upon the Borrower as the holder of such Equity Security (provided that, in each case, such Liens have no higher priority than they did on the date such Loan was approved by the Administrative Agent), (ix) with respect to any Underlying Assets, Liens permitted by the applicable Underlying Instruments and (x) restrictions on transfer of such Collateral set forth in the applicable Underlying Instruments.

“Permitted RIC Distribution”: Any Restricted Payment made to the Equityholder to the extent required to allow the Equityholder to make sufficient distributions to qualify as a regulated investment company, and to otherwise eliminate federal or state income or excise taxes payable by the Equityholder in or with respect to any taxable year of the Equityholder (or any calendar year, as relevant); provided that the amount of any such payments made in or with respect to any such taxable year (or calendar year, as relevant) of the Equityholder shall not exceed 115.0% of the amounts that the Borrower would have been required to distribute to the Equityholder to: (i) allow the Borrower to satisfy the minimum distribution requirements that would be imposed by Section 852(a) of the Code (or any successor thereto) to maintain its eligibility to be taxed as a regulated investment company for any such taxable year, (ii) reduce to zero for any such taxable year the Borrower’s liability for federal income taxes imposed on (x) its investment company taxable income pursuant to Section 852(b)(1) of the Code (or any successor thereto), or (y) its net capital gain pursuant to Section 852(b)(3) of the Code (or any successor thereto), and (iii) reduce to zero the Borrower’s liability for federal excise taxes for any such calendar year imposed pursuant to Section 4982 of the Code (or any successor thereto), in the case of each of (i), (ii) or (iii), calculated assuming that the Borrower had qualified to be taxed as a regulated investment company under the Code.

“Permitted Securitization”: Any private or public term or conduit securitization transaction undertaken by the Borrower or an Affiliate thereof that is secured, directly or indirectly, by any Loan currently or formerly included in the Collateral or any portion thereof or any interest therein released from the Lien of this Agreement, including, without limitation, any collateralized loan obligation or collateralized debt obligation offering or other asset securitization or term facility.

“Person”: An individual, partnership, corporation, limited liability company, joint stock company, trust (including a statutory or business trust), unincorporated association, sole proprietorship, joint venture, government (or any agency, instrumentality or political subdivision thereof), estate, company, limited liability partnership, nonprofit corporation, group, sector, territory or other entity or organization.

~~“PIK Loan”: A Loan on which any portion of the interest accrued for a specified period of time or until the maturity thereof is, at the option of the Obligor or pursuant to conditions specified (in each case, under the related Underlying Instruments and without default), added to the principal balance of such Loan or otherwise deferred rather than being paid in cash; provided that, notwithstanding the foregoing, no Loan shall constitute a PIK Loan if the portion of the interest accruing thereon that is contractually required to be paid in cash accrues at a rate equal to or in excess of (a) the applicable benchmark plus 2.75%, if such Loan is a Floating Rate Loan pursuant to the Underlying Instruments for such Loan, (b) the Applicable Prime Rate, if such Loan is a Floating Rate Loan with an interest rate based on the Applicable Prime Rate, and (c) 6.0%, if such Loan is a Fixed Rate Loan.~~

“Prime Rate”: The greater of (x) the Floor and (y) the rate announced by Wells Fargo from time to time as its prime rate in the United States, such rate to change as and when such designated rate changes. The Prime Rate is not intended to be the lowest rate of interest charged by Wells Fargo or any other specified financial institution in connection with extensions of credit to debtors.

“Principal Collection Account”: Collectively, each Securities Account and any sub-accounts created and maintained on the books and records of the Securities Intermediary entitled “Principal Collection Account”, in the name of the Borrower and subject to the Lien of the Collateral Agent for the benefit of the Secured Parties.

“Principal Collections”: All amounts received by the Borrower or the Collateral Agent that are not Interest Collections to the extent received in cash by or on behalf of the Borrower or the Collateral Agent.

“Proceeds”: With respect to any Collateral, all property that is receivable or received when such Collateral is collected, sold, liquidated, foreclosed, exchanged, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes all rights to payment with respect to any insurance relating to such Collateral.

“Property”: Any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

“Pro Rata Share”: With respect to any Lender, the percentage obtained by dividing the Commitment of such Lender (as determined pursuant to the definition of Commitment) by the aggregate Commitments of all the Lenders (as determined pursuant to the definition of Commitment) or, if the Commitments have been terminated, based on the Advances Outstanding.

“Proprietary Information”: All information prepared internally by, or on behalf of, the Borrower, the Collateral Manager, any investment advisor thereof or any Affiliate of the foregoing, including credit memoranda, analyses or similar materials.

“Purchase Price”: With respect to any Loan, an amount (expressed as a percentage of par) equal to (i) the purchase price (or, if different principal amounts of such Loan were purchased at different purchase prices, the weighted average of such purchase prices) paid by the Borrower for such Loan (exclusive of any interest, Accreted Interest, original issue discount and upfront fees) divided by (ii) the principal balance of the portion of such Loan purchased by the Borrower outstanding as of the date of such purchase (exclusive of any interest, Accreted Interest, original issue discount and upfront fees); provided, that any Loan with a “Purchase Price” of at least 97.0% (including, for the avoidance of doubt, in excess of 100%), shall be deemed to have a “Purchase Price” of 100%; provided further that, for the avoidance of doubt, any portion of a Delayed Draw Loan or Revolving Loan that is funded after the initial date of acquisition thereof by the Borrower shall equal the Purchase Price of such Delayed Draw Loan or Revolving Loan as of the original date of acquisition thereof by the Borrower.

“Purchase Right”: The meaning specified in Section 9.2(c).

“Purchase Right Failure”: The meaning specified in Section 9.2(c).

“QFC”: The meaning assigned to the term “qualified financial contract” in, and interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“Qualified HPS Affiliate”: HPS Investment Partners, LLC, a Delaware limited liability company, or any Affiliate thereof (a) that has the ability and experience to professionally and competently perform duties similar to those imposed upon the Collateral Manager under this Agreement, (b) that is legally qualified and has the capacity and applicable licenses or other regulatory qualifications to act as Collateral Manager under this Agreement, (c) for which the principal personnel who would perform its duties hereunder as the Collateral Manager are substantially the same individuals who perform such duties immediately prior to such assignment, (d) for which the Administrative Agent and the Collateral Agent have received all “know your customer” documentation and information reasonably and timely requested and (e) that shall assume the obligations of the Collateral Manager.

“Qualified Institution”: A depository institution or trust company organized under the laws of the United States of America or any one of the States thereof or the District of Columbia (or any domestic branch of a foreign bank), (i)(a) that has either (1) a long-term issuer rating of “A” or better by S&P and “A2” or better by Moody’s or (2) a short-term issuer rating or certificate of deposit rating of “A-1” or better by S&P or “P-1” or better by Moody’s, (b) the parent corporation of which has either (1) a long-term issuer rating of “A” or better by S&P and “A3” or better by Moody’s or (2) a short-term issuer rating or certificate of deposit rating of “A-1” or better by S&P and “P-1” or better by Moody’s or (c) is otherwise acceptable to the Administrative Agent and (ii) solely with respect to the Securities Intermediary, the deposits of which are insured by the FDIC.

“Rating Agency”: Each of Moody’s, Fitch and S&P.

“Recurring Revenue”: With respect to any Recurring Revenue Loan, the meaning of “Recurring Revenue” or any comparable definition in the related Underlying Instruments relating to recurring maintenance or support revenues, subscription revenues, and recurring revenues attributable to software licensed or sold (excluding one-time license revenues) in the Underlying Instruments for such Loan.

“Recurring Revenue Loan”: A Loan that (i) has a related Obligor organized under the law of the United States or any state thereof and is denominated in Dollars, (ii) is secured by a pledge of collateral, which security interest is validly perfected and first priority under Applicable Law, (iii) has a related Obligor that is principally engaged in an enterprise software business that derives revenue primarily under contractual agreements and/or selling software as a service, (iv) is structured or underwritten based on a multiple of the related Obligor’s Recurring Revenue, and (v) that contains a Recurring Revenue Loan Covenant Flip Scheduled Date (which date is no later than the three (3) year anniversary (or such longer period as the Administrative Agent may agree in its discretion) of the date on which the Borrower acquired such Loan); provided that the Administrative Agent and the Borrower may agree to re-designate such Loan as a Broadly Syndicated Loan, a First Lien Middle Market Loan, a First Lien Last Out Loan or a Second Lien Loan if the recurring revenue covenants in the related Underlying Instruments are replaced (whether by amendment or by operation of such Underlying Instruments) with traditional cash flow leverage lending covenants (such as those based on total leverage, senior leverage, and interest coverage) (a “Recurring Revenue Reclassification Date”). For any Loan subject to a Recurring Revenue Reclassification Date, any references to the Cash Interest Coverage Ratio, Net Senior Leverage Ratio or Net Total Leverage Ratio, as applicable, as of the date on which such Loan was acquired by the Borrower shall be deemed to mean such ratios determined by the Administrative Agent in its sole discretion as of the Recurring Revenue Reclassification Date.

“Recurring Revenue Loan Covenant Flip Scheduled Date”: With respect to any Recurring Revenue Loan, as of its date of acquisition by the Borrower, the scheduled date upon which the covenants for such Loan are to be replaced with traditional cash flow leverage lending covenants (such as those based on total leverage, senior leverage, and interest coverage) as specified in the Underlying Instruments for such Loan.

“Recurring Revenue Loan Gross Leverage Ratio”: With respect to any Recurring Revenue Loan, the ratio for the related Obligor of (a) indebtedness to (b) Recurring Revenue, as calculated by the Borrower and Collateral Manager in good faith using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor as per the requirements of the related Underlying Instruments.

“Recurring Revenue Reclassification Date”: The meaning specified in the definition of Recurring Revenue Loan.

“Register”: The meaning specified in Section 12.16(b).

“Registered”: With respect to any registration-required obligation within the meaning of Section 163(f)(2) of the Code, a debt obligation that was issued after July 18, 1984 and that is in registered form within the meaning of Section 5f.103-1(c) of the Treasury Regulations.

“Regulation U”: Regulation U of the Board of Governors of the Federal Reserve System, 12 C.F.R. § 221, or any successor regulation.

“Reinvestment”: The meaning specified in Section 2.14(a)(i).

“Reinvestment Notice”: Each notice required to be delivered by the Collateral Manager in respect of any Reinvestment of Principal Collections pursuant to Section 3.2(b) in the form of Exhibit A-3.

“Reinvestment Period”: The period commencing on the Closing Date and ending on the day preceding the Reinvestment Period End Date.

“Reinvestment Period End Date”: The earliest to occur of (a) the date of the declaration of the Reinvestment Period End Date pursuant to Section 9.2(a), (b) the Termination Date pursuant to Section 9.2(a), (c) the date of the termination of all of the Commitments pursuant to Section 2.3(a), and (d) the Scheduled Reinvestment Period End Date.

“Related Parties”: With respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Relevant Governmental Body”: (a) With respect to a Benchmark Replacement in respect of Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Dollars, the Federal Reserve Board and/or the Federal Reserve Bank of New York,

or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto and (b) with respect to a Benchmark Replacement in respect of Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, any ~~Non-Hardwired~~Alternative Currency, (1) the central bank for the ~~Available~~Alternative Currency in which such amounts are denominated, or calculated with respect to, or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (2) any working group or committee officially endorsed or convened by (A) the central bank for the ~~Available~~Alternative Currency in which such amounts are denominated, or calculated with respect to, (B) any central bank or other supervisor that is responsible for supervising either (i) such Benchmark Replacement or (ii) the administrator of such Benchmark Replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof.

“Relevant Test Period”: With respect to any Loan, the relevant test period for the calculation of Net Senior Leverage Ratio, Net Total Leverage Ratio, Cash Interest Coverage Ratio or EBITDA as applicable, for such Loan in accordance with the related Underlying Instruments or, if no such period is provided for therein, each period of the last four (4) consecutive reported fiscal quarters of the principal Obligor on such Loan; provided that with respect to any Loan for which the relevant test period is not provided for in the related Underlying Instruments, if (x) an Obligor is a newly-formed entity as to which four consecutive fiscal quarters have not yet elapsed or (y) the Borrower determines, with the consent of the Administrative Agent, that the last four consecutive reported fiscal quarters of the principal Obligor does not reasonably reflect the capital structure, credit or financial condition of such Obligor because of a recently closed transaction and four consecutive fiscal quarters have not yet elapsed since the closing of such transaction, “Relevant Test Period” shall initially include the period from the date of formation of such Obligor or the closing date of the applicable transaction of such Collateral Loan to the most recently ended month or fiscal quarter (as the case may be), with applicable amounts in such period either (as elected by the Borrower with the approval of the Administrative Agent in its sole discretion) (1) annualized for purposes of such calculations or (2) calculated on a pro forma basis for the relevant period to take into account such issuance and all transactions consummated substantially concurrently therewith, and shall subsequently include each four (4) consecutive reported fiscal quarters of such Obligor; provided, that, such annualized or pro forma calculations shall be in accordance with or consistent with the Underlying Instruments related to such Loan.

“Repayment Notice”: Each notice required to be delivered by the Borrower in respect of any reduction of the Commitments or by the Borrower or the Collateral Manager (on behalf of the Borrower) in respect of any repayment of Advances Outstanding, in the form of Exhibit A-2.

“Reportable Event”: The meaning specified in Section 4.1(v).

“Reporting Date”: The date that is two (2) Business Days prior to the 23rd calendar day of each calendar month, with the first Reporting Date occurring in May 2024.

“Required Lenders”: The Administrative Agent and the Lenders representing an aggregate of more than 50.0% of the aggregate Commitments (or, if the applicable Commitments have been terminated, Advances Outstanding); provided that, the Commitment of any Defaulting Lender shall be disregarded for purposes of determining whether the consent of the Required Lenders has been obtained and such Lender shall not constitute a Required Lender hereunder.

“Required Loan Documents”: For each Loan, the following documents or instruments, in each case as specified on the related Loan Checklist:

(a) unless such Loan is a Noteless Loan, the original executed promissory note (or, in the case of a lost note, a copy of the executed underlying promissory note accompanied by an original executed affidavit and indemnity from the Borrower to the Collateral Agent); and

(b) (i) unless such Loan is a Noteless Loan, an unbroken chain of endorsements from each prior holder of such promissory note to the Borrower, (ii) executed copies of an unbroken chain of assignment and assumption agreements, transfer documents or instruments relating to such Loan evidencing the assignment of such Loan from each prior third party owner thereof to the Borrower, (iii) an executed assignment and assumption agreement, transfer document or instrument relating to such Loan evidencing the assignment of such Loan to the Borrower that, to the extent required by the Underlying Instruments, is counter-signed by the applicable underlying administrative agent, (iv) a copy of the loan register held by the administrative agent for such Loan showing that the Borrower is the lender of record with respect to such Loan or (v) a copy of the executed credit or loan agreement to which the Borrower is a signatory (which includes the Borrower’s commitment).

“Required Reports”: Collectively, the Borrowing Base Certificate, the Payment Date Statement, financial statements of the Borrower and/or the Equityholder, as applicable, required to be delivered under the Transaction Documents (including, without limitation, pursuant to Sections 5.1(q), 5.3(f) and 6.8(a) hereof), the annual statements as to compliance and the annual independent public accountant’s report pursuant to Section 6.8(e).

“Responsible Officer”: With respect to any Person, any duly authorized officer of such Person or of the general partner, manager or managing member of such Person with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other duly authorized officer of such Person or of the general partner, manager or managing member of such Person to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject, and with respect to the Collateral Agent, Document Custodian or Securities Intermediary, an officer of the Collateral Agent, the Document Custodian or the Securities Intermediary, as applicable, to whom a corporate trust or document custody matter, as applicable, is referred because of such person’s knowledge of and familiarity with the particular subject and having direct responsibility for the administration of this transaction.

“Restricted Payment”: (i) Any dividend or other distribution, direct or indirect, on account of any class of membership interests of the Borrower now or hereafter outstanding, except a dividend or distribution paid solely in interests of that class of membership interests or in any junior class of membership interests of the Borrower; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any class of membership interests of the Borrower now or hereafter outstanding, and (iii) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire membership interests of the Borrower now or hereafter outstanding. For the avoidance of doubt, payments and reimbursements due to the Collateral Manager in accordance with this Agreement or any other Transaction Document do not constitute Restricted Payments.

“Revaluation Date”: Subject to Section 2.5, with respect to any Advance denominated in an Alternative Currency, each of the following: (i) the Funding Date of such Advance but only as to the amounts so borrowed on such date, (ii) each date of a Rollover of such Advance pursuant to the terms of this Agreement, but only as to the amounts so renewed on such date, and (iii) such additional dates as the Administrative Agent shall determine.

“Revaluation Rate”: The weighted average Assigned Value (based on the Outstanding Balance) of all Eligible Loans as of any date of determination on which at least twenty (20) Eligible Loans have been included in the Collateral; provided that, with respect to any Eligible Loan, if an Assigned Value Adjustment Event of the type described in clause (a), clause (b) or clause (c) of the definition thereof occurs, then such Eligible Loan shall be excluded from the calculation of the Revaluation Rate; provided further that, the Revaluation Rate shall be deemed to be 100.0% on any date of determination occurring prior to the date on which at least twenty (20) Eligible Loans have been included in the Collateral.

“Revenue Recognition Implementation”: The implementation by an Obligor of IFRS 15/ASC 606.

“Review Criteria”: The meaning specified in Section 13.2(b)(ii).

“Revolving Loan”: Any Loan (other than a Delayed Draw Loan) that is a senior secured obligation (including funded and unfunded portions of revolving credit lines and letter of credit facilities, unfunded commitments under specific facilities and other similar loans and investments) that under the Underlying Instruments relating thereto may require one or more future advances to be made to the Obligor by the Borrower; provided that, any such Loan will be a Revolving Loan only until all commitments by the Borrower to make advances to the Obligor thereof expire, or are terminated, or are irrevocably reduced to zero.

“Rollover”: The renewal of all or any part of any Term Rate Advance upon the expiration of the applicable Interest Period with respect thereto.

“Rollover Date”: The fifteenth (15th) day of each calendar month.

“S&P”: S&P Global Ratings (or its successors in interest).

“Sale Agreement”: The loan sale and contribution agreement, dated as of the Closing Date, by and between the Seller and the Borrower.

“Sale Proceeds”: With respect to any Loan, all proceeds received as a result of the sale of such Loan, net of all out-of-pocket expenses of the Borrower, the Collateral Manager and the Collateral Agent incurred in connection with any such sale.

“Sanction” or “Sanctions”: Individually and collectively, respectively, any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and anti-terrorism laws, including but not limited to those imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of the Treasury, the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future statute or executive order; (b) the United Nations Security Council; (c) the European Union; (d) the United Kingdom; or (e) any other Governmental Authorities with jurisdiction over the Borrower, the Collateral Manager, the Seller, the Equityholder or any of their respective Subsidiaries or Related Parties.

“Sanctioned Person”: Any Person that is a target of Sanctions, including without limitation, a Person that is: (a) on any list of targets identified or designated pursuant to any Sanctions, including those listed on OFAC’s Specially Designated Nationals (SDN) and Blocked Persons List and OFAC’s Consolidated Non-SDN List; (b) a legal entity that is a Sanctions target based on the ownership or control of such legal entity by Sanctioned Person(s); or (c) the target of or subject to any territorial or country-based Sanctions program.

“Scheduled Payment”: Each scheduled payment of principal and/or interest required to be made by an Obligor on the related Loan, as adjusted pursuant to the terms of the related Underlying Instruments, if applicable.

“Scheduled Reinvestment Period End Date”: ~~March  28~~November 18 , 2027 (unless extended with the prior written consent of the Administrative Agent and each Lender).

“SEC”: The Securities and Exchange Commission or any successor Governmental Authority.

“Second Lien Loan”: A Loan that (i) does not satisfy each requirement set forth in the definition of “Broadly Syndicated Loan”, “First Lien Middle Market Loan” or “First Lien Last Out Loan”, (ii) is secured by a pledge of collateral (including all of the applicable Obligor’s assets constituting collateral for such Loan (whether or not there is also a security interest of a higher or lower priority in additional collateral)), which security interest is validly perfected and second priority under Applicable Law (but subject to any Liens permitted under the related Underlying Instruments that are reasonable and customary for similar loans, including Liens securing working capital facilities and (y) Liens accorded priority by law in favor of the United States or any state or agency thereof), (iii) is pari passu with or subordinated in right of payment to the indebtedness of the holders of the first priority security interest (other than with respect to the proceeds of liquidated collateral following an event of default) and (iv) pursuant to an intercreditor or subordination agreement between the Borrower (or applicable agent) and the holder of the first priority Lien over the Underlying Assets, the amount of indebtedness secured by such first priority Lien is limited (in terms of aggregate dollar amount or percent of outstanding principal or both); provided that, for the avoidance of doubt, a Second Lien Loan shall not constitute a First Lien Last Out Loan unless the Administrative Agent, in its sole discretion, designates a Loan that would otherwise constitute a Second Lien Loan as a First Lien Last Out Loan in the related Approval Notice.

“Secured Party”: (i) Each Lender, (ii) the Administrative Agent, (iii) the Collateral Agent, (iv) the Document Custodian, (v) the Securities Intermediary and (vi) solely with respect to the right to receive fees, expenses and indemnities owing to it hereunder, the Collateral Manager.

“Securities Account”: The meaning specified in Section 8-501(a) of the UCC.

“Securities Account Control Agreement”: The Account Control Agreement, dated as of the Closing Date, among the Borrower, the Collateral Agent and the Securities Intermediary, as the same may be amended, modified, waived, supplemented or restated from time to time.

“Securities Act”: The U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities Intermediary”: U.S. Bank National Association, in its capacity as securities intermediary pursuant to the Securities Account Control Agreement, or any subsequent (i) Clearing Corporation; or (ii) Person, including a bank or broker, that in the ordinary course of its business maintains Securities Accounts for others and is acting in that capacity, agreeing to act in such capacity pursuant to the Securities Account Control Agreement.

“Security Certificate”: The meaning specified in Section 8-102(a)(16) of the UCC.

“Security Entitlement”: The meaning specified in Section 8-102(a)(17) of the UCC.

“Seller”: HPS Corporate Lending Fund, a Delaware statutory trust.

“Signature Law”: The meaning specified in Section 12.14.

“SOFR”: A rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator”: The Federal Reserve Bank of New York (or any successor administrator).

“SOFR Administrator’s Website”: The website of the SOFR Administrator, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Day”: The meaning specified in the definition of “Daily Simple SOFR.”

“SOFR Rate Day”: The meaning specified in the definition of “Daily Simple SOFR.”

“Solvent”: As to any Person at any time, having a state of affairs such that all of the following conditions are met: (a) the fair value of the property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (b) the present fair saleable value of the property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and other liabilities as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in a business or a transaction, and does not propose to engage in a business or a transaction, for which such Person’s property assets would constitute unreasonably small capital.

“SONIA”: A rate equal to the sterling overnight index average as administered by the SONIA Administrator.

“SONIA Administrator”: The Bank of England (or any successor administrator of the sterling overnight index average).

“SONIA Administrator’s Website”: The Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the sterling overnight index average identified as such by the SONIA Administrator from time to time.

“SONIA Business Day”: Any day (other than a Saturday or a Sunday) on which banks are not required or authorized to be closed in London.

“SONIA Determination Day”: The meaning specified in the definition of “Daily Simple SONIA.”

“SONIA Rate Day”: The meaning specified in the definition of “Daily Simple SONIA.”

“Spot Rate”: Subject to Section 2.5, for any Alternative Currency, the rate provided (either by publication or otherwise provided or made available to the Administrative Agent) by Thomson Reuters Corp. (or equivalent service chosen by the Administrative Agent in its reasonable discretion) as the spot rate for the purchase of such Alternative Currency with another currency at a time selected by the Administrative Agent in accordance with the procedures generally used by the Administrative Agent for syndicated credit facilities in which it acts as administrative agent.

“Spread”: In the case of each Loan that is a Floating Rate Loan that bears interest at a spread over the applicable benchmark as provided for in its related Underlying Instrument, the current cash pay interest rate spread (for the avoidance of doubt, excluding any non-cash interest or paid-in-kind interest) on such Loan above the applicable benchmark.

“Standstill Period”: The period from and including the date on which the Administrative Agent delivers written notice to the Borrower of the commencement of a Standstill Period after the occurrence and continuance of an Event of Default to and including the earlier to occur of (x) the thirtieth (30th) calendar day thereafter and (y) the date on which each of the Borrower and the Administrative Agent each agree to terminate such period.

“Subsidiary”: As to any Person, a corporation, statutory trust, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, trust, partnership, limited liability company or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person.

“Substitution”: The meaning specified in Section 2.14(b).

“T2”: The real time gross settlement system operated by the Eurosystem, or any successor system.

“TARGET Day”: Any day on which T2 is open for the settlement of payments in Euros.

“Taxes”: All present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term CORRA”: For any Interest Period with respect to Advances denominated in Canadian Dollars, the greater of (i) the sum of (x) the Term CORRA Reference Rate for a period of one month, at approximately 10:00 a.m. (Toronto time) on the day (such day, a “Term CORRA Determination Day”) that is two (2) CORRA Business Days prior to the first day of such Interest Period as such Term CORRA Reference Rate is published by the Term CORRA Administrator plus (y) the Term CORRA Adjustment and (ii) the Floor. If, by 5:00 p.m. (Toronto time) on any Term CORRA Determination Day, the Term CORRA Reference Rate for a period of one month has not been published by the Term CORRA Administrator and a Benchmark Replacement Date with respect to the Term CORRA Reference Rate has not occurred, then Term CORRA will be the Term CORRA Reference Rate for a period of one month as published by the Term CORRA Administrator on the first preceding CORRA Business Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator so long as such first preceding CORRA Business Day is not more than three (3) CORRA Business Days prior to such Term CORRA Determination Day. Any change in Term CORRA due to a change in the Term CORRA Reference Rate shall be effective from and including the effective date of such change in the Term CORRA Reference Rate without notice to the Borrower.

“Term CORRA Adjustment”: A percentage equal to 0.29547% (29.547 basis points) per annum.

“Term CORRA Administrator”: CanDeal Benchmark Administration Services Inc. (“CanDeal”) or, in the reasonable discretion of Administrative Agent, TSX Inc. or an affiliate of TSX Inc. as the publication source of the CanDeal/TMX Term CORRA benchmark that is administered by CanDeal (or a successor administrator of the Term CORRA Reference Rate selected by Administrative Agent in its reasonable discretion).

“Term CORRA Determination Day”: The meaning specified in the definition of “Term CORRA”.

“Term CORRA Reference Rate”: The forward-looking term rate based on CORRA.

“Term Rate Advance”: Any Advance that bears interest at a rate based on Term CORRA or a Eurocurrency Rate.

“Termination Date”: The earliest of (a) the date of the termination of all the Commitments pursuant to Section 2.3(a), (b) the Facility Maturity Date, and (c) the date of the declaration of the Termination Date or the date of the automatic occurrence of the Termination Date pursuant to Section 9.2(a).

“Tranche Size”: With respect to any Loan, the dollar value of the tranche of indebtedness of the applicable Obligor currently held or contemplated for purchase by the Borrower, which may include any last out component (but not any second lien component) and, in the sole discretion of the Administrative Agent, any indebtedness under another tranche that (x) is an obligation of the same Obligor under the same Underlying Instrument, (y) pari passu with such Loan and (z) has the same material terms as such Loan.

“Transaction”: The meaning specified in Section 3.2.

“Transaction Documents”: This Agreement, the Sale Agreement, the Fee Letter, the Securities Account Control Agreement, any Joinder Supplement, and the Collateral Agent and Document Custodian Fee Letter and each document, instrument or agreement executed by the Borrower, Collateral Manager, Seller or any of their Affiliates related to any of the foregoing.

“UCC”: The Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

“Unadjusted Benchmark Replacement”: The applicable Benchmark Replacement excluding the applicable Benchmark Replacement Adjustment.

“Uncertificated Security”: The meaning specified in Section 8-102(a)(18) of the UCC.

“Underlying Assets”: With respect to a Loan, any property or other assets designated and pledged as collateral to secure repayment of such Loan, including, without limitation, to the extent provided for in the relevant Underlying Instruments, a pledge of the stock, membership or other ownership interests in the related Obligor and all Proceeds from any sale or other disposition of such property or other assets.

“Underlying Instruments”: The loan agreement, credit agreement or other agreement pursuant to which a Loan has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Loan or Permitted Investment or of which the holders of such Loan or Permitted Investment are the beneficiaries.

“Undisclosed Administration”: In relation to a Lender or its direct or indirect parent company that is a solvent person, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian, or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or such parent company is subject to home jurisdiction, if applicable law requires that such appointment not be disclosed.

“Unfunded Exposure Account”: Collectively, each Securities Account and any sub-accounts created and maintained on the books and records of the Securities Intermediary entitled “Unfunded Exposure Account”, in the name of the Borrower and subject to the Lien of the Collateral Agent for the benefit of the Secured Parties.

“Unfunded Exposure Amount”: As of any date of determination, an amount equal to the excess, if any, of, for each Loan, (i) the aggregate amount (without duplication) of all Exposure Amounts over (ii) the amount on deposit in the Unfunded Exposure Account and the amounts designated as Unfunded Exposure Collections in the Canadian Dollar Account, the Euro Account, the GBP Account and the Australian Dollar Account.

“Unfunded Exposure Collections”: Any amounts (w) in Canadian Dollars on deposit in the Canadian Dollar Account, (x) in Euros on deposit in the Euro Account, (y) in GBP and on deposit in the GBP Account and (z) in Australian Dollars on deposit in the Australian Dollar Account and, in each case, designated by the Borrower to be reserved against the Unfunded Exposure Amount.

“Unfunded Exposure Required Amount”: As of any date of determination, an amount equal to the aggregate sum of, for each Loan that is a Delayed Draw Loan or a Revolving Loan, (a) the Exposure Amount minus (b) the product of (i) the Assigned Value, (ii) the Exposure Amount and (iii) the Applicable Percentage.

“United States” or “U.S.”: The United States of America.

“Unrestricted Cash”: The meaning of “Unrestricted Cash” or any comparable definition in the Underlying Instruments for each Loan, and in any case that “Unrestricted Cash” or such comparable definition is not defined in such Underlying Instruments, all cash available for use for general corporate purposes and not held in any reserve account or legally or contractually restricted for any particular purposes or subject to any lien (other than blanket liens permitted under or granted in accordance with such Underlying Instruments), as reflected on the most recent financial statements of the relevant Obligor that have been delivered to the Borrower.

“U.S. Bank Parties”: The meaning set forth in Section 12.11(d).

“U.S. Government Securities Business Day”: Any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person”: Any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regime”: Each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

“U.S. Tax Compliance Certificate”: The meaning set forth in Section 2.13(f).

“USA Patriot Act”: The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

“Wells Fargo”: The meaning specified in the Preamble.

“Withholding Agent”: The Borrower and the Administrative Agent.

Section 1.2 Other Terms.

All accounting terms used but not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and used but not specifically defined herein, are used herein as defined in such Article 9.

Section 1.3 Computation of Time Periods.

Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.” All time deadlines shall be based on the Eastern Standard Time zone unless stated otherwise.

Section 1.4 Interpretation.

In each Transaction Document, unless a contrary intention appears:

(a) the singular number includes the plural number and vice versa;

(b) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Transaction Documents;

(c) reference to any gender includes each other gender;

(d) reference to day or days without further qualification means calendar days;

(e) reference to any time means New York, New York time;

(f) the word “including” is not limiting and means “including without limitation;”

(g) the word “any” is not limiting and means “any and all” unless the context clearly requires or the language provides otherwise;

(h) reference to any agreement (including any Transaction Document), document or instrument means such agreement, document or instrument as amended, modified, waived, supplemented, restated or replaced and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Transaction Documents, and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefor;

(i) reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any Section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision;

(j) reference to any delivery or transfer to the Collateral Agent or the Document Custodian with respect to the Collateral, as applicable, means delivery or transfer to the Collateral Agent on behalf of the Secured Parties;

(k) if any date for compliance with the terms or conditions of any Transaction Document falls due on a day which is not a Business Day, then such due date shall be deemed to be the immediately following Business Day;

(l) reference to the date of any acquisition or disposition of any Collateral, or the date on which any asset is added to or removed from the Collateral shall mean the related “settlement date” and not the related “trade date”;

(m) references herein to the knowledge or actual knowledge of a Person shall mean, except as explicitly provided herein, the actual knowledge following reasonable inquiry under the circumstances of a Responsible Officer of such Person;

(n) [reserved];

(o) any use of “material” or “materially” or words of similar meaning in this Agreement shall mean material, as determined by the Administrative Agent in its reasonable discretion;

(p) for purposes of calculating the Aggregate Borrowing Base, Adjusted Borrowing Value and Unfunded Exposure Required Amount on any date of determination, the Aggregate Borrowing Base, Adjusted Borrowing Value, Foreign Currency Advance Amount and Unfunded Exposure Amount of the applicable Loans (or Advances) shall be converted to Dollars, if necessary, by the Collateral Manager using the Applicable Exchange Rate; and

(q) unless otherwise expressly stated in this Agreement, if at any time any change in generally accepted accounting principles (including the adoption of IFRS) would affect the computation of any covenant (including the computation of any financial covenant) set forth in this Agreement or any other Transaction Document, the Borrower and the Administrative Agent shall negotiate in good faith to amend such covenant to preserve the original intent in light of such change; provided, that, until so amended, (i) such covenant shall continue to be computed in accordance with the application of generally accepted accounting principles prior to such change and (ii) the Borrower shall provide to the Administrative Agent a written reconciliation in form and substance reasonably satisfactory to the Administrative Agent, between calculations of such covenant made before and after giving effect to such change in generally accepted accounting principles.

ARTICLE II

THE ADVANCES

Section 2.1 The Advances.

(a) During the Reinvestment Period, the Borrower may, at its option, request the Lenders to make advances of funds (each, an “Advance”) under this Agreement pursuant to a Funding Notice; provided, however, that no Lender shall be obligated to make any Advance on or after the date that is two (2) Business Days prior to the Reinvestment Period End Date.

(b) Following the receipt of a Funding Notice during the Reinvestment Period and subject to the terms and conditions hereinafter set forth, the Lenders shall fund such Advance. Notwithstanding anything to the contrary herein, no Lender shall make any Advance if, after giving effect to such Advance and the addition to the Collateral of the Eligible Loans to be acquired by the Borrower with the proceeds of such Advance, (i) in the sole discretion of any such Lender, a Default or Event of Default would or could reasonably be expected to result therefrom or a Standstill Period is continuing or (ii) a Borrowing Base Deficiency or a Borrowing Base Deficiency (Currency) in the relevant Available Currency would occur.

(c) The Borrower may, with the written consent of the Administrative Agent, add additional Persons who satisfy the requirements set forth in Section 12.16 as Lenders and increase the Commitments hereunder; provided that the Commitment of any Lender may only be increased with the prior written consent of such Lender and the Administrative Agent. Each additional Lender shall become a party hereto by executing and delivering to the Administrative Agent, the Collateral Agent, the Collateral Manager and the Borrower a Joinder Supplement.

Section 2.2 Procedures for Advances by the Lenders.

(a) Subject to the limitations set forth in Section 2.1(a), the Borrower may request an Advance from the Lenders by delivering to the Lenders at certain times the information and documents set forth in this Section 2.2.

(b) With respect to all Advances, (A) if the Advance is denominated in Dollars, no later than the proposed Funding Date, (B) if the Advance is denominated in Canadian Dollars, Euros or GBP, no later than three (3) Business Days prior to the Funding Date and (C) if the Advance is denominated in AUD, no later than five (5) Business Days prior to the Funding Date (or, in each case, such shorter time period as is acceptable to the Administrative Agent), the Borrower (or the Collateral Manager on the Borrower’s behalf) shall deliver:

(i) to the Administrative Agent (with a copy to the Collateral Agent) a wire disbursement and authorization form, to the extent not previously delivered; and

(ii) to the Administrative Agent and the Lenders (with a copy to each Lender and the Collateral Agent) a duly completed Funding Notice (including a duly completed Borrowing Base Certificate updated to the date such Advance is requested and giving pro forma effect to the Advance requested and the use of the proceeds thereof) which shall (i) specify the requested amount of such Advance, which amount shall not cause a Borrowing Base Deficiency or a Borrowing Base Deficiency (Currency) in the relevant Available Currency and must be at least equal to $500,000 (or the ~~equivalent amount in the applicable Available~~Alternative Currency Equivalent thereof), or, in the case of any Advance to be applied to fund any draw under a Revolving Loan or Delayed Draw Loan, such lesser amount as may be required to fund such draw, to be allocated to each Lender in accordance with its Pro Rata Share, (ii) specify the proposed Funding Date of such Advance, (iii) specify the Loan(s) (if any) to be financed on such Funding Date (including the appropriate file number, Obligor, Outstanding Balance, Assigned Value and Purchase Price for such Loan(s) (if any)), and (iv) include a representation that all conditions precedent for an Advance described in Article III hereof have been satisfied or waived. Each Funding Notice shall be irrevocable; provided, however, that (A) the Borrower may revoke any Funding Notice if the applicable Loan to be funded with the proceeds of such Advance fails to close and (B) during any Benchmark Unavailability Period, the Borrower may revoke any Funding Notice promptly upon receiving notice of the commencement of such Benchmark Unavailability Period. If any Funding Notice is received by the Administrative Agent after 3:00 p.m. on any day (or on a day that is not a Business Day), such Funding Notice shall be deemed to be received by the Administrative Agent at 9:00 a.m. on the next Business Day.

(c) On the proposed Funding Date, subject to the limitations set forth in Section 2.1(a) and upon satisfaction or waiver of the applicable conditions set forth in Article III, each Lender shall make available to the Borrower in same day funds, by wire transfer to the account designated by the Borrower in the Funding Notice given pursuant to this Section 2.2, an amount equal to such Lender’s Pro Rata Share of the least of (i) the amount requested by the Borrower for such Advance, (ii) the aggregate unused Commitments then in effect and (iii) the maximum amount that, after taking into account the proposed use of the proceeds of such Advance, could be advanced to the Borrower hereunder without causing a Borrowing Base Deficiency or a Borrowing Base Deficiency (Currency) in the relevant Available Currency.

(d) On each Funding Date, the obligation of each Lender to remit its Pro Rata Share of any such Advance shall be several from that of each other Lender and the failure of any Lender to so make such amount available to the Borrower shall not relieve any other Lender of its obligation hereunder.

(e)  Each Term Rate Advance shall automatically Rollover upon the termination of each applicable Interest Period without notice from the Borrower until repaid and, on each Rollover Date, all Term Rate Advances in the same Available Currency that are outstanding on such Rollover Date shall, whether or not they are separate Term Rate Advances prior to such Rollover Date, be combined into a single Term Rate Advance in such Available Currency with one (1) Interest Period related to such Term Rate Advance.

Section 2.3 Reduction of the Facility Amount; Principal Repayments.

(a) The Borrower (or the Collateral Manager on behalf of the Borrower) may irrevocably terminate the Commitments in whole or irrevocably reduce in part any portion of the Commitments that exceed the Advances Outstanding; provided that (i) the Borrower shall provide a Repayment Notice at least three (3) Business Days prior to the date of such termination or reduction to the Administrative Agent (with a copy to the Collateral Agent and the Collateral Manager); (ii) any partial reduction of the Commitments shall be in an amount equal to $1,000,000 (or the ~~equivalent amount in the applicable Available~~Alternative Currency Equivalent thereof) and in integral multiples of $250,000 (or the ~~equivalent amount in the applicable Available~~Alternative Currency Equivalent thereof) in excess thereof; and (iii) in the case of such termination or reduction on or after the six-month anniversary of the Closing Date but prior to second anniversary of the Closing Date, other than in connection with an amendment and restatement of this Agreement, the Borrower shall pay to the Administrative Agent for distribution to the Lenders the applicable Commitment Reduction Fee; provided further that no Commitment Reduction Fee shall be due and payable if such termination or reduction occurs (v) at any time when Wells Fargo is not acting as Administrative Agent, (w) as a result of a refinancing of all or a material portion of the Collateral in connection with any transaction for which Wells Fargo (or any of its affiliates) serves as the administrative agent or other similar capacity for such transaction, (x) using the proceeds of a collateralized loan obligation transaction securitizing all (or substantially all) of the Collateral for which the Administrative Agent has provided its prior written consent (in its sole discretion), (y) prior to the six-month anniversary of the Closing Date or after the second anniversary of the Closing Date or (z) during the first year after the Closing Date, if, at the time the Repayment Notice is delivered, (1) the Approval Rate is less than 70.0% or (2) the Revaluation Rate is less than 80.0% for two (2) consecutive reporting quarters (upon the completion of the Administrative Agent’s review of any Eligible Loans that may have triggered an Assigned Value Adjustment Event). Each notice of a reduction or termination pursuant to this Section 2.3(a) shall be irrevocable without the consent of the Administrative Agent; provided that, such Repayment Notice may be conditioned upon the happening or occurrence of a specified event, and thereafter revoked in the event that such specified event does not occur (it being understood and agreed that the Borrower shall pay any related Breakage Costs in accordance with Sections 2.7 and 2.8). The applicable Commitment of each Lender shall be reduced by an amount equal to its Pro Rata Share (prior to giving effect to any reduction of the Commitments hereunder) of the aggregate amount of any reduction under this Section 2.3(a).

(b) The Borrower (or the Collateral Manager on behalf of the Borrower) may, at any time, reduce Advances Outstanding; provided that (i) the Borrower shall provide a Repayment Notice at least (x) for Advances denominated in Dollars, one (1) Business Day and (y) for Advances denominated in any Alternative Currency, three (3) Business Days, prior to the date of such reduction to the Administrative Agent, the Collateral Agent, and the Lenders (provided that same day notice may be given with respect to curing any Borrowing Base Deficiency or Borrowing Base Deficiency (Currency)) and (ii) any reduction of Advances Outstanding (other than with respect to repayments of Advances Outstanding made by the Borrower to reduce Advances Outstanding such that no Borrowing Base Deficiency or Borrowing Base Deficiency (Currency) exists) shall be in a minimum amount of $250,000 (or the ~~equivalent amount in the applicable Available~~Alternative Currency Equivalent thereof) and in integral multiples of $100,000 (or the ~~equivalent amount in the applicable Available~~Alternative Currency Equivalent thereof) in excess thereof. In connection with any such reduction of Advances Outstanding, the Borrower shall deliver (1) to the Administrative Agent, the Collateral Agent and each Lender, a Repayment Notice and (2) funds to the Collateral Agent for payment to the Lenders of such Advances sufficient to repay such Advances Outstanding, accrued Interest thereon, together with any Breakage Costs and all accrued and unpaid costs and expenses of the Administrative Agent and Lenders related to such repayment (payable pro rata to each Lender), which may include instructions to the Collateral Agent to use funds from the Principal Collection Account and/or funds otherwise provided by the Borrower, to the Collateral Agent with respect thereto; provided that, the Advances Outstanding will not be reduced unless sufficient funds have been remitted to pay all such amounts referred to in this sentence in full. Any Advance so repaid may, subject to the terms and conditions hereof, be reborrowed during the Reinvestment Period. Any Repayment Notice relating to any repayment pursuant to this Section 2.3(b) shall be irrevocable without the consent of the Administrative Agent; provided that, such Repayment Notice may be conditioned upon the happening or occurrence of a specified event, and thereafter revoked in the event that such specified event does not occur (it being understood and agreed that the Borrower shall pay any related Breakage Costs in accordance with Sections 2.7 and 2.8).

(c) Unless sooner prepaid pursuant to the terms hereof, the Advances Outstanding shall be repaid in full on the Termination Date or on such later date as is agreed to in writing by the Borrower, the Collateral Manager, the Administrative Agent and the Lenders.

Section 2.4 Determination of Interest.

(a) The Administrative Agent shall determine the Interest (including unpaid Interest related thereto, if any, due and payable on a prior Payment Date) to be paid by the Borrower on each Payment Date for the related Accrual Period and shall advise the Collateral Agent, the Collateral Manager and the Borrower thereof on the third Business Day prior to such Payment Date.

(b) No provision of this Agreement shall require the payment or permit the collection of Interest in excess of the maximum permitted by Applicable Law.

(c)  No Interest shall be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.

(d) Interest due on any Payment Date shall be calculated on the Determination Date immediately preceding such Payment Date.

(e) In connection with the use or administration of any Benchmark, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document. The Administrative Agent will promptly notify the Borrower, the Collateral Agent and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of any Benchmark.

Section 2.5 ~~[Reserved]~~Exchange Rates; Currency Equivalents; Daily Simple RFR Advances.

(a) The Administrative Agent shall determine the Dollar Equivalent amount of each Advance denominated in an Alternative Currency. Such Dollar Equivalent shall become effective as of such Revaluation Date and shall be the Dollar Equivalent of such amounts until the next Revaluation Date to occur. Except for purposes of any Required Reports or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of Advances Outstanding in any Alternative Currency for purposes of the Transaction Documents (including, for the avoidance of doubt, calculation of the Non-Usage Fee) shall be such Dollar Equivalent amount as so determined by the Administrative Agent.

(b) Wherever in this Agreement in connection with the making, Rollover or prepayment of an Advance, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Advance is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent.

(c) Notwithstanding the foregoing provisions of this Section 2.5 or any other provision of this Agreement, in connection with Daily Simple RFR Advances in an Alternative Currency, the Spot Rate on the applicable Funding Date shall be the Spot Rate in effect as of the Revaluation Date applicable to the first Advance of any such Daily Simple RFR Advances in such Alternative Currency (or, if applicable, any later Revaluation Date pursuant to clause (iii) of the definition of “Revaluation Date”).

(d) With respect to a Term Rate Advance denominated in an Alternative Currency, in connection with each Revaluation Date, the Administrative Agent will notify the Borrower (with a copy to the Collateral Manager) of its determination of the Spot Rate pursuant to this Agreement promptly upon such determination in accordance with the procedures generally used by the Administrative Agent for syndicated credit facilities in which it acts as administrative agent. With respect to a Daily Simple RFR Advance denominated in an Alternative Currency, in connection with the first Advance of any such Daily Simple RFR Advances in such Alternative Currency and any later Revaluation Date pursuant to clause (iii) of the definition thereof, the Administrative Agent will notify the Borrower (with a copy to the Collateral Manager) of its determination of the Spot Rate pursuant to this Agreement promptly upon such determination in accordance with the procedures generally used by the Administrative Agent for syndicated credit facilities in which it acts as administrative agent.

Section 2.6 Borrowing Base Deficiency Cures.

(a) Any Borrowing Base Deficiency or Borrowing Base Deficiency (Currency)

may be cured by the Borrower taking one or more of the following actions:

(i) crediting cash into the Principal Collection Account;

(ii) repaying the applicable Advances Outstanding in accordance with Section 2.3(b);

(iii) posting additional Eligible Loans and/or Permitted Investments as Collateral; provided that the amount of any reduction of a Borrowing Base Deficiency pursuant to any such additional Eligible Loans shall be the Adjusted Borrowing Value of such Eligible Loans; and/or

(iv) selling one or more Loans in exchange for cash in a Discretionary Sale.

For the avoidance of doubt, the Borrower may cure a Borrowing Base Deficiency by any combination of the applicable clauses in this Section 2.6 (or by any other action with the prior written consent of the Administrative Agent and the Required Lenders).

Section 2.7 Priority of Payments.

(a) Interest Collection Account. On each Payment Date, so long as no Event of Default or Standstill Period has occurred and is continuing, the Collateral Manager shall direct the Collateral Agent to pay pursuant to the related Payment Date Statement (and the Collateral Agent shall make payment from the Interest Collection Account of the Borrower and Interest Collections in the Canadian Dollar Account, the Euro Account, the GBP Account and the Australian Dollar Account of the Borrower to the extent of Available Funds, in reliance on the information set forth in such Payment Date Statement) to the following Persons, the following amounts in the following order of priority:

(1) pro rata to (A) the Collateral Agent, in an amount equal to any accrued and unpaid Collateral Agent Fees, (B) the Document Custodian, in an amount equal to any accrued and unpaid Document Custodian Fees and (C) the Securities Intermediary, in an amount equal to any amounts payable to each Securities Intermediary under the Securities Account Control Agreement; provided that, the aggregate amount payable pursuant to this Section 2.7(a)(1), Section 2.7(b)(1) and Section 2.8(1) shall not exceed $150,000 per annum;

(2) to the Collateral Manager, in an amount equal to (i) any accrued and unpaid Collateral Management Fee to the extent not deferred or waived by the Collateral Manager and (ii) all documented fees and expenses owing to the Collateral Manager pursuant to Section 6.7; provided that the aggregate amount payable pursuant to this Section 2.7(a)(2)(ii), Section 2.7(b)(2)(ii) and Section 2.8(2)(ii) shall not exceed $100,000 per annum;

(3) pro rata to each Lender, in an amount equal to any accrued and unpaid Interest (including Breakage Costs) and Non-Usage Fee;

(4) pro rata to the Administrative Agent and each Lender, all Administrative Expenses and any Increased Costs due and owing to such Person;

(5) (i) during the Reinvestment Period, in the sole discretion of the Collateral Manager, to the Unfunded Exposure Account in an amount necessary to cause the amount on deposit in the Unfunded Exposure Account to equal the Unfunded Exposure Required Amount and (ii) after the end of the Reinvestment Period, to the Unfunded Exposure Account in an amount necessary to cause the amount on deposit in the Unfunded Exposure Account to equal the Unfunded Exposure Amount;

(6) if a Borrowing Base Deficiency or a Borrowing Base Deficiency (Currency) exists (after giving effect to the payment of Advances on such Payment Date), pro rata, to each Lender, to reduce the Advances Outstanding in an amount necessary to cure a Borrowing Base Deficiency or Borrowing Base Deficiency (Currency), as applicable;

(7) to the Equityholder, to make any applicable Permitted RIC Distribution;

(8) pro rata to each Lender, in an amount equal to (A) any accrued and unpaid Commitment Reduction Fee plus (B) if such Payment Date is the Termination Date, the Advances Outstanding;

(9) first, to the extent not paid pursuant to Section 2.7(a)(1) as a result of the limitation set forth therein, pro rata to (A) the Collateral Agent, in an amount equal to any accrued and unpaid Collateral Agent Fees, (B) the Document Custodian, in an amount equal to any accrued and unpaid Document Custodian Fees, and (C) the Securities Intermediary, in an amount equal to any amounts payable to the Securities Intermediary under the Securities Account Control Agreement; and second, pro rata to each applicable party to pay all other outstanding amounts under the Transaction Documents, including any amounts not paid under Section 2.7(a)(1) by reason of a cap specified therein;

(10) to the applicable Governmental Authority, any Tax or withholding Tax which, if not paid, could result in a Lien on any of the Collateral;

(11) to the Collateral Manager, in an amount equal to any deferred Collateral Management Fee requested by the Collateral Manager to be paid; and

(12) (A) if a Default has occurred and is continuing, to remain in the Interest Collection Account or (B) otherwise, deemed released from the Lien of the Collateral Agent hereunder and distributed to the Borrower or its designee (or, during the Reinvestment Period, in the sole discretion of the Collateral Manager, to be deposited in the Principal Collection Account).

(b) Principal Collection Account. On each Payment Date, so long as no Event of Default or Standstill Period has occurred and is continuing, the Collateral Manager shall direct the Collateral Agent to pay pursuant to the related Payment Date Statement (and the Collateral Agent shall make payment from the Principal Collection Account of the Borrower and Principal Collections in the Canadian Dollar Account, the Euro Account, the GBP Account and the Australian Dollar Account of the Borrower to the extent of Available Funds, in reliance on the information set forth in such Payment Date Statement) to the following Persons, the following amounts in the following order of priority:

(1) to the extent not paid pursuant to Section 2.7(a)(1), pro rata to (A) the Collateral Agent, in an amount equal to any accrued and unpaid Collateral Agent Fees, (B) the Document Custodian, in an amount equal to any accrued and unpaid Document Custodian Fees and (C) the Securities Intermediary, in an amount equal to any amounts payable to each Securities Intermediary under the Securities Account Control Agreement; provided that, the aggregate amount payable pursuant to Section 2.7(a)(1), this Section 2.7(b)(1) and Section 2.8(1) shall not exceed $150,000 per annum;

(2) to the extent not paid pursuant to Section 2.7(a)(2), to the Collateral Manager, in an amount equal to (i) any accrued and unpaid Collateral Management Fee to the extent not deferred or waived by the Collateral Manager and (ii) all documented fees and expenses owing to the Collateral Manager pursuant to Section 6.7; provided that the aggregate amount payable pursuant to Section 2.7(a)(2)(ii), this Section 2.7(b)(2)(ii) and Section 2.8(2)(ii) shall not exceed $100,000 per annum;

(3) to the extent not paid pursuant to Section 2.7(a)(3), pro rata to each Lender, in an amount equal to any accrued and unpaid Interest (including Breakage Costs) and Non-Usage Fee;

(4) to the extent not paid pursuant to Section 2.7(a)(4), pro rata to the Administrative Agent and each Lender, all Administrative Expenses and any Increased Costs due and owing to such Person;

(5) to the extent not paid pursuant to Section 2.7(a)(5), (i) during the Reinvestment Period, in the sole discretion of the Collateral Manager, to the Unfunded Exposure Account in an amount necessary to cause the amount on deposit in the Unfunded Exposure Account to equal the Unfunded Exposure Required Amount and (ii) after the end of the Reinvestment Period, to the Unfunded Exposure Account in an amount necessary to cause the amount on deposit in the Unfunded Exposure Account to equal the Unfunded Exposure Amount;

(6) (i) during the Reinvestment Period, to the extent not paid pursuant to Section 2.7(a)(6), pro rata to each Lender, to reduce the Advances Outstanding in an amount necessary to cure a Borrowing Base Deficiency or Borrowing Base Deficiency (Currency), as applicable, and (ii) after the end of the Reinvestment Period, (x) first, pro rata to each Lender, to pay the Advances

Outstanding until paid in full and (y) second, to the extent not paid pursuant to Section 2.7(a)(8), pro rata to each Lender, in an amount equal to any accrued and unpaid Commitment Reduction Fee owing to the Lenders;

(7) to the extent not paid pursuant to Section 2.7(a)(7), to the Equityholder to make any applicable Permitted RIC Distribution;

(8) to the extent not paid pursuant to Section 2.7(a)(8), pro rata to each Lender, in an amount equal to any accrued and unpaid Commitment Reduction Fee owing to the Lenders;

(9) to the extent not paid pursuant to Section 2.7(a)(9), first, pro rata to (A) the Collateral Agent, in an amount equal to any accrued and unpaid Collateral Agent Fees, (B) the Document Custodian, in an amount equal to any accrued and unpaid Document Custodian Fees, and (C) the Securities Intermediary, in an amount equal to any amounts payable to the Securities Intermediary under the Securities Account Control Agreement; and second, pro rata to each applicable party to pay all other outstanding amounts under the Transaction Documents, including any amounts not paid under Section 2.7(b)(1) by reason of a cap specified therein;

(10) to the extent not paid pursuant to Section 2.7(a)(10), to the applicable Governmental Authority, any Tax or withholding Tax which, if not paid, could result in a Lien on any of the Collateral;

(11) to the extent not paid pursuant to Section 2.7(a)(11), to the Collateral Manager, in an amount equal to any deferred Collateral Management Fee requested by the Collateral Manager to be paid; and

(12) (A) if a Default has occurred and is continuing, to remain in the Principal Collection Account or (B) otherwise, deemed released from the Lien of the Collateral Agent hereunder and distributed to the Borrower or its designee (or, in the sole discretion of the Collateral Manager, to remain in the Principal Collection Account).

Section 2.8 Alternate Priority of Payments.

On each Payment Date (and any Business Day reasonably requested by the Administrative Agent) (a) following the occurrence and during the continuance of an Event of Default or Standstill Period or (b) following the declaration of the occurrence, or the deemed occurrence, as applicable, of the Termination Date pursuant to Section 9.2(a), the Collateral Manager (or, after delivery of a Notice of Exclusive Control, the Administrative Agent) shall direct the Collateral Agent to pay pursuant to the related Payment Date Statement (and the Collateral Agent shall make payment from the Collection Account, the Canadian Dollar Account, the Euro Account, the GBP Account and the Australian Dollar Account of the Borrower to the extent of Available Funds, in reliance on the information set forth in such Payment Date Statement) to the following Persons, the following amounts in the following order of priority:

(1) pro rata to (A) the Collateral Agent, in an amount equal to any accrued and unpaid Collateral Agent Fees, (B) the Document Custodian, in an amount equal to any accrued and unpaid Document Custodian Fees and (C) the Securities Intermediary, in an amount equal to any amounts payable to each Securities Intermediary under the Securities Account Control Agreement; provided that, the aggregate amount payable pursuant to Section 2.7(a)(1), Section 2.7(b)(1) and this Section 2.8(1) shall not exceed $150,000 per annum;

(2) to the Collateral Manager, in an amount equal to (i) any accrued and unpaid Collateral Management Fee to the extent not deferred or waived by the Collateral Manager and (ii) all documented fees and expenses owing to the Collateral Manager pursuant to Section 6.7; provided that the aggregate amount payable pursuant to Section 2.7(a)(2)(ii), Section 2.7(b)(2)(ii) and this Section 2.8(2)(ii) shall not exceed $100,000 per annum;

(3) pro rata to each Lender, in an amount equal to any accrued and unpaid Interest and Non-Usage Fee (including Breakage Costs);

(4) pro rata to the Administrative Agent and each Lender, all Administrative Expenses and any Increased Costs due and owing to such Person;

(5) to the Unfunded Exposure Account, in an amount necessary to cause the amount on deposit in the Unfunded Exposure Account to equal the Unfunded Exposure Amount;

(6) pro rata to each Lender, (i) first, to pay the Advances Outstanding until paid in full and (ii) second, in an amount equal to any accrued and unpaid Commitment Reduction Fee owing to the Lenders;

(7) to the Equityholder, to make any applicable Permitted RIC Distribution;

(8) first, pro rata to (A) the Collateral Agent, in an amount equal to any accrued and unpaid Collateral Agent Fees, (B) the Document Custodian, in an amount equal to any accrued and unpaid Document Custodian Fees, and (C) the Securities Intermediary, in an amount equal to any amounts payable to the Securities Intermediary under the Securities Account Control Agreement; and second, pro rata to each applicable party to pay all other outstanding amounts under the Transaction Documents, including any amounts not paid under Section 2.8(1) by reason of a cap specified therein;

(9) to the applicable Governmental Authority, any Tax or withholding Tax which, if not paid, could result in a Lien on any of the Collateral;

(10) to the Collateral Manager, in an amount equal to any deferred Collateral Management Fee requested by the Collateral Manager to be paid; and

(11) any remaining amounts shall be deemed released from the Lien of the Collateral Agent hereunder and distributed to the Borrower or its designee.

Section 2.9 Collections and Allocations.

(a) Collections. The Collateral Manager shall promptly identify any Collections received directly by it as Interest Collections or Principal Collections in any Available Currency and transfer, or cause to be transferred (i) all Collections denominated in Dollars to the appropriate Collection Account within two (2) Business Days after its receipt and identification thereof, (ii) all Collections denominated in Canadian Dollars to the Canadian Dollar Account within two (2) Business Days after its receipt and identification thereof, (iii) all Collections denominated in Euros to the Euro Account within two (2) Business Days after its receipt and identification thereof, (iv) all Collections denominated in GBP to the GBP Account within two (2) Business Days after its receipt and identification thereof and (v) all Collections denominated in Australian Dollars to the Australian Dollar Account within two (2) Business Days after its receipt and identification thereof. Upon the receipt of Collections in the Collection Account during any Accrual Period, the Collateral Manager shall identify Principal Collections and Interest Collections no later than the Measurement Date related to the Payment Date immediately following such Accrual Period and direct the Collateral Agent and Securities Intermediary to transfer the same to the Principal Collection Account, the Interest Collection Account, the Canadian Dollar Account, the Euro Account, the GBP Account or the Australian Dollar Account, respectively. All Collections in (i) Canadian Dollars shall be deposited into the Canadian Dollar Account, (ii) Euros shall be deposited into the Euro Account, (iii) GBP shall be deposited into the GBP Account and (iv) Australian Dollars shall be deposited into the Australian Dollar Account. For purposes of Section 2.7, any Principal Collections and Interest Collections shall be applied on any Payment Date (i) first, to make payments in the applicable Available Currency and (ii) second, to make payments in any other Available Currency (pro rata based on available amounts from each other Available Currency), as converted by the Collateral Agent at the direction of the Collateral Manager using the Applicable Exchange Rate; provided, that such payments shall be subject to availability of such funds pursuant to Section 2.7. The Collateral Manager shall instruct the Collateral Agent on the Determination Date immediately preceding each Payment Date, to convert amounts on deposit in any Available Currency other than Dollars into Dollars to the extent necessary to make payments pursuant to Section 2.7 (as determined by the Collateral Manager using the Applicable Exchange Rate). Any Principal Collections may be converted by the Collateral Agent at the direction of the Collateral Manager into another Available Currency on any Business Day (other than a Payment Date) using the Applicable Exchange Rate so long as no Borrowing Base Deficiency exists either prior to or after giving effect to such conversion. The Collateral Manager shall provide prior written notice to the Administrative Agent and the Collateral Agent of any such conversion. The Collateral Manager shall further include a statement as to the amount of Principal Collections and Interest Collections on deposit in the Principal Collection Account and the Interest Collection Account on each Reporting Date in the Borrowing Base Certificate delivered pursuant to Section 6.8(d).

(b) Excluded Amounts. With the prior written consent of the Administrative Agent (not to be unreasonably withheld, conditioned or delayed), the Collateral Manager may direct the Collateral Agent and the Securities Intermediary to withdraw from the Collection Account and pay to the Person entitled thereto any amounts credited thereto constituting Excluded Amounts if the Collateral Manager has, prior to such withdrawal and consent, delivered to the Administrative Agent, the Collateral Agent, the Borrower and each Lender a report setting forth the calculation of such Excluded Amounts in form and substance reasonably satisfactory to the Administrative Agent and each Lender.

(c) Initial Deposits. On the initial Funding Date with respect to any Loan, the Collateral Manager will deposit or cause to be deposited into the Collection Account, the Canadian Dollar Account, the Euro Account, the GBP Account or the Australian Dollar Account, as applicable, all Collections received in respect of such Loan on such initial Funding Date.

(d) Investment of Funds. All uninvested amounts on deposit in the Collection Account, the Canadian Dollar Account, the Euro Account, the GBP Account and the Australian Dollar Account shall be invested at the direction of the Collateral Manager in Permitted Investments. If no such direction is received by the Collateral Agent, all such amounts shall remain uninvested. All earnings (net of losses and investment expenses) thereon shall be retained or deposited into the Principal Collection Account, the Canadian Dollar Account, the Euro Account, the GBP Account or the Australian Dollar Account, as applicable, in each case as Principal Collections, and shall be applied on each Payment Date pursuant to the provisions of Section 2.7 or Section 2.8 (as applicable).

(e) Unfunded Exposure Account. The Borrower may, at any time fund any contributions received from the Equityholder and transfer Principal Collections into the Unfunded Exposure Account, and the Borrower shall notify the Collateral Agent in writing of any amounts to be designated as Unfunded Exposure Collections in the Canadian Dollar Account, the Euro Account, the GBP Account and the Australian Dollar Account. On the last day of the Reinvestment Period, the Borrower shall fund an amount equal to the Unfunded Exposure Amount into the Unfunded Exposure Account, and the Borrower shall notify the Collateral Agent in writing of any amounts to be designated as Unfunded Exposure Collections in the Canadian Dollar Account, the Euro Account, the GBP Account and the Australian Dollar Account. All funding requests associated with the Unfunded Exposure Amount after the Reinvestment Period End Date shall be made from the Unfunded Exposure Account or from Unfunded Exposure Collections. All uninvested amounts on deposit in the Unfunded Exposure Account shall be invested at the direction of the Collateral Manager in Permitted Investments. If no such direction is received by the Collateral Agent, all such amounts shall remain uninvested.

(f) Currencies. (i) All Canadian Dollars will be deposited into the Canadian Dollar Account and will remain in such account unless otherwise provided for herein; the Collateral Agent shall maintain records designating the amounts in the Canadian Dollar Account as Principal Collections, Interest Collections or Unfunded Exposure Collections; and the Collateral Agent’s reports shall indicate the same, (ii) all Euros will be deposited into the Euro Account and will remain in such account unless otherwise provided for herein; the Collateral Agent shall maintain records designating the amounts in the Euro Account as Principal Collections, Interest Collections or Unfunded Exposure Collections; and the Collateral Agent’s reports shall indicate the same, (iii) all GBP will be deposited into the GBP Account and will remain in such account unless otherwise provided for herein; the Collateral Agent shall maintain records designating the amounts in the GBP Account as Principal Collections, Interest Collections or Unfunded Exposure Collections; and the Collateral Agent’s reports shall indicate the same and (iv) all Australian Dollars will be deposited into the Australian Dollar Account and will remain in such account unless otherwise provided for herein; the Collateral Agent shall maintain records designating the amounts in the Australian Dollar Account as Principal Collections, Interest Collections or Unfunded Exposure Collections; and the Collateral Agent’s reports shall indicate the same.

Section 2.10 Payments, Computations, etc.

(a) Unless otherwise expressly provided herein, all amounts to be paid or deposited by the Borrower hereunder shall be paid or deposited in accordance with the terms hereof no later than 3:00 p.m. on the day when due in lawful money of the United States in immediately available funds and any amount not received before such time shall be deemed received on the next Business Day. The Borrower shall, upon written election of the Administrative Agent (or, upon an Event of Default specified in Section 9.1(d), automatically) and to the extent permitted by law, pay to the Secured Parties interest on all amounts not paid or deposited when due hereunder at 2.00% per annum above the Prime Rate, payable on demand; provided that such interest rate shall not at any time exceed the maximum rate permitted by Applicable Law. Such interest shall be for the account of the applicable Secured Party. All computations of interest and other fees hereunder shall be made on the basis of a year consisting of 360 days (other than calculations with respect to (i) the Base Rate, which shall be based on a year consisting of 365 or 366 days, as applicable, and (ii) CORRA or SONIA, which shall be based on a year consisting of 365 days) for the actual number of days elapsed.

(b) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be deemed due on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of Interest or any fee payable hereunder, as the case may be. For avoidance of doubt, to the extent that Available Funds are insufficient on any Payment Date to satisfy the full amount of any Increased Costs pursuant to Section 2.12, such unpaid amounts shall remain due and owing and shall accrue interest as provided in Section 2.10(a) until repaid in full.

(c) If any Advance requested by the Borrower is not effectuated as a result of the Collateral Manager’s or the Borrower’s actions or failure to fulfill any condition under Section 3.2 (other than any condition that is waived by the Administrative Agent) (which, in the case of the Collateral Manager, is solely within the control of the Collateral Manager) as the case may be, on the date specified therefor, whichever of the Collateral Manager or the Borrower is at fault, such Person shall indemnify the applicable Lender against any actual out-of-pocket loss, cost or expense incurred by the applicable Lender (but excluding lost profits) upon receipt by the Borrower of documentation setting forth such costs.

Section 2.11 [Reserved].

Section 2.12 Increased Costs; Capital Adequacy; Illegality.

(a) If either (i) the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any Applicable Law after the date hereof or (ii) the compliance by an Affected Party with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), shall (A) subject any Affected Party to any Taxes (other than (i) Indemnified Taxes, (ii) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (iii) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, (B) impose, modify or deem applicable any reserve requirement (including, without limitation, any reserve requirement imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve requirement, if any, included in the determination of Interest), special deposit or similar requirement against assets of, deposits with or for the amount of, or credit extended by, any Affected Party or (C) impose any other condition affecting any Affected Party’s rights hereunder or under any other Transaction Document, the result of which is to increase the cost to any Affected Party or to reduce the amount of any sum received or receivable by an Affected Party under this Agreement or under any other Transaction Document, then on the Payment Date following demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis for such demand), the Borrower shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such additional or increased cost incurred or such reduction suffered.

(b) If either (i) the introduction of or any change in or in the interpretation of any law, guideline, rule, regulation, directive or request or (ii) compliance by any Affected Party with any law, guideline, rule, regulation, directive or request from any central bank or other Governmental Authority or agency (whether or not having the force of law), including, without limitation, compliance by an Affected Party with any request or directive regarding capital adequacy, but excluding Taxes, has or would have the effect of reducing the rate of return on the capital of any Affected Party as a consequence of its obligations hereunder or arising in connection herewith to a level below that which any such Affected Party could have achieved but for such introduction, change or compliance (taking into consideration the policies of such Affected Party with respect to capital adequacy) by an amount deemed by such Affected Party to be material, then from time to time, on the Payment Date following demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis for such demand), the Borrower shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such reduction. For the avoidance of doubt, if the issuance of any amendment or supplement to Interpretation No. 46 or to Statement of Financial Accounting Standards No. 140 by the Financial Accounting Standards Board or any other change in accounting standards or the issuance of any other pronouncement, release or interpretation, causes or requires the consolidation of all or a portion of the assets and liabilities of the Seller, the Borrower or any Affected Party with the assets and liabilities of the Administrative Agent or any Lender or shall otherwise impose any loss, cost, expense, reduction of return on capital or other loss, such event shall constitute a circumstance on which such Affected Party may base a claim for reimbursement under this Section 2.12. Notwithstanding the foregoing, but subject to Section 6.7, the provisions of this Section 2.12(b) shall not apply to the consolidation of the Borrower for accounting purposes as required by GAAP with the Collateral Manager or any Affiliate thereof, whether or not an Affected Party.

(c) If as a result of any event or circumstance similar to those described in clause (a) or (b) of this Section 2.12, any Affected Party is required to compensate a bank or other financial institution providing liquidity support, credit enhancement or other similar support to such Affected Party in connection with this Agreement or the funding or maintenance of Advances hereunder, then on the next Payment Date pursuant to Section 2.7 or 2.8, as applicable, occurring at least five (5) Business Days after the request for compensation, the Borrower shall pay to such Affected Party such additional amount or amounts as may be necessary to reimburse such Affected Party for any amounts payable or paid by it.

(d) In determining any amount provided for in this Section 2.12, the Affected Party may use any reasonable averaging and attribution methods. Any Affected Party making a claim under this Section 2.12 shall submit to the Borrower and the Collateral Manager a written description as to such additional or increased cost or reduction, which written description shall be conclusive absent manifest error; provided, however, that no Lender shall be requested to disclose confidential or price-sensitive information or any other information, to the extent prohibited by law.

(e) If a Disruption Event with respect to any Lender has occurred with respect to any then-current Benchmark, such Lender shall in turn so notify the Borrower, whereupon all Advances Outstanding made by the affected Lender in the applicable Available Currency will accrue Interest at the Base Rate from and including the date such of Disruption Event to, but excluding, the earlier of (x) such time as the conditions leading to such Disruption Event no longer exists and (y) the Benchmark Replacement Date for such Benchmark.

(f) Failure or delay on the part of any Affected Party to demand compensation pursuant to this Section 2.12 shall not constitute a waiver of such Affected Party’s right to demand or receive such compensation. Notwithstanding anything to the contrary in this Section 2.12, the Borrower shall not be required to compensate an Affected Party pursuant to this Section 2.12 for any amounts incurred more than nine (9) months prior to the date that such Affected Party notifies the Borrower of such Affected Party’s intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such nine (9) month period shall be extended to include the period of such retroactive effect.

(g) Each Lender agrees that it will take such commercially reasonable actions as the Borrower may reasonably request that will avoid the need to pay, or reduce the amount of, any increased amounts referred to in this Section 2.12 or Section 2.13; provided that no Lender shall be obligated to take any actions that would, in the reasonable opinion of such Lender, subject such Lender to any unreimbursed cost or expense or otherwise be disadvantageous to such Lender.

Section 2.13 Taxes.

(a) Any and all payments by or on account of any obligation of the Borrower under any Transaction Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such

Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.13) the applicable Affected Party receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) The Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the applicable Affected Party timely reimburse it for the payment of, any Other Taxes.

(c) The Borrower shall indemnify each Affected Party, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.13) payable or paid by such Affected Party or required to be withheld or deducted from a payment to such Affected Party and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability and the calculation thereof delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) Without limiting the generality of Section 11.5, each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.16(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Transaction Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Transaction Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 2.13(d).

(e) As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 2.13, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f) (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document shall deliver to the Borrower, the Collateral Agent and the Administrative Agent, at the time or times reasonably requested by the Borrower, the Collateral Agent or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower, the Collateral Agent or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower, the Collateral Agent or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower, the Collateral Agent or the Administrative Agent as will enable the Borrower, the Collateral Agent or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.13(f)(ii)(1), Section 2.13(f)(ii)(2), and Section 2.13(f)(ii)(4) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

(1) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower, the Collateral Agent or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(2) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower, the Collateral Agent and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

a. in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Transaction Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Transaction Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

b. executed copies of IRS Form W-8ECI;

c. in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-2.13-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

d. to the extent a Foreign Lender is not the beneficial owner of the income, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2.13-2 or Exhibit G-2.13-3, IRS Form W-9, and/or other certification or documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2.13-4 on behalf of each such direct and indirect partner;

(3) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding required to be made; and

(4) if a payment made to a Lender under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to withhold from such payment. Solely for purposes of this clause (4), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.13 (including by the payment of additional amounts pursuant to this Section 2.13), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.13 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 2.13(g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.13(g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 2.13(g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) Each party’s obligations under this Section 2.13 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Transaction Document.

Section 2.14 Reinvestments; Discretionary Sales, Substitutions and Optional Sales of Loans.

(a) Reinvestments. On the terms and conditions hereinafter set forth as certified in writing to the Administrative Agent and the Collateral Agent, prior to the Facility Maturity Date, the Borrower may withdraw funds on deposit in the Principal Collection Account for the following purposes:

(i) to reinvest such funds in Loans to be pledged hereunder (a “Reinvestment”), so long as (1) all conditions precedent set forth in Section 3.2 have been satisfied and (2) each Loan acquired by the Borrower in connection with such reinvestment shall be an Eligible Loan;

(ii) to make payments in respect of the Advances Outstanding at such time in accordance with and subject to the terms of Section 2.3(b); or

(iii) during the Reinvestment Period, to fund Delayed Draw Loans and Revolving Loans; provided that the Borrower shall have used all funds on deposit in the Unfunded Exposure Account to fund such Delayed Draw Loans and Revolving Loans prior to withdrawing funds from the Principal Collection Account for such purpose.

Upon the satisfaction of the applicable conditions set forth in this Section 2.14(a) (as certified by the Borrower to the Administrative Agent and the Collateral Agent), the Collateral Agent will release funds from the Principal Collection Account to be applied pursuant to this Section 2.14(a) in an amount not to exceed the lesser of (A) the amount requested by the Borrower and (B) the amount on deposit in the Principal Collection Account on such day.

(b) Substitutions. Subject to Sections 2.14(e) and (f), the Borrower (x) may, during the Reinvestment Period, sell any Loan and replace such Loan with another Loan (each such sale and replacement, a “Substitution”) and (y) shall, to the extent a Substitution is required under the Sale Agreement, effect a Substitution, in each case so long as (i) no Event of Default or Standstill Period has occurred and is continuing and, immediately after giving effect to such Substitution, no Default, Event of Default or Standstill Period shall have occurred (other than a Borrowing Base Deficiency that is reduced or cured as a result thereof), (ii) each substitute Loan acquired by the Borrower in connection with a Substitution shall be an Eligible Loan, (iii) 100% of the proceeds from the sale of the Loan(s) to be replaced in connection with such Substitution are either applied by the Borrower to acquire the substitute Loan(s) or deposited in the Collection Account, (iv) all conditions precedent set forth in Section 3.2 have been satisfied or waived with respect to each substitute Loan to be acquired by the Borrower in connection with such Substitution and (v) immediately after giving effect to such Substitution, no Borrowing Base Deficiency exists; provided that, notwithstanding anything to the contrary set forth in Section 3.2, in the event a Borrowing Base Deficiency shall have existed immediately prior to giving effect to such Substitution, the Borrower may effect a Substitution so long as, immediately after giving effect to such Substitution and any other sale or transfer substantially contemporaneous therewith, such Borrowing Base Deficiency is reduced or cured.

(c) Discretionary Sales. Subject to Sections 2.14(e) and (f), upon written notice to the Administrative Agent provided (x) in the case of a sale to Affiliates of the Borrower, the Collateral Manager or the Equityholder on the date of such sale or (y) otherwise, one (1) Business Day prior to such sale (provided that no such notice shall be required for any Discretionary Sale of a Broadly Syndicated Loan) and with a copy to the Collateral Agent and the Lenders, the Borrower shall be permitted to sell Loans (each, a “Discretionary Sale”) so long as (i) no Event of Default or Standstill Period has occurred and is continuing and, immediately after giving effect to such Discretionary Sale, no Default, Event of Default or Standstill Period shall have occurred (other than a Borrowing Base Deficiency that is reduced or cured as a result thereof) and (ii) immediately after giving effect to such Discretionary Sale, no Borrowing Base Deficiency exists (other than a Borrowing Base Deficiency that is reduced or cured as a result thereof).

(d) Optional Sales. Subject to Section 2.14(e), the Borrower shall have the right to sell all of the Loans included in the Collateral (an “Optional Sale”) on any Business Day. The proceeds of any Optional Sale shall be distributed on the related sale date in accordance with Section 2.8.

(e) Conditions to Sales, Substitutions and Repurchases. Any Discretionary Sale, sale pursuant to a Substitution or Optional Sale effected pursuant to Sections 2.14(b), (c), or (d) shall be subject to the satisfaction of the following conditions (as shall be deemed certified by the Collateral Manager upon delivery of any instruction to effect any such Discretionary Sale, sale pursuant to a Substitution or Optional Sale effective pursuant to Section 2.14(b), (c) or (d)):

(i) upon written request of the Administrative Agent, the Borrower shall deliver a Borrowing Base Certificate to the Administrative Agent and the Collateral Agent;

(ii) the Borrower shall deliver a list of all Loans to be sold or substituted to the Administrative Agent and the Collateral Agent;

(iii) except in connection with an Optional Sale, no selection procedures intended to be adverse to the interests of the Administrative Agent or the Lenders were utilized by the Borrower or the Collateral Manager, as applicable, in the selection of the Loans to be sold or substituted;

(iv) the Borrower shall notify the Administrative Agent and Collateral Agent of any amount to be deposited into the Collection Account in connection with any sale or substitution;

(v) (A) the representations and warranties contained in Section 4.1 and 4.2 hereof and (B) in the case of any Substitution involving the Seller, the Seller shall be deemed to have certified to the Administrative Agent and the Collateral Agent (for the benefit of the Secured Parties) that the representations and warranties contained in Section 3.1 of the Sale Agreement shall be correct in all material respects (or, if qualified by materiality or Material Adverse Effect or any similar term, in all respects) as of such date following any such sale or substitution, except to the extent any such representation or warranty relates to an earlier date;

(vi) any repayment of Advances Outstanding in connection with any sale or substitution of Loans hereunder shall comply with the requirements set forth in Section 2.3;

(vii) as certified in writing to the Administrative Agent and Collateral Agent (for the benefit of the Secured Parties) by the Borrower, any Discretionary Sale or sale in connection with a Substitution shall be made by the Borrower in a transaction (1) except as permitted hereunder, reflecting arm’s-length market terms and (2) in which the Borrower makes no representations, warranties or covenants and provides no indemnification for the benefit of any other party to such sale (other than the representations, warranties and covenants set forth in the LSTA Par/Near Par Trade Confirmation, the LSTA Distressed Trade Confirmation or the LSTA Purchase and Sale Agreement for Distressed Trades, in each case as published by The Loan Syndications and Trading Association, Inc. as of the date of such confirmation or agreement, or substantially similar representations, warranties and covenants, to the extent such documentation is not used in connection with such transaction), provided that, the Borrower may only make a Discretionary Sale or sale in connection with a Substitution, in each case for fair market value (or such other price as the Administrative Agent may agree to in its sole discretion), to the Seller, the Collateral Manager or an Affiliate of the Borrower, the Collateral Manager or the Seller with the prior written consent of the Administrative Agent in its sole discretion (except that, so long as no Event of Default exists or a Standstill Period is continuing, no such consent shall be required in connection with a Discretionary Sale or Substitution (1) pursuant to any mandatory repurchase or Substitution obligation under Section 5.1(d) of the Sale Agreement or (2) in connection with Discretionary Sales and Substitutions not otherwise prohibited under Section 2.14(f)); provided, further, that during the existence of an Event of Default or a Standstill Period that is continuing, the Borrower may only make Discretionary Sales, sales pursuant to a Substitution or an Optional Sale (A) with the prior written consent of the Administrative Agent in its sole discretion, (B) in order to settle the sale of any Loan for which the trade date occurred prior to the occurrence of such Event of Default, or (C) to the extent required pursuant to the terms of the applicable Underlying Instruments or any related intercreditor agreement or agreement among lenders;

(viii) [reserved];

(ix) with respect to an Optional Sale, the Borrower shall, not later than ten (10) Business Days prior to the date of such sale (or such shorter period as the Administrative Agent may agree), deliver to the Administrative Agent and each Lender a certificate that the Borrower shall have sufficient funds on or prior to the date of such sale to pay the outstanding Obligations in full (other than any contingent and unasserted Obligations) pursuant to Section 2.8 (which funds may be derived from completion of such Optional Sale);

(x) if any Loan sold pursuant to a Discretionary Sale, sale pursuant to a Substitution or Optional Sale is sold for a price less than the Adjusted Borrowing Value of such Loan multiplied by the Applicable Percentage for such Loan as of the date of such sale, the Administrative Agent shall have provided its prior written consent to such sale in its sole discretion; and

(xi) if any such Discretionary Sale, sale pursuant to a Substitution or Optional Sale is in connection with a Permitted Securitization, the Administrative Agent has provided its prior written consent (in its sole discretion) thereto.

(f) Limitations on Sales, Substitutions and Repurchases.

(i) The aggregate Outstanding Balance of all Loans which are sold by the Borrower during any 12-month rolling period shall not exceed, collectively, 30.0% of the highest aggregate Outstanding Balance of all Loans during such 12-month period (or such lesser number of months as shall have elapsed as of such date) unless the Administrative Agent has provided its prior written consent (in its sole discretion and which consent may specify that any such sale is excluded from the limitation in this clause (f)(i)); provided that, the limitation set forth in this clause (f)(i) shall not apply with respect to (w) any Substitution or Discretionary Sale of a Loan

(or any portion thereof) with an Assigned Value of zero or that is otherwise not included in any Borrowing Base at such time, (x) any Discretionary Sale to a Person established in connection with a Permitted Securitization so long as the Administrative Agent has provided its prior written consent (in its sole discretion) to such Discretionary Sale, (y) any Discretionary Sale of a Broadly Syndicated Loan or (z) any Discretionary Sale or Substitution of Loans to effect a re-balancing of portfolios with respect to the Equityholder and/or any Controlled Affiliate thereof or any joint venture in which the Equityholder has an interest.

(ii) The aggregate Outstanding Balance of all Equityholder Loans which are sold or distributed by the Borrower to the Equityholder or any Controlled Affiliate thereof in connection with a Substitution or a Discretionary Sale (excluding any such Loan repurchased pursuant to Section 5.1(d) of the Sale Agreement) shall not exceed, collectively, 20% of the Equityholder Purchased Loan Balance measured as of the date of such sale or distribution; provided that, the aggregate Outstanding Balance of all Equityholder Loans that are defaulted Loans which are sold or distributed by the Borrower to the Equityholder or any Controlled Affiliate thereof in connection with a Substitution or a Discretionary Sale (excluding any such Loan repurchased pursuant to Section 5.1(d) of the Sale Agreement) shall not exceed, collectively, 10% of the Equityholder Purchased Loan Balance measured as of the date of such sale or distribution.

(g) Sales of Loans with an Assigned Value of Zero and Sales of Equity Securities. Subject to Section 2.14(f)(ii), the Borrower may sell or substitute any Loan (or portion thereof) with an Assigned Value of zero or that is otherwise not included in any Borrowing Base at such time, or any Equity Security, to any Person; provided, that any such sale shall be made on an arm’s-length basis at fair market value (or, solely with respect to any Loan repurchased pursuant to Section 5.1(d) of the Sale Agreement, the applicable Repurchase Price (as defined in the Sale Agreement)).

Section 2.15 Collateral Assignment of the Sale Agreement.

The Borrower hereby collaterally assigns to the Collateral Agent, for the benefit of the Secured Parties, all of the Borrower’s right, title and interest in and to, but none of its obligations under, the Sale Agreement under which it is a purchaser and any UCC financing statements filed under or in connection therewith. In furtherance and not in limitation of the foregoing, the Borrower hereby collaterally assigns to the Collateral Agent for the benefit of the Secured Parties its right to indemnification under the Sale Agreement under which it is a purchaser. The Borrower confirms that, after the occurrence and during the continuance of an Event of Default, the Collateral Agent, on behalf of the Secured Parties, shall have the right to enforce the Borrower’s rights and remedies under the Sale Agreement under which it is a purchaser and any UCC financing statements filed under or in connection therewith for the benefit of the Collateral Agent for the benefit of the Secured Parties.

Section 2.16 Capital Contributions.

Any direct or indirect owner of the Borrower may, but shall not be obligated to, make a capital contribution in cash, Loans or securities to the Borrower at any time and for any purpose. All cash contributed to the Borrower shall be treated as Principal Collections, except to the extent that the Collateral Manager specifies to the Collateral Agent that such cash shall constitute Interest Collections or Unfunded Exposure Collections and shall be deposited into the Collection Account, Canadian Dollar Account, Euro Account, GBP Account or the Australian Dollar Account in accordance with Section 2.9 as designated by the Collateral Manager.

Section 2.17 Defaulting Lenders.

(a) Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender to the extent permitted by Applicable Law:

(i) such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 12.1;

(ii) any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, or otherwise), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists (except to the extent caused by such Defaulting Lender, as determined by the Administrative Agent in its sole discretion)), to the funding of any Advance in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund future Advances under this Agreement; fourth, to the payment of any amounts owing to the other Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists (except to the extent caused by such Defaulting Lender, as determined by the Administrative Agent in its sole discretion), to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Advances in respect of which such Defaulting Lender has not fully funded its appropriate share, such payment shall be applied solely to pay the Advances of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Advances of such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.17 shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto; and

(iii) such Defaulting Lender shall not be entitled to receive any Non-Usage Fee or Commitment Reduction Fee for any period during which that Lender is a

Defaulting Lender (and under no circumstance shall the Borrower retroactively be or become required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender).

(b) If the Administrative Agent determines in its sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), such Lender will, to the extent applicable, purchase that portion of outstanding Advances of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Advances to be held on a pro rata basis by the Lenders, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 2.18 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 2.12, or requires the Borrower to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.13, the Borrower may request such Lender provide an estimate of the costs and expenses that would be incurred by such Lender in connection with designating a different lending office for funding or booking its Advances hereunder or assigning its rights and obligations hereunder to another of its offices, branches or affiliates, in each case, which designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or Section 2.13, as the case may be, in the future and (ii) would not otherwise be disadvantageous to such Lender. Upon receipt of such estimate, the Borrower may approve the proposed designation or assignment, in which case the Lender shall use reasonable efforts to effect the same. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such approved designation or assignment.

(b) Replacement of Lenders. If any Lender unaffiliated with the Administrative Agent requests compensation under Section 2.12, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.13, and, in either case, such Lender declines to effect a designation or assignment pursuant to Section 2.18(a), or if any Lender is a Defaulting Lender hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.16), all of its interests, rights and obligations under this Agreement and the Transaction Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i) such Lender shall have received payment of an amount equal to the outstanding principal of its Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(ii) in the case of any such assignment resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to Section 2.13, such assignment will result in a reduction in such compensation or payments thereafter; and

(iii) such assignment does not conflict with Applicable Law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 2.19 Effect of Benchmark Transition Event.

(a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Transaction Document, upon the occurrence of a Benchmark Transition Event with respect to any Benchmark, the Administrative Agent and the Borrower may amend this Agreement to replace such Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.19(a) will occur prior to the applicable Benchmark Transition Start Date.

(b) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document.

(c) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower, the Collateral Agent and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrower and the Collateral Agent of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.19(d) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.19, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Transaction Document, except, in each case, as expressly required pursuant to this Section 2.19.

(d) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if any then-current Benchmark is a term rate (including a Eurocurrency Rate or Term CORRA) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e) ~~(d)~~ Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a given Benchmark, the Borrower may revoke any pending request for an Advance denominated in the applicable Available Currency to be made during any Benchmark Unavailability Period. During a Benchmark Unavailability Period with respect to any Benchmark or at any time that a tenor for any then-current Benchmark is not ~~available~~an Available Tenor, the Base Rate shall be used instead of such Benchmark to calculate Interest with respect to the Advances Outstanding that bear interest at a rate based on such Benchmark.

(f) ~~(e)~~ Disclaimer. Neither the Administrative Agent nor the Collateral Agent warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to Daily Simple SOFR, Daily Simple SONIA, Term CORRA, any Eurocurrency Rate, or any other Benchmark, or any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to this Section 2.19, will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Daily Simple SOFR ~~such Benchmark~~, Daily Simple SONIA, Term CORRA, any Eurocurrency Rate, or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of a Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Section  2.20 Increase of Commitment; Maximum Facility Amount. At any time during the Reinvestment Period, if no Default or Event of Default has occurred and is continuing, the Commitment for any Lender may be increased in connection with a corresponding increase in the Maximum Facility Amount with the prior written consent of the Borrower, the Collateral Manager, the Administrative Agent and such Lender. The Borrower confirms that each Lender, in its sole and absolute discretion, without regard to the value or performance of the Loans or any other factor, may elect not to increase its Commitment. Upon such increase, Annex B hereto shall be deemed to be revised to reflect such increase in such Lender’s Commitment.

ARTICLE III

CONDITIONS TO CLOSING AND ADVANCES

Section 3.1 Conditions to Closing.

No Lender shall be obligated to make any Advance hereunder, nor shall any Lender, the Administrative Agent or the Collateral Agent be obligated to take, fulfill or perform any other action hereunder, until the following conditions have been satisfied, in the sole discretion of, or waived in writing by the Administrative Agent:

(a) Each Transaction Document shall have been duly executed by, and delivered to, the parties thereto, and the Administrative Agent shall have received such other documents, instruments, agreements and legal opinions as the Administrative Agent shall reasonably request in connection with the transactions contemplated by this Agreement, each in form and substance satisfactory to the Administrative Agent;

(b) The Administrative Agent shall have received satisfactory evidence that each of the Seller, the Equityholder, the Borrower and the Collateral Manager has obtained all required consents and approvals of all Persons to the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby or thereby;

(c) The Seller, the Equityholder, the Collateral Manager and the Borrower shall each have delivered to the Administrative Agent a certificate as to whether such Person is Solvent in the form of Exhibit B;

(d) (i) The Borrower shall have delivered to the Administrative Agent a certification that no Default, Event of Default or Change of Control with respect to the Borrower has occurred and is continuing, (ii) the Collateral Manager shall have delivered to the Administrative Agent a certification that no Default, Event of Default or Change of Control with respect to the Collateral Manager or Collateral Manager Termination Event has occurred and is continuing and (iii) the Seller and the Equityholder shall have delivered to the Administrative Agent a certification that no Default, Event of Default or Change of Control with respect to the Equityholder has occurred and is continuing;

(e) The Administrative Agent, the Collateral Agent, the Document Custodian and the Collateral Manager shall have received, with a counterpart for each Lender, the executed legal opinion or opinions of Dechert LLP, counsel to the Borrower, covering enforceability, grant and perfection of the security interests on the Collateral, and non-consolidation of the Borrower with the Equityholder, in each case, in form and substance acceptable to the Administrative Agent in its reasonable discretion;

(f) The Borrower, the Administrative Agent, the Collateral Agent and the Document Custodian shall have received the executed legal opinion or opinions of Dechert LLP, counsel to the Seller, the Equityholder and to the Collateral Manager, covering enforceability of the Transaction Documents to which the Seller, the Equityholder or the Collateral Manager is a party and, in the case of the Seller, grant and perfection of the security interests in favor of the Borrower granted under the Sale Agreement and true sale of the Loans from the Seller to the Borrower, in each case, in form and substance acceptable to the Administrative Agent in its reasonable discretion;

(g) The Administrative Agent, the Collateral Agent, the Document Custodian and the Lenders shall have received the fees (including fees, disbursements and other charges of counsel to the Administrative Agent) to be received on the date of the initial Advance referred to herein;

(h) The Administrative Agent, the Collateral Agent, the Document Custodian and the Lenders shall have received, sufficiently in advance of the Closing Date, all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act;

(i) All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Transaction Documents shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request;

(j) The UCC-1 financing statements naming (1) the Borrower as debtor and the Collateral Agent as secured party and (2) the Seller as debtor, the Collateral Agent as secured party and the Borrower as assignor secured party are in proper form for filing in the filing office of the appropriate jurisdiction and, when filed, together with the Securities Account Control Agreement, are effective to perfect the Collateral Agent’s security interest in the Collateral such that the Collateral Agent’s security interest in the Collateral ranks senior to that of any other creditors of the Borrower, Equityholder or Seller (whether now existing or hereafter acquired), subject to Permitted Liens;

(k) The Administrative Agent and the Collateral Agent shall have received an Officer’s Certificate substantially in the form of Exhibit C of the Seller, the Equityholder, the Collateral Manager and the Borrower, with a counterpart for each Lender, that includes a copy of the resolutions (or other authorizing instruments, if applicable), in form and substance reasonably satisfactory to the Administrative Agent, of the Board of Directors (or similar governing or managing body) of such Person authorizing (i) the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party, (ii) in the case of the Borrower, the borrowings contemplated hereunder and (iii) in the case of the Borrower and the Seller, the granting by it of the Liens created pursuant to the Transaction Documents, certified by a Responsible Officer (or other authorized Person) of such Person as of the Closing Date, which certification shall be in form and substance reasonably satisfactory to the Administrative Agent and shall state that the resolutions, or other authorizing instruments, if applicable, thereby certified have not been amended, modified, revoked or rescinded;

(l) The Administrative Agent and the Collateral Agent shall have received, with a counterpart for each Lender, a certificate of the Seller, the Equityholder, the Collateral Manager and the Borrower, dated the Closing Date, as to the incumbency and signature of the officers of such Person executing any Transaction Document, which certification shall be included in the certificate delivered in respect of such Person pursuant to Section 3.1(k) and reasonably satisfactory in form and substance to the Administrative Agent, and shall be executed by a Responsible Officer (or other authorized Person) of such Person;

(m) The Administrative Agent and the Collateral Agent shall have received, with a counterpart for each Lender, true and complete copies of the Governing Documents of the Seller, the Equityholder, the Collateral Manager and the Borrower, certified as of the Closing Date as complete and correct copies thereof by a Responsible Officer (or other authorized Person) of such Person, which certification shall be included in the certificate delivered in respect of such Person pursuant to Section 3.1(k) and shall be in form and substance reasonably satisfactory to the Administrative Agent;

(n) The Administrative Agent shall have received, with a copy for each Lender, certificates dated as of a recent date from the Secretary of State or other appropriate authority, evidencing the good standing of the Seller, the Equityholder, the Collateral Manager and the Borrower (i) in the jurisdiction of its organization and (ii) in each other jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires it to qualify as a foreign Person except, as to this subclause (ii), where the failure to so qualify could not be reasonably expected to have a Material Adverse Effect;

(o) The Administrative Agent and the Collateral Agent shall have received evidence in form and substance satisfactory to the Administrative Agent that all filings, recordings, registrations and other actions, including, without limitation, the filing of duly executed financing statements on form UCC-1 (other than the financing statements referred to in clause (j) above) necessary or, in the opinion of the Administrative Agent, desirable to perfect the Liens created, or purported to be created, by the Transaction Documents shall have been completed;

(p) The Administrative Agent shall have received the results of a recent search by a Person satisfactory to the Administrative Agent, of the UCC, judgment and tax lien filings which may have been filed with respect to personal property of the Borrower, and bankruptcy and pending lawsuits with respect to the Borrower and the results of such search shall be satisfactory to the Administrative Agent; and

(q) The Borrower shall have received the executed legal opinion or opinions of Nixon Peabody LLP, counsel to the Collateral Agent, covering enforceability of the Transaction Documents to which the Collateral Agent is a party.

Section 3.2 Conditions Precedent to All Advances and Acquisitions of Loans.

Each Advance under this Agreement, each Reinvestment of Principal Collections pursuant to Section 2.14(a)(i) and each acquisition of Loans in connection with a Substitution pursuant to Section 2.14(b) (each, a “Transaction”) shall be subject to the further conditions precedent that:

(a) With respect to any Advance, the Collateral Manager shall have delivered to the Administrative Agent (with a copy to the Collateral Agent and each Lender) no later than the applicable time period set forth in Section 2.2(b):

(i) a Funding Notice in the form of Exhibit A-1, a Borrowing Base Certificate and a Loan Schedule listing each Loan, if any, proposed to be acquired by the Borrower in connection with such Transaction; and

(ii) unless an assignment agreement is being delivered pursuant to the Underlying Instruments, if a Loan is being acquired with such Advance, a certificate of assignment in the form of Exhibit E (including Exhibit A thereto) and containing such additional information as may be reasonably requested by the Administrative Agent and each Lender;

(b) With respect to any Reinvestment of Principal Collections permitted by Section 2.14(a)(i) and each acquisition of Loans in connection with a Substitution pursuant to Section 2.14(b), the Collateral Manager shall have delivered to the Administrative Agent (with a copy to the Collateral Agent), no later than the Business Day of such Reinvestment, a Reinvestment Notice in the form of Exhibit A-3 and a Borrowing Base Certificate, executed by the Collateral Manager on behalf of the Borrower;

(c) On the date of such Transaction (A) the Borrower shall be deemed to have certified that each of the following statements shall be true and correct as of such date and (B) if the related Borrower’s Notice is executed by the Borrower, the Borrower shall have certified in such notice that (other than with respect to the Collateral Manager’s certifications in clause (d) and, with respect to reports required to be delivered by the Collateral Manager under the Transaction Documents, clause (g) and the conditions precedent in clause (i) of this Section 3.2) all conditions precedent to the requested Transaction have been satisfied:

(i) the representations and warranties contained in Section 4.1 and Section 4.2 are true and correct in all material respects (or, if qualified by materiality or Material Adverse Effect or any similar term, in any respect) on and as of such day (other than any representation and warranty that is made as of a specific date);

(ii) no event has occurred and is continuing, or would result from such Transaction or from the application of proceeds thereof, that constitutes a Default (other than a Borrowing Base Deficiency that is reduced or cured by any such purchase, substitution or sale), an Event of Default or a Standstill Period;

(iii) on and as of such day, immediately after giving effect to such Transaction, neither a Borrowing Base Deficiency nor a Borrowing Base Deficiency (Currency) in the relevant Available Currency would occur (or, to the extent permitted under Section 2.14(b), any Borrowing Base Deficiency is reduced or cured);

(iv) to the extent applicable to the requested Transaction and with respect to the Borrower, no Applicable Law shall prohibit or enjoin the proposed Reinvestment of Principal Collections or acquisition of Loans; and

(v) on and as of such day, immediately after giving effect to such Transaction the Advances Outstanding do not exceed the Facility Amount.

(d) On the date of such Transaction (A) the Collateral Manager shall be deemed to have certified that each of the following statements shall be true and correct as of such date and (B) the Collateral Manager shall have certified in the related Borrower’s Notice that (other than with respect to the certifications in clause (c) and, with respect to reports required to be delivered by the Borrower under the Transaction Documents, clause (g) and the conditions precedent in clause (i) of this Section 3.2) all conditions precedent to the requested Transaction have been satisfied:

(i) no event has occurred and is continuing, or would result from such Transaction or from the application of proceeds thereof, that constitutes a Default (other than a Borrowing Base Deficiency that is reduced or cured by such purchase, substitution or sale), an Event of Default, a Standstill Period or a Collateral Manager Termination Event;

(ii) on and as of such day, immediately after giving effect to such Transaction, neither a Borrowing Base Deficiency nor a Borrowing Base Deficiency (Currency) in the relevant Available Currency would occur (or, to the extent permitted under Section 2.14(b), any Borrowing Base Deficiency is reduced or cured);

(iii) the representations and warranties contained in Section 4.3 are true and correct in all material respects (or, if qualified by materiality or Material Adverse Effect or any similar term, in any respect) on and as of such day (other than any representation and warranty that is made as of a specific date); and

(iv) on and as of such day, immediately after giving effect to such Transaction, the Advances Outstanding do not exceed the Facility Amount.

(e) (i) With respect to any Advance under this Agreement or any Reinvestment of Principal Collections pursuant to Section 2.14(a)(i), the Reinvestment Period End Date shall not have occurred, and (ii) with respect to any Transaction, the Termination Date shall not have occurred;

(f) On each date specified in Section 4.5, the Equityholder and the Seller, as applicable, shall be deemed to have certified that the representations and warranties contained in Section 4.5 are true and correct in all material respects (or, if qualified by materiality or Material Adverse Effect or any similar term, in any respect) on and as of such day (other than any representation and warranty that is made as of a specific date);

(g) The Borrower and Collateral Manager shall have delivered to the Administrative Agent all reports required to be delivered by either thereof as of the date of such Transaction including, without limitation, all deliveries required by Section 2.2;

(h) no Assigned Value Challenge Cap Notice Period is in effect at any time when a Borrowing Base Deficiency shall have occurred and be continuing;

(i) The Borrower or the Collateral Manager shall have received a copy of an Approval Notice, executed by the Administrative Agent, evidencing the approval of the Administrative Agent, in its sole discretion in accordance with clause (B) of the definition of “Eligible Loan,” of the Loans to be added to the Collateral; and

(j) In connection with the initial Advance with respect to the acquisition of any Loan, the Borrower shall have delivered to the Document Custodian (with a copy to the Collateral Agent and the Administrative Agent), on or prior to the related Advance Date, an emailed copy of the duly executed original promissory notes for each such Loan in respect of which a promissory note is issued (or, in the case of any Noteless Loan, a fully executed assignment agreement); provided that, notwithstanding the foregoing, the Borrower shall cause the Loan Checklist and the Required Loan Documents to be in the possession of the Document Custodian within five (5) Business Days of any related Advance Date with respect to any Loan.

Section 3.3 Custodianship; Transfer of Loans and Permitted Investments.

(a) The Collateral Agent, the Securities Intermediary and the Document Custodian, as applicable, shall hold all Certificated Securities and Instruments in physical form at its offices set forth in Section 5.5(c). Any successor Collateral Agent shall be a state or national bank or trust company which is not an Affiliate of the Borrower or the Seller, and which is a Qualified Institution.

(b) Each time that the Borrower shall direct or cause the acquisition of any Loan or Permitted Investment, the Borrower shall, if such Permitted Investment or, in the case of a Loan, the related promissory note or (with respect to a Noteless Loan) assignment documentation has not already been delivered to the Collateral Agent or the Document Custodian, as applicable, in accordance with the requirements set forth in the definition of “Required Loan Documents”, cause the delivery of such Permitted Investment or, in the case of a Loan, the related promissory note or (with respect to a Noteless Loan) assignment documentation in accordance with the requirements set forth in the definition of “Required Loan Documents” to the Collateral Agent or the Document Custodian to be credited by the Collateral Agent to the Collateral Account in accordance with the terms of this Agreement. The security interest of the Collateral Agent in the funds or other property utilized in connection with such acquisition shall, immediately and without further action on the part of the Collateral Agent, be released.

(c) The Borrower shall cause all Loans or Permitted Investments acquired by the Borrower to be collaterally transferred to the Collateral Agent or the Document Custodian for credit by the Collateral Agent to the Collateral Account, and shall cause all Loans and Permitted Investments acquired by the Borrower to be collaterally delivered to the Collateral Agent or the Document Custodian by one of the following means (and shall take any and all other actions necessary to create and perfect in favor of the Collateral Agent a valid security interest in each Loan and Permitted Investment, which security interest shall be senior (subject to Permitted Liens) to that of any other creditor of the Borrower (in each case whether now existing or hereafter acquired)):

(i) in the case of an Instrument or a Certificated Security represented by a Security Certificate in registered form by having it Indorsed to the Collateral Agent or in blank by an effective Indorsement or registered in the name of the Collateral Agent and by (A) delivering such Instrument or Security Certificate to the Securities Intermediary at the Corporate Trust Office and (B) causing the Securities Intermediary to maintain (on behalf of the Collateral Agent for the benefit of the Secured Parties) continuous possession of such Instrument or Security Certificate at its offices set forth in Section 5.5(c);

(ii) in the case of an Uncertificated Security, by (A) causing the Collateral Agent to become the registered owner of such Uncertificated Security and causing such registration to remain effective, or (B) by causing such Uncertificated Security to be credited to a Securities Account in the name of the Borrower pursuant to the Securities Account Control Agreement;

(iii) in the case of any Security Entitlement, by causing each such Security Entitlement to be credited to a Securities Account in the name of the Borrower pursuant to the Securities Account Control Agreement;

(iv) in the case of General Intangibles (including any Loan or Permitted Investment not evidenced by an Instrument) by filing, maintaining and continuing the effectiveness of, a financing statement naming the Borrower as debtor and the Collateral Agent as secured party and describing the Loan or Permitted Investment (as the case may be) as the collateral (or describing the collateral as “all assets,” or words of similar effect) at the appropriate filing office.

(d) The security interest of the Collateral Agent in any Collateral disposed of in a transaction permitted by this Agreement shall, immediately and without further action on the part of the Collateral Agent, be released and the Collateral Agent shall immediately release such Collateral to, or as directed by, the Borrower.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1 Representations and Warranties of the Borrower.

The Borrower represents and warrants as follows as of the Closing Date, each Measurement Date, each Funding Date, and as of each other date provided under this Agreement or the other Transaction Documents on which such representations and warranties are required to be (or deemed to be) made (unless such representation is only made as of a specific date set forth below):

(a) Organization and Good Standing. The Borrower has been duly organized, and is validly existing as a limited partnership in good standing, under the laws of the State of Delaware with all requisite limited partnership power and authority to own or lease its properties and conduct its business as such business is presently conducted, and had at all relevant times, and now has all necessary power, authority and legal right to acquire, own and sell the Collateral.

(b) Due Qualification. The Borrower is (i) duly qualified to do business and is in good standing as a limited partnership in its jurisdiction of formation, and (ii) has obtained all necessary qualifications, licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, licenses or approvals, except where the failure to be qualified, licensed or approved would not reasonably be expected to have a Material Adverse Effect.

(c) Power and Authority; Due Authorization; Execution and Delivery. The Borrower (i) has all necessary limited partnership power, authority and legal right to (a) execute and deliver each Transaction Document to which it is a party, and (b) carry out the terms of the Transaction Documents to which it is a party, and (ii) has duly authorized by all necessary limited partnership action, the execution, delivery and performance of each Transaction Document to which it is a party and the pledge and assignment of a security interest in the Collateral on the terms and conditions herein provided. This Agreement and each other Transaction Document to which the Borrower is a party have been duly executed and delivered by the Borrower.

(d) Binding Obligation. Each Transaction Document to which the Borrower is a party constitutes a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its respective terms, except as such enforceability may be limited by Insolvency Laws and by general principles of equity (whether such enforceability is considered in a suit at law or in equity).

(e) No Violation. The execution, delivery and performance of each Transaction Document to which it is a party and the fulfillment of the terms thereof will not (i) violate any Governing Documents of the Borrower or any material Contractual Obligation of the Borrower, (ii) result in the creation of any Lien on the Collateral (other than any Permitted Lien), or (iii) violate any Applicable Law in any material respect.

(f) Agreements. The Borrower is not a party to any agreement or instrument or subject to any limited partnership restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect. The Borrower is not in default in any manner under any provision of any material agreement or instrument evidencing Indebtedness, or any other agreement or instrument to which it is a party or by which it or any of its properties or assets are bound, except any such default that would not reasonably be expected to have a Material Adverse Effect.

(g) No Proceedings. There is no litigation, proceeding or investigation pending or, to the knowledge of a Responsible Officer of the Borrower, threatened against the Borrower, before any Governmental Authority (i) asserting the invalidity of any Transaction Document to which the Borrower is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by any Transaction Document to which the Borrower is a party or (iii) that would reasonably be expected to have a Material Adverse Effect.

(h) All Consents Required. All material approvals, authorizations, consents, orders, licenses, filings or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery and performance by the Borrower of each Transaction Document to which the Borrower is a party have been obtained.

(i) Bulk Sales. The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not require compliance with any “bulk sales” act or similar statutory provisions in effect in any applicable jurisdiction by the Borrower.

(j) Solvency. The Borrower is not the subject of any Insolvency Proceedings or Insolvency Event. The transactions under the Transaction Documents to which the Borrower is a party do not and will not render the Borrower not Solvent.

(k) Taxes. The Borrower (i) is and has always been treated as either (x) a domestic partnership, each of whose partners (as determined for U.S. federal income tax purposes) will be U.S. Persons or (y) a disregarded entity of a U.S. Person for U.S. federal income tax purposes and (ii) has timely filed or caused to be filed all U.S. federal, state, and other material Tax returns and reports required to be filed by it and has paid or caused to be paid all U.S. federal, state, and other material Taxes required to be paid by it, except Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower has set aside on its books adequate reserves in accordance with GAAP.

(l) Exchange Act Compliance; Regulations T, U and X. None of the transactions contemplated herein or in the other Transaction Documents (including, without limitation, the use of the proceeds from the transfer of the Collateral) will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. The Borrower does not own or intend to carry or purchase, and no proceeds from the Advances will be used to carry or purchase, any Margin Stock or to extend “purpose credit” within the meaning of Regulation U.

(m) Security Interest.

(i) This Agreement creates a valid and continuing security interest (as defined in the UCC as in effect from time to time in the State of New York) in the Collateral in favor of the Collateral Agent, on behalf of the Secured Parties, which security interest is validly perfected under Article 9 of the UCC and is prior to all other Liens (except for Permitted Liens), and is enforceable as such against creditors of and purchasers from the Borrower;

(ii) the Collateral is comprised of “instruments”, “security entitlements”, “general intangibles”, “certificated securities”, “uncertificated securities”, “securities accounts”, “investment property” and “proceeds” (each as defined in the applicable UCC) and such other categories of collateral under the applicable UCC as to which the Borrower has complied with its obligations under Section 4.1(m);

(iii) with respect to Collateral that constitute Security Entitlements:

(1) all of such Security Entitlements have been credited to one of the Accounts and the Securities Intermediary has agreed to treat all assets credited to such Account as Financial Assets within the meaning of the UCC as in effect from time-to-time in the State of New York;

(2) the Borrower has taken all steps necessary to enable the Collateral Agent to obtain “control” (within the meaning of the UCC as in effect from time-to-time in the State of New York) with respect to each Account; and

(3) the Accounts are not in the name of any Person other than the Borrower, subject to the lien of the Collateral Agent for the benefit of the Secured Parties. The Borrower has not instructed the Securities Intermediary to comply with the entitlement order of any Person other than the Collateral Agent; provided that, until the Collateral Agent delivers a Notice of Exclusive Control, the Borrower and the Collateral Manager may cause cash in the Accounts to be invested in Permitted Investments, and the proceeds thereof to be paid and distributed in accordance with this Agreement.

(iv) all Accounts constitute “securities accounts” as defined in the Section 8-501(a) of the UCC as in effect from time to time in the State of New York;

(v) the Borrower owns and has valid title to (or, with respect to assets securing any Collateral, a valid security interest in) the Collateral free and clear of any Lien (other than Permitted Liens) of any Person; provided that, with respect to any Participation Interest purchased by the Borrower, the Borrower shall not be the record owner of the underlying Loan until the Elevation Date of such Participation Interest;

(vi) the Borrower has received all consents and approvals required by the terms of any Loan to the granting of a security interest in the Loans hereunder to the Collateral Agent, on behalf of the Secured Parties;

(vii) the Borrower has taken all necessary steps to authorize the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in that portion of the Collateral in which a security interest may be perfected by filing pursuant to Article 9 of the UCC as in effect in the Borrower’s jurisdiction of organization;

(viii) other than as expressly permitted by the terms of this Agreement and the security interest granted to the Collateral Agent, on behalf of the Secured Parties, pursuant to this Agreement, and any security interest granted to the Securities Intermediary pursuant to the Account Control Agreement, the Borrower has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of the Collateral. The Borrower has not authorized the filing of and is not aware of any financing statements against it that includes a description of any collateral included in the Collateral other than any financing statement (A) relating to the security interest granted to the Collateral Agent hereunder, (B) relating to the security interest, if any, granted to the Borrower under the Sale Agreement, or (C) that has been terminated and/or fully and validly assigned to the Collateral Agent or the Borrower on or prior to the applicable date of determination;

(ix) the Borrower is not aware of the filing of any judgment or Lien for Taxes filed against it (other than Permitted Liens);

(x) other than in the case of Noteless Loans, all original executed copies of each underlying promissory note that constitute or evidence each Loan that is evidenced by a promissory note has been or, subject to the delivery requirements contained herein, will be delivered to the Document Custodian;

(xi) none of the underlying promissory notes (if any) that constitute or evidence the Loans has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Collateral Agent on behalf of the Secured Parties;

(xii) with respect to Collateral that constitutes a “certificated security,” such certificated security has been delivered to the Collateral Agent on behalf of the Secured Parties and, if in registered form, has been or, subject to the delivery requirements contained herein, will be specially Indorsed to the Collateral Agent, on behalf of the Secured Parties, or in blank by an effective Indorsement or has been registered in the name of the Collateral Agent, on behalf of the Secured Parties, upon original issue or registration of transfer by the Borrower; and

(xiii) in the case of an Uncertificated Security, the Borrower shall cause the issuer of such uncertificated security to register the Collateral Agent, on behalf of the Secured Parties, as the registered owner of such uncertificated security, or shall cause such Uncertificated Security to be credited to a Securities Account in the name of the Borrower pursuant to the Securities Account Control Agreement.

(n) Reports Accurate. All written information, exhibits, financial statements, documents, books, records or reports furnished by or on behalf of the Borrower, the Collateral Manager, the Equityholder or the Seller (other than projections, forward-looking information, general economic data, industry information, information relating to third parties, information or documentation prepared by the Collateral Manager or any of its Affiliates for internal use or consideration, or statements as to (or the failure to make a statement as to) the value of, collectability of, prospects of or potential risks or benefits associated with a Loan or Obligor) to the Administrative Agent or any Lender in writing in connection with this Agreement are, as of their respective delivery dates (or such other date as may be specified therein), true, complete and correct in all material respects after giving effect to any updates thereto; provided that, to the extent any such information was furnished to the Borrower by a related Obligor or any other third party (or is derived solely therefrom), such information is, as of the date such information is provided, (or such other date as may be specified therein) true, complete and correct in all material respects to the actual knowledge of a Responsible Officer of the Borrower.

(o) Location of Offices. The Borrower’s location (within the meaning of Article 9 of the UCC) is, and at all times has been, the State of Delaware. The Borrower’s Federal Employee Identification Number is correctly set forth on the certificate required pursuant to Section 3.1(k). The Borrower has not changed its name (whether by amendment of its certificate of formation, by reorganization or otherwise) or its jurisdiction of organization and has not changed its location within the four (4) months preceding the Closing Date.

(p) Collection Accounts. The Collection Accounts (including any sub accounts thereof) are the only accounts to which Collections are instructed to be sent.

(q) Sale Agreement. The Sale Agreement is the only agreement pursuant to which the Borrower purchases Collateral from the Seller.

(r) Value Given. The Borrower has given reasonably equivalent value to the Seller or the applicable third party seller of Collateral in consideration for the transfer to the Borrower of the Collateral, and no such transfer shall have been made for or on account of an antecedent debt, and no such transfer is or may be voidable or subject to avoidance under any Section of the Bankruptcy Code.

(s) Accounting. Other than for tax purposes, the Borrower accounts for the transfers to it of interests in Collateral as purchases of such Collateral for financial accounting purposes (including notations on its books, records and financial statements, in each case consistent with GAAP and with the requirements set forth herein).

(t) Special Purpose Entity. At all times prior to the Collection Date, the Borrower has not and shall not:

(i) engage in any business or activity other than the purchase, receipt, management and sale of Collateral, the transfer and pledge of Collateral pursuant to the terms of the Transaction Documents, the entry into and the performance under the Transaction Documents and such other activities as are incidental thereto;

(ii) acquire or own any assets other than (a) the Collateral or (b) incidental property as may be necessary for the operation of the Borrower and the performance of its obligations under the Transaction Documents including, without limitation, capital contributions which it may receive from the Equityholder;

(iii) merge into or consolidate with any Person or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets (other than in accordance with the provisions hereof), without in each case first obtaining the prior written consent of the Administrative Agent, or except as permitted by this Agreement, change its legal structure, or jurisdiction of formation, unless, in connection with any of the foregoing, such action shall result in the substantially contemporaneous occurrence of the Collection Date;

(iv) except as otherwise permitted under clause (iii), fail to preserve its existence as an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, or without the prior written consent of the Administrative Agent, amend, modify, terminate or fail to comply with the provisions of its limited partnership agreement or fail to observe limited partnership formalities;

(v) form, acquire or own any Subsidiary (other than an Approved Subsidiary), own any Capital Stock in any other entity (other than Capital Stock in Obligors in connection with the exercise of any remedies with respect to a Loan or any exchange offer, work-out or restructuring of a Loan), or make any Investment in the Equity Securities of any Person (other than Permitted Investments or Capital Stock in Obligors in connection with the exercise of any remedies with respect to a Loan or any exchange offer, work-out or restructuring of a Loan, directly or via one or more tax blocker Subsidiaries) without the prior written consent of the Administrative Agent;

(vi) commingle its assets with the assets of any of its Affiliates, or of any other Person;

(vii) incur any Indebtedness, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (1) Indebtedness to the Secured Parties hereunder or in conjunction with a repayment of all Advances owed to the Lenders and a termination of all the Commitments and (2) ordinary course contingent obligations under the Underlying Instruments (such as customary indemnities to fronting banks, administrative agents, collateral agents, depository banks, escrow agents, etc.);

(viii) fail to intend to remain solvent or fail to pay its debts and liabilities from its assets as the same shall become due to the extent sufficient funds are available to enable it to do so;

(ix) fail to maintain its records, books of account and bank accounts separate and apart from those of any other Person;

(x) enter into any contract or agreement with any Person, except (a) the Transaction Documents, (b) organizational documents, (c) Underlying Instruments and (d) other contracts or agreements that are upon terms and conditions that are commercially reasonable and substantially similar to those that would be available on an arm’s-length basis with third parties other than such Person; provided that, for the avoidance of doubt with regard to this clause (x), (i) acquisitions of Collateral from the Seller or its Affiliates, and sales of Collateral to the Seller and its Affiliates, (ii) distributions (including Permitted RIC Distributions) to the Equityholder in accordance with the terms hereof shall be permitted and (iii) the Equityholder may contribute cash or other property as a capital contribution to the Borrower;

(xi)  seek its dissolution or winding up in whole or in part or divide or permit any division of the Borrower;

(xii)  fail to correct any known misunderstandings regarding the separate identities of the Borrower, on the one hand, and any Affiliate or any principal thereof or any other Person, on the other hand;

(xiii) guarantee, become obligated for, or hold itself out to be responsible for the debt of another Person;

(xiv) fail either to hold itself out to the public as a legal entity separate and distinct from any other Person or to conduct its business, solely in its own name in order not (a) to mislead others as to the identity of the Person with which such other party is transacting business, or (b) to suggest that it is responsible for the debts of any third party (including any of its principals or Affiliates); provided that the assets, liabilities and operating results of the Borrower may be consolidated for accounting purposes and included in consolidated financial statements of the Equityholder as required by GAAP or Applicable Law;

(xv)  fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; provided, however, that the foregoing shall not require the Equityholder to make capital contributions to the Borrower;

(xvi)  file or consent to the filing of any petition as to the Borrower, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors;

(xvii)  except as may be required or permitted by the Code and regulations thereunder or other applicable state or local tax law, hold itself out as or be considered as a department or division of (a) any of its principals or Affiliates, (b) any Affiliate of a principal or (c) any other Person;

(xviii) fail to maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person and not have its assets listed on any financial statement of any other Person; provided, however, that the Borrower’s assets may be included in consolidated financial statements of its Affiliates so long as appropriate notation shall be made on such consolidated financial statements to indicate the separateness of the Borrower from such Person and to indicate that the Borrower’s assets and credit are not available to satisfy the debts and other obligations of such Person or any other Person;

(xix) fail to pay its own liabilities and expenses only out of its own funds;

(xx) fail to maintain a sufficient number of employees, if any, in light of its contemplated business operations or to pay the salaries of its own employees, if any;

(xxi) except in connection with any exchange offer, work-out, restructuring or the exercise of any rights or remedies with respect to any Loan with respect to which an Obligor is or would thereby become an Affiliate, acquire the obligations or securities issued by its Affiliates or members (unless approved by the Administrative Agent in its sole discretion);

(xxii) fail to allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including paying for office space and services performed by any employee of an Affiliate;

(xxiii) to the extent used, fail to use separate invoices and checks bearing its own name;

(xxiv) except for any Permitted Lien relating to any Equity Security, pledge its assets to secure the obligations of any other Person;

(xxv) the general partner of the Borrower shall fail at any time to have at least one (1) independent manager or director (the “Independent Manager”) who has prior experience as an independent director, independent manager or independent member with at least three years of employment experience and who is provided by CT Corporation, Corporation Service Company, Maples Fiduciary Services, Puglisi & Associates, National Registered Agents, Inc., Wilmington Trust Company, Lord Securities Corporation, Citadel SPV or, if none of those companies is then providing professional Independent Managers, another nationally recognized company reasonably approved by the Administrative Agent, in each case that is not an Affiliate of the Borrower, the Seller or the Collateral Manager and that provides professional Independent Managers and other corporate services in the ordinary course of its business, and which individual is duly appointed as an Independent Manager and is not, and has never been, and will not while serving as Independent Manager be, any of the following: (a) a member, partner, manager, director, officer or employee of the Borrower, the Equityholder, the Collateral Manager or Affiliates (other than as an Independent Manager of an Affiliate of the Borrower, that is not in the direct chain of ownership of the Borrower and that is required by a creditor to be a single purpose bankruptcy-remote entity, provided that such Independent Manager is employed by a company that routinely provides professional independent managers or directors); (b) a creditor, supplier or service provider (including provider of professional services) to the Borrower, the Collateral Manager or any of its equityholders or Affiliates (other than a nationally recognized company that routinely provides professional independent managers and other corporate services to the Borrower, the Collateral Manager or any of its equityholders or Affiliates in the ordinary course of business); (c) an immediate family member of any such member, partner, manager, director, officer, employee, creditor, supplier or service provider; or (d) a Person that controls (whether directly, indirectly or otherwise) any of (a), (b) or (c) above. A natural person who otherwise satisfies the foregoing definition and satisfies subparagraph (a) by reason of being the Independent Manager of a “special purpose entity” affiliated with the Borrower shall be qualified to serve as an Independent Manager of the Borrower;

(xxvi) fail to ensure that all limited partnership actions relating to the appointment, maintenance or replacement of the Independent Manager are complied with;

(xxvii) the general partner of the Borrower shall fail to provide that the unanimous consent of all managers (including the consent of the Independent Manager) is required for the Borrower to (a) institute proceedings to be adjudicated bankrupt or insolvent, (b) institute or consent to the institution of bankruptcy or insolvency proceedings against it, (c) file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy or insolvency, (d) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the Borrower, (e) make any assignment for the benefit of the Borrower’s creditors, (f) admit in writing its inability to pay its debts generally as they become due, or (g) take any action in furtherance of any of the foregoing; or

(xxviii) fail to file its own tax returns separate from those of any other Person, except to the extent that the Borrower is treated as a disregarded entity for U.S. federal income tax purposes or to the extent that such failure does not constitute a breach of Section 5.1(k).

(u) Investment Company Act. The Borrower is not registered as an “investment company” within the meaning of, and is not required to register as an “investment company” under, the 1940 Act.

(v) ERISA. (i) The present value of all benefits vested under all “employee pension benefit plans,” as such term is defined in Section 3 of ERISA which are subject to Title IV of ERISA and maintained by the Borrower, or in which employees of the Borrower are entitled to participate, other than a Multiemployer Plan (the “Pension Plans”), does not exceed the value of the assets of the Pension Plan allocable to such vested benefits (based on the value of such assets as of the most recent annual financial statements reflecting such amounts), (ii) no non-exempt prohibited transactions, accumulated funding deficiencies, withdrawals or reportable events within the meaning of 4043 of ERISA, other than those events as to which the 30-day notice period referred to in Section 4043(c) of ERISA has been waived, (each a “Reportable Event”) have occurred with respect to any Pension Plans that, in the aggregate, could result in a Material Adverse Effect and (iii) no notice of intent to terminate a Pension Plan has been filed, nor has any Pension Plan been terminated under Section 4041(f) of ERISA, nor has the Pension Benefit Guaranty Corporation instituted proceedings to terminate, or appoint a trustee to administer a Pension Plan and no event has occurred or condition exists that would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan that would reasonably be expected to result in a Material Adverse Effect. At all times during the term of the Agreement and on the date of each Transaction, none of the assets the Borrower (including the Collateral) or guaranteeing person constitutes or will constitute “plan assets” of any employee benefit plan subject to ERISA or any plan subject to Section 4975 of the Code by reason of such an employee benefit plan’s or a plan’s investment in the Borrower or its direct or indirect parent companies or otherwise.

(w)  Compliance with Law. The Borrower has complied in all material respects with all Applicable Law to which it is subject, and no item of Collateral contravenes any Applicable Law in any material respect (including, without limitation, all applicable predatory and abusive lending laws, laws, rules and regulations relating to licensing, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy).

(x)  No Material Adverse Effect. No event, change or condition has occurred that has had, or would reasonably be expected to have, a Material Adverse Effect on the Borrower since the later of the Closing Date or the date on which the most recent audited financial statements of the Equityholder are (or are deemed to have been) delivered hereunder.

(y)  Collections. The Borrower acknowledges that all Collections received by it or its Affiliates with respect to the Collateral transferred hereunder are held and shall be held in trust for the benefit of the Secured Parties until deposited into the Collection Account as required herein.

(z)  [Reserved].

(aa) [Reserved].

(bb) Sanctions. None of the Borrower, any Person directly or indirectly Controlling the Borrower nor any Person directly or indirectly Controlled by the Borrower and, to the Borrower’s knowledge, no Related Party of the foregoing (i) is a Sanctioned Person; (ii) is owned or controlled by, or is or has been acting or purporting to act for or on behalf of, directly or indirectly, a Sanctioned Person; or (iii) is, to the Borrower’s knowledge, under investigation for an alleged breach of Sanction(s) by a Governmental Authority that enforces Sanctions. Each such Person is subject to policies, procedures and controls reasonably designed to assure compliance with applicable Sanctions. To the Borrower’s knowledge, no investor in such Person is a Sanctioned Person. The Borrower will notify each Lender and the Administrative Agent in writing not more than one (1) Business Day after becoming aware of any breach of this section.

(cc) Anti-Money Laundering Laws and Anti-Corruption Laws. The Borrower, any Person directly or indirectly Controlling the Borrower and any Person directly or indirectly Controlled by the Borrower and, to the Borrower’s knowledge, any Related Party of the foregoing (i) is subject to policies, procedures and controls reasonably designed to assure compliance with applicable Anti-Money Laundering Laws and Anti-Corruption Laws and (ii) is not, to the Borrower’s knowledge, under investigation for an alleged violation of Anti-Money Laundering Laws or Anti-Corruption Laws by a Governmental Authority that enforces such laws.

(dd) Beneficial Ownership Certification. As of the Closing Date, the information included in the Beneficial Ownership Certification, if any, is true and correct in all respects.

Section 4.2 Representations and Warranties of the Borrower Relating to this Agreement and the Collateral.

The Borrower hereby represents and warrants, as of the Closing Date and as of each Funding Date:

(a) Valid Security Interest. This Agreement constitutes a valid grant of a security interest in all of the Collateral to the Collateral Agent, for the benefit of the Secured Parties, which security interest constitutes a valid and first priority perfected security interest in all of the Collateral (subject to Permitted Liens) in that portion of the Collateral in which a security interest may be created under Article 9 of the UCC as in effect from time to time in the State of New York.

(b) Eligibility of Collateral. As of the Closing Date and each Funding Date, (i) the information contained in each Funding Notice delivered pursuant to Section 2.2, is an accurate and complete listing of all Loans included in the Collateral as of the related Funding Date and the information contained therein with respect to the identity of such Loans and the amounts owing thereunder is true and correct in all material respects as of the related Funding Date and (ii) each Loan included in any Borrowing Base is an Eligible Loan at such time.

(c) No Fraud. Each Loan originated by an unaffiliated third party was, to the best of the Borrower’s knowledge, originated without any fraud or material misrepresentation.

Section 4.3 Representations and Warranties of the Collateral Manager.

The Collateral Manager represents and warrants as follows as of the Closing Date, each Measurement Date, each Funding Date, and as of each other date provided under this Agreement or the other Transaction Documents on which such representations and warranties are required to be (or deemed to be) made (unless such representation is only made as of a specific date set forth below):

(a) Organization and Good Standing. The Collateral Manager has been duly organized, and is validly existing as a statutory trust in good standing, under the laws of the State of Delaware, with all requisite statutory trust power and authority to own or lease its properties and conduct its business as such business is presently conducted.

(b) Due Qualification. The Collateral Manager is duly qualified to do business and is in good standing as a statutory trust, and has obtained all necessary qualifications, licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, licenses or approvals, except where the failure to be so qualified or obtain such qualifications, licenses or approvals would not reasonably be expected to have a Material Adverse Effect.

(c) Power and Authority; Due Authorization; Execution and Delivery. The Collateral Manager (i) has all necessary power, authority and legal right to (a) execute and deliver each Transaction Document to which it is a party, and (b) carry out the terms of the Transaction Documents to which it is a party, and (ii) has duly authorized by all necessary action, the execution, delivery and performance of each Transaction Document to which it is a party. This Agreement and each other Transaction Document to which the Collateral Manager is a party have been duly executed and delivered by the Collateral Manager.

(d) Binding Obligation. Each Transaction Document to which the Collateral Manager is a party constitutes a legal, valid and binding obligation of the Collateral Manager enforceable against the Collateral Manager in accordance with its respective terms, except as such enforceability may be limited by Insolvency Laws and general principles of equity (whether considered in a suit at law or in equity).

(e) No Violation. The consummation of the transactions contemplated by each Transaction Document to which it is a party and the fulfillment of the terms thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Collateral Manager’s bylaws or declaration of trust or, except as would not reasonably be expected to have a Material Adverse Effect, any Contractual Obligation of the Collateral Manager, (ii) result in the creation or imposition of any Lien upon any of the Collateral Manager’s properties pursuant to the terms of any such Contractual Obligation, or (iii) violate any Applicable Law, except as would not reasonably be expected to have a Material Adverse Effect.

(f) No Proceedings. There is no litigation, proceeding or investigation pending or, to the knowledge of a Responsible Officer of the Collateral Manager threatened against the Collateral Manager, before any Governmental Authority (i) asserting the invalidity of any Transaction Document to which the Collateral Manager is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by any Transaction Document to which the Collateral Manager is a party or (iii) that would reasonably be expected to have a Material Adverse Effect.

(g) All Consents Required. All approvals, authorizations, consents, orders, licenses, filings or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery and performance by the Collateral Manager of each Transaction Document to which the Collateral Manager is a party have been obtained.

(h) Reports Accurate. All information, documents, books, records or reports furnished by the Collateral Manager (other than projections, forward-looking information, general economic data, industry information, information relating to third parties, information or documentation prepared by the Collateral Manager or any of its Affiliates for internal use or consideration, or statements as to (or the failure to make a statement as to) the value of, collectability of, prospects of or potential risks or benefits associated with a Loan or Obligor) to the Administrative Agent or any Lender in writing in connection with this Agreement are, as of their respective delivery dates (or such other date as may be specified therein), true, complete and correct in all material respects after giving effect to any updates thereto; provided that, to the extent any such information was furnished to the Collateral Manager by a related Obligor or any other third party (or is derived solely therefrom), such information is, as of the date such information is provided (or such other date as may be specified therein), true, complete and correct in all material respects to the actual knowledge of a Responsible Officer of the Collateral Manager.

(i) Solvency. The Collateral Manager is not the subject of any Insolvency Proceedings or Insolvency Event. The transactions under the Transaction Documents to which the Collateral Manager is a party do not and will not render the Collateral Manager not solvent.

(j) No Fraud. Each Loan originated by an unaffiliated third party was, to the best of the Collateral Manager’s knowledge, originated without any fraud or material misrepresentation.

(k) Compliance with Law. The Collateral Manager has complied with all Applicable Law to which it is subject, except where such non-compliance would not reasonably be expected to have a Material Adverse Effect.

(l) Sanctions. None of the Collateral Manager, any Person directly or indirectly Controlling the Collateral Manager nor any Person directly or indirectly Controlled by the Collateral Manager and, to the Collateral Manager’s knowledge, no Related Party of the foregoing (i) is a Sanctioned Person; (ii) is owned or controlled by, or is or has been acting or purporting to act for or on behalf of, directly or indirectly, a Sanctioned Person; or (iii) is, to the Collateral Manager’s knowledge, under investigation for an alleged breach of Sanction(s) by a Governmental Authority that enforces Sanctions. Each such Person is subject to policies, procedures and controls reasonably designed to assure compliance with applicable Sanctions. To the Collateral Manager’s knowledge, no investor in such Person is a Sanctioned Person. The Collateral Manager will notify each Lender and the Administrative Agent in writing not more than one (1) Business Day after becoming aware of any breach of this section.

(m) Anti-Money Laundering Laws and Anti-Corruption Laws. The Collateral Manager, any Person directly or indirectly Controlling the Collateral Manager and any Person directly or indirectly Controlled by the Collateral Manager and, to the Collateral Manager’s knowledge, any Related Party of the foregoing (i) is subject to policies, procedures and controls reasonably designed to assure compliance with applicable Anti-Money Laundering Laws and Anti-Corruption Laws and (ii) is not, to the Collateral Manager’s knowledge, under investigation for an alleged violation of Anti-Money Laundering Laws or Anti-Corruption Laws by a Governmental Authority that enforces such laws.

(n)  No Material Adverse Effect. No event, change or condition has occurred that has had, or would reasonably be expected to have, a Material Adverse Effect on the Collateral Manager since the Closing Date.

Section 4.4 Representations and Warranties of the Collateral Agent.

The Collateral Agent in its individual capacity and as Collateral Agent represents and warrants as follows:

(a)  Organization; Power and Authority. It is a duly organized and validly existing national banking association in good standing under the laws of the United States. It has full corporate power, authority and legal right to execute, deliver and perform its obligations as Collateral Agent under this Agreement.

(b) Due Authorization. The execution and delivery of this Agreement and the consummation of the transactions provided for herein have been duly authorized by all necessary association action on its part, either in its individual capacity or as Collateral Agent, as the case may be.

(c) No Conflict. The execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with, result in any breach of its articles of incorporation or bylaws or any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under any Contractual Obligation to which the Collateral Agent is a party or by which it or any of its property is bound.

(d) No Violation. The execution and delivery of this Agreement, the performance of the Transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with or violate, in any material respect, any Applicable Law as to the Collateral Agent.

(e) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or Governmental Authority applicable to the Collateral Agent, required in connection with the execution and delivery of this Agreement, the performance by the Collateral Agent of the transactions contemplated hereby and the fulfillment by the Collateral Agent of the terms hereof have been obtained.

(f) Validity, Etc. This Agreement constitutes the legal, valid and binding obligation of the Collateral Agent, enforceable against the Collateral Agent in accordance with its terms, except as such enforceability may be limited by applicable Insolvency Laws and general principles of equity (whether considered in a suit at law or in equity).

(g) Corporate Collateral Agent Required; Eligibility. The Collateral Agent (including any successor Collateral Agent appointed pursuant to Section 7.5) hereunder (A)(i) is a national banking association or banking corporation or trust company organized and doing business under the laws of any state or the United States, (ii) is authorized under such laws to exercise corporate trust powers, (iii) has a combined capital and surplus of at least $200,000,000, and (iv) is subject to supervision or examination by federal or state authority, or (B) is otherwise acceptable to the Borrower (or the Collateral Manager on its behalf) and the Administrative Agent. If such banking association publishes reports of condition at least annually, pursuant to Applicable Law or the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 4.4(g) its combined capital and surplus shall be deemed to be as set forth in its most recent report of condition so published. In case at any time the Collateral Agent shall cease to be eligible in accordance with the provisions of this Section 4.4(g), the Collateral Agent shall give prompt notice to the Borrower, the Collateral Manager and the Lenders that it has ceased to be eligible to be the Collateral Agent.

Section 4.5 Representations and Warranties of the Equityholder.

The Equityholder hereby represents and warrants, as applicable, as of the Closing Date, each Measurement Date, each Funding Date, and as of each other date provided under this Agreement or the other Transaction Documents on which such representations and warranties are required to be (or deemed to be) made:

(a) Sanctions. None of the Equityholder, any Person directly or indirectly Controlling the Equityholder or any Person directly or indirectly Controlled by the Equityholder and, to the Equityholder’s knowledge, no Related Party of the foregoing (i) is a Sanctioned Person; (ii) is owned or controlled by, or is or has been acting or purporting to act for or on behalf of, directly or indirectly, a Sanctioned Person; or (iii) is, to the Equityholder’s knowledge, under investigation for an alleged breach of Sanction(s) by a Governmental Authority that enforces Sanctions. To the Equityholder’s knowledge, no investor in such Person is a Sanctioned Person. Each such Person is subject to policies, procedures and controls reasonably designed to assure compliance with applicable Sanctions. The Equityholder will notify each Lender and Administrative Agent in writing not more than one (1) Business Day after becoming aware of any breach of this section.

(b) Anti-Money Laundering Laws and Anti-Corruption Laws. The Equityholder, any Person directly or indirectly Controlling the Equityholder or any Person directly or indirectly Controlled by the Equityholder and, to the Equityholder’s knowledge, any Related Party of the foregoing (i) is subject to policies, procedures and controls reasonably designed to assure compliance with Anti-Money Laundering Laws and Anti-Corruption Laws and (ii) is not, to the Equityholder’s knowledge, under investigation for an alleged violation of Anti-Money Laundering Laws or Anti-Corruption Laws by a Governmental Authority that enforces such laws.

ARTICLE V

GENERAL COVENANTS

Section 5.1 Affirmative Covenants of the Borrower.

The Borrower covenants and agrees with the Lenders that during the Covenant Compliance Period:

(a) Compliance with Laws. The Borrower will comply in all material respects with all Applicable Laws, including those with respect to the Collateral or any part thereof.

(b) Preservation of Company Existence. The Borrower will (i) preserve and maintain its limited partnership existence, rights, franchises and privileges in the jurisdiction of its formation, (ii) qualify and remain qualified in good standing as a limited partnership in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would have, or would reasonably be expected to have, a Material Adverse Effect and (iii) maintain the Governing Documents of the Borrower in full force and effect and shall not amend the same in any manner materially adverse to the Lenders without the prior written consent of the Administrative Agent; provided that the Borrower shall be permitted to change its registered agent without the consent of (but with notice to) the Administrative Agent.

(c) Performance and Compliance with Collateral. The Borrower will, at the Borrower’s expense, timely and fully perform and comply (or, by exercising its rights thereunder,

cause the Seller to perform and comply pursuant to the Sale Agreement) with all provisions, covenants and other promises required to be observed by it under the Collateral, the Transaction Documents and all other agreements related to such Collateral.

(d) Keeping of Records and Books of Account. The Borrower will (or will cause the Collateral Manager to) keep proper books of record and account in which full, true and correct entries in all material respects in conformity with GAAP and all requirements of law are made of all dealings and transactions in relation to its business and activities. The Borrower will permit any representatives designated by the Administrative Agent to visit and inspect the financial records and the properties of such person during normal office hours and upon reasonable notice no more than once in any fiscal year when no Event of Default is in existence; provided that after the occurrence of an Event of Default and during its continuance, there shall be no limit to the number of such visits and inspections, and after the resolution of such Event of Default, the number of visits occurring in the current fiscal year shall be deemed to be zero.

(e) Protection of Interest in Collateral. With respect to the Collateral acquired by the Borrower, the Borrower will (i) originate such Collateral directly or acquire such Collateral pursuant to and in accordance with the terms of the Sale Agreement or directly from a third party, (ii) at the Borrower’s expense, take all action necessary to perfect and protect the Borrower’s ownership of such Collateral free and clear of any Lien other than the Lien created hereunder and Permitted Liens, including, without limitation, (a) with respect to the Loans and that portion of the Collateral in which a security interest may be perfected by filing and maintaining (at the Borrower’s expense), effective financing statements against the Seller in all necessary or appropriate filing offices, (including any amendments thereto or assignments thereof) and filing continuation statements, amendments or assignments with respect thereto in such filing offices, (including any amendments thereto or assignments thereof) and (b) executing or causing to be executed such other instruments or notices as may be necessary or appropriate, (iii) permit the Administrative Agent or its respective agents or representatives to visit the offices of the Borrower during normal office hours and upon reasonable notice examine and make copies of all documents, books, records and other information concerning the Collateral and discuss matters related thereto with any of the Responsible Officers of the Borrower having knowledge of such matters (in each case, other than (x) material and affairs protected by the attorney-client privilege and (y) materials which such party may not disclose without violation of confidentiality obligations binding upon it); provided that such visits (together with any such visits pursuant to Section 5.3(d)) shall occur no more than once in any fiscal year when no Event of Default is in existence, and (iv) take all additional action that the Administrative Agent may reasonably request to perfect, protect and more fully evidence the respective interests of the parties to this Agreement in the Collateral.

(f) Deposit of Collections.

(i) Promptly (but in no event later than two (2) Business Days) after acquisition of a Loan, the Borrower shall, or shall cause the Collateral Manager to, instruct the related Obligor (or, (x) with respect to any Agented Loan, the paying agent or (y) with respect to any Participation Interest for which the Elevation Date has not yet occurred, the applicable participation seller) to deliver all Collections in respect of the Collateral to the Collection Account, the Canadian Dollar Account, the Euro Account, the GBP Account or the Australian Dollar Account, as applicable. Any Scheduled Payment in respect of which a dishonored check is received shall be deemed not to have been paid.

(ii) The Borrower shall promptly (but in no event later than two (2) Business Days after receipt), or shall cause the Collateral Manager to, identify Principal Collections and Interest Collections no later than the Measurement Date related to the Payment Date immediately following such Accrual Period, and direct the Collateral Agent and Securities Intermediary to transfer the same to the Principal Collection Account and the Interest Collection Account, respectively (or, if applicable, the Canadian Dollar Account, the Euro Account, the GBP Account or the Australian Dollar Account).

(g) Special Purpose Entity. The Borrower shall be in compliance with the special purpose entity requirements set forth in Section 4.1(t).

(h) Borrower’s Notice. On each Funding Date and on the date of each Reinvestment of Principal Collections pursuant to Section 2.14(a)(i) or acquisition by the Borrower of Loans in connection with a Substitution pursuant to Section 2.14(b), the Borrower will provide the Borrower’s Notice to the Administrative Agent (with a copy to the Collateral Agent).

(i) Events of Default. Within five (5) Business Days following the actual knowledge or receipt of notice by a Responsible Officer of the Borrower of the occurrence of any Event of Default or Default, the Borrower will provide the Administrative Agent with written notice of the occurrence of such Event of Default or Default of which the Borrower has knowledge or has received notice (provided, that if such Default is subsequently cured within the time periods set forth herein, the failure to provide notice of such Default shall not itself result in an Event of Default hereunder). In addition, such notice will include a written statement of a Responsible Officer (or other authorized Person) of the Borrower setting forth the details of such event (to the extent known by the Borrower) and the action, if any, that the Borrower proposes to take with respect thereto.

(j) Obligations. The Borrower shall pay its Indebtedness and other obligations promptly and in accordance with their terms except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves with respect thereto have been provided on the books of the Borrower.

(k) Taxes. The Borrower (i) will be treated as either (x) a domestic partnership (each of whose partners (as determined for U.S. federal income tax purposes) will be U.S. Persons) or (y) a disregarded entity of a U.S. Person for U.S. federal income tax purposes and (ii) will timely file or cause to be filed all U.S. federal and state income Tax returns and other material Tax returns and reports required to be filed by it and will pay or cause to be paid all U.S. federal and state income Taxes and other material Taxes required to be paid by it, except Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower sets aside on its books adequate reserves in accordance with GAAP.

(l) Use of Proceeds. The Borrower will use the proceeds of the Advances only to acquire Eligible Loans, to fund draws under Delayed Draw Loans and Revolving Loans, to make distributions (including Permitted RIC Distributions) to the Equityholder in accordance with the terms hereof or to pay related expenses (including interest, fees and expenses payable hereunder) in accordance with Sections 2.7 and 2.8.

(m) Obligor Notification Forms. The Administrative Agent may, in its discretion after the occurrence and during the continuance of a Collateral Manager Termination Event or an Event of Default, but subject to Section 9.2(c), send notification forms giving the Obligors and/or agents on Agented Loans notice of the Collateral Agent’s interest in the Collateral and the obligation to make payments as directed by the Collateral Agent.

(n) Adverse Claims. The Borrower will not create, or participate in the creation of, or permit to exist, any Liens on any of the Accounts other than the Lien created by this Agreement and Permitted Liens.

(o) Notices. The Borrower will (or will cause the Collateral Manager to) furnish to the Administrative Agent:

(i)  [Reserved].

(ii) Representations and Warranties. Promptly after a Responsible Officer’s obtaining knowledge or notice of the same, the Borrower shall notify the Administrative Agent if any representation or warranty set forth in Section 4.1 or Section 4.2 was incorrect at the time it was given or deemed to have been given and at the same time deliver to the Administrative Agent a written notice setting forth in reasonable detail the nature of such facts and circumstances. In particular, but without limiting the foregoing, the Borrower shall notify the Administrative Agent in the manner set forth in the preceding sentence before any Funding Date of any facts or circumstances within the knowledge of a Responsible Officer of the Borrower which would render any of the said representations and warranties untrue as of such Funding Date;

(iii) ERISA. Promptly after receiving notice of any “reportable event” (as defined in Title IV of ERISA) with respect to the Borrower (or any ERISA Affiliate thereof), a copy of such notice;

(iv) Proceedings. Within five (5) Business Days after a Responsible Officer of the Borrower receives notice or obtains knowledge thereof, notice of any settlement of, material judgment (including a material judgment with respect to the liability phase of a bifurcated trial) in or commencement of any material labor controversy, material litigation, material action, material suit or material proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Collateral, the Transaction Documents, the Collateral Agent’s interest in the Collateral, or the Borrower or the Equityholder; in each case, to the extent the foregoing would reasonably be expected to have a Material Adverse Effect;

(v) Notice of Certain Events. Within five (5) Business Days Responsible Officer of the Borrower obtaining knowledge thereof, notice of (1) any Event of Default or Collateral Manager Termination Event, (2) any Assigned Value Adjustment Event, (3) any failure to comply with Section 5.1(s), (4) any other event or circumstance that would reasonably be expected to have a Material Adverse Effect, (5) any event or circumstance whereby any Loan which was included in the latest calculation of any Borrowing Base as an Eligible Loan shall fail to meet one or more of the criteria (other than criteria waived by the Administrative Agent, on or prior to the related Funding Date in respect of such Loan), or (6) unless notice of such default has been provided by the Collateral Manager under Section 5.3(i), the occurrence of any default by an Obligor on any Loan in the payment of principal or interest or that would result in an Assigned Value Adjustment Event;

(vi) Organizational Changes. Within ten (10) Business Days after the effective date thereof, notice of any change in the name, jurisdiction of organization, organizational structure or location of records of the Borrower; provided that the Borrower agrees not to effect or permit any change referred to in this sentence unless all filings have been made under the UCC or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral; and

(vii)  [Reserved].

(viii) Notice of Liens. Promptly after receipt by a Responsible Officer of the Borrower of knowledge or notice thereof, the Borrower will notify the Administrative Agent and the Collateral Agent of the existence of any Lien (including Liens for Taxes) other than Permitted Liens on any Collateral and the Borrower shall defend the right, title and interest of the Collateral Agent, for the benefit of the Secured Parties in, to and under the Collateral against all claims of third parties; provided that nothing in this Section 5.1(o)(viii) shall prevent or be deemed to prohibit the Borrower from suffering to exist Permitted Liens upon any of the Collateral.

(p) Contest Recharacterization. The Borrower shall in good faith contest any attempt to recharacterize the treatment of the Loans as property of the bankruptcy estate of the Seller.

(q) Financial Statements. The Borrower shall furnish to the Administrative Agent for distribution to each Lender:

(i) for each fiscal year of the Equityholder commencing with the 2023 fiscal year, within one hundred twenty (120) days after the end of such fiscal year of the Equityholder a copy of the consolidated audited balance sheet of the Equityholder (including its Subsidiaries) as at the end of such year and the related statements of income and retained earnings and of cash flows for such year, by independent certified public accountants of nationally recognized standing; and

(ii) for each of the first three fiscal quarters of each fiscal year of the Equityholder commencing with the quarter ending on March 31, 2024, promptly, within sixty (60) days after the end of such fiscal quarter of the Borrower, a copy of the consolidated unaudited balance sheet of the Borrower, as at the end of such quarter and the related statements of income and retained earnings for such fiscal quarter;

provided that, in each case, delivery of the same shall be deemed to occur when such financial statements are filed with the SEC on Form 10-K or SEC Form 10-Q, as applicable.

(r) Other Information. The Borrower shall furnish to the Administrative Agent for distribution to each Lender:

(i) within five (5) Business Days after the same are sent, copies of all financial statements and reports which the Borrower sends to all of its investors, generally; and

(ii) within five (5) Business Days after the same are filed, copies of all financial statements, filings and reports which the Borrower may make to, or file with, the SEC or any successor or analogous Governmental Authority;

provided that, in each case, delivery of the same shall be deemed to occur when such financial statements are filed with the SEC on Form 10-K or SEC Form 10-Q, as applicable.

(s) Further Assurances. The Borrower will execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing UCC and other financing statements, agreements or instruments) that the Administrative Agent may reasonably request in order to effectuate the transactions contemplated by the Transaction Documents and in order to grant, preserve, protect and perfect the validity and first priority (subject to Permitted Liens) of the security interests and Liens created or intended to be created hereby. Such security interests and Liens will be created hereunder and the Borrower shall deliver or cause to be delivered to the Administrative Agent all such instruments and documents (including lien searches) as it shall reasonably request to evidence compliance with this Section 5.1(s). The Borrower agrees to provide such evidence as the Administrative Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien.

(t) Non-Consolidation. The Borrower shall at all times refrain from any action, or conducting its affairs in a manner, that is likely to result in its separate existence being ignored or in its assets and liabilities being substantively consolidated with any other Person in a bankruptcy, reorganization or other insolvency proceeding, or that otherwise causes it to make incorrect any of the assumptions made by Dechert LLP in its opinions delivered pursuant to Section 3.1, to the extent such opinions expressly require such assumptions to remain true and correct at all times in order for such letters’ underlying opinions to be valid.

(u) Loan Acquisitions. All Loans acquired by the Borrower shall be originated directly by the Borrower or acquired from the Seller pursuant to the Sale Agreement or from an unaffiliated third party; it being understood and agreed that, for administrative convenience, Loans acquired by the Seller from Affiliates may be settled directly into the Borrower.

(v) Lien Searches Against Obligors. The Administrative Agent shall, at any time, have the right to run a UCC lien search against any Obligor. Each such UCC lien search shall be at the sole expense of the Borrower.

(w) Other. The Borrower will furnish to the Administrative Agent promptly, from time to time, such other information, documents, records or reports respecting the Collateral or the condition or operations, financial or otherwise, of the Borrower as the Administrative Agent may from time to time reasonably request in order to protect the interests of the Collateral Agent or the other Secured Parties under or as contemplated by this Agreement, in each case to the extent actually in the possession of, or reasonably available to without undue burden or expense, the Borrower and not subject to applicable obligations of confidentiality.

(x) Compliance with Sanctions. The Borrower shall, and shall ensure that any Person directly or indirectly Controlling the Borrower, any Person directly or indirectly Controlled by the Borrower and, to the Borrower’s knowledge, any Related Party of the foregoing will, comply with all applicable Sanctions, and remain subject to policies and procedures reasonably designed to ensure compliance with applicable Sanctions. The Borrower will notify each Lender and the Administrative Agent in writing not more than one (1) Business Day after becoming aware of any breach of this section.

(y) Compliance with Anti-Money Laundering Laws and Anti-Corruption Laws. The Borrower shall, and the Borrower shall ensure that each Person directly or indirectly Controlling the Borrower and each Person directly or indirectly Controlled by the Borrower and, to the Borrower’s knowledge, any Related Party of the foregoing will: (i) comply with all applicable Anti-Money Laundering Laws and Anti-Corruption Laws and remain subject to policies and procedures reasonably designed to ensure compliance with Anti-Money Laundering Laws and Anti-Corruption Laws; (ii) conduct the requisite due diligence in connection with the transactions contemplated herein for purposes of complying with the Anti-Money Laundering Laws, including with respect to the legitimacy of any applicable investor and the origin of the assets used by such investor to purchase the property in question, and maintain sufficient information to identify any applicable investor for purposes of the Anti-Money Laundering Laws; (iii) not, directly or indirectly, use the proceeds of any Advance hereunder to fund, finance or facilitate any activities, business or transactions that are in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws; and (iv) not fund any repayment of the Obligations with proceeds that are directly or indirectly derived from any transaction or activity that is prohibited by any Anti-Corruption Laws or Anti-Money Laundering Laws, or that could otherwise cause any Lender or any other party to this Agreement to be in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws.

(z) Beneficial Ownership Regulation. Promptly following any request therefor, the Borrower shall deliver to the Administrative Agent or any Lender information and documentation reasonably requested by the Administrative Agent or such Lender, as applicable, for purposes of compliance with the Beneficial Ownership Regulation.

Section 5.2 Negative Covenants of the Borrower.

During the Covenant Compliance Period:

(a) Other Business. The Borrower will not (i) engage in any business other than (A) entering into and performing its obligations under the Transaction Documents and other activities contemplated by the Transaction Documents or incidental thereto, (B) the acquisition, ownership and management of the Collateral, (C) the sale or disposition of Loans or other

Collateral as permitted hereunder and (D) business incidental to the activities specified in the foregoing clauses (A), (B) and (C), (ii) incur any Indebtedness of any kind other than pursuant to the Transaction Documents or as otherwise expressly permitted hereunder, or (iii) except as otherwise provided in Section 4.1(t)(v), form any Subsidiary or make any Investment in any other Person.

(b) Collateral Not to be Evidenced by Instruments. The Borrower will not take any action to cause any Loan that is not, as of the Closing Date or the related Funding Date, as the case may be, evidenced by an Instrument, to be so evidenced except in connection with the enforcement or collection of such Loan or unless such Instrument is promptly delivered to the Collateral Agent, together with an Indorsement in blank, as collateral security for such Loan in accordance with the terms hereof.

(c) Security Interests. Except as otherwise permitted herein and in respect of any Discretionary Sale, Substitution, Optional Sale, or other sale permitted hereunder or required under the Sale Agreement, the Borrower will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on any Collateral, whether now existing or hereafter transferred hereunder, or any interest therein.

(d) Mergers, Acquisitions, Sales, etc. The Borrower will not be a party to any merger or consolidation, or purchase or otherwise acquire any of the assets (other than Eligible Loans in accordance with the terms hereof) or any stock of any class of, or any partnership or joint venture interest in, any other Person (excluding receipt of Equity Securities in the ordinary course of collection of a debt previously contracted in good faith or as otherwise expressly permitted hereunder), or sell, transfer, convey or lease any of its assets, or sell or assign with or without recourse any Collateral or any interest therein, in each case, other than as permitted or required pursuant to this Agreement (including as provided in Section 4.1(t)(iii)) or the Sale Agreement.

(e) Restricted Payments. The Borrower shall not make any Restricted Payments other than (i) with respect to Permitted RIC Distributions and amounts the Borrower receives, in each case, in accordance with Section 2.7 or Section 2.8, (ii) with proceeds of Advances otherwise made in compliance with this Agreement and (iii) with Principal Collections, so long as (x) the Reinvestment Period has not ended and (y) no Default, Event of Default or Standstill Period has occurred and is continuing or would result.

(f) Change of Location of Underlying Instruments. The Borrower shall not, without the prior consent of the Administrative Agent, consent to the Collateral Agent or the Document Custodian moving any Certificated Securities or Instruments from the Collateral Agent’s or the Document Custodian’s offices set forth in Section 5.5(c) on the Closing Date, unless the Borrower has given at least ten (10) days’ written notice to the Administrative Agent and has taken all actions required under the UCC of each relevant jurisdiction in order to ensure that the Collateral Agent’s first priority perfected security interest (subject to Permitted Liens) continues in effect.

(g) ERISA Matters. The Borrower will not (a) engage or permit any ERISA Affiliate to engage in any prohibited transaction for which an exemption is not available or has not previously been obtained from the United States Department of Labor with respect to this

Agreement or the transactions contemplated hereby or (b) solely to the extent that such action would have a Material Adverse Effect (i) permit to exist any accumulated funding deficiency, as defined in Section 302(a) of ERISA and Section 412(a) of the Code, or funding deficiency with respect to any Pension Plan other than a Multiemployer Plan, (ii) fail to make or permit any ERISA Affiliate to fail to make, any payments to a Multiemployer Plan that the Borrower or any ERISA Affiliate may be required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto, (iii) terminate any Pension Plan so as to result in any liability, or (iv) permit to exist any occurrence of any Reportable Event with respect to a Pension Plan.

(h) Organizational Documents. The Borrower will not amend, modify, waive or terminate any provision of its organizational documents in a manner materially adverse to the Lenders without the prior written consent of the Administrative Agent.

(i) Changes in Payment Instructions to Obligors. The Borrower will not make any change, or permit the Collateral Manager to make any change, in its instructions to Obligors (or agents on any Agented Loan) regarding payments to be made with respect to the Collateral to the Collection Account, Canadian Dollar Account, Euro Account, GBP Account or the Australian Dollar Account, as applicable (other than to another Collateral Account, as applicable), unless the Administrative Agent has consented to such change.

(j) Preservation of Security Interest. The Borrower (at its expense) hereby authorizes the Collateral Agent to file such financing and continuation statements and any other documents that may be required by any law or regulation of any Governmental Authority to preserve and protect fully the first priority perfected ownership and security interest of the Collateral Agent for the benefit of the Secured Parties (subject to Permitted Liens) in, to and under the Loans and proceeds thereof and that portion of the Collateral in which a security interest may be perfected by filing; provided however that the foregoing shall not relieve the Borrower of its obligations to (or impose upon the Collateral Agent the obligation to) file and maintain such financing and continuation statements and any other documents so required to create and maintain the Collateral Agent’s security interest hereunder.

(k) [Reserved].

(l)  Compliance with Sanctions. The Borrower shall not, and shall ensure that any Person directly or indirectly Controlling the Borrower, any Person directly or indirectly Controlled by the Borrower and, to the Borrower’s knowledge, any Related Party of the foregoing will not, directly or indirectly, use the proceeds of any Advance hereunder, or lend, contribute, or otherwise make available such proceeds to any subsidiary, joint venture partner, or other Person (i) to fund, finance or facilitate any activities, business or transactions of or with a Sanctioned Person or (ii) in any other manner that is prohibited by Sanctions or that could otherwise cause any Lender to be in breach of any Sanctions. The Borrower will not fund any repayment of the Obligations with proceeds derived, directly or indirectly, from any transaction that is prohibited by Sanctions or that could otherwise cause any Lender or any other party to this Agreement, or any Related Party, to be in breach of any Sanctions. The Borrower will notify each Lender and the Administrative Agent in writing not more than one (1) Business Day after becoming aware of any breach of this section.

Section 5.3 Affirmative Covenants of the Collateral Manager.

The Collateral Manager covenants and agrees with the Lenders that during the Covenant Compliance Period:

(a) Compliance with Law. The Collateral Manager will comply with all Applicable Law, including those with respect to the performance of its obligations under this Agreement, except where such non-compliance would not reasonably be expected to have a Material Adverse Effect.

(b) Preservation of Company Existence. The Collateral Manager will (i) preserve and maintain its company existence, rights, franchises and privileges in the jurisdiction of its formation and (ii) qualify and remain qualified in good standing in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or would reasonably be expected to have, a Material Adverse Effect.

(c) Performance and Compliance with Collateral. The Collateral Manager will exercise its rights hereunder in order to permit the Borrower to duly fulfill and comply with all obligations on the part of the Borrower to be fulfilled or complied with under or in connection with each item of Collateral and will take all necessary action to preserve the first priority security interest of the Collateral Agent for the benefit of the Secured Parties in the Collateral (subject to Permitted Liens).

(d) Keeping of Records and Books of Account.

(i) The Collateral Manager will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Collateral in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Collateral and the identification of the Collateral.

(ii) The Collateral Manager shall permit the Administrative Agent or its designated representatives, to visit the offices of the Collateral Manager during normal office hours and upon reasonable notice and examine and make copies of all documents, books, records and other information concerning the Collateral and discuss matters related thereto with any of the officers or employees of the Collateral Manager having knowledge of such matters (in each case, other than (x) material and affairs protected by the attorney-client privilege and (y) materials which such party may not disclose without violation of confidentiality obligations binding upon it); provided, that the Borrower and the Collateral Manager shall not be liable to the Administrative Agent for costs or expenses related to more than one (1) such visit (together with any such visits pursuant to Section 5.1(e) in any calendar year.

(iii) The Collateral Manager will on or prior to the date hereof, mark its master data processing records and other books and records relating to the Collateral indicating that the Loans are owned by the Borrower subject to the Lien of the Collateral Agent, for the benefit of the Secured Parties.

(iv) The Collateral Manager will cooperate with the Borrower and provide all information in its possession or reasonably available to it to the Borrower or any Person designated by the Borrower to receive such information so the Borrower may comply with and perform its obligations under the Transaction Documents.

(e) Events of Default. Within five (5) Business Days following the Collateral Manager’s knowledge or notice of the occurrence of any Event of Default or Default, the Collateral Manager will provide the Borrower, the Administrative Agent and the Lenders with written notice of the occurrence of such Event of Default or Default of which the Collateral Manager has knowledge or has received notice (provided, that if such Default is subsequently cured within the time periods set forth herein, the failure to provide notice of such Default shall not itself result in an Event of Default hereunder). In addition, such notice will include a written statement of a Responsible Officer of the Collateral Manager setting forth the details (to the extent known by the Collateral Manager) of such event and the action, if any, that the Collateral Manager proposes to take with respect thereto.

(f) Other. The Collateral Manager will promptly furnish to the Borrower and the Administrative Agent such other information, documents, records or reports respecting the Collateral or the condition or operations, financial or otherwise, of the Collateral Manager as the Administrative Agent may from time to time reasonably request in order to protect the interests of the Administrative Agent, the Collateral Agent or the Secured Parties under or as contemplated by this Agreement, in each case to the extent actually in the possession of, or reasonably available to without undue burden or expense, the Collateral Manager and not subject to applicable obligations of confidentiality.

(g) Proceedings. The Collateral Manager will furnish to the Administrative Agent (with a copy to the Collateral Agent), within five (5) Business Days after the Collateral Manager receives notice or obtains knowledge thereof, notice of any settlement of, material judgment (including a material judgment with respect to the liability phase of a bifurcated trial) in or commencement of any material labor controversy, material litigation, material action, material suit or material proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Collateral, the Transaction Documents, the Collateral Agent’s interest in the Collateral, the Collateral Manager, or the Seller, in each case, to the extent the foregoing would reasonably be expected to have a Material Adverse Effect.

(h) Deposit of Collections. The Collateral Manager shall (and shall cause each of its Affiliates to), within two (2) Business Days after its receipt and identification thereof, deposit any Collections received by it into the Collection Account, the Canadian Dollar Account, the Euro Account, the GBP Account or the Canadian Dollar Account, as applicable, and provide the related Obligor (or, (x) with respect to any Agented Loan, the paying agent or (y) with respect to any Participation Interest for which the Elevation Date has not yet occurred, the applicable participation seller), with instructions to remit payments directly to the Collection Account as required herein.

(i) Required Notices. The Collateral Manager will furnish to the Borrower, the Collateral Agent and the Administrative Agent, within five (5) Business Days upon obtaining knowledge thereof, notice of (1) any Collateral Manager Termination Event, (2) any Assigned Value Adjustment Event, (3) any Change of Control with respect to the Collateral Manager, (4) any other event or circumstance with respect to the Collateral Manager that would reasonably be expected to have a Material Adverse Effect, (5) any event or circumstance whereby any Loan which was included in the latest calculation of any Borrowing Base as an Eligible Loan shall fail to meet one or more of the criteria (other than criteria waived by the Administrative Agent, on or prior to the related Funding Date in respect of such Loan) listed in the definition of “Eligible Loan”, (6) the occurrence of any default by an Obligor on any Loan in the payment of principal or interest or that would result in an Assigned Value Adjustment Event, or (7) the existence of any Lien (including Liens for Taxes) other than Permitted Liens on any Collateral.

(j) Change of Collateral Manager. If a Qualified HPS Affiliate becomes the Collateral Manager, then such Qualified HPS Affiliate shall, prior to its assumption of its duties hereunder, provide each Secured Party with deliverables set forth in Section 3.1 with respect to the Collateral Manager.

(k) [Reserved].

(l)  Compliance with Sanctions. The Collateral Manager shall, and shall ensure that any Person directly or indirectly Controlling the Collateral Manager, any Person directly or indirectly Controlled by the Collateral Manager and, to the Collateral Manager’s knowledge, any Related Party of the foregoing will, comply with all applicable Sanctions, and remain subject to policies and procedures reasonably designed to ensure compliance with applicable Sanctions. The Collateral Manager will notify each Lender and the Administrative Agent in writing not more than one (1) Business Day after becoming aware of any breach of this section.

(m)  Compliance with Anti-Money Laundering Laws and Anti-Corruption Laws. The Collateral Manager shall, and shall ensure that each Person directly or indirectly Controlling the Collateral Manager and each Person directly or indirectly Controlled by the Collateral Manager and, to the Collateral Manager’s knowledge, any Related Party of the foregoing will: (i) comply with all applicable Anti-Money Laundering Laws and Anti-Corruption Laws, and remain subject to policies and procedures reasonably designed to ensure compliance with applicable Anti-Money Laundering Laws and applicable Anti-Corruption Laws; (ii) conduct the requisite due diligence in connection with the transactions contemplated herein for purposes of complying with the Anti-Money Laundering Laws, including with respect to the legitimacy of any applicable investor and the origin of the assets used by such investor to purchase the property in question, and maintain sufficient information to identify any applicable investor for purposes of the Anti-Money Laundering Laws; (iii) not, directly or indirectly, use the proceeds of any Advance hereunder to fund, finance, or facilitate any activities, business or transactions that are in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws; and (iv) ensure that the Borrower does not fund any repayment of the Obligations with proceeds that are directly or indirectly derived from any transaction or activity that is prohibited by any Anti-Corruption Laws or Anti-Money Laundering Laws, or that could otherwise cause any Lender or any other party to this Agreement to be in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws.

Section 5.4 Negative Covenants of the Collateral Manager.

During the Covenant Compliance Period:

(a) Mergers, Acquisition, Sales, etc. The Collateral Manager will not consolidate with or merge into any other Person unless the Collateral Manager is the surviving entity and unless:

(i) if such transaction is a merger of a fund managed by a Qualifying HPS Affiliate into the Collateral Manager:

(1) notice of such merger or consolidation, merger, conveyance or transfer is either (A) filed with the SEC on Form 10-K, SEC Form 10-Q or SEC Form 8-K, as applicable or (B) delivered by the Collateral Manager to the Administrative Agent; and

(2) after giving effect thereto, no Event of Default or Collateral Manager Termination Event or event that with notice or lapse of time would constitute either an Event of Default or a Collateral Manager Termination Event shall result; or

(ii) otherwise:

(1) the Collateral Manager has delivered to the Administrative Agent an Officer’s Certificate stating that any such consolidation, merger, conveyance or transfer and any supplemental agreement executed in connection therewith comply with this Section 5.4 and that all conditions precedent herein provided for relating to such transaction have been complied with and;

(2) the Collateral Manager shall have delivered notice of such consolidation, merger, conveyance or transfer to the Administrative Agent; and

(3) after giving effect thereto, no Event of Default or Collateral Manager Termination Event or event that with notice or lapse of time would constitute either an Event of Default or a Collateral Manager Termination Event shall result.

(b) Change of Location of Underlying Instruments. The Collateral Manager shall not, without the prior consent of the Administrative Agent, consent to the Collateral Agent or the Document Custodian moving any Certificated Securities or Instruments from the Collateral Agent’s or the Document Custodian’s offices set forth in Section 5.5(c) on the Closing Date, unless the Collateral Manager has given at least ten (10) days’ written notice to the Administrative Agent and has authorized the Administrative Agent to take all actions required under the UCC of each relevant jurisdiction in order to continue the first priority perfected security interest of the Collateral Agent for the benefit of the Secured Parties in the Collateral.

(c) Change in Payment Instructions to Obligors. The Collateral Manager will not make any change in its instructions to Obligors or agents of Agented Loans regarding payments to be made with respect to the Collateral to the Collection Account, the Canadian Dollar Account, the Euro Account, the GBP Account or the Australian Dollar Account, as applicable (other than to another Collateral Account, as applicable), unless the Administrative Agent, the Collateral Agent and, so long as no Event of Default has occurred and is continuing, the Borrower, have consented to such change.

(d) Compliance with Sanctions. The Collateral Manager shall not, and shall ensure that any Person directly or indirectly Controlling the Collateral Manager, any Person directly or indirectly Controlled by the Collateral Manager and, to the Collateral Manager’s knowledge, any Related Party of the foregoing will not, directly or indirectly, use the proceeds of any Advance hereunder, or lend, contribute, or otherwise make available such proceeds to any subsidiary, joint venture partner, or other Person (i) to fund, finance or facilitate any activities, business or transactions of or with a Sanctioned Person or (ii) in any manner that is prohibited by Sanctions or that could otherwise cause any Lender to be in breach of any Sanctions. The Collateral Manager will not cause the funding of any repayment of the Obligations with proceeds derived, directly or indirectly, from any transaction that is prohibited by Sanctions or that could otherwise cause any Lender or any other party to this Agreement, or any Related Party, to be in breach of any Sanctions. The Collateral Manager will notify each Lender and the Administrative Agent in writing not more than one (1) Business Day after becoming aware of any breach of this section.

Section 5.5 Affirmative Covenants of the Collateral Agent.

During the Covenant Compliance Period:

(a) Compliance with Law. The Collateral Agent will comply in all material respects with all Applicable Law.

(b) Preservation of Existence. The Collateral Agent will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation and qualify and remain qualified in good standing in each jurisdiction where failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect.

(c) Location of Underlying Instruments. Subject to Section 13.4, the Underlying Instruments delivered to the Document Custodian shall remain at all times in the possession of the Document Custodian at the address set forth on Annex A hereto, unless notice of a different address is given in accordance with the terms hereof or unless the Administrative Agent agrees to allow certain Underlying Instruments to be released to the Collateral Manager on a temporary basis in accordance with the terms hereof, except as such Underlying Instruments may be released pursuant to this Agreement.

(d) Corporate Collateral Agent Required; Eligibility. The Collateral Agent (including any successor Collateral Agent appointed pursuant to Section 7.5) hereunder shall at all times (A)(i) be a national banking association or banking corporation or trust company organized and doing business under the laws of any state or the United States, (ii) be authorized under such laws to exercise corporate trust powers, (iii) have a combined capital and surplus of at least

$200,000,000, and (iv) be subject to supervision or examination by federal or state authority or (B) is otherwise acceptable to the Borrower (or the Collateral Manager on its behalf) and the Administrative Agent. If such banking association publishes reports of condition at least annually, pursuant to Applicable Law or the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 5.5(d) its combined capital and surplus shall be deemed to be as set forth in its most recent report of condition so published. In case at any time the Collateral Agent shall cease to be eligible in accordance with the provisions of this Section 5.5(d), the Collateral Agent shall give prompt notice to the Borrower, the Collateral Manager and the Lenders that it has ceased to be eligible to be the Collateral Agent.

Section 5.6 Negative Covenants of the Collateral Agent.

During the Covenant Compliance Period:

(a) Underlying Instruments. The Collateral Agent will not dispose of any documents constituting the Underlying Instruments in any manner that is inconsistent with the performance of its obligations as the Collateral Agent pursuant to this Agreement and will not dispose of any Collateral except as contemplated by this Agreement.

(b) No Changes to Collateral Agent Fee. The Collateral Agent will not make any changes to the Collateral Agent Fee set forth in the Collateral Agent and Document Custodian Fee Letter without the prior written approval of the Administrative Agent and the Borrower.

Section 5.7 Covenants of the Equityholder and the Seller.

(a) Required Notices. Each of the Seller and the Equityholder will furnish to the Borrower and the Administrative Agent, within five (5) Business Days upon obtaining knowledge thereof, notice of (1) any Change of Control with respect to such Person, (2) any other event or circumstance with respect to such Person that would reasonably be expected to have a Material Adverse Effect or (3) with respect to the Seller, any Loan sold by the Seller to the Borrower failing to be an Eligible Loan on the date of such sale.

(b) Negative Pledge. The Equityholder shall not permit any Person to have a Lien (other than a Permitted Lien) over the Capital Stock of the Borrower.

(c) Compliance with Sanctions. None of the Seller, the Equityholder, any Person directly or indirectly Controlling the Seller or the Equityholder or any Person directly or indirectly Controlled by the Seller or the Equityholder and, to the Seller’s or the Equityholder’s knowledge, no Related Party of the foregoing will, directly or indirectly, use the proceeds of any Advance hereunder, or lend, contribute, or otherwise make available such proceeds to any subsidiary, joint venture partner, or other Person (i) to fund, finance or facilitate any activities, business or transactions of or with a Sanctioned Person or (ii) in any manner that is prohibited by Sanctions or that could otherwise cause any Lender to be in breach of any Sanctions. The Seller and the Equityholder will not cause the funding of any repayment of the Obligations with proceeds derived, directly or indirectly, from any transaction that is prohibited by Sanctions or that could otherwise cause any Lender or any other party to this Agreement, or any Related Party, to be in breach of any Sanctions. The Seller and the Equityholder shall, and shall ensure that each Person directly or indirectly Controlling the Seller or the Equityholder and each Person directly or indirectly Controlled by the Seller or the Equityholder and, to the Seller’s or the Equityholder’s knowledge, any Related Party of the foregoing will, comply with all applicable Sanctions, and remain subject to policies and procedures reasonably designed to ensure compliance with Sanctions. The Seller or the Equityholder, as applicable, will notify each Lender, the Collateral Agent and the Administrative Agent in writing not more than one (1) Business Day after becoming aware of any breach of this section.

(d) Compliance with Anti-Money Laundering Laws and Anti-Corruption Laws. The Seller and the Equityholder shall, and shall ensure that each Person directly or indirectly Controlling the Seller or the Equityholder and each Person directly or indirectly Controlled by the Seller or the Equityholder and, to the Seller’s or the Equityholder’s knowledge, any Related Party of the foregoing will: (i) comply with all applicable Anti-Money Laundering Laws and Anti-Corruption Laws, and maintain policies and procedures reasonably designed to ensure compliance with Anti-Money Laundering Laws and Anti-Corruption Laws; (ii) conduct the requisite due diligence in connection with the transactions contemplated herein for purposes of complying with the Anti-Money Laundering Laws, including with respect to the legitimacy of any applicable investor and the origin of the assets used by such investor to purchase the property in question, and maintain sufficient information to identify any applicable investor for purposes of the Anti-Money Laundering Laws; (iii) not, directly or indirectly, use the proceeds of any Advance hereunder to fund, finance, or facilitate any activities, business or transactions that are in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws; and (iv) ensure that the Borrower does not fund any repayment of the Obligations with proceeds that are directly or indirectly derived from any transaction or activity that is prohibited by any Anti-Corruption Laws or Anti-Money Laundering Laws, or that could otherwise cause any Lender or any other party to this Agreement to be in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws.

ARTICLE VI

COLLATERAL ADMINISTRATION

Section 6.1 Appointment of the Collateral Manager.

The Collateral Manager is hereby appointed as collateral manager and servicing agent of the Borrower for the purpose of performing certain collateral management functions including, without limitation, directing and supervising the investment and reinvestment of the Loans and Permitted Investments, servicing the Collateral, enforcing the Borrower’s rights and remedies in, to and under the Collateral and performing certain administrative functions on behalf of the Borrower delegated to it under this Agreement and in accordance with the applicable provisions of the Transaction Documents, and the Collateral Manager hereby accepts such appointment. The Collateral Manager shall have the power to execute and deliver all necessary and appropriate documents and instruments on behalf of the Borrower in connection with performing its obligations set forth herein. Except as may otherwise be expressly provided in this Agreement, the Collateral Manager will perform its obligations hereunder in accordance with the Collateral Manager Standard. The Collateral Manager and the Borrower hereby acknowledge that the Collateral Agent, the Administrative Agent and the other Secured Parties are third party beneficiaries of the obligations undertaken by the Collateral Manager hereunder.

Section 6.2 Duties of the Collateral Manager.

(a) Duties. Subject to the provisions concerning its general duties and obligations as set forth in Section 6.1 and the terms of this Agreement, the Collateral Manager agrees to manage the investment and reinvestment of the Collateral and shall perform on behalf of the Borrower all duties and functions assigned to the Borrower in this Agreement and the other Transaction Documents and the duties that have been expressly delegated to the Collateral Manager in this Agreement; it being understood that the Collateral Manager shall have no obligation hereunder to perform any duties other than as specified herein and in the other Transaction Documents. The Borrower hereby irrevocably (except as provided below) appoints the Collateral Manager as its true and lawful agent and attorney-in-fact (with full power of substitution) in its name, place and stead in connection with the performance of its duties provided for in this Agreement, including, without limitation, the following powers: (A) to give or cause to be given any necessary receipts or acquittance for amounts collected or received hereunder, (B) to make or cause to be made all necessary transfers of the Loans, Equity Securities and Permitted Investments in connection with any acquisition, sale or other disposition made pursuant hereto, (C) to execute (under hand, under seal or as a deed) and deliver or cause to be executed and delivered on behalf of the Borrower all necessary or appropriate bills of sale, assignments, agreements and other instruments in connection with any such acquisition, sale or other disposition and (D) to execute (under hand, under seal or as a deed) and deliver or cause to be executed and delivered on behalf of the Borrower any consents, votes, proxies, waivers, notices, amendments, modifications, agreements, instruments, orders or other documents in connection with or pursuant to this Agreement and relating to any Loan, Equity Security or Permitted Investment. The Borrower hereby ratifies and confirms all that such attorney-in-fact (or any substitute) shall lawfully do hereunder and pursuant hereto and authorizes such attorney-in-fact to exercise full discretion and act for the Borrower in the same manner and with the same force and effect as the managers or officers of the Borrower might or could do in respect of the performance of such services, as well as in respect of all other things the Collateral Manager deems necessary or incidental to the furtherance or conduct of the Collateral Manager’s services under this Agreement, subject in each case to the applicable terms of this Agreement. The Borrower hereby authorizes such attorney-in-fact, in its sole discretion (but subject to applicable law and the provisions of this Agreement), to take all actions that it considers reasonably necessary and appropriate in respect of the Loans, the Equity Securities, the Permitted Investments and this Agreement. Nevertheless, if so requested by the Collateral Manager or a purchaser of any Loan, Equity Security or Permitted Investment, the Borrower shall ratify and confirm any such sale or other disposition by executing and delivering to the Collateral Manager or such purchaser all proper bills of sale, assignments, releases, powers of attorney, proxies, dividends, other orders and other instruments as may reasonably be designated in any such request. Except as otherwise set forth and provided for herein, this grant of power of attorney is coupled with an interest, and it shall survive and not be affected by the subsequent dissolution or bankruptcy of the Borrower. Notwithstanding anything herein to the contrary, the appointment herein of the Collateral Manager as the Borrower’s agent and attorney-in-fact shall automatically cease and terminate upon the resignation of the Collateral Manager pursuant to Section 6.10 or any termination and removal of the Collateral Manager pursuant to Section 6.11. Each of the Collateral Manager and the Borrower shall take such other actions, and furnish such certificates, opinions and other documents, as may be reasonably requested by the other party hereto in order to effectuate the purposes of this Agreement and to facilitate compliance with applicable laws and regulations and the terms of this Agreement. The Collateral Manager shall provide, and is hereby authorized to provide, the following services to the Borrower:

(i) select the Loans and Permitted Investments to be acquired and select the Loans, Equity Securities and Permitted Investments to be sold or otherwise disposed of by the Borrower;

(ii) invest and reinvest the Collateral;

(iii) instruct the Collateral Agent with respect to any acquisition, disposition, or tender of, or Offer with respect to, a Loan, Equity Security, Permitted Investment or other assets received in respect thereof by the Borrower;

(iv) perform the investment-related duties and functions (including, without limitation, the furnishing of Funding Notices, Repayment Notices, Reinvestment Notices, Borrowing Base Certificates and other notices and certificates that the Collateral Manager is required to deliver on behalf of the Borrower) as are expressly required to be performed by the Collateral Manager hereunder with regard to acquisitions, sales or other dispositions of Loans, Equity Securities, Permitted Investments and other assets permitted to be acquired or sold under, and subject to this Agreement (including any proceeds received by way of Offers, workouts and restructurings on Loan or other assets owned by the Borrower) and shall comply with any applicable requirements required to be performed by the Collateral Manager in this Agreement with respect thereto;

(v) negotiate on behalf of the Borrower with prospective originators, sellers or purchasers of Loans as to the terms relating to the acquisition, sale or other dispositions thereof;

(vi) subject to any applicable terms of this Agreement, monitor the Collateral on behalf of the Borrower on an ongoing basis and shall provide or cause to be provided to the Borrower copies of all reports, schedules and other data reasonably available to the Collateral Manager that the Borrower is required to prepare and deliver or cause to be prepared and delivered under this Agreement, in such forms and containing such information required thereby, in reasonably sufficient time for such required reports, schedules and data to be reviewed and delivered by or on behalf of the Borrower to the parties entitled thereto under this Agreement. The obligation of the Collateral Manager to furnish such information is subject to the Collateral Manager’s timely receipt of necessary reports and the appropriate information from the Person responsible for the delivery of or preparation of such information or such reports (including without limitation, the Obligors of the Loans, the Borrower, the Collateral Agent, the Administrative Agent or any Lender) and to any confidentiality restrictions with respect thereto. The Collateral Manager shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing reasonably believed by it to be genuine and to have been signed or sent by a Person that the Collateral Manager has no reason to believe is not duly authorized. The Collateral Manager also may rely upon any statement made to it orally or by telephone and made by a Person the Collateral Manager has no reason to believe is not duly authorized, and shall not incur any liability for relying thereon. The Collateral Manager is entitled to rely on any other information furnished to it by third parties that it reasonably believes in good faith to be genuine provided that no Responsible Officer of the Collateral Manager has actual knowledge that such information is materially incorrect;

(vii) subject to and in accordance with this Agreement, as agent of the Borrower and on behalf of the Borrower, direct the Collateral Agent to take, or take on behalf of the Borrower, as applicable, any of the following actions with respect to a Loan, Equity Security or Permitted Investment:

(1) purchase or otherwise acquire such Loan or Permitted Investment;

(2) retain such Loan, Equity Security or Permitted Investment;

(3) sell or otherwise dispose of such Loan, Equity Security or Permitted Investment (including any assets received by way of Offers, workouts and restructurings on assets owned by the Borrower) in the open market or otherwise;

(4) if applicable, tender such Loan, Equity Security or Permitted Investment;

(5) if applicable, consent to or refuse to consent to any proposed amendment, modification, restructuring, exchange, waiver or Offer and give or refuse to give any notice or direction;

(6) retain or dispose of any securities or other property (if other than cash) received by the Borrower;

(7) call or waive any default with respect to any Loan;

(8) vote on any matter for which the Borrower has the right to vote pursuant to the Underlying Instruments for any Loan (including to accelerate the maturity of any Loan);

(9) participate in a committee or group formed by creditors of an Obligor under a Loan or issuer or obligor of a Permitted Investment;

(10) after the occurrence of the Collection Date, determine in consultation with the Borrower when, in the view of the Collateral Manager, it would be in the best interest of the Borrower to liquidate all or any portion of the Collateral (and, if applicable, after discharge of the Lien of the Collateral Agent in the Collateral under this Agreement) and, subject to the prior approval of the Borrower, execute on behalf of the Borrower any such liquidation or any actions necessary to effectuate any of the foregoing;

(11) advise and assist the Borrower with respect to the valuation of the Loans, to the extent required or permitted by this Agreement; and

(12) exercise any other rights or remedies with respect to such Loan, Equity Security or Permitted Investment as provided in the Underlying Instruments of the Obligor or issuer under such assets or the other documents governing the terms of such assets or take any other action consistent with the terms of this Agreement which the Collateral Manager reasonably determines to be in the best interests of the Borrower.

(viii) The Collateral Manager may, but shall not be obligated to:

(1) retain accounting, tax, legal and other professional services on behalf of the Borrower as may be needed by the Borrower; and/or

(2) consult on behalf of the Borrower with the Collateral Agent, the Administrative Agent and the Lenders at such times as may be reasonably requested thereby in accordance with this Agreement and provide any such Person requesting the same with the information they are then entitled to have in accordance with this Agreement;

(ix) in connection with the purchase of any Loan by the Borrower, the Collateral Manager shall prepare, on behalf of the Borrower, the information required to be delivered to the Collateral Agent with respect to such Loan, the Administrative Agent or any other Lender pursuant to this Agreement.

(x) prepare and submit claims to, and act as post-billing liaison with, Obligors on each Loan (for which no administrative or similar agent exists);

(xi) maintain all necessary records and reports with respect to the Collateral and provide such reports to the Borrower, the Collateral Agent and the Administrative Agent in respect of the management and administration of the Collateral (including information relating to its performance under this Agreement) as may be required hereunder or as the Borrower, the Collateral Agent or the Administrative Agent may reasonably request;

(xii) maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate management and administration records evidencing the Collateral in the event of the destruction of the originals thereof) and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of the Collateral;

(xiii) promptly deliver to the Borrower, the Administrative Agent or the Collateral Agent, from time to time, such information and management and administration records (including information relating to its performance under this Agreement) as such Person may from time to time reasonably request;

(xiv) identify each Loan clearly and unambiguously in its records to reflect that such Loan is owned by the Borrower and that the Borrower has granted a security interest therein to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement;

(xv) notify the Borrower and the Administrative Agent promptly upon obtaining actual knowledge of any material action, suit, proceeding, dispute, offset, deduction, defense or counterclaim (1) that is or is threatened to be asserted by an Obligor with respect to any Loan (or portion thereof) of which it has knowledge or has received notice; or (2) that could reasonably be expected to have a Material Adverse Effect;

(xvi) assist the Borrower in maintaining the first priority, perfected security interest (subject to Permitted Liens) of the Collateral Agent, for the benefit of the Secured Parties, in the Collateral;

(xvii) to the extent that the Loan File(s) are not held by the Document Custodian, maintain the Loan File(s) with respect to Loans included as part of the Collateral; provided that upon the occurrence and during the continuance of an Event of Default or a Collateral Manager Termination Event, the Administrative Agent may request the Loan File(s) to be sent to the Document Custodian, the Collateral Agent or its designee;

(xviii) to the extent that the Loan File(s) are not held by the Document Custodian, with respect to each Loan included as part of the Collateral, make the applicable Loan File available for inspection by the Borrower or the Administrative Agent, upon reasonable advance notice, at the offices of the Collateral Manager during normal business hours; and

(xix) direct the Collateral Agent to make payments pursuant to the instructions set forth in the latest Payment Date Statement in accordance with Section 2.7 and Section 2.8 and prepare such other reports as required to be prepared by the Collateral Manager pursuant to Section 6.8.

It is acknowledged and agreed that the Borrower possesses only such rights with respect to the enforcement of rights and remedies with respect to the Loans and the Underlying Assets and under the Underlying Instruments as have been transferred to the Borrower with respect to the related Loan, and therefore, for all purposes under this Agreement, the Collateral Manager shall perform its administrative and management duties hereunder only to the extent that, as a lender under the related Underlying Instruments, the Borrower has the right to do so.

(b) In performing its duties hereunder and when exercising its discretion and judgment in connection with any transactions involving the Loans, Equity Securities or Permitted Investments, the Collateral Manager shall carry out any reasonable written directions of the Borrower for the purpose of preventing a breach of this Agreement or any other Transaction Document; provided that such directions are not inconsistent with any provision of this Agreement by which the Collateral Manager is bound or Applicable Law.

(c) In providing services hereunder, the Collateral Manager may, without the consent of any party, but with prior written notice to each of the Borrower and the Administrative Agent, employ third parties, including, without limitation, its Affiliates, to render advice (including investment advice), to provide services to arrange for trade execution and otherwise provide assistance to the Borrower and to perform any of its duties hereunder; provided that such delegation of any of its duties hereunder or performance of services by any other Person shall not relieve the Collateral Manager of any of its duties or liabilities hereunder.

(d) The Collateral Manager assumes no responsibility under this Agreement other than to perform the Collateral Manager’s duties called for hereunder and under the terms of this Agreement applicable to the Collateral Manager, in good faith and, subject to the Collateral Manager Standard, shall not be responsible for any action of the Borrower or the Collateral Agent in following or declining to follow any advice, recommendation or direction of the Collateral Manager.

(e) In performing its duties hereunder and under the other Transaction Documents, the Collateral Manager shall perform its obligations subject to the terms hereof and thereof with reasonable care (i) in accordance with its internal policies as in effect from time to time and using a similar degree of care, skill and attention no less than that which the Collateral Manager exercises with respect to similar assets that it manages for itself and its Affiliates having similar investment objectives and restrictions and (ii) without limiting the foregoing, in a manner that the Collateral Manager reasonably believes is consistent with the customary standards, policies and procedures followed by institutional managers of national standing relating to assets of the nature and character of the Loans (the “Collateral Manager Standard”).

(f) Notwithstanding anything to the contrary contained herein, the exercise by the Collateral Agent, the Administrative Agent or the Secured Parties of their rights hereunder (including, but not limited to, the delivery of a Collateral Manager Termination Notice), shall not release the Collateral Manager, the Seller or the Borrower from any of their duties or responsibilities with respect to the Collateral, except that the Collateral Manager’s obligations hereunder shall terminate upon its removal under this Agreement. The Secured Parties, the Administrative Agent and the Collateral Agent shall not have any obligation or liability with respect to any Collateral, other than as provided for herein or in any other Transaction Document, nor shall any of them be obligated to perform any of the obligations of the Collateral Manager hereunder.

(g) Nothing in this Section 6.2 or any other obligations of the Collateral Manager under this Agreement shall release, modify, amend or otherwise affect any of the obligations of the Borrower or any other party hereunder.

Section 6.3 Authorization of the Collateral Manager.

(a) Each of the Borrower and the Collateral Agent hereby authorizes the Collateral Manager to take any and all reasonable steps in its name and on its behalf necessary or desirable in the determination of the Collateral Manager and not inconsistent with the grant by the

Borrower to the Collateral Agent for the benefit of the Secured Parties, of a security interest in the Collateral that at all times ranks senior to any other creditor of the Borrower (subject to Permitted Liens), to collect all amounts due under any and all Collateral, including, without limitation, endorsing any of their names on checks and other instruments representing Collections, executing and delivering any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Collateral and, after the delinquency of any Collateral and to the extent permitted under and in compliance with Applicable Law, to commence proceedings with respect to enforcing payment thereof, to the same extent as the Seller could have done if it had continued to own such Collateral. Each of the Borrower and the Collateral Agent, on behalf of the Secured Parties, shall furnish the Collateral Manager with any powers of attorney and other documents necessary or appropriate to enable the Collateral Manager to carry out its management and administrative duties hereunder, and shall cooperate with the Collateral Manager to the fullest extent in order to permit the collectability of the Collateral. In no event shall the Collateral Manager be entitled to make any Secured Party or the Collateral Agent a party to any litigation without such party’s express prior written consent, or to make the Borrower a party to any litigation (other than any foreclosure or similar collection procedure) without the prior written consent of the Administrative Agent.

(b) After the declaration of the Termination Date and subject to Section 9.2(c), at the direction of the Administrative Agent, the Collateral Manager shall take such action as the Administrative Agent may deem reasonably necessary or advisable to enforce collection of the Collateral; provided that the Administrative Agent may, in accordance with Section 5.1(m), notify any Obligor with respect to any Collateral of the assignment of such Collateral to the Collateral Agent, on behalf of the Secured Parties, and direct that payments of all amounts due or to become due be made directly to the Collateral Agent or any collection agent, sub-agent or account designated by the Collateral Agent and, upon such notification and at the expense of the Borrower, the Collateral Agent may enforce collection of any such Collateral, and adjust, settle or compromise the amount or payment thereof.

(c) In dealing with the Collateral Manager and its duly appointed agents, none of the Administrative Agent, the Collateral Agent nor any Lender shall be required to inquire as to the authority of the Collateral Manager or any such agent to bind the Borrower.

Section 6.4 Collection of Payments; Accounts.

(a) Collection Efforts. The Collateral Manager will use commercially reasonable efforts consistent with the Collateral Manager Standard to collect or cause to be collected all payments called for under the terms and provisions of the Loans included in the Collateral as and when the same become due.

(b) Taxes and other Amounts. To the extent the Borrower is required under the Underlying Instruments to perform such duties, the Collateral Manager will collect or cause to be collected all payments with respect to amounts due for Taxes, assessments and insurance premiums relating to each Loan to the extent required to be paid to the Borrower for such application under the Underlying Instrument, directing all such payments to be paid to the Collection Account, and direct the Collateral Agent to remit such amounts to the appropriate Governmental Authority or insurer as required by the Underlying Instruments.

(c) Payments. On or before the applicable Funding Date, the Borrower or the Collateral Manager, as applicable, shall have instructed all Obligors and paying agents of Agented Loans to make all payments owing to the Borrower in respect of the Collateral directly to the Collection Account, the Canadian Dollar Account, the Euro Account, the GBP Account or the Australian Dollar Account, as applicable, in accordance with Section 2.9; provided that neither the Borrower nor the Collateral Manager is required to so instruct any Obligor which is solely a guarantor unless and until the Collateral Manager (on behalf of the Borrower) directly calls on the related guaranty.

(d) Accounts. Each of the parties hereto hereby agrees that each Account shall be deemed to be a Securities Account. Each of the parties hereto hereby agrees to cause the Collateral Agent or any other Securities Intermediary that holds any cash or other Financial Asset for the Borrower in an Account to agree with the parties hereto that (A) the cash and other property (subject to Section 6.4(e) below with respect to any property other than investment property, as defined in Section 9-102(a)(49) of the UCC) is to be treated as a Financial Asset and (B) the jurisdiction governing the Account, all cash and other Financial Assets credited to the Account and the “securities intermediary’s jurisdiction” (within the meaning of Section 8-110(e) of the UCC) shall, in each case, be the State of New York. In no event may any Financial Asset held in any Account be registered in the name of, payable to the order of, or specially Indorsed to, the Borrower, unless such Financial Asset has also been Indorsed in blank or to the Collateral Agent or other Securities Intermediary that holds such Financial Asset in such Account.

(e) Underlying Instruments. Notwithstanding any term hereof (or any term of the UCC that might otherwise be construed to be applicable to a “securities intermediary” as defined in the UCC) to the contrary, none of the Collateral Agent, the Document Custodian nor any Securities Intermediary shall be under any duty or obligation in connection with the acquisition by the Borrower, or the grant by the Borrower of a security interest to the Collateral Agent, of any Loan to examine or evaluate the sufficiency of the documents or instruments delivered to it by or on behalf of the Borrower under the related Underlying Instruments, or otherwise to examine the Underlying Instruments, in order to determine or compel compliance with any applicable requirements of or restrictions on transfer (including without limitation any necessary consents). The Collateral Agent and the Document Custodian shall hold any Instrument delivered to it evidencing any Loan transferred to the Collateral Agent hereunder as custodial agent for the Secured Parties in accordance with the terms of this Agreement.

Section 6.5 Realization Upon Defaulted Loans.

The Collateral Manager will use reasonable efforts consistent with the Underlying Instruments to maximize recoveries under a defaulted Loan in accordance with the Collateral Manager Standard, which may include exercising available remedies. Subject to the terms of the Underlying Instruments and the Collateral Manager Standard, the Collateral Manager will comply in all material respects with Applicable Law in exercising such remedies.

Section 6.6 Collateral Manager Compensation.

As compensation for its administrative and management activities hereunder, the Collateral Manager or its designee shall be entitled to receive (but shall be permitted to waive or defer in its sole discretion) the Collateral Management Fee pursuant to the provisions of Sections 2.7 and Section 2.8, as applicable. For the avoidance of doubt, the Collateral Manager may defer all or any portion of the Collateral Management Fee.

Section 6.7 Expense Reimbursement.

The Collateral Manager will be required to pay all expenses incurred by it in connection with its activities under this Agreement, including fees and disbursements of its independent accountants, Taxes imposed on the Collateral Manager, expenses incurred by the Collateral Manager in connection with payments and reports pursuant to this Agreement, and all other fees and expenses not expressly stated under this Agreement for the account of the Borrower; provided that the Borrower shall reimburse such expenses and the reasonable out-of-pocket expenses incurred by the Collateral Manager (including out-of-pocket expenses incurred by the Collateral Manager on behalf of the Borrower) in connection with its management of the Collateral and compliance with the terms of the Transaction Documents, to the extent of available funds in accordance with Section 2.7 or Section 2.8, as applicable.

Section 6.8 Reports; Information.

(a) Obligor Financial Statements; Other Reports. With respect to each Eligible Loan other than any Broadly Syndicated Loan, on a monthly basis (if applicable for such Eligible Loan) or a quarterly basis, the Collateral Manager will post on a password protected website maintained by the Collateral Manager to which the Administrative Agent and the Lenders will have access (or otherwise deliver to the Administrative Agent, including, without limitation, by electronic mail), (x) to the extent actually received by, or reasonably available (without undue burden or expense) to, the Collateral Manager (on behalf of the Borrower) pursuant to the Underlying Instruments, the complete financial reporting package with respect to each Obligor and with respect to each Loan for such Obligor (including any financial statements, management discussion and analysis, executed covenant compliance certificates and related covenant calculations with respect to such Obligor and with respect to each Loan for such Obligor) provided to the Collateral Manager (on behalf of the Borrower) for the periods required by the Underlying Instruments, and (y) the annual budget (along with subsequent changes thereto) with respect to such Obligor to the extent provided to the Borrower and/or the Collateral Manager by such Obligor, in each case, which delivery shall be made within ten (10) Business Days after receipt by the Borrower or the Collateral Manager (on behalf of the Borrower) as specified in the Underlying Instruments. The Collateral Manager will provide, promptly upon request from the Administrative Agent or any Lender, such other information received by it from any Obligor (including with respect to any Broadly Syndicated Loan) as may reasonably be requested with respect to such Obligor, to the extent such information is actually in the possession of, or reasonably available (without undue burden or expense) to, the Borrower or the Collateral Manager and is not subject to any applicable obligation of confidentiality.

(b) Amendments to Loans. The Collateral Manager will post on a password protected website maintained by the Collateral Manager to which the Administrative Agent and the Lenders will have access (or otherwise deliver to the Administrative Agent and the Lenders, including, without limitation, by electronic mail), (x) with respect to any amendment, restatement, supplement, waiver or other modification to the Underlying Instruments of any Loan that constitutes a Material Modification, a copy of such amendment, restatement, supplement, waiver or other modification (along with a summary of the material terms thereof prepared by the Borrower or the Collateral Manager and provided to its investment committee in connection therewith) within five (5) Business Days after the date on which the Borrower acquires actual knowledge of the effectiveness thereof, and (y) with respect to any other material amendment, restatement, supplement, waiver or other modification to the Underlying Instruments of any Loan, on a monthly basis, a summary of all such amendments, restatements, supplements, waivers or other modifications (along with a summary of the material terms thereof prepared by the Borrower or the Collateral Manager and provided to its investment committee in connection therewith) that, to the actual knowledge of the Collateral Manager, were made effective in the preceding calendar month.

(c) Payment Date Reporting. The Collateral Manager shall deliver a Payment Date Statement, in each case determined as of the day that is two (2) Business Days prior to each Payment Date, and delivered (which delivery may be via electronic mail) to the Administrative Agent, the Collateral Agent and the Borrower not later than the Business Day preceding the related Payment Date. Each such Payment Date Statement shall contain instructions to the Collateral Agent to withdraw on the related Payment Date from the applicable Collection Account and pay or transfer amounts set forth in such report in the manner specified, and in accordance with the priorities established, in Section 2.7 or Section 2.8, as applicable.

(d) Borrowing Base Certificate. The Collateral Manager on behalf of the Borrower shall furnish to the Administrative Agent for distribution to each Lender, on each Reporting Date and on each Funding Date pursuant to Section 2.2(b)(ii), a Borrowing Base Certificate showing each Borrowing Base as of such date, certified as complete and correct by a Responsible Officer of the Collateral Manager. Each Borrowing Base Certificate delivered on a Reporting Date pursuant to this Section 6.8(d) shall further include the Applicable Exchange Rate as of such date.

(e) Agreed Upon Procedures. The Collateral Manager shall furnish to the Administrative Agent for distribution to each Lender within one hundred and twenty (120) days after the end of each fiscal year of the Equityholder, commencing after the fiscal year ending December 31, 2024, a report covering such fiscal year of a firm of independent certified public accountants of nationally recognized standing to the effect that such accountants have applied certain agreed-upon procedures (a copy of which procedures are attached hereto as Schedule III, it being understood that the Collateral Manager and the Administrative Agent will provide an updated Schedule III reflecting any further amendments to such Schedule III prior to the issuance of the first such agreed-upon procedures report, a copy of which shall replace the then existing Schedule III) to certain documents and records relating to the Collateral, the Borrower and the Collateral Manager, compared the information contained in selected Borrowing Base Certificates and Payment Date Statements delivered during the period covered by such report with such documents and records and that no matters came to the attention of such accountants that caused them to believe that the information and the calculations included in such Borrowing Base Certificates and Payment Date Statements were not determined or performed in accordance with the provisions of this Agreement, except for such exceptions as such accountants shall believe to be immaterial and such other exceptions as shall be set forth in such statement.

Section 6.9 Annual Statement as to Compliance.

The Collateral Manager will provide to the Borrower and the Administrative Agent, within one hundred and twenty (120) days following the end of each fiscal year of the Collateral Manager, commencing after the fiscal year ending on December 31, 2024, a report signed by a Responsible Officer (or other authorized Person) of the Collateral Manager certifying that (a) a review of the activities of the Collateral Manager, and the Collateral Manager’s performance pursuant to this Agreement, for the fiscal period ending on the last day of such fiscal year has been made under such Person’s supervision and (b) the Collateral Manager has performed or has caused to be performed all of its obligations under this Agreement throughout such year and no Collateral Manager Termination Event has occurred and is continuing or, if any such Collateral Manager Termination Event has occurred and is continuing, a statement describing the nature thereof and the steps being taken to remedy such Collateral Manager Termination Event.

Section 6.10 The Collateral Manager Not to Resign.

The Collateral Manager shall not resign from the obligations and duties hereby imposed on it except upon the Collateral Manager’s good faith determination in consultation with legal counsel that (i) the performance of its duties hereunder is or becomes impermissible under Applicable Law and (ii) there is no reasonable action that the Collateral Manager could take to make the performance of its duties hereunder permissible under Applicable Law; provided that the Collateral Manager may assign its obligations hereunder to a Qualified HPS Affiliate notwithstanding such limitation. In connection with any such determination permitting the resignation of the Collateral Manager, the Collateral Manager shall deliver to the Administrative Agent and the Borrower a description of the circumstances giving rise to such determination.

Section 6.11 Collateral Manager Termination Events.

After the occurrence and during the continuance of a Collateral Manager Termination Event, and solely in connection with the exercise of secured creditor remedies pursuant to Section 9.2(b) and subject to Section 9.2(c) the Administrative Agent, by written notice to the Collateral Manager with a copy to the Borrower, the Collateral Agent and each Lender (such notice, a “Collateral Manager Termination Notice”), may, in its sole discretion, terminate all of the rights and obligations of the Collateral Manager as “Collateral Manager” under this Agreement. Each Collateral Manager Termination Notice shall designate the replacement Collateral Manager, who shall be selected by the Administrative Agent in its sole discretion. Until a Collateral Manager Termination Notice is delivered as set forth above, the Collateral Manager shall (i) unless otherwise notified by the Administrative Agent, continue to act in such capacity pursuant to Section 6.1 and (ii) as requested by the Administrative Agent in its sole discretion (A) terminate some or all of its activities as Collateral Manager hereunder by the Administrative Agent in its sole discretion as necessary or desirable, (B) provide such information as may be requested by the Administrative Agent to facilitate the transition of the performance of such activities to the Administrative Agent or any agent thereof and (C) take all other actions requested by the Administrative Agent, in each case to facilitate the transition of the performance of such activities to the Administrative Agent or any agent thereof.

ARTICLE VII

THE COLLATERAL AGENT

Section 7.1 Designation of Collateral Agent.

(a) Initial Collateral Agent. The role of Collateral Agent hereunder and under the other Transaction Documents to which the Collateral Agent is a party shall be conducted by the Person designated as Collateral Agent hereunder from time to time in accordance with this Section 7.1. Until the Administrative Agent shall give to U.S. Bank Trust Company, National Association a Collateral Agent Termination Notice, U.S. Bank Trust Company, National Association is hereby appointed as, and hereby accepts such appointment and agrees to perform the duties and obligations of, Collateral Agent pursuant to the terms hereof.

(b) Successor Collateral Agent. Upon the Collateral Agent’s receipt of a Collateral Agent Termination Notice from the Administrative Agent of the designation of a successor Collateral Agent pursuant to the provisions of Section 7.5, the Collateral Agent agrees that it will terminate its activities as Collateral Agent hereunder.

Section 7.2 Duties of Collateral Agent.

(a) Appointment. The Borrower and the Administrative Agent hereby designate and appoint the Collateral Agent to act as its agent and hereby authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers and perform such duties as are expressly granted to the Collateral Agent by this Agreement. The Collateral Agent hereby accepts such agency appointment to act as Collateral Agent pursuant to the terms of this Agreement. By entering into, or performing its duties under, this Agreement, the Collateral Agent shall not be deemed to assume any obligations or liabilities of the Borrower or the Collateral Manager under this Agreement or any other Transaction Document, and nothing herein contained shall be deemed to release, terminate, discharge, limit, reduce, diminish, modify, amend or otherwise alter in any respect the duties, obligations or liabilities of the Borrower or the Collateral Manager under this Agreement.

(b) Duties. On or before the initial Funding Date, and until its removal pursuant to Section 7.5, the Collateral Agent shall perform, on behalf of the Administrative Agent and the Secured Parties, the following duties and obligations:

(i) [Reserved].

(ii) [Reserved].

(iii) [Reserved].

(iv) [Reserved].

(v) [Reserved].

(vi) The Collateral Agent shall, promptly upon its actual receipt of a Borrowing Base Certificate from the Collateral Manager on behalf of the Borrower, based solely on the information in the Collateral Database, verify the Outstanding Balance of each Loan and the balance of each Account used in the calculation of the Borrowing Base and, if the Collateral Agent’s records of the Outstanding Balance of each Loan and the balance of each Account do not correspond with the records of the Collateral Manager used in its calculation of the Borrowing Base, deliver its records of the Outstanding Balance of each Loan and the balance of each Account to each of the Administrative Agent, the Borrower and Collateral Manager within one (1) Business Day of receipt by the Collateral Agent of such Borrowing Base Certificate. The Collateral Agent shall also make required calculations for each Payment Date Statement as of the day that is one (1) Business Day prior to the applicable Payment Date, and deliver such calculations to the Borrower and the Collateral Manager (and, following the delivery of a Notice of Exclusive Control, the Administrative Agent and the Collateral Manager) for the Collateral Manager’s (or Administrative Agent’s, as applicable) review no later than two (2) Business Days prior to such Payment Date. Upon the approval (which may be by email) by the Collateral Manager (or after delivery of a Notice of Exclusive Control, the Administrative Agent), the Payment Date Statement shall constitute instructions by the Collateral Manager (or after delivery of a Notice of Exclusive Control, the Administrative Agent) to the Collateral Agent to withdraw on the related Payment Date from the applicable Collection Account and pay or transfer amounts set forth in such report in the manner specified, and in accordance with the priorities established, in Section 2.7 or Section 2.8, as applicable.

(vii) The Collateral Agent shall make payments in accordance with Section 2.7 and Section 2.8 and as otherwise expressly provided under this Agreement.

(viii) The Administrative Agent and each other Secured Party further authorizes the Collateral Agent (acting at the direction of the Administrative Agent) to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are expressly delegated to the Collateral Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. In furtherance, and without limiting the generality of the foregoing, each Secured Party hereby appoints the Collateral Agent (acting at the direction of the Administrative Agent) as its agent to execute and deliver all further instruments and documents, and take all further action that the Administrative Agent deems necessary or desirable in order to perfect, protect or more fully evidence the security interests granted by the Borrower hereunder, or to enable any of them to exercise or enforce any of their respective rights hereunder, including, without limitation, the execution by the Collateral Agent as secured party/assignee of such financing or continuation statements, or amendments thereto or assignments thereof, relative to all or any of the Loans now existing or hereafter arising, and such other instruments or notices, as may be necessary or appropriate for the purposes stated hereinabove. Nothing in this clause shall be deemed to relieve the Borrower or the Collateral Manager of their respective obligations to protect the interest of the Collateral Agent (for the benefit of the Secured Parties) in the Collateral, including to file financing and continuation statements in respect of the Collateral.

(ix) If, in performing its duties under this Agreement, the Collateral Agent is required to decide between alternative courses of action, the Collateral Agent may request written instructions from the Administrative Agent as to the course of action desired by the Administrative Agent. If the Collateral Agent does not receive such instructions within two (2) Business Days after its request therefor, the Collateral Agent may, but shall be under no duty to, take or refrain from taking any such courses of action. The Collateral Agent shall act in accordance with instructions received after such two (2) Business Day period except to the extent it has already taken, or committed itself to take, action inconsistent with such instructions. The Collateral Agent shall be entitled to rely on the advice of legal counsel and independent accountants obtained in good faith in performing its duties hereunder and shall be deemed to have acted in good faith if it acts in accordance with such advice.

(x) The Collateral Agent shall create a collateral database with respect to the Collateral based on information received from the Borrower, the Collateral Manager, the Administrative Agent, Obligors and other third party sources (the “Collateral Database”), and update the Collateral Database daily for changes, including to reflect the sale or other disposition of the Collateral, based upon, and to the extent of, information furnished to the Collateral Agent by the Borrower as may be reasonably required by the Collateral Agent.

(xi) The Collateral Agent shall track the receipt and daily allocation to the Accounts of Collections, the outstanding balances therein, and any withdrawals therefrom and, on each Business Day, provide to the Collateral Manager daily reports reflecting such actions as of the close of business on the preceding Business Day.

(xii) The Collateral Agent shall provide such other information with respect to the Collateral as may be routinely maintained by the Collateral Agent or as may be required by this Agreement, in each case as the Borrower, Collateral Manager or the Administrative Agent may reasonably request from time to time.

(xiii) The Collateral Agent shall notify the Borrower, the Collateral Manager and the Administrative Agent upon receiving notices, reports or proxies or any other requests relating to corporate actions affecting the Collateral.

(xiv) In performing its duties, (A) the Collateral Agent shall comply with the standard of care set forth in Section 7.6(c) and express terms of the Transaction Documents and (B) all calculations made by the Collateral Agent pursuant to this Section 7.2(b) using information that is not routinely maintained by the Collateral Agent, including EBITDA, Assigned Value and Unrestricted Cash of any Obligor shall be made using such amounts as provided by the Administrative Agent, the Borrower or the Collateral Manager to the Collateral Agent.

(xv) The Administrative Agent may direct the Collateral Agent to take any such incidental action hereunder. With respect to other actions which are incidental to the actions specifically delegated to the Collateral Agent hereunder, the Collateral Agent shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Administrative Agent.

(xvi) Nothing herein shall prevent the Collateral Agent or any of its Affiliates from engaging in other businesses or from rendering services of any kind to any Person.

(xvii) Concurrently herewith, the Administrative Agent directs U.S. Bank Trust Company, National Association as Collateral Agent to enter into the Securities Account Control Agreement and to acknowledge and agree to the Sale Agreement. For the avoidance of doubt, all the Collateral Agent’s rights, benefits, protections, indemnities and immunities provided herein shall apply to the Collateral Agent for any actions taken or omitted to be taken under the Sale Agreement and the Securities Account Control Agreement in such capacity. Unless directed by the Administrative Agent, the Collateral Agent shall have no obligation to monitor or enforce any rights or remedies of the Borrower or the Equityholder under the Sale Agreement; provided, that the Collateral Agent shall not be required to take any such action hereunder if the taking of such action, in the reasonable determination of the Collateral Agent, (x) shall be in violation of any Applicable Law or contrary to any provisions of this Agreement or other Transaction Document or (y) shall expose the Collateral Agent to liability hereunder or otherwise (unless it has received an indemnity reasonably satisfactory to it with respect thereto).

Section 7.3 Merger or Consolidation.

Any Person into which the Collateral Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Collateral Agent, shall be the successor to the Collateral Agent under the Transaction Documents (and shall be deemed to have expressly assumed all obligations of the Collateral Agent under the Transaction Documents) without further act of any of the parties to this Agreement; provided that such Person shall be otherwise qualified and eligible to act in such capacity under the Transaction Documents.

Section 7.4 Collateral Agent Compensation.

As compensation for its Collateral Agent activities hereunder, the Collateral Agent shall be entitled to a Collateral Agent Fee pursuant to the provision of Section 2.7(a)(1), Section 2.7(b)(1) or Section 2.8(1), as applicable. The Collateral Agent’s entitlement to receive the Collateral Agent Fee shall cease on the earlier to occur of: (i) its removal as Collateral Agent pursuant to Section 7.5 or (ii) the termination of this Agreement; provided, however, that the Collateral Agent shall be entitled to receive any accrued and unpaid Collateral Agent Fees due and owing to it at the time of such removal or termination.

Section 7.5 Collateral Agent Removal.

The Collateral Agent may be removed, with or without cause, by the Administrative Agent by thirty (30) days’ written notice given in writing to the Collateral Agent, the Borrower, the Collateral Manager and each Lender (the “Collateral Agent Termination Notice”); provided that notwithstanding its receipt of a Collateral Agent Termination Notice, the Collateral Agent shall continue to act in such capacity until a successor Collateral Agent has been appointed, has agreed to act as Collateral Agent hereunder in full compliance with the requirements of Section 5.5(d), and has received all Underlying Instruments held by the previous Collateral Agent. In the case of a resignation or removal of the Collateral Agent, if no successor shall have been appointed (and consented to by each of the Collateral Manager (unless a Collateral Manager Termination Event has occurred and is continuing) and the Borrower (unless an Event of Default has occurred and is continuing)) and an instrument of acceptance by a successor shall not have been delivered to the Collateral Agent within ninety (90) days after the giving of such notice of resignation or removal, the Collateral Agent may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent.

Section 7.6 Limitation on Liability.

(a) The Collateral Agent may conclusively rely on and shall be fully protected in acting upon any certificate (including an Officer’s Certificate of the Collateral Manager or the Borrower), instrument, opinion, notice, letter, facsimile or other document or electronic communication delivered to it and that in good faith it reasonably believes to be genuine and that has been signed by the proper party or parties. The Collateral Agent may rely conclusively on and shall be fully protected in acting upon (a) the written instructions of any designated officer of the Administrative Agent or (to the extent applicable) the Collateral Manager or (b) the verbal instructions of the Administrative Agent or (to the extent applicable) the Collateral Manager, excluding, in each case, any such instruction that the Collateral Agent knows to be in violation of this Agreement or the other Transaction Documents. The Collateral Agent shall not be deemed to have notice or knowledge of any matter hereunder unless a Responsible Officer of the Collateral Agent receives written or email notice of such matter.

(b) The Collateral Agent may consult counsel satisfactory to it and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(c) The Collateral Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith except in the case of its willful misconduct, bad faith or grossly negligent performance or omission of its duties.

(d) The Collateral Agent makes no warranty or representation and shall have no responsibility (except as expressly set forth in this Agreement) as to the content, enforceability, completeness, validity, sufficiency, value, genuineness, ownership or transferability of the Collateral, and will not be required to and will not make any representations as to the validity or value (except as expressly set forth in this Agreement) of any of the Collateral. The Collateral Agent shall not be obligated to take any legal action hereunder that might in its judgment be contrary to Applicable Law or involve any expense or liability unless it has been furnished with an indemnity reasonably satisfactory to it.

(e) The Collateral Agent shall have no duties or responsibilities except such duties and responsibilities as are specifically set forth in this Agreement and no covenants or obligations shall be implied in this Agreement against the Collateral Agent. Without limiting the generality of the foregoing, the Collateral Agent, except as expressly set forth herein, shall have no obligation to supervise, verify, monitor or administer the performance of the Collateral Manager or the Borrower, shall not be responsible for any action or omission of the Administrative Agent, the Lenders, the Collateral Manager, the Borrower or any Lender and, absent written notice to a Responsible Officer of the Collateral Agent, shall be entitled to assume that such person is in compliance with its obligations under this Agreement or any other document related to this transaction.

(f) The Collateral Agent shall not be required to expend or risk its own funds in the performance of its duties hereunder or in the exercise of any of its rights or powers contemplated hereunder or under the other Transaction Documents.

(g) It is expressly agreed and acknowledged that the Collateral Agent is not guaranteeing or overseeing the performance of or assuming any liability for the obligations of the other parties hereto or any parties to the Collateral.

(h) The Collateral Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, that the Collateral Agent shall not be responsible for any actions or omissions on the part of any non-Affiliated agent or attorney appointed with due care by it hereunder.

(i) The Collateral Agent shall not be responsible for delays or failures in performance resulting from circumstances beyond its control (such circumstances include but are not limited to acts of God, strikes, lockouts, riots, acts of war, loss or malfunctions of utilities, computer (hardware or software) or communications services, terrorism, labor disputes, disease, epidemic, pandemic, quarantine, national emergency, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility).

(j) In no event shall the Collateral Agent be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits or diminution in value) even if the Collateral Agent has been advised of the likelihood of such damages and regardless of the form of such action

(k) It is expressly acknowledged by the parties hereto that application and performance by the Collateral Agent of its various duties hereunder (including, without limitation, recalculations to be performed in respect of the matters contemplated hereby) shall be based upon, and in reliance upon, data, information and notice provided to it by the Collateral Manager, the Administrative Agent, the Borrower and/or any related bank agent, obligor or similar party, and the Collateral Agent shall have no responsibility for the accuracy of any such information or data provided to it by such persons and shall be entitled to update its records (as it may deem necessary or appropriate).

(l) The Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper or document, but the Collateral Agent, in its discretion, may, and upon the written direction of the Administrative Agent shall, make such further inquiry or investigation into such facts or matters as it shall be directed, and the Collateral Agent shall be entitled, on not less than five (5) Business Days’ prior notice to the Borrower and the Collateral Manager, to examine the books and records relating to the Advances and the Loans, personally or by agent or attorney, at a mutually agreed time during the Borrower’s or the Collateral Manager’s normal business hours; provided that prior to the occurrence of an Event of Default that has not been cured, waived or rescinded, such examination shall not occur more than twice in any twelve month period.

(m) The Collateral Agent shall (i) not have any obligation to determine if a Loan meets the criteria specified in the definition of Eligible Loan, (ii) have no discretion to select or make investments but shall be entitled to solely rely upon the investment directions of the Borrower (or the Collateral Manager on behalf of the Borrower) and (iii) have no duty or liability to independently confirm or determine whether any investment made hereunder qualifies as a Permitted Investment.

(n) The Collateral Agent shall not be liable for the actions or omissions of the Collateral Manager, the Borrower or the Administrative Agent and the Collateral Agent shall not be under any obligation to monitor, evaluate or verify compliance by the Collateral Manager with the terms hereof, or, other than as expressly set forth herein, to verify or independently determine the accuracy of information received by it from the Collateral Manager (or from any selling institution, agent bank, trustee or similar source) with respect to the Collateral.

(o) The powers conferred on the Collateral Agent hereunder are solely to protect its interest (on behalf of the Secured Parties) in the Collateral and shall not impose any duty on it to exercise any such powers. Except for (x) as expressly set forth herein and (y) the reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or responsibility for (i) ascertaining or taking action with respect to calls, maturities, tenders or other matters relative to any Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

(p) The parties acknowledge that in accordance with the Customer Identification Program (CIP) requirements under the USA Patriot Act and its implementing regulations, the Collateral Agent in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Collateral Agent. The Borrower hereby agrees that it shall provide the Collateral Agent with such information as it may request including, but not limited to, the Borrower’s name, physical address, tax identification number and other information that will help the Collateral Agent to identify and verify the Borrower’s identity such as organizational documents, certificate of good standing, license to do business, or other pertinent identifying information.

(q) The Collateral Agent and its respective affiliates, directors, officers, agents or employees shall not be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation of the Borrower, the Collateral Manager, the

Administrative Agent or any Lender made in connection with this Agreement; (ii) the performance or observance of any of the covenants or agreements of the Borrower or the Collateral Manager or to inspect the property (including the books and records) of any of the Borrower or Collateral Manager; (iii) the satisfaction of any condition specified in Article III; or (iv) the validity, effectiveness or genuineness of this Agreement, the other Transaction Documents or any other instrument or writing furnished by the Borrower, the Collateral Manager, the Administrative Agent or any Lender in connection herewith. Other than as expressly set forth herein, the Collateral Agent shall be under no obligation to take any action to collect from any Obligor any amount payable by such Obligor on any related Loan or any other Collateral under any circumstances, including if payment is refused after due demand upon such Obligor.

(r) In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (collectively, “Applicable Banking Laws”), the Collateral Agent may be required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Collateral Agent. Accordingly, each of the parties agrees to provide to the Collateral Agent upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Collateral Agent to comply with Applicable Banking Laws.

Section 7.7 Resignation of the Collateral Agent.

The Collateral Agent shall not resign from the obligations and duties hereby imposed on it except upon (a) ninety (90) days’ prior written notice to the Borrower, the Collateral Manager, Administrative Agent and each Lender, or (b) the Collateral Agent’s determination that (i) the performance of its duties hereunder is or becomes impermissible under Applicable Law and (ii) there is no reasonable action that the Collateral Agent could take to make the performance of its duties hereunder permissible under Applicable Law. No such resignation shall become effective until a successor Collateral Agent acceptable to the Administrative Agent, the Collateral Manager (if no Collateral Manager Termination Event has occurred and is continuing) and the Borrower (if no Default or Event of Default has occurred and is continuing) in their respective sole discretion shall have assumed the responsibilities and obligations of the Collateral Agent hereunder, which Collateral Agent satisfies all requirements of Section 5.5(d). If no such successor is appointed within 90 days after the delivery of written notice, the Collateral Agent may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent.

Section 7.8 [Reserved].

Section 7.9 [Reserved].

Section 7.10 Access to Certain Documentation and Information Regarding the Collateral; Audits.

(a) The Collateral Manager, the Borrower and the Collateral Agent shall provide to the Administrative Agent access to the Underlying Instruments and all other documentation in the possession of such Persons regarding the Collateral including in such cases where the Administrative Agent may direct the Collateral Agent in connection with the enforcement of the rights or interests of the Collateral Agent hereunder, or by applicable statutes or regulations, to review such documentation, such access being afforded without charge but only (i) upon two (2) Business Days’ prior written request, (ii) during normal business hours and (iii) subject to the Collateral Manager’s, the Borrower’s and Collateral Agent’s normal security and confidentiality procedures. Periodically, at the discretion of the Administrative Agent, the Administrative Agent may review the Collateral Manager’s collection and administration of the Collateral in order to assess compliance by the Collateral Manager with Article VI and may conduct an audit of the Collateral, and Underlying Instruments in conjunction with such a review. Such review shall be reasonable in scope and shall be completed in a reasonable period of time, and shall be subject to the limitations of (and shall not be duplicative of) and such visit conducted pursuant to Section 5.1(d) or Section 5.3(d).

(b) Without limiting the foregoing provisions of Section 7.10(a), from time to time on request of the Administrative Agent, the Collateral Agent shall permit certified public accountants or other independent auditors acceptable to the Administrative Agent to conduct a review of the Underlying Instruments and all other documentation regarding the Collateral. Up to one (1) such review per fiscal year shall be at the expense of the Borrower and additional reviews in a fiscal year shall be at the expense of the requesting Lender(s); provided that, notwithstanding anything herein to the contrary, after the occurrence and during the continuance of an Event of Default, any such reviews, regardless of frequency, shall be at the expense of the Borrower.

ARTICLE VIII

SECURITY INTEREST

Section 8.1 Grant of Security Interest.

(a) This Agreement constitutes a security agreement and the Advances effected hereby constitute secured loans by the applicable Lenders to the Borrower under Applicable Law. For such purpose, the Borrower hereby collaterally assigns and grants as of the Closing Date to the Collateral Agent for the benefit of the Secured Parties, a lien and continuing security interest in all of the Borrower’s right, title and interest in, to and under (but none of the obligations under) all Collateral (other than any Collateral which constitutes Margin Stock), whether now existing or hereafter arising or acquired by the Borrower, and wherever the same may be located, to secure the prompt, complete and indefeasible payment and performance in full when due, whether by lapse of time, acceleration or otherwise, of the Obligations of the Borrower arising in connection with this Agreement and each other Transaction Document, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent, including, without limitation, all Obligations. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Agent nor any of its officers, directors, employees or agents shall be responsible to the Borrower for any act or failure to act hereunder, except for its own fraud, gross negligence or willful misconduct. If the Borrower fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option and at the direction of the Administrative Agent, but without any obligation to do so, upon prior written notice to the Borrower to the extent reasonably practicable (but any failure to provide such notice shall not constitute a breach hereof or impair any remedies available to the Secured

Parties), may itself perform or comply, or otherwise cause performance or compliance, with such agreement. The expenses of the Collateral Agent, including fees and expenses of its attorneys and agents, incurred in connection with such performance or compliance, shall be payable by the Borrower to the Collateral Agent in accordance with Sections 2.7 and 2.8 and shall constitute Obligations secured hereby.

(b)  Notwithstanding any of the other provisions set forth in this Agreement, this Agreement shall not constitute a grant of a security interest in any property to the extent that such grant of a security interest is prohibited by any Applicable Law in effect as of the date hereof or requires a consent not obtained of any Governmental Authority pursuant to such Applicable Law. The powers conferred on the Collateral Agent hereunder are solely to protect the Collateral Agent’s interests in the Collateral and shall not impose any duty upon the Collateral Agent to exercise any such powers.

(c) The grant of a security interest under this Section 8.1 does not constitute and is not intended to result in a creation or an assumption by the Collateral Agent of any obligation of the Borrower or any other Person in connection with any or all of the Collateral or under any agreement or instrument relating thereto. Anything herein to the contrary notwithstanding, (a) the Borrower shall remain liable under the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Agent on behalf of the Secured Parties, of any of its rights in the Collateral shall not release the Borrower from any of its duties or obligations under the Collateral, and (c) the Collateral Agent shall not have any obligations or liability under the Collateral by reason of this Agreement, nor shall the Collateral Agent be obligated to perform any of the obligations or duties of the Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

(d) Notwithstanding anything to the contrary, the Equityholder, the Borrower, the Collateral Manager, the Administrative Agent, the Collateral Agent and each Lender hereby agree to treat, and to cause each of their respective Affiliates to treat, each Advance as indebtedness for purposes of United States federal and state income tax or state franchise tax to the extent permitted by Applicable Law and shall file its tax returns or reports, or cause its Affiliates to file such tax returns or reports, in a manner consistent with such treatment.

Section 8.2 Release of Lien on Collateral.

(a) At the same time as (i) any Loan expires by its terms or is prepaid in full and all amounts in respect thereof have been paid in full by the related Obligor and deposited in the Collection Account or (ii) any Loan has been the subject of a Discretionary Sale, Substitution or Optional Sale pursuant to Section 2.14, has been sold as required under the Sale Agreement or has been sold pursuant to Section 9.2, the Lien of the Collateral Agent, as agent for the Secured Parties will automatically be released in respect of such Collateral. In connection with any release of such Collateral, the Collateral Agent and, with respect to the Required Loan Documents, the Document Custodian, on behalf of the Secured Parties, will upon receipt into the Collection Account of the Proceeds of any such sale, payment in full or prepayment in full of a Loan, at the sole expense of the Borrower, (i) execute and deliver to the Borrower or the Collateral Manager (or its designee) requesting the same, any assignments, bills of sale, termination statements and any other releases and instruments as such Person may reasonably request in order to effect the release and transfer of such Collateral, (ii) deliver any portion of the Collateral to be released from the Lien granted under this Agreement in its possession to or at the direction of the Borrower and (iii) otherwise take such actions as are necessary and appropriate to release the Lien of the Collateral Agent for the benefit of the Secured Parties on the applicable portion of the Collateral to be released and delivered to or at the direction of the Borrower such portion of the Collateral to be so released; provided that, the Collateral Agent, as agent for the Secured Parties, will make no representation or warranty, express or implied, with respect to any such Collateral in connection with such release, sale, transfer and/or assignment. Nothing in this Section shall diminish the Collateral Manager’s obligations pursuant to Section 6.5 with respect to the Proceeds of any such sale.

(b) On the Collection Date, the Collateral Agent, on behalf of the Secured Parties, will release the security interest in the Collateral created hereby, which release shall occur simultaneously with receipt in the Collection Account of the payoff amount specified in a payoff letter signed by the Administrative Agent. Upon request of the Borrower to the Collateral Agent and to the Administrative Agent, the Collateral Agent shall promptly provide to the Borrower and the Administrative Agent a computation of all amounts owing to the Collateral Agent as of the anticipated Collection Date and the Administrative Agent shall promptly provide to the Borrower, with a copy to the Collateral Agent, a computation of all amounts owing to the Administrative Agent and the Lenders as of the anticipated Collection Date. In connection with such release of the Collateral, the Collateral Agent, on behalf of the Secured Parties, will, at the sole expense of the Borrower, (i) execute and deliver to the Borrower or the Collateral Manager (or its designee) requesting the same, any assignments, bills of sale, termination statements and any other releases and instruments as the Borrower may reasonably request in order to effect the release of the Collateral, (ii) deliver any portion of the Collateral to be released from the Lien granted under this Agreement in its possession to or at the direction of the Borrower or the Collateral Manager (on behalf of the Borrower) and (iii) otherwise take such actions as are necessary and appropriate to release the Lien of the Collateral Agent for the benefit of the Secured Parties on the Collateral (including, without limitation, delivering a Termination Notice (as defined in the Securities Account Control Agreement) in respect of the Securities Account Control Agreement); provided that, the Collateral Agent, as agent for the Secured Parties, will make no representation or warranty, express or implied, with respect to any such Collateral in connection with such release.

ARTICLE IX

EVENTS OF DEFAULT

Section 9.1 Events of Default.

The following events shall be Events of Default (“Events of Default”, and each, an “Event of Default”) hereunder:

(a) (i) the Collateral Manager (under Section 10.2), the Equityholder or the Seller fails to make any payment when due under any Transaction Document, within three (3) Business Days of the day such payment is required to be made, (ii) the Borrower fails to pay any accrued and unpaid Interest (which shall be due on each Payment Date), Non-Usage Fee (which shall be due on each Payment Date) or any other payments when due and such failure continues for three (3) Business Days or (iii) the Borrower fails to repay the outstanding Obligations (other than contingent indemnification and reimbursement obligations for which no claim has been made) in full on the Termination Date; provided that, in the case of a payment default resulting from a failure to disburse amounts solely due to an administrative or operational error or omission on the part of the Administrative Agent or Collateral Agent, such default will not cause an Event of Default unless such failure continues for five (5) Business Days;

(b) the Borrower, the Equityholder or the Seller defaults in making any payment required to be made under an agreement for borrowed money (other than, in the case of the Borrower, this Agreement) to which it is a party individually or in an aggregate principal amount in excess of (i) with respect to the Borrower, $500,000, and (ii) with respect to the Seller and the Equityholder, $25,000,000, in each case, after giving effect to any related grace period;

(c) any failure on the part of the Borrower, the Equityholder or the Seller to duly observe or perform or comply with any covenants, obligations or agreements of the Borrower, the Equityholder or the Seller (other than those specifically addressed by a separate Event of Default), as applicable, set forth in this Agreement or the other Transaction Documents to which the Borrower, the Equityholder or the Seller is a party and the same continues unremedied for a period of thirty (30) days (if such failure can be remedied) after the earlier to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to such Person and (ii) the date on which a Responsible Officer of such Person acquires knowledge thereof;

(d) the occurrence of an Insolvency Event relating to the Borrower, the Equityholder or the Seller;

(e) the occurrence of a Collateral Manager Termination Event;

(f) the rendering of one or more final judgments, decrees or orders by a court or arbitrator of competent jurisdiction for the payment of money in excess individually or in the aggregate of $500,000 (or $25,000,000 with respect to the Seller or the Equityholder) against the Borrower, the Equityholder or the Seller; solely to the extent such payments are not covered by insurance, and the Borrower, Seller or Equityholder, as applicable, shall not have either (i) satisfied, discharged or provided for the discharge of any such judgment, decree or order dismissed within sixty (60) days or (ii) perfected a timely appeal of such judgment, decree or order and caused the execution of same to be stayed during the pendency of the appeal;

(g) the Borrower shall assign or attempt to assign any of its rights, obligations or duties under this Agreement without the prior written consent of each Lender in their respective sole discretion;

(h) the Borrower shall have made payments in settlement of any litigation claim or dispute (other than payments made on behalf of such Person from insurance proceeds) individually or in the aggregate in an amount that causes a Borrowing Base Deficiency to occur and be continuing after giving effect thereto beyond the applicable cure period in clause (n) of this Section 9.1;

(i) the Borrower or the Seller fails to observe or perform any agreement or obligation under Section 2.9, Section 5.1(f), Section 5.3(h), Section 6.2 or Section 6.4, and such failure is not cured within three (3) Business Days;

(j) the Borrower shall fail to qualify as a bankruptcy-remote entity based upon the criteria set forth in Section 4.1(t), such that reputable counsel of national standing could no longer render a substantive non-consolidation opinion with respect thereto;

(k) any Transaction Document (or any material provision thereof), or any Lien granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Borrower, the Collateral Manager or the Seller;

(l) the Borrower, the Equityholder, the Collateral Manager, the Seller or any Governmental Authority shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Transaction Document or any lien or security interest thereunder;

(m) the Borrower ceases to have a valid ownership interest in any portion of the Collateral (subject to Permitted Liens) or the Collateral Agent shall fail to have a first priority perfected security interest in any portion of the Collateral (subject to Permitted Liens) except as otherwise expressly permitted to be released in accordance with the applicable Transaction Document;

(n) the existence of a Borrowing Base Deficiency that continues unremedied for fifteen (15) Business Days; provided that, the Borrower shall notify the Administrative Agent in writing within three (3) Business Days of the occurrence of such Borrowing Base Deficiency with a detailed plan of how the Borrowing Base Deficiency is intended to be cured;

(o) the Borrower or the pool of Collateral shall become required to register as an “investment company” within the meaning of the 1940 Act;

(p) the Internal Revenue Service or any other Governmental Authority shall file notice of a lien pursuant to Section 6323 of the Code with regard to any assets of the Borrower and such Lien shall not have been released within five (5) Business Days, or the Pension Benefit Guaranty Corporation shall file notice of a lien pursuant to Section 4068 of ERISA with regard to any assets of the Borrower and such lien shall not have been released within five (5) Business Days;

(q) any representation, warranty or certification made or deemed made by the Borrower, the Equityholder or the Seller in any Transaction Document or in any certificate delivered pursuant to any Transaction Document shall prove to have been incorrect in any material respect (or, if qualified by materiality or Material Adverse Effect or any similar term, in any respect) when made or deemed made and the same continues to be unremedied for a period of thirty (30) days (if such failure can be remedied) after the earlier to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to such Person and (ii) the date on which a Responsible Officer of such Person acquires knowledge thereof;

(r) a Change of Control occurs;

(s) the assets of Borrower constitute “plan assets” of any employee benefit plan subject to ERISA or any plan subject to Section 4975 of the Code;

(t) (i) failure of the general partner of the Borrower to maintain at least one Independent Manager for more than ten (10) Business Days; provided, that no vote for a “Material Action” (as defined in the limited partnership agreement of the Borrower) shall be held until a new Independent Manager is appointed or (ii) the removal of any Independent Manager of the Borrower without “cause” (as such term is defined in the organizational document of the Borrower) or without giving prior written notice to the Administrative Agent, each as required in the organizational documents of the Borrower; or

(u) the Equityholder shall fail to maintain (i) shareholder’s equity (determined without any deductions at the end of the most recently ended fiscal quarter of the Equityholder and reflected in the Equityholder’s most recent SEC Form 10-Q or Form 10-K) in an amount equal to at least $~~600,000,000~~1,000,000,000.

Section 9.2 Remedies.

(a) Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall, at the request of the Administrative Agent and by notice to the Borrower, declare (i) the Termination Date to have occurred and all outstanding Obligations to be immediately due and payable in full (without presentment, demand, protest or notice of any kind all of which are hereby waived by the Borrower) or (ii) the Reinvestment Period End Date to have occurred; provided that, in the case of any event involving the Borrower described in Section 9.1(d), all of the Obligations shall be immediately due and payable in full (without presentment, demand, notice of any kind, all of which are hereby expressly, waived by the Borrower) and the Termination Date shall be deemed to have occurred automatically upon the occurrence of any such event.

(b) On and after the declaration or occurrence of the Termination Date, the Collateral Agent, for the benefit of the Secured Parties, shall have, with respect to the Collateral granted pursuant to Section 8.1, and in addition to all other rights and remedies available to the Collateral Agent and the Secured Parties under this Agreement or other Applicable Law, all rights and remedies of a secured party upon default provided under the UCC of each applicable jurisdiction and other Applicable Laws, which rights shall be cumulative. Without limiting the generality of the foregoing, but subject to Section 9.2(c), the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Borrower or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances transfer all or any part of the Collateral into the Collateral Agent’s name or the name of any Secured Party or its nominee or nominees, and/or forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Collateral Agent or any Secured Party or elsewhere upon such terms and conditions (including by lease or by deferred payment arrangement) as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk and/or may take such other actions as may be available under applicable law. The Collateral Agent or any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, auction or closed tender, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Borrower, which right or equity is hereby waived or released. In addition, the Borrower and the Collateral Manager hereby agree that they will, at the Borrower’s expense and at the direction of the Collateral Agent, forthwith, (i) assemble all or any part of the Collateral as directed by the Collateral Agent and make the same available to the Collateral Agent at a place to be designated by the Collateral Agent, whether at the Borrower’s premises or elsewhere, and (ii) without notice except as specified below, sell the Collateral or any part thereof upon such terms, in such lots, to such buyers, and according to such other instructions as the Collateral Agent at the direction of the Administrative Agent may deem commercially reasonable. The Borrower agrees that, to the extent notice of sale shall be required by law, ten (10) days’ notice to the Borrower of any sale hereunder shall constitute reasonable and proper notification. All cash Proceeds received by the Collateral Agent on behalf of the Secured Parties in respect of any sale of, collection from, or other realization upon, all or any part of the Loans (after payment of any amounts incurred in connection with such sale) shall be deposited into the Collection Account, the Canadian Dollar Account, the Euro Account, the GBP Account or the Australian Dollar Account, as applicable, and to be applied pursuant to Section 2.8. To the extent permitted by Applicable Law, the Borrower waives all claims, damages and demands it may acquire against the Collateral Agent or any other Secured Party arising out of the exercise by the Collateral Agent or any other Secured Party of any of its rights hereunder. The Borrower shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Collateral Agent or any Secured Party to collect such deficiency, except as provided in Section 9.6(b).

(c) Notwithstanding anything herein to the contrary, during the Standstill Period, none of the Collateral Agent, the Administrative Agent or any Lender shall assert any right or remedy in respect of the Collateral or cause the removal of the Collateral Manager pursuant to Section 6.11. If, after the end of the Standstill Period, the related Event of Default is still continuing, the Administrative Agent may accelerate the Obligations pursuant to Section 9.2(a). Upon any such acceleration, the Equityholder and its Affiliates shall have the right to purchase any or all of the Loans in the Collateral, in each case by paying to the Collateral Agent (in immediately available funds) an amount equal to all outstanding Obligations (a “Purchase Right”). If the Equityholder or its Affiliates fail to (a) provide notice to the Administrative Agent and the Collateral Agent within three (3) days following the acceleration of the Obligations of their intent to exercise the Purchase Right or (b) complete such purchase within ten (10) days following the acceleration of the Obligations (each of (a) and (b) a “Purchase Right Failure”), then such contractual rights shall be irrevocably forfeited by the Equityholder and its Affiliates (It being understood and agreed that nothing herein shall prevent the Equityholder or its Affiliates from bidding at any sale of such Collateral conducted by the Collateral Agent). Upon any Purchase Right Failure, the Collateral Agent, the Administrative Agent and any Lender may assert any right or remedy in respect of the Collateral or cause the removal of the Collateral Manager pursuant to Section 6.11.

Section 9.3 Collateral Agent Shall Enforce Claims.

All rights of action and claims under this Agreement or any other Transaction Document shall be prosecuted and enforced by the Collateral Agent, at the direction of the Administrative Agent, in any legal or equitable proceeding, judicial or otherwise, relating thereto in its own name as trustee of an express trust, and any recovery of judgment shall be applied as set forth in Section 2.8.

Section 9.4 Application of Cash Collected.

Any cash collected by the Collateral Agent with respect to the Obligations pursuant to this Article IX and any cash that may then be held or thereafter received by the Collateral Agent with respect to the Obligations hereunder shall be applied in accordance with Section 2.8, at the date or dates fixed by the Collateral Agent; provided, that (a) subject to clause (b), no such date may be fixed by the Collateral Agent unless the Collateral Agent has given the Borrower no fewer than two (2) Business Days’ prior written notice of such date, which notice shall set forth in reasonable detail the expected applications of cash on such date and (b) no failure by the Collateral Agent to deliver the notice required pursuant to the foregoing clause (a) will affect the application of funds in the Collection Accounts pursuant to Section 2.8 on the next succeeding Payment Date.

Section 9.5 Rights of Action.

Notwithstanding any other provision of this Agreement (other than Section 12.10) or in any other Transaction Document, the Administrative Agent shall have the right to direct the Collateral Agent to institute any proceedings, judicial or otherwise, with respect to any Transaction Document, or for the appointment of a separate receiver or trustee, or for any other remedy hereunder. The Collateral Agent shall only institute proceedings and exercise remedies hereunder at the direction of the Administrative Agent (which the Collateral Agent shall implement without delay) and, in taking any action as so directed, shall have the right to indemnity against the costs, expenses and liabilities to be incurred in compliance with such request; provided, that the Collateral Agent shall not be required to take any such action hereunder or under any other Transaction Document (including, for the avoidance of doubt, with respect to a mandatory repurchase under the Sale Agreement) if the taking of such action, in the reasonable determination of the Collateral Agent, shall be in violation of any Applicable Law or contrary to any provisions of this Agreement or other Transaction Document.

Section 9.6 Unconditional Rights of Lenders to Receive Principal and Interest

(a) Notwithstanding any other provision in this Agreement, each Lender shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on the Obligations as such principal and interest become due and payable in accordance with the terms hereof and, subject to the provisions of Section 9.5, to institute proceedings for the enforcement of any such payment, and such right shall not be impaired without the consent of such Lender.

(b) If collections in respect of the Collateral are insufficient to make payments due in respect of the Obligations, no other assets will be available for payment of the deficiency following realization of the Collateral and application of the proceeds thereof in accordance with Sections 2.7 and 2.8, and the obligations of the Borrower to pay any deficiency shall thereupon be extinguished and shall not thereafter revive.

Section 9.7 Restoration of Rights and Remedies.

If the Collateral Agent or any Lender has instituted any judicial proceeding to enforce any right or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Collateral Agent or to such Lender, then and in every such case the Borrower, the Collateral Agent and the Lenders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Secured Parties shall continue as though no such proceeding had been instituted.

Section 9.8 Rights and Remedies Cumulative.

No right or remedy herein conferred upon or reserved to the Collateral Agent or to the Lenders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing by law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 9.9 Delay or Omission Not Waiver

No delay or omission of the Collateral Agent or of any Lender to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Section 9.9 or by law to the Collateral Agent or to the Lenders may be exercised from time to time, and as often as may be deemed expedient, by the Collateral Agent or by the Lenders, as the case may be.

Section 9.10 Waiver of Stay or Extension Laws.

The Borrower covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force (including filing a voluntary petition under Chapter 11 of the Bankruptcy Code and by the voluntary commencement of a proceeding or the filing of a petition seeking winding up, liquidation, reorganization or other relief under any bankruptcy, insolvency, receivership or similar law now or hereafter in effect), which may affect the covenants, the performance of or any remedies under this Agreement; and the Borrower (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenant that it will not hinder, delay or impede the execution of any power herein granted to the Collateral Agent, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 9.11 Power of Attorney. The Borrower hereby irrevocably appoints the Collateral Agent its true and lawful attorney (with full power of substitution) in its name, place and stead and at its expense, in connection with the enforcement of the rights and remedies provided for (and subject to the terms and conditions set forth) in this Agreement after the occurrence and during the continuance of a Default or an Event of Default and subject to Section 9.2(c), including without limitation the following powers: (a) to give any necessary receipts or acquittance for amounts collected or received hereunder, (b) to make all necessary transfers of the Collateral in connection with any such sale or other disposition made pursuant hereto, (c) to execute and deliver for value all necessary or appropriate bills of sale, assignments and other instruments in connection with any such sale or other disposition, the Borrower hereby ratifying and confirming all that such attorney (or any substitute) shall lawfully do hereunder and pursuant hereto, and (d) to sign any agreements, orders or other documents in connection with or pursuant to any Transaction Document. Nevertheless, if so requested by the Collateral Agent after the occurrence and during the continuance of an Event of Default, the Borrower shall ratify and confirm any such sale or other disposition by executing and delivering to the Collateral Agent or such purchaser all proper bills of sale, assignments, releases and other instruments as may be designated in any such request. For the avoidance of doubt, upon the occurrence and during the continuation of an Event of Default, the power of attorney granted by the Borrower pursuant to this Section 9.11 supersedes any other power of attorney or similar rights granted by the Borrower to any other party (including, without limitation, the Collateral Manager) under this Agreement, any other Transaction Document or any other agreement; provided that, the Collateral Manager may continue to exercise its rights under this Agreement until the Collateral Manager has received notice of the Collateral Agent’s exercise of its power of attorney hereunder.

ARTICLE X

INDEMNIFICATION

Section 10.1 Indemnities by the Borrower.

(a) Without limiting any other rights that any such Person may have hereunder or under Applicable Law, the Borrower hereby agrees to indemnify the Secured Parties and each of their respective assigns and officers, directors, employees and agents thereof (collectively, the “Indemnified Parties”), forthwith on demand, from and against any and all damages, losses, claims (whether brought by or involving the Borrower or any third party), liabilities and related reasonable and documented out-of-pocket costs and expenses, including reasonable attorneys’ fees and disbursements (all of the foregoing being collectively referred to as the “Indemnified Amounts”) awarded against, incurred by or asserted against such Indemnified Party or any of them arising out of or as a result of this Agreement (including the enforcement of any provision hereof) or having an interest in the Collateral or in respect of any Loan included in the Collateral, excluding, however, any Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of any Indemnified Party. If the Borrower has made any indemnity payment pursuant to this Section 10.1 or Section 10.3 and such payment fully indemnified the recipient thereof and the recipient thereafter collects any payments from others in respect of such Indemnified Amounts then, the recipient shall repay to the Borrower an amount equal to the amount it has collected from others in respect of such Indemnified Amounts. Without limiting the foregoing, the Borrower shall indemnify each Indemnified Party for Indemnified Amounts (except to the extent resulting from gross negligence or willful misconduct, on the part of such Indemnified Party) relating to or resulting from:

(i) any representation or warranty made or deemed made by the Borrower, the Collateral Manager (on behalf of the Borrower) or any of their respective officers under or in connection with this Agreement or any other Transaction Document, which shall have been false or incorrect in any material respect (or, if qualified by materiality or Material Adverse Effect or any similar term, in any respect) when made or deemed made or delivered;

(ii) the failure of any Loan acquired on the Closing Date to be an Eligible Loan as of the Closing Date and the failure of any Loan acquired after the Closing Date to be an Eligible Loan on the related Funding Date;

(iii) the failure by the Borrower or the Collateral Manager (on behalf of the Borrower) to comply with any term, provision or covenant contained in this Agreement or any agreement executed in connection with this Agreement, or with any Applicable Law, with respect to any Collateral or the nonconformity of any Collateral with any such Applicable Law;

(iv) the failure to vest and maintain vested in the Collateral Agent, for the benefit of the Secured Parties, a first priority, perfected security interest in the Collateral, together with all Collections, free and clear of any Lien (other than Permitted Liens) whether existing at the time of any Advance or at any time thereafter;

(v) prior to the Termination Date, a Borrowing Base Deficiency or a Borrowing Base Deficiency (Currency) existing as of the close of business on any Business Day;

(vi) the failure to file, or any delay in filing, financing statements, continuation statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Law with respect to any Collateral, whether at the time of any Advance or at any subsequent time;

(vii) any dispute, claim, offset or defense (other than the discharge in bankruptcy of the Obligor) of the Obligor to the payment with respect to any Collateral (including, without limitation, a defense based on the Collateral not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms);

(viii) any failure of the Borrower or the Collateral Manager (on behalf of the Borrower) to perform its duties or obligations in accordance with the provisions of this Agreement or any of the other Transaction Documents to which it is a party or any failure by the Borrower or the Collateral Manager (on behalf of the Borrower) to perform its respective duties under any Collateral;

(ix) any inability to obtain any judgment in, or utilize the court or other adjudication system of, any state in which an Obligor may be located as a result of the failure of the Borrower to qualify to do business or file any notice or business activity report or any similar report;

(x) any action taken by the Borrower or the Collateral Manager (on behalf of the Borrower) in the enforcement or collection of any Collateral;

(xi) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with the Underlying Assets or services that are the subject of any Collateral;

(xii) any repayment by the Administrative Agent or another Secured Party of any amount previously distributed in reduction of Advances Outstanding or payment of Interest or any other amount due hereunder which amount the Administrative Agent or another Secured Party believes in good faith is required to be repaid;

(xiii) except with respect to funds held in the Collection Account, the commingling of Collections on the Collateral at any time with other funds;

(xiv) any investigation, litigation or proceeding related to this Agreement (including the enforcement of any provision hereof or the use of proceeds of Advances or the security interest in the Collateral;

(xv) any failure by the Borrower to give reasonably equivalent value to the Seller or to the applicable third party transferor, in consideration for the transfer by the Seller or such third party to the Borrower of any item of Collateral or any attempt by any Person to void or otherwise avoid any such transfer under any statutory provision or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code;

(xvi) the use of the proceeds of any Advance in a manner other than as provided in this Agreement or the Sale Agreement; or

(xvii) the failure of the Borrower or any of its agents or representatives to remit to the Collateral Manager (on behalf of the Borrower) or the Collateral Agent, Collections on the Collateral remitted to the Borrower, the Collateral Manager (on behalf of the Borrower) or any such agent or representative as provided in this Agreement.

(b) Any amounts subject to the indemnification provisions of this Section 10.1 shall be paid by the Borrower to the Collateral Agent on behalf of the applicable Indemnified Party pursuant to Section 2.7 or 2.8, as applicable, on the Payment Date following such Person’s demand therefor (if given at least five (5) Business Days prior to such Payment Date, and, if not, on the next subsequent Payment Date), accompanied by a reasonably detailed description in writing of the related damage, loss, claim, liability and related costs and expenses.

(c) If for any reason the indemnification provided above in this Section 10.1 is unavailable to the Indemnified Party or is insufficient to hold an Indemnified Party harmless, then the Borrower shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Borrower on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations; provided that the Borrower shall not be required to contribute in respect of any Indemnified Amounts excluded in Section 10.1(a).

(d) The obligations of the Borrower under this Section 10.1 shall survive the resignation or removal of the Administrative Agent, the Collateral Manager, the Collateral Agent or the Document Custodian and the termination of this Agreement.

(e) This Section 10.1 shall not apply with respect to Taxes other than any Taxes representing damages, losses, claims, etc. arising from non-Tax claims.

(f) Notwithstanding anything contained in this Section 10.1 or otherwise in this Agreement or in any other Transaction Document, the Borrower shall not be liable to the Administrative Agent, the Lenders, any of the Secured Parties or any other Person for any consequential (including loss of profit), indirect, special or punitive damages under this Agreement or any other Transaction Document; provided that nothing contained in this sentence shall limit the Borrower’s indemnification obligations hereunder to the extent such damages are included in a third party claim in connection with which an Indemnified Party is entitled to indemnification hereunder.

Section 10.2 Indemnities by the Collateral Manager.

(a) Without limiting any other rights that any such Person may have hereunder or under Applicable Law, the Collateral Manager hereby agrees to indemnify each Indemnified Party forthwith on demand, from and against any and all Indemnified Amounts awarded against or incurred by any such Indemnified Party by reason of any acts or omissions of the Collateral Manager strictly in its capacity as such arising solely out of a breach of its obligations and duties under this Agreement and each other Transaction Document to which it is a party resulting from the gross negligence or willful misconduct of the Collateral Manager in the performance of such duties. The provisions of this indemnity shall run directly to and be enforceable by an Indemnified Party subject to the limitations hereof.

(b) Any amounts subject to the indemnification provisions of this Section 10.2 shall be paid by the Collateral Manager to the applicable Indemnified Party within thirty (30) days following receipt by the Collateral Manager of the Administrative Agent’s written demand therefor.

(c) For the avoidance of doubt, the Collateral Manager shall have no liability for making indemnification hereunder to the extent (i) determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct on the part of such Indemnified Party or its Affiliates, (ii) resulting from the performance or non-performance of the Loans (including without limitation any change in the market value of such Loan), (iii) any loss in value of any Permitted Investment and (iv) in respect of Taxes (other than Taxes that represent losses or damages arising from a non-Tax claim).

(d) The obligations of the Collateral Manager under this Section 10.2 shall survive the resignation or removal of the Administrative Agent, the Collateral Agent and the termination of this Agreement.

(e) Any indemnification pursuant to this Section 10.2 shall not be payable from the Collateral.

(f) Notwithstanding anything contained in this Section 10.2 or otherwise in this Agreement or in any other Transaction Document, the Collateral Manager shall not be liable to the Administrative Agent, the Lenders, any of the Secured Parties or any other Person for any consequential (including loss of profit), indirect, special or punitive damages under this Agreement or any other Transaction Document; provided that nothing contained in this sentence shall limit the Collateral Manager’s indemnification obligations hereunder to the extent such damages are included in a third party claim in connection with which an Indemnified Party is entitled to indemnification hereunder.

Section 10.3 After-Tax Basis.

Section 10.1 and Section 10.2 shall not apply with respect to Taxes other than any Taxes that represent Indemnified Amounts arising from any non-Tax claim.

ARTICLE XI

THE ADMINISTRATIVE AGENT

Section 11.1 Appointment.

Each Secured Party hereby appoints and authorizes the Administrative Agent as its agent and hereby further authorizes the Administrative Agent to appoint additional agents and bailees (including, without limitation, the Collateral Agent) to act on its behalf and for the benefit of each of the Secured Parties. Each Secured Party further authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. In furtherance, and without limiting the generality, of the foregoing, each Secured Party hereby appoints the Administrative Agent as its agent to execute and deliver all further instruments and documents, and take all further action that the Administrative Agent may deem necessary or appropriate or that a Secured Party may reasonably request in order to perfect, protect or more fully evidence the security interests granted by the Borrower hereunder, or to enable any of them to exercise or enforce any of their respective rights hereunder, including, without limitation, the execution by the Administrative Agent as secured party/assignee of such financing or continuation statements, or amendments thereto or assignments thereof, relative to all or any of the Collateral now existing or hereafter arising, and such other instruments or notices, as may be necessary or appropriate for the purposes stated hereinabove. The Lenders may direct the Administrative Agent to take any such incidental action hereunder. With respect to other actions which are incidental to the actions specifically delegated to the Administrative Agent hereunder, the Administrative Agent shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Lenders; provided that the Administrative Agent shall not be required to take any action hereunder if the taking of such action, in the reasonable determination of the Administrative Agent, shall be in violation of any Applicable Law or contrary to any provision of this Agreement or shall expose the Administrative Agent to liability hereunder or otherwise. In the event the Administrative Agent requests the consent of a Lender pursuant to the foregoing provisions and the Administrative Agent does not receive a consent (either positive or negative) from such Person within ten (10) Business Days of such Person’s receipt of such request, then such Lender shall be deemed to have declined to consent to the relevant action. To the extent not delivered or required to be delivered to the Lenders by the Borrower or the Collateral Manager hereunder or the other Transaction Documents, the Administrative Agent shall furnish to the Lenders, promptly upon the Administrative Agent’s receipt of the same, copies of all notices, certificates and other information delivered to the Administrative Agent under the Transaction Documents.

Section 11.2 Standard of Care.

The Administrative Agent shall exercise such rights and powers vested in it by this Agreement and the other Transaction Documents, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

Section 11.3 Administrative Agent’s Reliance, etc.

Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Administrative Agent under or in connection with this Agreement or any of the other Transaction Documents, except to the extent arising from gross negligence or willful misconduct. Without limiting the foregoing, the Administrative Agent: (i) may consult with legal counsel (including counsel for the Borrower or the Seller), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation and shall not be responsible for any statements, warranties or representations made by any other Person in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any of the other Transaction Documents on the part of any of the Borrower, the Collateral Manager, the Equityholder or the Seller or to inspect the property (including the books and records) of any of the Borrower, the Collateral Manager, the Equityholder or the Seller; (iv) shall not be responsible for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any of the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto; and (v) shall incur no liability under or in respect of this Agreement or any of the other Transaction Documents by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile or other electronic notice) believed by it to be genuine and signed or sent by the proper party or parties.

Section 11.4 Credit Decision with Respect to the Administrative Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, or any of the Administrative Agent’s Affiliates, and based upon such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement and the other Transaction Documents to which it is a party. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, or any of the Administrative Agent’s Affiliates, or, for the avoidance of doubt, the Collateral Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement and the other Transaction Documents to which it is a party.

Section 11.5 Indemnification of the Administrative Agent.

Each Lender agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower or the Collateral Manager), ratably in accordance with its Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any of the other Transaction Documents, or any action taken or omitted by the Administrative Agent hereunder or thereunder. The payment of amounts under this Section 11.5 shall be on an after-Tax basis. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent, ratably in accordance with its Pro Rata Share promptly upon demand for any reasonable out-of-pocket expenses (including fees of one outside counsel in each applicable jurisdiction) incurred by the Administrative Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Transaction Documents, to the extent that such expenses are incurred in the interests of or otherwise in respect of the Lenders hereunder and/or thereunder and to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower or the Collateral Manager.

Section 11.6 Successor Administrative Agent.

The Administrative Agent may resign at any time, effective upon the appointment and acceptance of a successor Administrative Agent as provided below, by giving at least thirty (30) days’ written notice thereof to each Lender and the Borrower. Upon any such resignation, the Lenders acting jointly shall appoint a successor Administrative Agent with the consent of the Borrower, such consent not to be unreasonably withheld. Each of the Borrower and each Lender agree that it shall not unreasonably withhold or delay its approval of the appointment of a successor Administrative Agent. If no such successor Administrative Agent shall have been so appointed, and shall have accepted such appointment, within thirty (30) days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Secured Parties, appoint a successor Administrative Agent which successor Administrative

Agent shall be either (i) a commercial bank organized under the laws of the United States or of any state thereof and have a combined capital and surplus of at least $50,000,000, (ii) a Lender or (iii) an Affiliate of such a bank or a Lender. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Article XI shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

Section 11.7 Payments by the Administrative Agent.

Unless specifically allocated to a specific Lender pursuant to the terms of this Agreement, all amounts received by the Administrative Agent on behalf of the Lenders shall be paid by the Administrative Agent to the Lenders in accordance with their respective Pro Rata Shares in the applicable Advances Outstanding, or if there are no Advances Outstanding in accordance with their most recent Commitments, on the Business Day received by the Administrative Agent, unless such amounts are received after 3:30 p.m. on such Business Day, in which case the Administrative Agent shall use its reasonable efforts to pay such amounts to each Lender on such Business Day, but, in any event, shall pay such amounts to such Lender not later than the following Business Day.

Section 11.8 Erroneous Payments.

(a) Each Lender, each other Secured Party and any other party hereto hereby severally agrees that if (i) the Administrative Agent notifies (which such notice shall be conclusive absent manifest error) such Lender or any other Secured Party or any other Person who has received funds on behalf of a Lender, Secured Party or other Person (each such recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion that any funds (or any portion thereof) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment or (z) that such Payment Recipient otherwise becomes aware that such payment was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 11.8(a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”) then such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section 11.8 shall require the Administrative Agent to provide any of the notices specified in clauses (i) or (ii) above. Each Payment Recipient shall not assert any right or claim to the Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(b) Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of clause (a)(ii) above, it shall promptly (and, in all events, within one (1) Business Day of its knowledge of such error) notify the Administrative Agent in writing of such occurrence.

(c) In the case of either clause (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of the Administrative Agent and, upon written notice from the Administrative Agent, shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and upon demand from the Administrative Agent such Payment Recipient shall (or, with respect to any Payment Recipient who received such funds on its behalf shall cause such Payment Recipient to), promptly, but in all events no later than one (1) Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (c), from any Lender that is a Payment Recipient (such unrecovered amount as to such Lender, an “Erroneous Payment Return Deficiency”), then at the sole discretion of the Administrative Agent and upon the Administrative Agent’s written notice to such Payment Recipient (i) such Payment Recipient shall be deemed to have assigned its Advances (but not its Commitments) with respect to which such Erroneous Payment was made to the Administrative Agent or, at the option of the Administrative Agent, any Lender Affiliated with the Administrative Agent, in a principal amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Advances (but not Commitments), the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest, without further consent or approval of any party hereto, without any further payment by the Administrative Agent or its Affiliated Lender as the assignee of such Erroneous Payment Deficiency Assignment, and the Administrative Agent may reflect in the Register its ownership interest in the Advances subject to the Erroneous Payment Deficiency Assignment. As to any Erroneous Payment Deficiency Assignment, the provisions of this clause (d) shall govern in the event of any conflict with the terms and conditions of Section 12.16. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.

(e) Each party hereto hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous

Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Payment Recipient with respect to such amount, (y) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any Obligations owed by the Borrower (except to the extent that the funds used to make such Erroneous Payment were received from the Borrower as repayment of such Obligations) and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Obligations, the Obligations or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received (except to the extent that the funds used to make such Erroneous Payment were received from the Borrower as repayment of such Obligations).

(f) Each Payment Recipient hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Transaction Document, or otherwise payable or distributable by the Administrative Agent to such Payment Recipient from any source, against any amount due to the Administrative Agent under pursuant to this Section 11.8 or under the indemnification provisions of this Agreement.

(g) Each party’s obligations under this Section 11.8 shall survive the resignation or replacement of the Administrative Agent or any transfer of right or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Transaction Document.

(h) The provisions of this Section 11.8 shall similarly apply to any Erroneous Payment sent by the Collateral Agent, mutatis mutandis.

ARTICLE XII

MISCELLANEOUS

Section 12.1 Amendments and Waivers.

Except as provided in this Section 12.1, no amendment, waiver or other modification of any provision of this Agreement shall be effective without the written agreement of the Borrower, the Administrative Agent, the Collateral Manager, the Equityholder and the Required Lenders (with written notice to the Collateral Agent and the Document Custodian); provided that no amendment, waiver or consent shall:

(a) increase the Commitment of any Lender without the written consent of such Lender;

(b) waive, extend or postpone any date fixed by this Agreement or any other Transaction Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) or any scheduled or mandatory reduction of the Commitment hereunder or under any other Transaction Document without the written consent of each Lender directly and adversely affected thereby;

(c) reduce the principal of, or the rate of interest specified herein on, any Advance or Obligation, or any fees or other amounts payable hereunder or under any other Transaction Document without the written consent of each Lender directly and adversely affected thereby;

(d) change Section 2.7, 2.8 or any related definitions or provisions in a manner that would alter the order of application of proceeds or would alter the pro rata sharing of payments required thereby, in each case, without the written consent of each Lender directly and adversely affected thereby;

(e) change any provision of this Section or reduce the percentages specified in the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender directly affected thereby;

(f) consent to the assignment or transfer by the Borrower, the Seller or the Collateral Manager of such Person’s rights and obligations under any Transaction Document to which it is a party (except as expressly permitted hereunder), in each case, without the written consent of each Lender;

(g) [reserved]; or

(h) release all or substantially all of the Collateral or release any Transaction Document (other than as specifically permitted or contemplated in this Agreement or the applicable Transaction Document) without the written consent of each Lender;

provided, further, that, (i) any amendment of this Agreement that is solely for the purpose of adding a Lender may, subject to Section 12.16, be effected without the written consent of the Borrower or any Lender, (ii) no such amendment, waiver or modification materially adversely affecting the rights or obligations of the Collateral Agent or the Document Custodian shall be effective without the written agreement of such Person, (iii) any amendment of this Agreement that a Lender is advised by its legal or financial advisors to be necessary or desirable in order to avoid the consolidation of the Borrower with such Lender for accounting purposes may be effected without the written consent of any other Lender and (iv) the Administrative Agent, the Collateral Manager and the Borrower shall be permitted to amend any provision of the Transaction Documents (and such amendment shall become effective without any further action or consent of any other party to any Transaction Document) if the Administrative Agent, the Collateral Manager and the Borrower shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature in any such provision. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

Each waiver, amendment and consent made pursuant to this Section 12.1 shall be effective only in the specific instance and for the specific purpose for which given.

Section 12.2 Notices, etc.

All notices, reports and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including communication by facsimile copy or other electronic transmission) and mailed, e-mailed, faxed, transmitted or delivered, as to each party hereto, at its address set forth on Annex A to this Agreement or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective (a) upon receipt when sent through the U.S. mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, (b) one (1) Business Day after delivery to an overnight courier, (c) on the date personally delivered to a Responsible Officer of the party to which sent, or (d) on the date transmitted by legible facsimile transmission or electronic mail transmission with a confirmation of receipt.

Section 12.3 Ratable Payments.

If any Secured Party, whether by setoff or otherwise, has payment made to it with respect to any portion of the Obligations owing to such Secured Party (other than payments received pursuant to Section 10.1) in a greater proportion than that received by any other Secured Party, such Secured Party agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of the Obligations held by the other Secured Parties so that after such purchase each Secured Party will hold its ratable proportion of the Obligations; provided that if all or any portion of such excess amount is thereafter recovered from such Secured Party, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

Section 12.4 No Waiver; Remedies.

No failure on the part of the Administrative Agent, the Collateral Agent or a Secured Party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies herein provided are cumulative and not exclusive of any rights and remedies provided by law.

Section 12.5 Binding Effect; Benefit of Agreement.

This Agreement shall be binding upon and inure to the benefit of the Borrower, the Collateral Manager, the Equityholder, the Administrative Agent, the Collateral Agent, the Secured Parties and their respective successors and permitted assigns. Each Indemnified Party shall be an express third-party beneficiary of this Agreement to the extent set forth herein.

Section 12.6 Term of this Agreement.

This Agreement, including, without limitation, the Borrower’s representations and covenants set forth in Articles IV and V, the Collateral Manager’s representations, covenants and duties set forth in Articles IV and V, and the Seller’s and the Equityholder’s representations and covenants set forth in Articles IV and V, creates and constitutes the continuing obligation of the parties hereto in accordance with its terms, and shall remain in full force and effect during the Covenant Compliance Period; provided that the rights and remedies with respect to any breach of any representation and warranty made or deemed made by the Borrower, the Collateral Manager, the Seller or the Equityholder pursuant to Articles IV and V, the provisions, including, without limitation the indemnification and payment provisions, of Article X, Section 2.13, Section 12.9, Section 12.10 and Section 12.11, shall be continuing and shall survive (i) any termination of this Agreement and the occurrence of the Collection Date and (ii) with respect to the rights and remedies of the Lenders under Article X, any sale by the Lenders of the Obligations hereunder.

Section 12.7 Governing Law.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 12.8 Consent to Jurisdiction; Waivers.

Each of the Collateral Manager, the Borrower, the Equityholder, the Lenders, the Administrative Agent and the Collateral Agent hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Transaction Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 12.8 any special, indirect, exemplary, punitive or consequential (including loss of profit) damages of any kind whatsoever.

(f) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.9 Costs and Expenses.

(a) In addition to (and without duplication of) the rights of indemnification granted to the Indemnified Parties under Article X hereof and amounts payable pursuant to Section 3.1(g), the Borrower agrees to pay on the next Payment Date, all reasonable invoiced out-of-pocket costs and expenses of the Secured Parties incurred in connection with the preparation, execution, delivery, administration (including periodic auditing, to the extent required to be paid by the Borrower pursuant to this Agreement), renewal, amendment or modification of, or any waiver or consent issued in connection with, this Agreement and the other documents to be delivered hereunder or in connection herewith, including, without limitation, the reasonable invoiced fees and out-of-pocket expenses of counsel for the Secured Parties with respect thereto and with respect to advising the Administrative Agent, the Collateral Manager, the Collateral Agent and the Secured Parties as to their respective rights and remedies under this Agreement and the other documents to be delivered hereunder or in connection herewith, and all reasonable invoiced out-of-pocket costs and expenses (including reasonable outside counsel fees and expenses), if any, incurred by the Secured Parties in connection with the enforcement of this Agreement by such Person and the other documents to be delivered hereunder or in connection herewith; provided that the Borrower’s obligations with respect to legal fees and expenses hereunder shall be limited to the reasonable invoiced fees and out-of-pocket expenses of one external counsel for the Administrative Agent and the Lenders (taken as a whole) and one external counsel for each of the other Secured Parties (taken as a whole), and in each case, one additional firm of counsel in each applicable local jurisdiction with respect thereto.

(b) The Borrower shall pay on the Payment Date following receipt of a request therefor, all other reasonable invoiced out-of-pocket costs and expenses that have been invoiced at least five (5) Business Days prior to such Payment Date and incurred by the Administrative Agent, in each case in connection with periodic audits of the Borrower’s books and records on one (1) occasion per fiscal year.

Section 12.10 No Proceedings. Each of the parties hereto hereby agrees that it will not institute against, or join any other Person in instituting against, the Borrower or the Equityholder any Insolvency Proceeding so long as there shall not have elapsed one year and one day (or such longer preference period as shall then be in effect) since the end of the Covenant Compliance Period. The provisions of this Section 12.10 are a material inducement for the Secured Parties to enter into this Agreement and the transactions contemplated hereby and are an essential term hereof. The parties hereby agree that monetary damages are not adequate for a breach of the provisions of this Section 12.10 and the Administrative Agent may seek and obtain specific performance of such provisions (including injunctive relief), including, without limitation, in any bankruptcy, reorganization, arrangement, winding up, insolvency, moratorium, winding up or liquidation proceedings, or other proceedings under U.S. federal or state bankruptcy or similar laws of any jurisdiction. The provisions of this paragraph shall survive the termination of this Agreement.

Section 12.11 Recourse Against Certain Parties.

(a) No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of the Administrative Agent, any Secured Party, the Borrower, the Collateral Manager, the Seller or the Equityholder as contained in this Agreement or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any incorporator, affiliate, stockholder, officer, partner, member, manager, employee or director of the Administrative Agent, any Secured Party, the Borrower, the Collateral Manager, the Seller or the Equityholder by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of the Administrative Agent, any Secured Party, the Borrower, the Collateral Manager, the Seller or the Equityholder contained in this Agreement and all of the other agreements, instruments and documents entered into by it pursuant hereto or in connection herewith are, in each case, solely the corporate, trust, or limited liability company obligations of the Administrative Agent, any Secured Party, the Borrower, the Collateral Manager, the Seller or the Equityholder, and that no personal liability whatsoever shall attach to or be incurred by the Administrative Agent, any Secured Party, the Borrower, the Collateral Manager, the Seller or the Equityholder or any incorporator, stockholder, affiliate, officer, partner, member, manager, employee or director of the Administrative Agent, any Secured Party, the Borrower, the Collateral Manager, the Seller or the Equityholder under or by reason of any of the obligations, covenants or agreements of the Administrative Agent, any Secured Party, the Borrower, the Collateral Manager, the Seller or the Equityholder contained in this Agreement or in any other such instruments, documents or agreements, or that are implied therefrom, and that any and all personal liability of the Administrative Agent, any Secured Party, the Borrower, the Collateral Manager, the Seller or the Equityholder and each incorporator, stockholder, affiliate, officer, partner, member, manager, employee or director of the Administrative Agent, any Secured Party, the Borrower, the Collateral Manager, the Seller or the Equityholder, or any of them, for breaches by the Administrative Agent, any Secured Party, the Borrower, the Collateral Manager, the Seller or the Equityholder of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement; provided that the foregoing non-recourse provisions shall in no way affect any rights the Secured Parties might have against any incorporator, affiliate, stockholder, officer, employee, partner, member, manager or director of the Borrower, the Collateral Manager, the Seller or the Equityholder to the extent of any fraud, misappropriation, embezzlement or any other financial crime constituting a felony by such Person.

(b) Notwithstanding any contrary provision set forth herein, no claim may be made by the Borrower, the Seller, the Collateral Manager or any other Person against the Administrative Agent and the Secured Parties or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect to any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each of the Borrower, the Seller and the Collateral Manager hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected.

(c) No obligation or liability to any Obligor under any of the Loans is intended to be assumed by the Administrative Agent and the Secured Parties under or as a result of this Agreement and the transactions contemplated hereby.

(d) U.S. Bank and U.S. Bank National Association (in each of their respective capacities and, collectively, the “U.S. Bank Parties” and individually, a “U.S. Bank Party”) agrees to accept and act upon instructions or directions pursuant to this Agreement or any document executed in connection herewith sent by unsecured email, facsimile transmission or other similar unsecured electronic methods, provided, however, that any person providing such instructions or directions shall provide to such U.S. Bank Party an incumbency certificate listing persons designated to provide such instructions or directions, which incumbency certificate shall be amended whenever a person is added or deleted from the listing. If such person elects to give any U.S. Bank Party email or facsimile instructions (or instructions by a similar electronic method) and such U.S. Bank Party in its discretion elects to act upon such instructions, such U.S. Bank Party’s reasonable understanding of such instructions shall be deemed controlling. Each of the U.S. Bank Parties shall not be liable for any losses, costs or expenses arising directly or indirectly from such U.S. Bank Party’s reliance upon and compliance with such instructions notwithstanding such instructions conflicting with or being inconsistent with a subsequent written instruction. Any person providing such instructions or directions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the U.S. Bank Parties, including without limitation the risk of any U.S. Bank Party acting on unauthorized instructions, and the risk of interception and misuse by third parties and acknowledges and agrees that there may be more secure methods of transmitting such instructions than the method(s) selected by it and agrees that the security procedures (if any) to be followed in connection with its transmission of such instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

(e) The provisions of this Section 12.11 shall survive the termination of this Agreement.

Section 12.12 Protection of Right, Title and Interest in the Collateral; Further Action Evidencing Advances.

(a) The Borrower shall cause this Agreement, all amendments hereto and/or all financing statements and continuation statements and any other necessary documents covering the right, title and interest of the Administrative Agent, as agent for the Secured Parties, and of the Secured Parties to the Collateral to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Administrative Agent, as agent of the Secured Parties, hereunder to all property comprising the Collateral. The Borrower shall cooperate fully with the Collateral Manager in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this Section 12.12(a).

(b) The Borrower agrees that from time to time, at its expense, it will promptly authorize, execute and deliver all instruments and documents, and take all actions, that the Administrative Agent may reasonably request in order to perfect, protect or more fully evidence the security interest granted in the Collateral, or to enable the Administrative Agent or the Secured Parties to exercise and enforce their rights and remedies hereunder or under any other Transaction Document.

(c) If the Borrower or the Collateral Manager fails to perform any of its obligations hereunder, then upon prior written notice to the Borrower and the Collateral Manager, the Administrative Agent or any Secured Party may (but shall not be required to) perform, or cause performance of, such obligation; and the Administrative Agent’s or such Secured Party’s costs and expenses incurred in connection therewith shall be payable by the Borrower as provided in Article X. The Borrower irrevocably authorizes the Administrative Agent and appoints the Administrative Agent as its attorney-in-fact to act on its behalf (i) to file financing statements necessary or desirable in the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Secured Parties in the Collateral, including those that describe the Collateral as “all assets,” or words of similar effect, and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Collateral as a financing statement in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Secured Parties in the Collateral. This appointment is coupled with an interest and is irrevocable.

(d) Without limiting the generality of the foregoing, the Borrower will, not earlier than six (6) months and not later than three (3) months prior to the fifth (5th) anniversary of the date of filing of the financing statements referred to in Section 3.1(j) or any other financing statement filed pursuant to this Agreement or in connection with any Advance hereunder, unless the Covenant Compliance Period shall have ended, authorize, execute and deliver and file or cause to be filed an appropriate continuation statement with respect to each such financing statement.

Section 12.13 Confidentiality.

(a) Each of the Administrative Agent, the Secured Parties and the Collateral Agent shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and all information with respect to the other parties, including all information regarding the Collateral, the business and beneficial ownership of the Borrower and the Collateral Manager hereto and their respective businesses and its Affiliates and any Obligor obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that each such party and its officers and employees may (i) disclose such information to its external accountants, investigators, auditors, attorneys, investors, rating agencies or other agents engaged by such party in connection with any due diligence or comparable activities with respect to the transactions and Loans contemplated herein and the agents of such Persons (“Excepted Persons”); provided that each Excepted Person (other than external accountants, auditors, attorneys and other Excepted Persons governed by ethical obligations and requirements) shall, as a condition to any such disclosure, agree that such information shall be used solely in connection with such Excepted Person’s assistance with the applicable Secured Party’s evaluation of, or relationship with, the Borrower, (ii) disclose the existence of this Agreement, but not the financial terms thereof, (iii) disclose such information as is required by Applicable Law and (iv) disclose this Agreement and such information in any suit, action, proceeding or investigation (whether in law or in equity or pursuant to arbitration) involving any of the Transaction Documents for the purpose of defending itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies, or interests under or in connection with any of the Transaction Documents. It is understood that the financial terms that may not be disclosed except in compliance with this Section 12.13(a) include, without limitation, all fees and other pricing terms, and all Events of Default, Collateral Manager Termination Events, and priority of payment provisions.

(b) Each of the Borrower and the Collateral Manager shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and all information with respect to the other parties including all information in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that each such party and its officers and employees may (i) post any documentation to the SEC EDGAR website to the extent that such documentation is, as determined by the Borrower or the Collateral Manager in good faith based on Applicable Law, required for a “business development company” under the 1940 Act, (ii) disclose such information to Excepted Persons; provided that each Excepted Person (other than external accountants, auditors, attorneys and other Excepted Persons governed by ethical obligations and requirements) shall, as a condition to any such disclosure, agree that such information shall be used solely in connection with such Excepted Person’s assistance with the Borrower’s or the Collateral Manager’s evaluation of, or relationship with, the other parties hereto, (iii) disclose the existence of this Agreement, but not the financial terms thereof (subject to immediately preceding clause (i)), (iv) disclose such information as is required by Applicable Law and (iv) disclose this Agreement and such information in any suit, action, proceeding or investigation (whether in law or in equity or pursuant to arbitration) involving any of the Transaction Documents for the purpose of defending itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies, or interests under or in connection with any of the Transaction Documents. It is understood that the financial terms that may not be disclosed except in compliance with this Section 12.13(b) include, without limitation, all fees and other pricing terms, and all Events of Default, Collateral Manager Termination Events, and priority of payment provisions.

(c) Anything herein to the contrary notwithstanding, each of the Borrower and the Collateral Manager hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Administrative Agent, the Collateral Manager, the Collateral Agent or the Secured Parties by each other, (ii) by the Administrative Agent, the Collateral Agent and the Secured Parties to any prospective or actual assignee or participant of any of them, provided such Person agrees to hold such information confidential in accordance with the terms hereof and to use such information solely for the purposes of the transactions contemplated by this Agreement, or (iii) by the Administrative Agent, and the Secured Parties to S&P or Moody’s, any commercial paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to any Lender, and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided each such Person is informed of the confidential nature of such information. In addition, the Secured Parties, the Administrative Agent, and the Collateral Manager may disclose any such nonpublic information as required pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law). Notwithstanding the foregoing, in no event shall information that constitutes Proprietary Information be disclosed to any prospective Lender proposed to be made a party hereunder unless such prospective Lender is an Approved Prospective Lender.

(d) Notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known other than as a result of a breach of this Section 12.13; (ii) disclosure of any and all information (A) if required to do so by any applicable statute, law, rule or regulation, (B) to any government agency or regulatory body having or claiming authority to regulate or oversee any aspects of the Administrative Agent’s, the Secured Parties’, the Collateral Agent’s, the Collateral Manager’s, the Equityholder’s or the Borrower’s business or that of their affiliates, (C) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the Administrative Agent, the Secured Parties, the Collateral Agent, the Collateral Manager or the Borrower or an officer, director, employee, shareholder or affiliate of any of the foregoing is a party, (D) in any preliminary or final offering circular, registration statement or contract or other document approved in advance by the Borrower or, to the extent information with respect to the Collateral Manager is included therein, the Collateral Manager, (E) [reserved], (F) [reserved], or (G) to any Person when required for USA Patriot Act or other “know your customer” purposes, provided that the Collateral Agent or the Collateral Manager, as applicable, advises such recipient of the confidential nature of the information being disclosed; or (iii) any other disclosure authorized by the Borrower or the Collateral Manager, as applicable.

(e) Notwithstanding any other provision of this Agreement, each of the Borrower and the Collateral Manager shall each have the right to keep confidential from the Administrative Agent, the Collateral Agent and/or the Secured Parties, for such period of time as such Person determines is reasonable (i) any information that such Person reasonably believes to be in the nature of trade secrets and (ii) any other information that such Person or any of their Affiliates, or the officers, employees, directors, members or managers of any of the foregoing, is required by law as evidenced by an Opinion of Counsel.

(f) Each of the Administrative Agent, the Secured Parties and the Collateral Agent will keep the information of the Obligors confidential in the manner required by the applicable Underlying Instruments.

Section 12.14 Execution in Counterparts; Severability; Integration.

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts (including by facsimile, PDF or electronic mail transmission), each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. This Agreement shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the UCC (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement, the other Transaction Documents and any agreements or letters (including fee letters) executed in connection herewith contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

Section 12.15 Waiver of Setoff.

Each of the parties hereto hereby waives any right of setoff it may have or to which it may be entitled under this Agreement from time to time against any Lender or their respective assets.

Section 12.16 Assignments by the Lenders.

(a) Subject to Section 12.16(e), each Lender may, with the prior written consent of the Borrower (such consent not to be (x) unreasonably withheld, conditioned or delayed or (y) required if an Event of Default has occurred and is continuing and, solely in the case of any such assignment to a Disqualified Institution, the related Standstill Period has ended), at any time assign an interest in, or sell a participation interest in any Advance (or portion thereof) or its Commitment hereunder (or any portion thereof) to any Person; provided that, (i) unless an Event of Default has occurred and is continuing, no transfer of any Commitment (or any portion thereof) or Advance (or any portion thereof) shall be made unless the transferee has either a long-term unsecured debt rating of “Baa3” or above from Moody’s or “BBB-” or above from S&P, (ii) the consent of the Borrower is not required for any assignment (x) to any Affiliate of a Lender or (y) unless it is to a Disqualified Institution, required by any change in Applicable Law or Governmental Authority applicable to such Lender and (iii) in the case of an assignment of any Commitment (or any portion thereof) or any Advance (or any portion thereof), the assignee executes and delivers to the Collateral Manager, the Borrower the Administrative Agent and the Collateral Agent a fully executed Joinder Supplement substantially in the form of Exhibit F hereto. Each Lender hereby represents and warrants that it is a “Qualified Purchaser” within the meaning of Section 3(c)(7) of the 1940 Act. The parties to any such assignment or sale of a participation interest shall execute and deliver to such Lender for its acceptance and recording in its books and records, such agreement or document as may be satisfactory to such parties. The Borrower shall not assign or delegate, or grant any interest in, or permit any Lien (except Permitted Liens) to exist upon, any of the Borrower’s rights, obligations or duties under the Transaction Documents without the prior written consent of the Administrative Agent and each Lender. Notwithstanding anything contained in this Agreement to the contrary, Wells Fargo shall not need prior consent of the Borrower to consolidate with or merge into any other Person or convey or transfer substantially all of its properties and assets, including without limitation any Advance (or portion thereof), to any Person.

(b) The Administrative Agent, acting solely for this purpose as an agent of Borrower, shall maintain a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of (and stated interest on) the Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive (absent manifest error), and the Borrower, the Collateral Manager the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower, the Collateral Manager, the Collateral Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(c) The Borrower agrees that each participant pursuant to Section 12.16(a) shall be entitled to the benefits of Section 2.12 and Section 2.13 (subject to the requirements and limitations therein, including the requirements under Section 2.13(f) (it being understood that the documentation required under Section 2.13(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment; provided that such participant (A) agrees to be subject to the provisions of Section 2.12(g) as if it were an assignee hereunder; and (B) shall not be entitled to receive any greater payment under Section 2.12 or Section 2.13, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from (i) the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any Applicable Law or (ii) the compliance by the participating Lender or such participant with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case that occurs after the participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.12(g) with respect to the applicable participant.

(d) Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of the applicable participants and the principal amounts of (and stated interest on) each such participant’s interest in the Obligations (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any Obligations) to any Person except to the extent that such disclosure is necessary to establish that such Obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Notwithstanding the foregoing provisions of this Section 12.16 or any other provision of this Agreement, any Lender may at any time assign all or any portion of its Advances or Commitments as collateral security to a Federal Reserve Bank or, as applicable, to such Lender’s trustee for the benefit of its investors (but no such assignment shall release any Lender from any of its obligations hereunder).

Section 12.17 Heading and Exhibits.

The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

Section 12.18 Cooperation with Collateral Agent and Collateral Manager.

The Administrative Agent and each of the Lenders agree to provide to the Collateral Agent or to the Collateral Manager, as applicable, such information that the Collateral Agent or the Collateral Manager may reasonably request from time to time in connection with the preparation and delivery of any reports required pursuant to this Agreement or in connection with the performance of their other duties under this Agreement or any other Transaction Document; provided that the Administrative Agent and each Lender shall not be required to assume any undue burden or incur any undue expense in connection with this Section 12.18.

Section 12.19 Recognition of the U.S. Special Resolution Regimes.

To the extent that this Agreement and/or any other Transaction Document constitutes a QFC, the Borrower agrees with each Secured Party as of the Closing Date as follows:

(a) In the event a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of this Agreement and/or such other Transaction Document, and any interest and obligation in or under this Agreement and/or such other Transaction Document from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement and/or such other the Transaction Document, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that a Covered Party or a BHC Act Affiliate of such Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement and/or such other Transaction Document that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement and/or such other Transaction Document were governed by the laws of the United States or a state of the United States.

Section 12.20 Intent of the Parties.

It is the intent and understanding of each party hereto that the Advances are loans from the Lenders to the Borrower and do not constitute a “security” within the meaning of Section 8-102(15) of the UCC.

ARTICLE XIII

THE DOCUMENT CUSTODIAN

Section 13.1 Designation of Document Custodian.

The role of Document Custodian with respect to the Required Loan Documents shall be conducted by the Person designated as Document Custodian hereunder from time to time in accordance with this Section 13.1. U.S. Bank National Association is hereby appointed as, and hereby accepts such appointment and agrees to perform the duties and obligations of, Document Custodian pursuant to the terms hereof.

Section 13.2 Duties of the Document Custodian.

(a) Duties. The Document Custodian shall perform, on behalf of the Secured Parties, the following duties and obligations:

(i) The Document Custodian shall take and retain custody of the Required Loan Documents delivered by the Borrower pursuant to and in accordance with the terms and conditions of this Agreement, all for the benefit of the Secured Parties. With respect to each delivery of Required Loan Documents, the Borrower shall provide or cause to be provided a related Loan Checklist to the Document Custodian with respect to such Required Loan Documents that are being delivered.

(ii) Within five (5) Business Days of its receipt of any Required Loan Documents and the related Loan Checklist, the Document Custodian shall review the Required Loan Documents delivered to it (as identified on the related Loan Checklist) to confirm that (A) the Obligor name matches the Loan Checklist, (B) such Required Loan Documents have been executed by each party thereto and appear to have no missing or mutilated pages, (C) each item listed in the Loan Checklist has been provided to the Document Custodian and (D) the related original balance at the time of assignment or acquisition (based on a comparison to the note or assignment agreement, as applicable) matches the loan balance listed on the related Loan Checklist (such items (A) through (D) collectively, the “Review Criteria”). In order to facilitate the foregoing review by the Document Custodian, in connection with each delivery of Required Loan Documents hereunder to the Document Custodian, the Collateral Manager shall provide to the Document Custodian an electronic copy (in EXCEL or a comparable format acceptable to the Document Custodian, as applicable) of the related Loan Checklist that contains a list of all related Required Loan Documents and whether they require original signatures, the Loan identification number, the original principal balance of such Loan and the name of the Obligor with respect to each related Loan. Notwithstanding anything herein to the contrary, the Document Custodian’s obligation to review the Required Loan Documents shall be limited to reviewing such Required Loan Documents based on the information provided on the Loan Checklist. At the conclusion of such review, the Document Custodian shall provide the Collateral Manager, the Administrative Agent and the Borrower (with a copy to the Collateral Agent) a report in the form attached hereto as Exhibit J identifying each Loan for which it holds Required Loan Documents and the variances to the Review Criteria (the “Document Custodian Report”), which shall include (i) any discrepancies related to the initial Loan balances of the Loans with respect to which it has received Required Loan Documents and the loan balances provided in the electronic file, and (ii) any Review Criteria that is not satisfied. The Collateral Manager shall have twenty (20) Business Days after delivery of a Document Custodian Report to correct any non-compliance with any Review Criteria. If after the conclusion of such time period the Collateral Manager has still not cured any non-compliance by a Loan with any Review Criteria, the Document Custodian shall promptly notify the Collateral Manager, the Borrower and the Administrative Agent of such continued non-compliance and such Loan shall cease to be an Eligible Loan until such non-compliance is cured. In addition, if requested in writing in the form of Exhibit D by the Collateral Manager and approved by the Administrative Agent within ten (10) Business Days of the Document Custodian’s delivery of such report, the Document Custodian shall return the Required Loan Documents for any Loan which fails to satisfy any Review Criteria to the Borrower. Other than the foregoing, the Document Custodian shall not have any responsibility for reviewing any Underlying Instruments or Required Loan Documents.

(iii) In taking and retaining custody of the Required Loan Documents, the Document Custodian shall be deemed to be acting as the agent of the Secured Parties; provided that the Document Custodian makes no representations as to the existence, perfection or priority of any Lien on the Required Loan Documents or the instruments therein; and provided further that the Document Custodian’s duties as agent shall be limited to those expressly contemplated herein.

(iv) All Required Loan Documents shall be kept in fire resistant vaults, rooms or cabinets at the offices of the Document Custodian set forth in Section 5.5(c), or at such other office as shall be specified to the Administrative Agent and the Collateral Manager by the Document Custodian in a written notice delivered at least 30 days prior to such change. All Required Loan Documents shall be placed together with an appropriate identifying label and maintained in such a manner so as to permit retrieval and access. The Document Custodian shall segregate the Required Loan Documents on its inventory system and will not commingle the physical Required Loan Documents with any other files of the Document Custodian.

(v) On each Reporting Date, the Document Custodian shall provide a written report to the Administrative Agent and the Collateral Manager (in a form mutually agreeable to the Administrative Agent and the Document Custodian) identifying each Loan for which it holds Required Loan Documents and any Review Criteria that each such Loan fails to satisfy. The Collateral Manager shall have twenty (20) Business Days after receiving written notice thereof to correct any non-compliance with any Review Criteria. To the extent such non-compliance has not been cured within such time period, such Loan shall cease to be an Eligible Loan until such non-compliance is cured.

(vi) The Document Custodian agrees, subject to Section 13.2(a)(vii), to cooperate with the Administrative Agent and deliver any Required Loan Documents to the Administrative Agent as requested in order to take any action that the Administrative Agent deems necessary or desirable in order to exercise or enforce any of the rights of a Secured

Party hereunder. In the event the Document Custodian receives instructions from the Collateral Manager or the Borrower which conflict with any instructions received by the Administrative Agent, the Document Custodian shall rely on and follow the instructions given by the Administrative Agent.

(vii) The Administrative Agent may direct the Document Custodian to take any such incidental action hereunder. With respect to other actions which are incidental to the actions specifically delegated to the Document Custodian hereunder, the Document Custodian shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Administrative Agent; provided that the Document Custodian shall not be required to take any action hereunder at the request of the Administrative Agent, any Secured Parties or otherwise if the taking of such action, in the reasonable determination of the Document Custodian, (x) shall be in violation of any Applicable Law or contrary to any provisions of this Agreement or (y) shall expose the Document Custodian to liability hereunder or otherwise (unless it has received indemnity which it reasonably deems to be satisfactory with respect thereto).

(viii) The Document Custodian shall be entitled to reasonably assume the genuineness of each such document and the genuineness and due authority of any signatures appearing thereon, shall be entitled to assume that each such document is what it purports to be.

(ix) The Document Custodian shall not be liable for any action taken, suffered or omitted by it in accordance with the request or direction of any Secured Party, to the extent that this Agreement provides such Secured Party the right to so direct the Document Custodian, or the Administrative Agent. The Document Custodian shall not be deemed to have notice or knowledge of any matter hereunder, including an Event of Default, unless a Responsible Officer of the Document Custodian has knowledge of such matter or written notice thereof is received by the Document Custodian.

(x) In performing its duties, the Document Custodian shall use the same degree of care and attention as it employs with respect to similar collateral that it holds as the Document Custodian for others.

Section 13.3 Concerning the Document Custodian.

(a) The acceptance by the Document Custodian of its appointment hereunder is expressly subject to the following terms, which shall govern and apply to each of the terms and provisions of this Section 13 (whether or not so stated therein or herein):

(i) The Document Custodian shall have no duties, obligations or responsibilities under this Section 13 or with respect to the Required Loan Documents except for such duties, obligations or responsibilities as are expressly and specifically set forth in this Section 13 as duties obligations or responsibilities on its part to be performed, and the duties obligations and responsibilities of the Document Custodian shall be determined solely by the express provisions of this Section 13. No implied duties, obligations or responsibilities shall be read into this Agreement against, or on the part of, the Document Custodian. Any permissive right of the Document Custodian to take any action hereunder shall not be construed as a duty.

(ii) The Document Custodian makes no representations as to and shall not be responsible for or required to verify (x) the validity, legality, enforceability, due authorization, effectiveness, recordability, insurability, sufficiency, value, form, substance, or genuineness of any of the documents contained in any Required Loan Document or (y) the collectability, validity, transferability, insurability, value, effectiveness, perfection, priority or suitability of any Required Loan Document or any document contained therein.

(iii) The Document Custodian shall have no responsibilities or duties with respect to any Required Loan Document while such Required Loan Document is not in its possession.

(iv) The Document Custodian may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, statement, certificate, request, waiver, consent, opinion, report, receipt or other paper or document furnished to it in accordance with this Section 13, not only as to its due execution and validity, but also as to the truth and accuracy of any information therein contained, which it in good faith believes to be genuine and signed or presented by the proper person (which in the case of any instruction from or on behalf of the Borrower shall be an authorized Person). The Document Custodian shall be entitled to reasonably presume the genuineness and due authority of any signature appearing thereon. The Document Custodian shall not be bound to make any independent investigation into the facts or matters stated in any such notice, instruction, statement, certificate, request, waiver, consent, opinion, report, receipt or other paper or document, provided, however, that if the form thereof is specifically prescribed by the terms of this Section 13, the Document Custodian shall examine the same to determine whether it substantially conforms on its face to the requirements set forth herein.

(v) Neither the Document Custodian nor any of its directors, officers or employees shall be liable to anyone for any error of judgment, or for any act done or step taken or omitted to be taken by it (or any of its directors, officers of employees), or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith, unless such action constitutes gross negligence or willful misconduct of the Document Custodian.

(vi) The Document Custodian shall not be liable for any action taken by it in good faith and reasonably believed by it to be within powers conferred upon it, or taken by it pursuant to any direction or instruction received by it in accordance with this Section 13, or omitted to be taken by it by reason of the lack of direction or instruction required hereby for such action.

(vii) The Document Custodian may consult with, and obtain advice from, legal counsel selected in good faith, with respect to any question as to any of the provisions hereof or its duties hereunder, or any matter relating hereto, and the opinion or advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered, or omitted by the Document Custodian in good faith in accordance with the advice or opinion of such counsel. The reasonable costs and expenses of such advice or opinion shall be reimbursed by the Borrower pursuant to Section 12.9 hereof.

(viii) No provision of this Agreement shall require the Document Custodian to expend or risk its own funds, take any action hereunder (or omit to take any action) or otherwise incur any financial liability in the performance of its duties under this Section 13 if it shall have grounds for believing that repayment of such funds or indemnity satisfactory is not assured to it.

(ix) The Document Custodian may act or exercise its duties or powers hereunder through agents or attorneys, and the Document Custodian shall not be liable or responsible for the actions or omissions of any such agent or attorney appointed and maintained with due care.

(x) If the Document Custodian shall request instructions from the Borrower with respect to any act, action or failure to act in connection with this Agreement, the Document Custodian shall be entitled to refrain from taking such action and continue to refrain from acting unless and until the Document Custodian shall have received written instructions from the Borrower without incurring any liability therefor to the Borrower, or any other Person.

(xi) In no event shall the Document Custodian or its directors, affiliates, officers, agents and employees be held liable for any lost profits or exemplary, punitive, special, indirect or consequential damages of any kind resulting from any action taken or omitted to be taken by it or them hereunder or in connection herewith even if advised of the possibility of such damages.

(xii) The Document Custodian shall not be deemed to have notice of any fact, claim or demand with respect hereto unless a Responsible Officer of the Document Custodian has actual knowledge thereof or written notice thereof. Any other provision of this Agreement to the contrary notwithstanding, the Document Custodian shall have no notice of and shall not be bound by any of the terms and conditions of any other document or agreement unless the Document Custodian is a signatory party to that document or agreement.

(xiii) Nothing in this Section 13 shall be deemed to impose on the Document Custodian any duty to qualify to do business in any jurisdiction, other than (x) any jurisdiction where any Required Loan Document is or may be held by the Document Custodian from time to time hereunder, and (y) any jurisdiction where its ownership of property or conduct of business requires such qualification and where failure to qualify could have a material adverse effect on the Document Custodian or its property or business or on the ability of the Document Custodian to perform its duties hereunder.

(xiv) The Document Custodian shall have only the duties and responsibilities with respect to the matters set forth herein as is expressly set forth in writing herein and shall not be deemed to be an agent, bailee or fiduciary for any party hereto. The Document

Custodian shall be fully protected in acting or refraining from acting in good faith without investigation on any notice, instruction or request purportedly furnished to it by the Borrower in accordance with the terms hereof, in which case the parties hereto agree that the Document Custodian has no duty to make any further inquiry whatsoever. It is hereby acknowledged and agreed that the Document Custodian has no knowledge of (and is not required to know) the terms and provisions of any loan agreements or any other related documentation to which the Lender may be a party or whether any actions by the, the Borrower or any other person or entity are permitted or a breach thereunder or consistent or inconsistent therewith.

(xv) The provisions of this Section 13.3 shall survive the termination of this Agreement and the resignation or removal of the Document Custodian.

(xvi) The Document Custodian hereby represents and warrants to the Borrower that it is qualified to act as a custodian pursuant to Sections 17(f) and 26(a)(1) of the 1940 Act.

Section 13.4 Release of Documents.

(a) Release for Servicing. From time to time and as appropriate for the enforcement or servicing of any of the Collateral, the Document Custodian is hereby authorized (unless and until such authorization is revoked by the Administrative Agent), upon written receipt from the Collateral Manager of a request for release of documents and receipt in the form annexed hereto as Exhibit D, to release to the Collateral Manager the related Required Loan Documents or the documents set forth in such request and receipt to the Collateral Manager. All documents so released to the Collateral Manager shall be held by the Collateral Manager in trust for the Document Custodian for the benefit of the Secured Parties in accordance with the terms of this Agreement. The Collateral Manager shall return to the Document Custodian the Required Loan Documents or other such documents (i) immediately upon the request of the Administrative Agent, or (ii) when the Collateral Manager’s need therefor in connection with such foreclosure or servicing no longer exists, unless the Loan shall be liquidated, in which case, upon receipt of an additional request for release of documents and receipt certifying such liquidation from the Collateral Manager to the Document Custodian in the form annexed hereto as Exhibit D, the Collateral Manager’s request and receipt submitted pursuant to the first sentence of this subsection shall be released by the Document Custodian to the Collateral Manager.

(b) Limitation on Release. The foregoing provision respecting release to the Collateral Manager of the Required Loan Documents and documents by the Document Custodian upon request by the Collateral Manager shall be operative only to the extent that at any time the Document Custodian shall not have released to the Collateral Manager active Required Loan Documents (including those requested) pertaining to more than 15 Loans at the time being serviced by the Collateral Manager under this Agreement. Any additional Required Loan Documents or documents requested to be released by the Collateral Manager may be released only upon written authorization of the Administrative Agent. The limitations of this paragraph shall not apply to the release of Required Loan Documents to the Collateral Manager pursuant to the immediately succeeding subsection.

(c) Release for Payment. Upon receipt by the Document Custodian of the Collateral Manager’s request for release of documents and receipt in the form annexed hereto as Exhibit D (which certification shall include a statement to the effect that all amounts received in connection with such payment or purchase have been credited to the Collection Account as provided in this Agreement), the Document Custodian shall promptly release the related Required Loan Documents to the Collateral Manager.

Section 13.5 Return of Required Loan Documents.

The Borrower may require that the Document Custodian return each Required Loan Document (as applicable), respectively (a) delivered to the Document Custodian in error, (b) as to which the lien on the Underlying Asset has been so released pursuant to Section 8.2, (c) that has been the subject of a Discretionary Sale, Substitution or Optional Sale pursuant to Section 2.14 or (d) that is required to be redelivered to the Borrower in connection with the termination of this Agreement, in each case by submitting to the Document Custodian and the Administrative Agent a written request in the form of Exhibit D hereto specifying the Collateral to be so returned and reciting that the conditions to such release have been met (and specifying the Section or Sections of this Agreement being relied upon for such release). The Document Custodian shall upon its receipt of each such request for return executed by the Borrower and the Administrative Agent (when required to be signed by the Administrative Agent) promptly, but in any event within five Business Days, return the Required Loan Documents so requested to the Borrower.

Section 13.6 Access to Certain Documentation and Information Regarding the Collateral; Audits.

The Document Custodian shall provide to the Administrative Agent access to the Required Loan Documents and all other documentation in the possession of such Persons regarding the Collateral including in such cases where the Administrative Agent may direct the Document Custodian in connection with the enforcement of the rights or interests of the Document Custodian hereunder, or by applicable statutes or regulations, to review such documentation, such access being afforded without charge but only (i) upon two (2) Business Days’ prior written request, (ii) during normal business hours and (iii) subject to the Document Custodian’s normal security and confidentiality procedures. Periodically, at the discretion of the Administrative Agent, the Administrative Agent may review the Collateral Manager’s collection and administration of the Collateral in order to assess compliance by the Collateral Manager with Article VI and may conduct an audit of the Collateral, and Required Loan Documents in conjunction with such a review. Such review shall be reasonable in scope and shall be completed in a reasonable period of time.

Section 13.7 Merger or Consolidation.

Any Person (i) into which the Document Custodian may be merged or consolidated, (ii) that may result from any merger or consolidation to which the Document Custodian shall be a party, or (iii) that may succeed to all or substantially all of the document custody business of the Document Custodian shall be the successor to the Document Custodian under this Agreement without further act of any of the parties to this Agreement; provided that such Person shall be otherwise qualified and eligible to act in such capacity under the Transaction Documents.

Section 13.8 Document Custodian Compensation.

As compensation for its Document Custodian activities hereunder, the Document Custodian shall be entitled to a Document Custodian Fee pursuant to the provision of Section 2.7(a)(1), Section 2.7(b)(1) or Section 2.8(1), as applicable. The Document Custodian’s entitlement to receive the Document Custodian Fee shall cease on the earlier to occur of: (i) its removal as Document Custodian and appointment of a successor document custodian pursuant to Section 13.9 and the Document Custodian has ceased to hold any Required Loan Documents or (ii) the termination of this Agreement; provided, however, that the Document Custodian shall be entitled to receive any accrued and unpaid Document Custodian Fees due and owing to it at the time of such removal or termination.

Section 13.9 Document Custodian Removal.

The Document Custodian may be removed, with or without cause, by the Administrative Agent upon at least sixty (60) days’ notice given in writing to the Document Custodian and the Lenders (the “Document Custodian Termination Notice”); provided that notwithstanding its receipt of a Document Custodian Termination Notice, the Document Custodian shall continue to act in such capacity until a successor Document Custodian has been appointed in accordance with the requirements of Sections 5.5(d) and 13.10, and has received all Underlying Instruments held by the previous Document Custodian

Section 13.10 Resignation.

The Document Custodian shall not resign from the obligations and duties hereby imposed on it except upon (a) sixty (60) days’ prior written notice to the Borrower, Collateral Manager, Administrative Agent and each Lender, or (b) the Document Custodian’s determination that (i) the performance of its duties hereunder is or becomes impermissible under Applicable Law and (ii) there is no reasonable action that the Document Custodian could take to make the performance of its duties hereunder permissible under Applicable Law. No such resignation shall become effective until a successor Document Custodian shall have assumed the responsibilities and obligations of the Document Custodian hereunder provided that, any successor Document Custodian shall (y) satisfy all requirements of Section 5.5(d) and (z) be acceptable to the Administrative Agent, the Collateral Manager (if no Collateral Manager Termination Event has occurred) and the Borrower (if no Default or Event of Default has occurred and is continuing) in their respective sole discretion. The Document Custodian’s sole responsibility after the termination of its obligations as aforesaid shall be to safely maintain all of the Required Loan Documents and to deliver the same to a successor Document Custodian; provided that if no such successor is appointed within 90 days after the delivery of written notice of the Document Custodian’s resignation, the Document Custodian may (i) petition any court of competent jurisdiction for the appointment of a successor Document Custodian or (ii) deliver all Required Loan Documents to the Borrower. The Document Custodian shall not be responsible for the fees and expenses of any successor Document Custodian. Upon delivery of the Required Loan Documents to any successor Document Custodian or to the Borrower as provided in this paragraph, all duties and obligations of the Document Custodian shall cease and terminate. The payment of all costs and expenses relating to the transfer of the Required Loan Documents (including any shipping costs) upon termination shall be the sole responsibility of the Borrower.

Section 13.11 Limitations on Liability.

Each of the protections, reliances, indemnities and immunities offered to the Collateral Agent in Article VII shall be afforded to the Document Custodian and its respective directors, officers, employees, agents, designees, successors and assigns.

Section 13.12 Document Custodian as Agent of Collateral Agent.

The Document Custodian agrees that, with respect to any Required Loan Documents at any time or times in its possession or held in its name, the Document Custodian shall be the agent and custodian of the Collateral Agent, for the benefit of the Secured Parties, for purposes of perfecting (to the extent not otherwise perfected) the Collateral Agent’s security interest in the Collateral and for the purpose of ensuring that such security interest is entitled to first priority status under the UCC. For so long as the Document Custodian is the same entity as the Collateral Agent, the Document Custodian shall be entitled to the same rights and protections afforded to the Collateral Agent hereunder. At the request of the request of the Collateral Agent, the Document Custodian will release any Required Loan Documents to the Collateral Agent as the Collateral Agent or the Administrative Agent may deem necessary or desirable in order to exercise or enforce any of its rights on behalf of the Secured Parties hereunder.

[SIGNATURE PAGES TO FOLLOW.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:

HLEND HOLDINGS E, L.P.

By: HLEND Holdings E GP, LLC, its general partner

By: HPS Corporate Lending Fund, its manager

By:
Name:
Title:

[Signatures Continued on the Following Page]

Signature Page to LSA

COLLATERAL MANAGER:

HPS CORPORATE LENDING FUND

By:
Name:
Title:

EQUITYHOLDER:

HPS CORPORATE LENDING FUND

By:
Name:
Title:

[Signatures Continued on the Following Page]

Signature Page to LSA

THE ADMINISTRATIVE AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent

By:
Name:
Title:

LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

[Signatures Continued on the Following Page]

Signature Page to LSA

THE COLLATERAL AGENT:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely as Collateral Agent

By:
Name:
Title:

THE DOCUMENT CUSTODIAN:

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Document Custodian

By:
Name:
Title:

Signature Page to LSA

Annex A

HLEND HOLDINGS E, L.P.

as Borrower

c/o HLEND Holdings E GP, LLC

40 West 57th Street, 33rd Floor

New York, NY 10019

If Commercial:

Attention: Kevin Kelly

Email: bdc-fund-finance@hpspartners.com

(if relating to payments) with a copy to:

Attention: Pong Hui

Email: bdc-mo@hpspartners.com; levfac@hpspartners.com

Otherwise:

Attention: General Counsel

Email: legal-ny@hpspartners.com

HPS CORPORATE LENDING FUND

as Collateral Manager

c/o HPS Investment Partners, LLC

40 West 57th Street, 33rd Floor

New York, NY 10019

Attention: General Counsel

Telephone: 212-287-4915

Email: legal-ny@hpspartners.com

HPS CORPORATE LENDING FUND

as Equityholder

c/o HPS Investment Partners, LLC

40 West 57th Street, 33rd Floor

New York, NY 10019

Attention: General Counsel

Telephone: 212-287-4915

Email: legal-ny@hpspartners.com

Annex A to LSA

Annex A (Continued)

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Administrative Agent

550 S. Tryon Street

Charlotte, NC 28202

Attention: Corporate Debt Finance

Facsimile: (704) 715-0067

Confirmation: (704) 410-2358

All electronic dissemination of Notices should be sent to scp.mmloans@wellsfargo.com

WELLS FARGO BANK, NATIONAL ASSOCIATION

as a Lender

550 S. Tryon Street

Charlotte, NC 28202

Attention: Corporate Debt Finance

Facsimile: (704) 715-0067

Confirmation: (704) 410-2358

All electronic dissemination of Notices should be sent to scp.mmloans@wellsfargo.com

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

as Collateral Agent

Global Corporate Trust Services

8 Greenway Plaza, Suite 1100

Houston, Texas 77046

Email: hpsadmins@usbank.com

Attention: Global Corporate Trust – HLEND Holdings E, L.P.

For purposes of holding Instruments (other than promissory notes) and any Certificated Security:

U.S. Bank Trust Company, National Association

111 Fillmore Ave E

Attn: IC Physical Processing

EP-MN-WS2N

St. Paul, MN 55107

Attention: Global Corporate Trust – HLEND Holdings E, L.P.

U.S. BANK NATIONAL ASSOCIATION,

as Document Custodian

Annex A to LSA

For purposes of holding Required Loan Documents:

U.S. Bank National Association

1719 Otis Way

Mail Code: Ex SC FLOR

Florence, South Carolina 29501

Attention: Document Custody Services – HLEND Holdings E, L.P.

For all other notices and communications:

60 Livingston Avenue, Suite 800

St. Paul, MN

Attention: Ken Brandt

Email: kenneth.brandt@usbank.com

With a copy to:

U.S. Bank Trust Company, National Association

Global Corporate Trust Services

8 Greenway Plaza, Suite 1100

Houston, Texas 77046

Email: hpsadmins@usbank.com

Attention: Global Corporate Trust – HLEND Holdings E, L.P.

Annex A to LSA

Annex B

Lender	Commitment
Wells Fargo Bank, National Association	$	~~300,000,000~~750,000,000

Annex B to LSA

APPENDIX B

Amendments to Schedules and Exhibits to the Loan and Security Agreement